GS MORTGAGE SECURITIES CORPORATION II,
                                     Seller,

                         GOLDMAN SACHS MORTGAGE COMPANY,
                               Responsible Party,

                         AMRESCO CAPITAL LIMITED, INC.,
                               Responsible Party,

                              DAIWA FINANCE CORP.,
                               Responsible Party,

                        DAIWA REAL ESTATE FINANCE CORP.,
                               Responsible Party,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                                Master Servicer,

                             LENNAR PARTNERS, INC.,
                                Special Servicer,

                             LASALLE NATIONAL BANK,
                                    Trustee,

                                       and

                               ABN AMRO BANK N.V.,
                                  Fiscal Agent

                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT
                          Dated as of January 10, 1999

                        ---------------------------------

                  Commercial Mortgage Pass-Through Certificates

                                 Series 1999-C1

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

SECTION 1.01  Defined Terms......................................................................................
SECTION 1.02  Certain Calculations...............................................................................
SECTION 1.03  Certain Constructions..............................................................................

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01  Conveyance of Mortgage Loans.......................................................................
SECTION 2.02  Acceptance by Custodian and the Trustee............................................................
SECTION 2.03  Representations and Warranties of the Seller and the Responsible Parties...........................
SECTION 2.04  Representations, Warranties and Covenants of the Master Servicer...................................
SECTION 2.05  Representations, Warranties and Covenants of the Special Servicer..................................
SECTION 2.06  Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests...................
SECTION 2.07  Miscellaneous REMIC and Grantor Trust Provisions...................................................

                                   ARTICLE III

               ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01  Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans....................
SECTION 3.02  Liability of the Master Servicer and Special Servicer..............................................
SECTION 3.03  Collection of Certain Mortgage Loan Payments.......................................................
SECTION 3.04  Collection of Taxes, Assessments and Similar Items; Escrow Accounts................................
SECTION 3.05  Collection Account; Upper-Tier Distribution Account; Lower-Tier Distribution Account;
              Class Q Distribution Account; Excess Interest Distribution Account.................................
SECTION 3.06  Permitted Withdrawals from the Collection Account..................................................
SECTION 3.07  Investment of Funds in the Collection Account, the REO Account, the Interest Reserve
              Account, the Borrower Accounts, and Other Accounts.................................................
SECTION 3.08  Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage...................
SECTION 3.09  Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions...................
SECTION 3.10  Realization Upon Defaulted Mortgage Loans..........................................................
SECTION 3.11  Trustee to Cooperate; Release of Mortgage Files....................................................
SECTION 3.12  Servicing Fees, Trustee Fees and Special Servicing Compensation....................................
SECTION 3.13  Reports to the Trustee; Collection Account Statements..............................................
SECTION 3.14  Annual Statement as to Compliance..................................................................
SECTION 3.15  Annual Independent Public Accountants' Servicing Report............................................
SECTION 3.16  Access to Certain Documentation....................................................................
SECTION 3.17  Title and Management of REO Properties.............................................................
SECTION 3.18  Sale of Specially Serviced Mortgage Loans and REO Properties.......................................
SECTION 3.19  Additional Obligations of the Master Servicer; Inspections.........................................
SECTION 3.20  Reports to the Securities and Exchange Commission; Available Information...........................
SECTION 3.21  Lock-Box Accounts, Escrow Accounts and Reserve Accounts............................................
SECTION 3.22  Property Advances..................................................................................
SECTION 3.23  Appointment of Special Servicer....................................................................
SECTION 3.24  Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.................
SECTION 3.25  Interest Reserve Account...........................................................................
SECTION 3.26  Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.........................................................................
SECTION 3.27  Modifications, Waivers and Amendments..............................................................

                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

SECTION 4.01  Distributions......................................................................................
SECTION 4.02  Statements to Certificateholders; Available Information; Information Furnished to
              Financial Market Publisher.........................................................................
SECTION 4.03  Compliance with Withholding Requirements...........................................................
SECTION 4.04  REMIC Compliance...................................................................................
SECTION 4.05  Imposition of Tax on the Trust Fund................................................................
SECTION 4.06  Remittances; P&I Advances..........................................................................
SECTION 4.07  Grantor Trust Reporting............................................................................
SECTION 4.08  Deductible Reserve Account.........................................................................

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01  The Certificates...................................................................................
SECTION 5.02  Registration, Transfer and Exchange of Certificates................................................
SECTION 5.03  Mutilated, Destroyed, Lost or Stolen Certificates..................................................
SECTION 5.04  Appointment of Paying Agent........................................................................
SECTION 5.05  Access to Certificateholders' Names and Addresses..................................................
SECTION 5.06  Actions of Certificateholders......................................................................
SECTION 5.07  Authenticating Agent...............................................................................
SECTION 5.08  Appointment of Custodians..........................................................................

                                   ARTICLE VI

            THE SELLER, THE MASTER SERVICER AND THE SPECIAL SERVICER

SECTION 6.01  Liability of the Seller, the Master Servicer and the Special Servicer..............................
SECTION 6.02  Merger or Consolidation of the Master Servicer and the Special Servicer............................
SECTION 6.03  Limitation on Liability of the Seller, the Master Servicer and Others..............................
SECTION 6.04  Limitation on Resignation of the Master Servicer or Special Servicer...............................
SECTION 6.05  Rights of the Seller and the Trustee in Respect of the Master Servicer and Special Servicer........
SECTION 6.06  Master Servicer or Special Servicer as Owner of a Certificate......................................
SECTION 6.07  Year 2000 Compliance...............................................................................

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01  Events of Default..................................................................................
SECTION 7.02  Trustee to Act; Appointment of Successor...........................................................
SECTION 7.03  Notification to Certificateholders.................................................................
SECTION 7.04  Other Remedies of Trustee..........................................................................
SECTION 7.05  Waiver of Past Events of Default; Termination......................................................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01  Duties of Trustee..................................................................................
SECTION 8.02  Certain Matters Affecting the Trustee..............................................................
SECTION 8.03  Trustee Not Liable for Certificates or Mortgage Loans..............................................
SECTION 8.04  Trustee May Own Certificates.......................................................................
SECTION 8.05  Payment of Trustee Fees and Expenses; Indemnification..............................................
SECTION 8.06  Eligibility Requirements for Trustee...............................................................
SECTION 8.07  Resignation and Removal of the Trustee.............................................................
SECTION 8.08  Successor Trustee and Fiscal Agent.................................................................
SECTION 8.09  Merger or Consolidation of Trustee.................................................................
SECTION 8.10  Appointment of Co-Trustee or Separate Trustee......................................................
SECTION 8.11  Fiscal Agent Appointed; Concerning the Fiscal Agent................................................
SECTION 8.12  Controlling Certificateholders and Controlling Class Representative................................

                                   ARTICLE IX

                  TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

SECTION 9.01  Termination; Optional Mortgage Loan Purchase.......................................................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01  Counterparts......................................................................................
SECTION 10.02  Limitation on Rights of Certificateholders........................................................
SECTION 10.03  Governing Law.....................................................................................
SECTION 10.04  Notices...........................................................................................
SECTION 10.05  Severability of Provisions........................................................................
SECTION 10.06  Notice to the Seller and Each Rating Agency.......................................................
SECTION 10.07  Amendment.........................................................................................
SECTION 10.08  Confirmation of Intent............................................................................
SECTION 10.09  No Intended Third-Party Beneficiaries.............................................................
SECTION 10.10  Request by Certificateholders.....................................................................

                                TABLE OF EXHIBITS

Exhibit A-1                Form of Class A-1 Certificate

Exhibit A-2                Form of Class A-2 Certificate

Exhibit A-3                Form of Class X Certificate

Exhibit A-4                Form of Class B Certificate

Exhibit A-5                Form of Class C Certificate

Exhibit A-6                Form of Class D Certificate

Exhibit A-7                Form of Class E Certificate

Exhibit A-8                Form of Class F Certificate

Exhibit A-9                Form of Class G Certificate

Exhibit A-10               Form of Class H Certificate

Exhibit A-11               Form of Class J Certificate

Exhibit A-12               Form of Class Q Certificate

Exhibit A-13               Form of Class LR Certificate

Exhibit A-14               Form of Class R Certificate

Exhibit B                  Mortgage Loan Schedule

Exhibit C-1                Form of Transferee Affidavit

Exhibit C-2                Form of Transferor Letter

Exhibit D-1                Form of Investment Representation Letter

Exhibit D-2                Form of ERISA Representation Letter

Exhibit E                  Form of Request for Release

Exhibit F                  Securities Legend

Exhibit G                  [Reserved]

Exhibit H                  [Reserved]

Exhibit I                  Form of Summary Report

Exhibit J                  Form of Monthly Distribution Statement

Exhibit K-1                Form of Regulation S Transfer Certificate for
                           Transfers during Restricted Period

Exhibit K-2                Form of Regulation S Transfer Certificate for
                           Transfers after Restricted Period

Exhibit L                  Form of Transfer Certificate for Exchange or Transfer
                           from Rule 144A Global Certificate to Regulation S
                           Global Certificate during the Restricted Period

Exhibit M                  Form of Transfer Certificate for Exchange or Transfer
                           from Rule 144A Global Certificate to Regulation S
                           Global Certificate after the Restricted Period

Exhibit N                  Form of Transfer Certificate for Exchange or Transfer
                           from Regulation S Global Certificate to Rule 144A
                           Global Certificate during the Restricted Period

Exhibit O                  Form of Transfer Certificate for Regulation S Global
                           Certificate during Restricted Period

Exhibit P                  Form of Omnibus Assignment

Exhibit Q-1                Form of Comparative Financial Status Report

Exhibit Q-2                Form of Delinquent Loan Status Report

Exhibit Q-3                Form of Historical Loan Modification Report

Exhibit Q-4                Form of Historical Loss Estimate Report

Exhibit Q-5                Form of REO Status Report

Exhibit Q-6                Form of Watch List

Exhibit Q-7                Form of Operating Statement Analysis

Exhibit Q-8                Form of NOI Adjustment Worksheet

Exhibit Q-9                CSSA Standard Reporting Package 1

Exhibit Q-10               CSSA Standard Reporting Package 2

Exhibit Q-11               CSSA Standard Reporting Package 3

Annex A Schedule of Mortgage Loans Covered by the Environmental Insurance Policy as of the Closing Date

Annex B                    Representations and Warranties with Respect to Each
                           Mortgage Loan

Annex C                    [Reserved]

Annex D                    Schedule of Exceptions to Representations
                           & Warranties

     Pooling and Servicing Agreement, dated as of January 10, 1999, among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as Responsible Party, AMRESCO Capital Limited, Inc., as Responsible Party, Daiwa Finance Corp., as Responsible Party, Daiwa Real Estate Finance Corp., as Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent.

                             PRELIMINARY STATEMENT:

                 (Terms used but not defined in this Preliminary
                        Statement shall have the meanings
                         specified in Article I hereof)

     The Seller intends to sell pass-through certificates to be issued hereunder in multiple classes which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund consisting primarily of the Mortgage Loans. As provided herein, the Trustee will elect that designated portions of the Trust Fund, exclusive of the Default Interest, the Class Q Distribution Account, the Excess Interest, the Excess Interest Distribution Account and the Deductible Reserve Account (such portion of the Trust Fund, the "Trust REMICs"), be treated for federal income tax purposes as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively). The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates represent "regular interests" in the Upper-Tier REMIC. The Class R Certificates constitute the sole class of "residual interests" in the Upper-Tier REMIC for purposes of the REMIC Provisions. The Class LR Certificates constitute the sole class of "residual interests" in the Lower-Tier REMIC for purposes of the REMIC Provisions. There are also ten classes of uncertificated Lower-Tier Regular Interests issued under this Agreement (the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LJ Interests), each of which will constitute a regular interest in the Lower-Tier REMIC. All such Lower-Tier Regular Interests will be held by the Trustee as assets of the Upper-Tier REMIC. The parties intend that the portions of the Trust Fund representing assets of the Grantor Trust, including the Default Interest, the Class Q Distribution Account, the Excess Interest, the Excess Interest Distribution Account and the Deductible Reserve Account will be treated as a grantor trust under Subpart E of Part 1 of Subchapter J of the Code, that the Class Q Certificates represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of the Default Interest and the Class Q Distribution Account, that the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates represent undivided beneficial interests in specified portions of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account and that DFC and DREFC will be treated as the beneficial owners of the Deductible Reserve Account.

     The following table sets forth the designation and aggregate initial Certificate Principal Amount (or, with respect to the Class X Certificates, the Notional Amount) for each Class of Certificates (other than the Class R, Class LR and Class Q Certificates).

--------------------------------------------------------------------------------
                                                            INITIAL CERTIFICATE
                                                            PRINCIPAL AMOUNT OR
     CERTIFICATES                                             NOTIONAL AMOUNT
--------------------------------------------------------------------------------

Class A-1                                                           $165,650,000
--------------------------------------------------------------------------------

Class A-2                                                           $455,533,000
--------------------------------------------------------------------------------

Class X (1)                                                         $890,585,728
--------------------------------------------------------------------------------

Class B                                                             $ 42,303,000
--------------------------------------------------------------------------------

Class C                                                             $ 44,529,000
--------------------------------------------------------------------------------

Class D                                                             $ 57,888,000
--------------------------------------------------------------------------------

Class E                                                             $ 13,359,000
--------------------------------------------------------------------------------

Class F                                                             $ 46,756,000
--------------------------------------------------------------------------------

Class G                                                             $ 28,944,000
--------------------------------------------------------------------------------

Class H                                                             $  6,679,000
--------------------------------------------------------------------------------

Class J                                                             $ 28,944,728
--------------------------------------------------------------------------------

----------

(1) The initial Notional Amount of the Class X Certificates is equal to the aggregate of the initial Certificate Principal Amounts of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, and Class LJ Interests, which correspond to the Certificate
     Principal Amounts of the Class A-1, Class A-2, Class B, Class C Certificates, Class D, Class E, Class F, Class G, Class H and Class J Certificates, respectively.

     The Class Q, Class R and Class LR Certificates do not have Certificate Principal Amounts or Notional Amounts. The Certificate Principal Amount of any Class of Certificates outstanding at any time represents the maximum amount which holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that amounts previously allocated as Realized Losses to a Class of Certificates in reduction of the Certificate Principal Amount thereof are recovered subsequent to the reduction of the Certificate Principal Amount of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth in Section 4.01. As of the Cut-Off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to $890,585,729.00.

     In consideration of the mutual agreements herein contained, the Seller, each Responsible Party, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "ACLI": AMRESCO Capital Limited, Inc., a Delaware corporation, and its successors in interest.

     "ACLI Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between ACLI and the Seller.

     "Accountant's Statement":  as defined in Section 3.15.

     "Act":  The Securities Act of 1933, as it may be amended from time to time.

     "Additional Trust Fund Expenses": (i) Special Servicing Fees, Rehabilitation Fees and Liquidation Fees, (ii) interest in respect of unreimbursed Advances to the extent not covered by Default Interest and late payment fees, (iii) the cost of various default-related or unanticipated Opinions of Counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including indemnities and expense reimbursements to the Trustee, indemnities and expense reimbursements to the Master Servicer, the Special Servicer and the Seller and federal, state and local taxes, and tax-related expenses, specifically payable out of the Trust Fund and (v) any other default-related or unanticipated expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a Borrower.

     "Advance":  Any P&I Advance or Property Advance.

     "Advance Interest Amount": Interest at the Advance Rate on the aggregate amount of P&I Advances and Property Advances for which the Master Servicer, the Trustee or the Fiscal Agent, as applicable, have not been reimbursed for the number of days from the date on which such Advance was made through, but not including, the date of reimbursement of the related Advance or other such amount, less any amount of interest previously paid on such Advance; provided, that neither the Master Servicer nor any other party will earn interest, at the Advance Rate or otherwise, on any P&I Advance made with respect to the Mortgage Loans identified as Loan Numbers 400030957 and R0492 on the Mortgage Loan Schedule from the date of such Advance to and including the date of the end of the applicable grace period for the related Mortgage Loan; provided further, that, with respect to a P&I Advance, in the event that the related Borrower makes payment of the amount in respect of which such P&I Advance was made with interest at the Default Rate, the Advance Interest Amount payable to the Master Servicer, the Trustee or the Fiscal Agent shall be paid (i) first from the amount of Default Interest paid by the Borrower and (ii) to the extent such amounts are insufficient therefor, from amounts on deposit in the Collection Account.

     "Advance Rate": A per annum rate equal to the Prime Rate (as most recently published in the "Money Rates" section of The Wall Street Journal, New York edition, on or before the related Record Date), compounded monthly, as of each Master Servicer Remittance Date.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officers' Certificate of the Master Servicer, the Special Servicer or the Seller to determine whether any Person is an Affiliate of such party.

     "Agent Member":  Members of, or participants in, the Depository.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Loan Amount": With respect to each Mortgaged Property as of any date of determination, the portion of the principal balance of the related Mortgage Loan then allocated to such Mortgaged Property in accordance with the terms of the applicable Mortgage or Loan Agreement and subject to the terms of this Agreement; provided, that the Allocated Loan Amount for a Mortgaged Property shall not be decreased by the amount of any release payment made by the related Borrower with respect to any other Mortgaged Property securing the same Mortgage Loan, to the extent the amount of the release payment paid by such Borrower with respect to such other Mortgaged Property is in excess of the Allocated Loan Amount for such other Mortgaged Property.

     "Annual Compliance Report": A report consisting of an annual statement of compliance required by Section 3.14 hereof and the Accountant's Statement.

     "Anticipated Repayment Date": With respect to any ARD Loan, the date indicated in the related Loan Documents upon which such ARD Loan commences accruing interest at the applicable Revised Rate.

     "Anticipated Termination Date": Any Distribution Date on which it is anticipated that the Trust Fund will be terminated pursuant to Section 9.01(c).

     "Applicable Monthly Payment":  As defined in Section 4.06.

     "Applicable Procedures":  As defined in Section 5.02(c)(ii)(A).

     "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area, prepared in accordance with 12 C.F.R. 225.64.

     "Appraisal Reduction Amount": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined (y) in the case of any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000, by one or more Appraisals obtained by the Special Servicer (the cost of which shall be advanced by the Master Servicer as a Property Advance) or (x) in the case of any Mortgage Loan with an outstanding principal balance less than $1,000,000, by an internal valuation performed by the Special Servicer over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate, (B) all unreimbursed Advances, with interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid with respect to such Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and/or for which funds have not been escrowed). If an Appraisal or internal valuation, as required pursuant to the preceding sentence, has not been obtained within 12 months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, for purposes of the calculations described above, the Special Servicer shall estimate the value of the related Mortgaged Properties (the "Special Servicer's Appraisal Reduction Estimate") and such estimate shall be used for purposes of determining the Appraisal Reduction Amount for such Distribution Date. Within 60 days after the Special Servicer receives notice or is otherwise aware of the Appraisal Reduction Event, if an Appraisal or internal valuation, as applicable, has not been obtained within the immediately preceding 12 months, the Special Servicer shall (a) with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000, obtain an Appraisal, the costs of which shall be paid by the Master Servicer as a Property Advance or (b) with respect to any Mortgage Loan with an outstanding principal balance less than $1,000,000, perform an internal valuation. On the first Distribution Date occurring on or after the delivery of such Appraisal or valuation, the Special Servicer shall adjust the Appraisal Reduction Amount to take into account such Appraisal or valuation (regardless of whether the new Appraisal or valuation is higher or lower than the Special Servicer's Appraisal Reduction Estimate). Each Appraisal Reduction Amount shall also be adjusted with respect to the next Distribution Date to take into account any subsequent Appraisal or internal valuation, as applicable, and annual letter updates, as of the date of each such subsequent Appraisal, internal valuation or letter update. Upon payment in full or liquidation of any Mortgage Loan for which an Appraisal Reduction Amount has been determined, such Appraisal Reduction Amount will be eliminated.

     "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured Delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) 90 days after the date on which a reduction in the amount of Monthly Payments on the Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver in respect of the related Mortgaged Property has been appointed, (v) immediately after a Borrower declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the Borrower, if such petition is not dismissed prior to the expiration of such period, and (vii) immediately after a Mortgage Loan becomes an REO Mortgage Loan. The Special Servicer shall notify the Master Servicer and the Master Servicer shall notify the Special Servicer, as applicable, promptly upon the occurrence of any of the foregoing events.

     "ARD Loan": Any Mortgage Loan which contains a hyper-amortization feature pursuant to which, after an Anticipated Repayment Date, any principal outstanding on such date accrues interest at the Revised Rate rather than at the Initial Rate.

     "Asset Status Report":  As defined in Section 3.27(i).

     "Assignment of Leases, Rents and Profits": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar agreement executed by the Borrower, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assignment of Mortgage": An assignment of Mortgage without recourse, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages encumbering Mortgaged Properties located in the same jurisdiction, if permitted by law and acceptable for recording; provided, however, that none of the Trustee, the Custodian and the Master Servicer shall be responsible for determining whether any assignment is legally sufficient or in recordable form.

     "Assumption Fees": Any fees collected by the Special Servicer in connection with an assumption or modification of a Mortgage Loan or substitution of a Borrower thereunder permitted to be executed under the provisions of this Agreement.

     "Authenticating Agent": Any authenticating agent appointed by the Trustee pursuant to Section 5.07.

     "Available Funds": For a Distribution Date, the sum of (i) all Monthly Payments or other receipts on account of principal and interest (including Unscheduled Payments and any Net REO Proceeds transferred from an REO Account pursuant to Section 3.17(b)) on or in respect of the Mortgage Loans received by the Master Servicer in the Prepayment Period relating to such Distribution Date or relating to a Due Date in the Collection Period relating to such Distribution Date but received by the Master Servicer in a prior Collection Period, (ii) all other amounts received by the Master Servicer in such Prepayment Period and deposited in the Collection Account by the Master Servicer pursuant to Section
3.05 allocable to such Mortgage Loans, and including all P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date and any interest or other income earned on funds in the Interest Reserve Account, (iii) for the Distribution Date occurring in each March, the related Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to Section 3.25, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Determination Date and (v) any amounts required to be deposited in the Lower-Tier Distribution Account pursuant to Section 4.08, but excluding the following, to the extent deposited in the Collection Account:

                  (a) amounts permitted to be used to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described in
         Section 3.06(ii);

                  (b) those portions of each payment of interest which represent the applicable Servicing Fee (net of any amounts used to offset Prepayment Interest Shortfalls) and an amount representing any applicable Special Servicing Compensation with respect to such Distribution Date;

                  (c) all amounts in the nature of late fees (subject to Section
         3.12 hereof), loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, and reinvestment earnings on Investment Accounts which the Master Servicer pursuant to Section 3.12(a) or the Special Servicer pursuant to Section 3.12(b) is entitled to retain as additional servicing compensation;

                  (d) all amounts representing scheduled Monthly Payments due after the related Due Date;

                  (e) that portion of Net Liquidation Proceeds, Net Insurance Proceeds or the Repurchase Price received with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Trustee Fee and Special Servicing Compensation, to which the Master Servicer, Trustee and the Special Servicer, respectively, are entitled;

                  (f) all amounts representing certain unanticipated or default related expenses specifically reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Master Servicer or withdrawn by the Master Servicer from the Collection Account to the extent expressly set forth in this Agreement (including, without limitation, as provided in Section 3.06 and including any indemnities provided for herein);

                  (g)      Yield Maintenance Charges;

                  (h)      Default Interest;

                  (i) with respect to each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days in the related month and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year which is not a leap year), an amount equal to the related Withheld Amount pursuant to Section 3.25;

                  (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to Sections 2.03(d), 3.18 or 9.01 during the related Prepayment Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined, and any amounts required to be paid to any Responsible Party pursuant to Section 2.03(f); and

                  (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in Section 4.05.

     "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Maturity Date, unless such extension results solely from the accrual of interest on the basis of the actual number of days elapsed in a year of 360 days, notwithstanding calculation of Monthly Payments based on a 360-day year consisting of twelve 30-day months.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Mortgage Loan in excess of the related Monthly Payment.

     "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Certificates (other than the Class Q and Residual Certificates) is a fraction (a) whose numerator is the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge) and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds
(ii) the discount rate used in accordance with the related Mortgage Loan documents in calculating the Yield Maintenance Charge with respect to such Principal Prepayment (or, if the Yield Maintenance Charge is a fixed percentage of the principal balance of the related Mortgage Loan, the yield rate applicable to any related yield maintenance charge otherwise described in the related Loan Documents); provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the Mortgage Rate on the related Mortgage Loan and
(y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction shall equal zero.

     "Beneficial Owner": With respect to a Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or indirectly through a Depository Participant, in accordance with the rules of such Depository). Each of the Trustee and the Master Servicer shall have the right to require, as a condition to acknowledging the status of any Person as a Beneficial Owner under this Agreement, that such Person provide evidence at its expense of its status as a Beneficial Owner hereunder.

     "Borrower": With respect to any Mortgage Loan, any obligor or obligors on any related Note or Notes.

     "Borrower Account":  As defined in Section 3.07(a).

     "Broker Strip Amount": With respect to the Broker Strip Loan, the portion of the Servicing Fee equal to 0.10% per annum of the Stated Principal Balance of the Broker Strip Loan, calculated for the same number of days and on the same basis as the Servicing Fee.

     "Broker Strip Loan": The Mortgage Loan identified as Loan Number I0066 on the Mortgage Loan Schedule.

     "Business Day": Any day other than a Saturday, a Sunday or any day on which banking institutions in the City of New York, New York, the cities in which the principal offices of the Master Servicer or Special Servicer are located, or the city in which the Corporate Trust Office is located are authorized or obligated by law, executive order or governmental decree to be closed.

     "Cash Deposit": An amount equal to all cash payments of principal and interest received by the related Originator in respect of the Mortgage Loans prior to or on the Closing Date that are due after the Cut-Off Date.

     "Cedel": Citibank, N.A., as depositary for Cedel Bank, S.A., or its successor in such capacity.

     "Certificate": Any Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R or Class LR Certificate issued, authenticated and delivered hereunder.

     "Certificate Custodian": Initially, LaSalle National Bank; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

     "Certificate Principal Amount": With respect to any Class of Certificates (other than the Class X, Class Q, Class R and Class LR Certificates) (a) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Principal Amount of such Class, as specified in the Preliminary Statement hereto, and (b) as of any date of determination after the first Distribution Date, the Certificate Principal Amount of such Class of
Certificates on the Distribution Date immediately prior to such date of determination, after actual distributions of principal thereon and allocation of Realized Losses thereto on such prior Distribution Date; provided that for purposes of determining Voting Rights, the Certificate Principal Amount of each of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates shall be deemed to have been reduced by the amount of any Appraisal Reduction Amounts notionally allocated thereto pursuant to Section 4.01(j). With respect to any Class of Lower-Tier Regular Interest, the Certificate Principal Amount of its Related Certificate.

     "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02.

     "Certificateholder": With respect to any Certificate, the Person whose name is registered in the Certificate Register; provided, however, that, except to the extent provided in the next proviso, solely for the purpose of giving any consent or taking any action pursuant to this Agreement, any Certificate beneficially owned by the Seller, the Master Servicer, the Special Servicer, the Trustee, a manager of a Mortgaged Property, a Borrower or any Person known to a Responsible Officer of the Certificate Registrar to be an Affiliate of the Seller, the Trustee, the Master Servicer or the Special Servicer, shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that (i) for purposes of obtaining the consent of Certificateholders to an amendment of this Agreement, any Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer shall be deemed to be outstanding, provided, that, such amendment does not relate to compensation of the Master Servicer or the Special Servicer, or otherwise benefit the Master Servicer or the Special Servicer (in its capacity as such) or any Affiliate thereof (other than solely in its capacity as Certificateholder) in any material respect, in which case such Certificate shall be deemed not to be outstanding; and (ii) for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Master Servicer or an Affiliate thereof shall be deemed to be outstanding, provided that the Special Servicer is not the Master Servicer. For purposes of obtaining the consent of Certificateholders to any action with respect to a particular Mortgage Loan proposed to be taken by the Master Servicer or Special Servicer, any Certificates beneficially owned by the Affiliates of the related Borrower, the related Manager, or Affiliates of the related Manager shall not be deemed to be outstanding.

     Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information required or permitted to be provided to a Certificateholder hereunder, a Certificateholder shall include any Beneficial Owner, or any Person identified by a Beneficial Owner as a prospective transferee of a Certificate beneficially owned by such Beneficial Owner but only if the Trustee or another party hereto furnishing such report, statement or information has been provided with the name of the Beneficial Owner of the related Certificate or the Person identified as a prospective transferee thereof. For purposes of the foregoing, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent, the Fiscal Agent or other such Person may rely, without limitation, on a participant listing from the Depository or statements furnished by a Person that on their face appear to be statements from a participant in the Depository to such Person indicating that such Person beneficially owns Certificates.

     "Class": With respect to the Certificates, all of the Certificates bearing the same alphabetical and numerical class designation, and with respect to the Lower-Tier Regular Interests, each interest bearing the applicable alphabetical and numerical designation set forth in the Preliminary Statement hereto.

     "Class A Certificates": The Class A-1 Certificates and the Class A-2 Certificates.

     "Class  A-1  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 hereto.

     "Class A-1 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LA-1 Interest.

     "Class A-1 Component Pass-Through Rate" A per annum rate equal to the WAC Rate minus the Class A-1 Pass-Through Rate.

     "Class A-1 Pass-Through Rate":  A per annum rate equal to 5.850%.

     "Class  A-2  Certificate":   Any  one  of  the  Certificates  executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 hereto.

     "Class A-2 Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LA-2 Interest.

     "Class A-2 Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class A-2 Pass-Through Rate.

     "Class A-2 Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 6.110%, and thereafter, the lesser of such per annum rate and the WAC Rate.

     "Class  B  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 hereto.

     "Class B Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LB Interest.

     "Class B Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class B Pass-Through Rate.

     "Class B Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 6.430%, and thereafter, the lesser of such per annum rate and the WAC Rate.

     "Class  C  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-5 hereto.

     "Class C Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LC Interest.

     "Class C Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class C Pass-Through Rate.

     "Class C Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 6.730%, and thereafter, the lesser of such per annum rate and the WAC Rate.

     "Class  D  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-6 hereto.

     "Class D Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LD Interest.

     "Class D Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class D Pass-Through Rate.

     "Class D Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 7.121%, and thereafter, the WAC Rate.

     "Class  E  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-7 hereto.

     "Class E Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LE Interest.

     "Class E Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class E Pass-Through Rate.

     "Class E Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 7.121%, and thereafter, the WAC Rate.

     "Class  F  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-8 hereto.

     "Class F Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LF Interest.

     "Class F Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class F Pass-Through Rate.

     "Class F Pass-Through Rate":  A per annum rate equal to 5.800%.

     "Class  G  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-9 hereto.

     "Class G Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LG Interest.

     "Class G Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class G Pass-Through Rate.

     "Class G Pass-Through Rate":  A per annum rate equal to 5.800%.

     "Class  H  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-10 hereto.

     "Class H Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LH Interest.

     "Class H Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class H Pass-Through Rate.

     "Class H Pass-Through Rate": A per annum rate equal to 5.800%.

     "Class  J  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-11 hereto.

     "Class J Component": With respect to the Class X Certificates, at any date of determination, that portion of the Notional Amount of the Class X Certificates equal to the Certificate Principal Amount of the Class LJ Interest.

     "Class J Component Pass-Through Rate": A per annum rate equal to the WAC Rate minus the Class J Pass-Through Rate.

     "Class J Pass-Through Rate": With respect to the initial Distribution Date, a per annum rate equal to 5.800% and thereafter, the lesser of such per annum rate and the WAC Rate.

     "Class LA-1 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LA-1 Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LA-2 Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LA-2 Pass-Through Rate":  A per annum rate equal to the WAC Rate

     "Class LB Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LB Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LC Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LC Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LD Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LD Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LE Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LE Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LF Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LF Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LG Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LG Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LH Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LH Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LJ Interest": A regular interest in the Lower-Tier REMIC entitled to the monthly distribution payable thereto pursuant to Section 4.01(a).

     "Class LJ Pass-Through Rate":  A per annum rate equal to the WAC Rate.

     "Class LR Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-13 hereto. The Class LR Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

     "Class Q Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-12 hereto and entitled to the distributions payable thereto pursuant to Section 4.01(a). The Class Q Certificates have no Pass-Through Rate,
Certificate Principal Amount or Notional Amount. The Class Q Certificates represent a beneficial ownership interest in the Default Interest, subject to offset, to the extent necessary, to pay Advance Interest Amounts.

     "Class Q Distribution Account": The account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.05(c), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class Q Certificateholders, Class Q Distribution Account" and which must be an Eligible Account. The Class Q
Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Class R Certificate": Any Certificate executed and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-14 hereto. The Class R Certificates have no Pass-Through Rate, Certificate Principal Amount or Notional Amount.

     "Class  X  Certificate":   Any  one  of  the   Certificates   executed  and
authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 hereto.

     "Class X Pass-Through Rate": A per annum rate equal to the weighted average of the Class A-1 Component Pass-Through Rate, the Class A-2 Component
Pass-Through Rate, the Class B Component Pass-Through Rate, the Class C Component Pass-Through Rate, the Class D Component Pass-Through Rate, the Class E Component Pass-Through Rate, the Class F Component Pass-Through Rate, the Class G Component Pass-Through Rate, the Class H Component Pass-Through Rate and the Class J Component Pass-Through Rate, weighted on the basis of their respective Notional Amounts.

     "Closing Date":  January 20, 1999.

     "Code": The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.

     "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.05(a), which shall be entitled "GMAC Commercial Mortgage Corporation in trust for LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Collection Account" and which must be an Eligible Account.

     "Collection Period": With respect to a Distribution Date and each Mortgage Loan, the period beginning on the day after the Due Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring on February 18, 1999, beginning on the day after the Cut-Off Date) and ending on the Due Date in the month in which such Distribution Date occurs.

     "Commission":  The Securities and Exchange Commission.

     "Comparative Financial Status Report": A report substantially containing the content described in Exhibit Q-1 attached hereto, setting forth, among other things, the occupancy, revenue, net operating income or net cash flow, as applicable, and debt service coverage ratio for each Mortgage Loan as of the date of the latest financial information available immediately preceding the preparation of such report for each of the following four periods (to the extent such information is available): (i) the most current available year-to-date,
(ii) the most recent twelve months, (iii) the previous two full fiscal years, and (iv) the "base year" (representing the original analysis of information used as of the Cut-Off Date); provided, however, that debt service coverage ratio shall not be calculated for any Mortgaged Property for which twelve months of operating information is not available (including for purposes of clause (i)). For the purposes of the Master Servicer's production of any such report that is required to state information for any period prior to the Cut-Off Date, the Master Servicer may conclusively rely (without independent verification), absent manifest error, on information provided to it by the applicable Mortgage Loan Seller.

     "Component": Any of the Class A-1 Component, Class A-2 Component, Class B Component, Class C Component, Class D Component, Class E Component, Class F Component, Class G Component, Class H Component and Class J Component.

     "Controlling Certificateholder": Each Holder (or Beneficial Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder or Beneficial Owner.

     "Controlling Class": As of any time of determination, the Class of Certificates outstanding representing the most subordinate Certificates (other than the Class Q, Class R or Class LR Certificates) that equals at least 25% of its initial Certificate Principal Amount (or if no Class of Certificates has a Certificate Principal Amount of at least 25% of its initial Certificate Principal Amount, the most subordinate Class of Certificates outstanding other than the Class Q, Class R and Class LR Certificates).

     "Controlling Class Representative": The Controlling Certificateholder or other representative selected by a majority of the Controlling Certificateholders by Certificate Principal Amount, as certified by the Trustee from time to time; provided, that, absent such selection, or (i) until a Controlling Class Representative is so selected, or (ii) upon receipt of notice from a majority of the Controlling Certificateholders, by Certificate Principal Amount, that a Controlling Class Representative is no longer so designated, the Controlling Certificateholder which owns the largest aggregate Certificate Principal Amount of the Controlling Class shall be the Controlling Class Representative. The initial Controlling Class Representative on the Closing Date shall be First Chicago Capital Corporation, a Delaware corporation.

     "Corporate Trust Office": The principal office of the Trustee located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention:
Asset Backed Securities Trust Services Group GSMSC II 1999-C1, or the principal trust office of any successor trustee qualified and appointed pursuant to
Section 8.08.

     "Cross-over Date": The Distribution Date on which the Certificate Principal Amount of each Class of Certificates entitled to distributions of principal (other than the Class A-1 and Class A-2 Certificates) has been reduced to zero due to the application of Realized Losses.

     "CSSA Data Files": With respect to the Mortgage Loans, data files which contain the information substantially in the forms of the CSSA standard reporting package attached as Exhibits Q-9, Q-10 and Q-11, as the same may be modified from time to time.

     "Custodial Agreement": The custodial agreement, if any, from time to time in effect between the Custodian named therein and the Trustee, as the same may be amended or modified from time to time in accordance with the terms thereof.

     "Custodian": Any Custodian appointed pursuant to Section 5.08 and, unless the Trustee is Custodian, named pursuant to any Custodial Agreement. The Custodian may (but need not) be the Trustee or the Master Servicer or any Affiliate of the Trustee or the Master Servicer, but may not be the Seller or any Affiliate thereof.

     "Cut-Off Date":  January 10, 1999.

     "Deductible Reserve Account": The account created and maintained by the Trustee pursuant to Section 4.08, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1," Deductible Reserve Account" which shall be an Eligible Account. The Deductible Reserve Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Interest": With respect to any Mortgage Loan, interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate plus, if applicable, the Excess Rate for such Mortgage Loan. The Default Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Default Rate": With respect to each Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan, including a default in the payment of a Monthly Payment, as such rate is set forth on the Mortgage Loan Schedule.

     "Defeasance Loan": Those Mortgage Loans which provide the related Borrower with the option to defease the related Mortgaged Property.

     "Delinquent Loan Status Report": A report substantially containing the content described in Exhibit Q-2 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three Collection Periods or more, current but specially serviced, or were in foreclosure but were not REO Property.

     "Denomination":  As defined in Section 5.01.

     "Depository": The Depository Trust Company or a successor appointed by the Certificate Registrar (which appointment shall be at the direction of the Seller if the Seller is legally able to do so).

     "Depository Participant": A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the fifth Business Day prior to such Distribution Date.

     "DFC":  Daiwa Finance Corp., a New York corporation.

     "DFC Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between the Seller and DFC.

     "DREFC":  Daiwa Real Estate Finance Corp., a Delaware corporation.

     "DREFC Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between the Seller and DREFC.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business or any use of such REO Property in a trade or business conducted by the Trust Fund, or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10 percent of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Special Servicer, on behalf of the Trust Fund, shall not be considered to Directly Operate an REO Property solely because the Special Servicer, on behalf of the Trust Fund, establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

     "Disqualified  Non-U.S.  Person":  With  respect  to a Class R or  Class LR
Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective IRS Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes.

     "Disqualified Organization": Either (a) the United States, a State or any political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental unit), (b) a foreign government, International Organization or agency or instrumentality of either of the foregoing, (c) an organization that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code
Section 860E(c)(1)) with respect to the Class R or Class LR Certificates (except certain farmers' cooperatives described in Code Section 521), (d) rural electric and telephone cooperatives described in Code Section 1381(a)(2), or (e) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel to the effect that any Transfer to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to be subject to tax or to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

     "Distribution Date": The 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999.

     "Due Date": With respect to any Mortgage Loan, the day each month set forth in the related Note on which the Monthly Payment is due and payable, and with respect to any Distribution Date, the Due Date occurring in the month in which such Distribution Date occurs.

     "Early Termination Notice Date": Any date as of which the aggregate Stated Principal Balance of the Mortgage Loans is less than 1.0% of the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     "Eligible Account": Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or, in the case of the Deductible Reserve Account, the REO Account, Collection Account, Interest Reserve Account and Escrow Account, the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" by S&P and "Aa3" by Moody's or, if applicable, the short-term rating equivalent thereof, which is at least "P-1" by Moody's and "A-1" by S&P), or (B) as to which the Master Servicer, the Special Servicer or the Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account (or sub-accounts of a single account in the case of the Lower-Tier Distribution Account and the Upper-Tier Distribution Account) or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Master Servicer; provided, however, that accounts held at Banc One Texas (or any successor in interest), and any other bank authorized under the applicable Loan Documents (solely with respect to the related Mortgage Loan), shall be Eligible Accounts for so long as there is no downgrade, qualification or withdrawal of the rating of such institutions from their ratings as of the Closing Date. Eligible Accounts may bear interest.

     "Eligible Investor": Any of (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, (ii) an Institutional Accredited Investor or (iii) a Regulation S Investor.

     "Environmental Insurance Policy": The Secured Creditor Impaired Property Policy issued by American International Specialty Lines Insurance Company on or before the Closing Date with respect to each Environmental Policy Loan, and any successor policy relating to any Mortgaged Property securing an Environmental Policy Loan.

     "Environmental Policy Loan": Each Mortgage Loan listed on Annex A to this Agreement.

     "Environmental Report": The environmental audit report or reports with respect to each Mortgaged Property delivered to the related Originator in connection with the origination of the related Mortgage Loan.

     "ERISA": The Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

     "Escrow Account":  As defined in Section 3.04(b).

     "Escrow Payment": Any payment made by any Borrower to the Master Servicer pursuant to the related Mortgage, Lock-Box Agreement or Loan Agreement for the account of such Borrower for application toward the payment of taxes, insurance premiums, assessments, ground rents, mandated improvements and similar items in respect of the related Mortgaged Property.

     "Euroclear": Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System, or its successor in such capacity.

     "Event of Default": A Master Servicer Event of Default or Special Servicer Event of Default, as applicable.

     "Excess Interest": With respect to each ARD Loan, interest accrued on such Mortgage Loan at the related Excess Rate plus interest thereon to the extent permitted by applicable law at the related Revised Rate. The Excess Interest shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Interest Distribution Account": The trust account or accounts created and maintained as a separate account or accounts by the Trustee pursuant to Section 3.05(d), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Excess Interest Distribution Account" and which must be an Eligible Account. The Excess Interest Distribution Account shall not be an asset of the Lower-Tier REMIC or the Upper-Tier REMIC formed hereunder.

     "Excess Prepayment Interest Shortfall": With respect to any Distribution Date, the aggregate amount, if any, by which the Prepayment Interest Shortfall with respect to all Principal Prepayments received during the related Prepayment Period exceeds the sum of (x) the Prepayment Interest Excess with respect to all Principal Prepayments received during the related Prepayment Period, plus (y) an amount equal to the product of (i) 1/12th of 0.04% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the related Interest Accrual Period.

     "Excess Rate": With respect to each ARD Loan, the excess of the related Revised Rate over the related Initial Rate, each as set forth in the Mortgage Loan Schedule.

     "Exchange Act":  The Securities Exchange Act of 1934, as amended.

     "FDIC": The Federal Deposit Insurance Corporation, and its successors in interest.

     "Federal Reserve Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

     "FHLMC": The Federal Home Loan Mortgage Corporation, and its successors in interest.

     "Final Recovery Determination": With respect to any Specially Serviced Mortgage Loan or any Mortgage Loan subject to repurchase by the related Responsible Party pursuant to Section 2.03(d), the recovery of all Insurance Proceeds, Liquidation Proceeds, the related Repurchase Price and other payments or recoveries (including proceeds of the final sale of any REO Property) which the Master Servicer (or in the case of a Specially Serviced Mortgage Loan, the Special Servicer), in its reasonable judgment as evidenced by a certificate of a Servicing Officer delivered to the Trustee and the Custodian (and the Master Servicer, if the certificate is from the Special Servicer) expects to be finally recoverable. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination until the earlier of (i) its termination as Master Servicer hereunder and the transfer of such records to a successor Master Servicer and (ii) five years following the termination of the Trust Fund.

     "Financial Market Publisher":  Bloomberg Financial Service.

     "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands banking corporation, in its capacity as fiscal agent of the Trustee, or its successor in interest, or any successor fiscal agent appointed as herein provided.

     "Fixed Voting Rights Percentage": As defined in the definition of "Voting Rights."

     "FNMA": The Federal National Mortgage Association, and its successors in interest.

     "Form 8-K": A Current Report on Form 8-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

     "Form 10-K": An Annual Report in Form 10-K under the Exchange Act, or such successor form as the Commission may specify from time to time.

     "Form 12b-25": A Notification of Late Filing required by Rule 12b-25 under the General Rules and Regulations under the Exchange Act.

     "Global Certificates": The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.

     "GMACCM": GMAC Commercial Mortgage Corporation, a California corporation, and its successors in interest.

     "Grantor Trust": A segregated asset pool within the Trust Fund consisting of the Default Interest, the Excess Interest and amounts held from time to time in the Class Q Distribution Account, the Excess Interest Distribution Account and the Deductible Reserve Account.

     "GSMC": Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

     "GSMC Loan Sale Agreement": The Loan Sale Agreement, dated as of the Cut-Off Date, by and between the Seller and GSMC.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., or any other environmental laws now or hereafter existing, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Historical Loan Modification Report": A report substantially containing the content described in Exhibit Q-3 attached hereto, setting forth, among other things, those Mortgage Loans which, as of the close of business on the Determination Date immediately preceding the preparation of such report, have been modified pursuant to this Agreement (i) during the related Collection Period and (ii) since the Cut-Off Date, showing the original and the revised terms thereof.

     "Historical Loss Estimate Report": A report substantially containing the content described in Exhibit Q-4 attached hereto, setting forth, among other things, as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the aggregate amount of Liquidation Proceeds and Liquidation Expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period and historically, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     "Holder": With respect to any Certificate, a Certificateholder; with respect to any Lower-Tier Regular Interest, the Trustee.

     "Indemnified Party":  As defined in Section 8.05(c).

     "Indemnifying Party":  As defined in Section 8.05(c).

     "Independent": When used with respect to any specified Person, any such Person who (i) does not have any direct financial interest, or any material indirect financial interest, in any of each Responsible Party, the Seller, the Trustee, the Master Servicer, the Special Servicer, any Borrower or any Affiliate thereof, and (ii) is not connected with any such Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust Fund within the meaning of
Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class or 35% or more of the aggregate value of all Classes of Certificates), provided that the Trust Fund does not receive or derive any income from such Person and the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulations Section 1.856-4(b)(5) (except neither the Master Servicer nor the Special Servicer shall be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) addressed to the Master Servicer and the Trustee has been delivered to the Trustee to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) if the Master Servicer, on behalf of itself and the Trustee, has received an Opinion of Counsel (at the expense of the party seeking to be deemed an Independent Contractor) to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property (provided that such income would otherwise so qualify).

     "Individual Certificate": Any Certificate in definitive, fully registered form without interest coupons.

     "Initial Deductible Reserve Amount": An amount equal to (i) with respect to DFC, $18,350 and (ii) with respect to DREFC, $31,650.

     "Initial Rate": With respect to an ARD Loan, the Mortgage Rate at which interest accrues on such ARD Loan until its Anticipated Repayment Date.

     "Institutional Accredited Investor": An entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Act, or an entity in which all the equity owners meet such requirements.

     "Insurance Proceeds": Proceeds of any fire and hazard insurance policy, title policy or other insurance policy relating to a Mortgage Loan (including any amounts paid by the Master Servicer pursuant to Section 3.08).

     "Interest Accrual Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates or any Class of Lower-Tier Regular Interests, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Principal Amount (provided, that for interest accrual purposes any distributions in reduction of Certificate Principal Amount or reductions in Certificate Principal Amount as a result of allocations of Realized Losses on the Distribution Date following an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). With respect to any Distribution Date and the Class X Certificates, an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class for such Interest Accrual Period on the Class X Notional Amount (provided, that for interest accrual purposes any reductions in Notional Amount as a result of allocations of Realized Losses on the Distribution Date following an Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period). Calculations of interest due in respect of the Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Interest Accrual Period": With respect to any Distribution Date and with respect to each Class of Certificates, the calendar month preceding the month in which such Distribution Date occurs. Each Interest Accrual Period with respect to each Class of Certificates is assumed to consist of 30 days.

     "Interest Distribution Amount": With respect to any Distribution Date and each Class of Regular Certificates and Lower-Tier Regular Interests, an amount equal to (A) the sum of (i) the Interest Accrual Amount for such Distribution Date and (ii) the Interest Shortfall, if any, for such Distribution Date, less
(B) any Excess Prepayment Interest Shortfall allocated to such Class on such Distribution Date pursuant to Section 4.01(g).

     "Interest Reserve Account": The account created and maintained by the Trustee pursuant to Section 3.25, which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Interest Reserve Account" and which shall be an Eligible Account.

     "Interest Shortfall": With respect to any Distribution Date for any Class of Regular Certificates and Lower-Tier Regular Interests is the sum of (a) the excess, if any, of (i) the Interest Distribution Amount for such Class for the immediately preceding Distribution Date, over (ii) all distributions of interest (other than Excess Interest) made with respect to such Class on the immediately preceding Distribution Date, and (b) to the extent permitted by applicable law,
(i) other than in the case of the Class X Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class for the current Distribution Date, and (ii) in the case of the Class X Certificates, one month's interest on any such excess at the WAC Rate for such Distribution Date.

     "Interested Person": As of any date of determination, each Responsible Party (with respect to any Mortgage Loan which such Person acted as a Responsible Party) the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Borrower, any manager of a Mortgaged Property, any Independent Contractor engaged by the Special Servicer pursuant to Section 3.17, or any Person known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

     "Investment Account":  As defined in Section 3.07(a).

     "Investment Representation Letter":  As defined in Section 5.02(c)(i)(A).

     "IRS":  The Internal Revenue Service.

     "Lennar":  Lennar Partners, Inc., a Florida corporation.

     "Liquidation Expenses": Expenses incurred by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent in connection with the liquidation of any Mortgage Loan or property acquired in respect thereof
(including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions, and conveyance taxes) and any Property Protection Expenses incurred with respect to such Mortgage Loan or such property including interest on the related Property Advances at the Advance Rate not previously reimbursed from collections or other proceeds therefrom.

     "Liquidation Fee": With respect to any Mortgage Loan or REO Property which is sold or transferred or otherwise liquidated, an amount equal to the product of the Principal Recovery Percentage multiplied by an amount equal to (a) the Liquidation Proceeds of such Mortgage Loan or REO Property (other than any such proceeds specified in clause (i) of the definition of Liquidation Proceeds) minus (b) any broker's commission and related brokerage referral fees; provided, however, that the Liquidation Fee with respect to any Mortgage Property repurchased pursuant to Section 2.03 or purchased pursuant to Section 9.01 shall be zero.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds) received in connection with (i) the taking of a Mortgaged Property (or portion thereof) by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a Specially Serviced Mortgage Loan through a trustee's sale, foreclosure sale or otherwise or (iii) a sale of a Mortgage Loan or an REO Property in accordance with Section 3.18 or Section 9.01.

     "Loan Agreement": With respect to any Mortgage Loan, the loan agreement, if any, between the related Originator and the Borrower, pursuant to which such Mortgage Loan was made.

     "Loan Documents": With respect to any Mortgage Loan, the documents executed or delivered in connection with the origination of such Mortgage Loan, or subsequently added to the related Mortgage File.

     "Loan Number": With respect to any Mortgage Loan, the loan number by which such Mortgage Loan was identified on the books and records of the Seller or any sub-servicer for the Seller, as set forth in the Mortgage Loan Schedule.

     "Loan Sale Agreement": The GSMC Loan Sale Agreement, the DFC Loan Sale Agreement, the ACLI Loan Sale Agreement or the DREFC Loan Sale Agreement.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan to receive rental or other income generated by the Mortgaged Property. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and
Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon.

     "Lock-Box Agreement": With respect to any Mortgage Loan, the lock-box or other similar agreement, if any, between the related Originator and the Borrower, pursuant to which the related Lock-Box Account, if any, may have been established.

     "Lock-out Period": With respect to any Mortgage Loan, the period of time specified in the related Loan Documents during which voluntary prepayments by the related Borrower are prohibited.

     "Lower-Tier Distribution Account": The account or accounts created and maintained as a separate account (or separate sub-account within the same account as the Upper-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Lower-Tier Distribution Account" and which must be an Eligible Account.

     "Lower-Tier Regular Interests": The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LJ Interests.

     "Lower-Tier REMIC": A segregated asset pool within the Trust Fund consisting of the Mortgage Loans (exclusive of Default Interest and Excess Interest), collections thereon, any REO Property acquired in respect thereof and all proceeds of such REO Property, other property of the Trust Fund related thereto, and amounts held in respect thereof from time to time in the Collection Account, the Interest Reserve Account and the Lower-Tier Distribution Account.

     "MAI":  Member of the Appraisal Institute.

     "Management Agreement": With respect to any Mortgage Loan, the management agreement, if any, by and between the Manager and the related Borrower, or any successor management agreement between such parties.

     "Manager": With respect to any Mortgage Loan, any property manager for the related Mortgaged Properties.

     "Master Servicer": GMACCM or its successor in interest, or any successor Master Servicer appointed as herein provided.

     "Master Servicer Event of Default":  As defined in Section 7.01(a).

     "Master Servicer Remittance Date": With respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

     "Master Servicer Remittance Report": A report prepared by the Master Servicer in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed pursuant to Section 4.01 and to furnish statements to Certificateholders pursuant to Section 4.02 and containing such additional information as the Master Servicer and the Trustee may from time to time agree.

     "Maturity Date": With respect to each Mortgage Loan, the maturity date as set forth on the Mortgage Loan Schedule.

     "Monthly Distribution Statement":  As defined in Section 4.02(a).

     "Monthly Payment": With respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date, the scheduled monthly payment of principal (if any) and interest at the related Mortgage Rate, which is payable by the related Borrower on such Due Date under the related Note or Notes. The Monthly Payment with respect to (i) an REO Mortgage Loan, or (ii) any Mortgage Loan which is delinquent at its respective Maturity Date and with respect to which the Special Servicer does not enter into an extension, is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged or the related Maturity Date had not been reached, as the case may be, determined as set forth in the preceding sentence and on the assumption that all other amounts, if any, due thereunder are paid when due.

     "Moody's":  Moody's Investor Services, Inc., or its successor in interest.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on or first priority ownership interest in a Mortgaged Property securing a Note.

     "Mortgage File": With respect to any Mortgage Loan, the mortgage documents listed in Section 2.01(i) through (xvi) pertaining to such particular Mortgage Loan and any additional documents required to be added to such Mortgage File pursuant to the express provisions of this Agreement.

     "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund, the mortgage loans originally so transferred, assigned and held being identified on the Mortgage Loan Schedule as of the Cut-Off Date. Such term shall include any REO Mortgage Loan or defeased Mortgage Loan.

     "Mortgage Loan Schedule": The list of Mortgage Loans included in the Trust Fund as of the Closing Date being attached hereto as Exhibit B, which list shall set forth the following information with respect to each Mortgage Loan:

                  (a) the Borrower's name;

                  (b) the Monthly Payment in effect as of the Cut-Off Date;

                  (c) the Mortgage Rate (separately identifying the Excess Rate and the Revised Rate, if any), including the interest calculation convention (i.e., "30/360" or "actual/360") and a code indicating whether such rate is a fixed or adjustable rate;

                  (d) the Net Mortgage Rate in effect at the Cut-Off Date;

                  (e) the original principal balance;

                  (f) the original term to stated maturity, remaining term to stated maturity, and Maturity Date;

                  (g) the original and remaining amortization terms;

                  (h) the Stated Principal Balance as of the Cut-Off Date;

                  (i) the loan-to-value ratio as of the Cut-Off Date;

                  (j) the applicable Servicing Fee Rate as of the Cut-Off Date;

                  (k) the applicable Loan Number;

                  (l) the number of Mortgaged Properties securing such Mortgage Loan;

                  (m) the Anticipated Repayment Date, if any; and

                  (n) the Originator.

The Mortgage Loan Schedule shall also set forth the total of the amounts described under clauses (e) and (h) above for all of the Mortgage Loans.

     "Mortgage Loan Seller":  Each of ACLI, DFC, DREFC and GSMC.

     "Mortgage Rate": With respect to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan as stated in the related Note, in each case without giving effect to the Excess Rate or the Default Rate with respect to any Mortgage Loan. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, for purposes of calculating the WAC Rate, the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date shall be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; provided, however, that with respect to each Mortgage Loan which accrues interest on the basis of a 360-day year and the actual number of days, (i) the Mortgage Rate for the one-month period preceding the Due Dates in January and February in any year which is not a leap year and in February in any year which is a leap year, shall be determined net of any Withheld Amounts and (ii) the Mortgage Rate for the one-month period preceding the Due Date in March shall be determined taking into account the addition of any such Withheld Amounts.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate, and, with respect to certain Mortgage Loans, a leasehold estate, or both a leasehold estate and a fee simple estate, or a leasehold estate in a portion of the property and a fee simple estate in the remainder, in a parcel of land improved by a commercial or multifamily property, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

     "Net Default Interest":  As defined in Section 3.05(c).

     "Net Insurance Proceeds": Insurance Proceeds, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Borrower in accordance with the express requirements of the Mortgage or Note or other Loan Documents included in the Mortgage File or in accordance with prudent and customary servicing practices, or with respect to the Environmental Insurance Policy, applied to pay any costs, expenses, penalties, fines or similar items.

     "Net Liquidation Proceeds": The Liquidation Proceeds received with respect to any Mortgage Loan (including an REO Mortgage Loan) net of the amount of (i) Liquidation Expenses incurred with respect thereto and, (ii) with respect to proceeds received in connection with the taking of a Mortgaged Property (or portion thereof) by the power of eminent domain in condemnation, amounts required to be applied to the restoration or repair of the related Mortgaged Property.

     "Net Mortgage Rate": With respect to any Mortgage Loan and any Distribution Date, the per annum rate equal to the Mortgage Rate for such Mortgage Loan minus the related Servicing Fee Rate (adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months); provided, however, that for purposes of calculating any Pass-Through Rate, the Net Mortgage Rate of such Mortgage Loan shall be determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Special Servicer or resulting from bankruptcy, insolvency or any similar proceeding involving the related Borrower.

     "Net REO Proceeds": With respect to each REO Property and any related REO Mortgage Loan, REO Proceeds with respect to such REO Property or REO Mortgage Loan (other than the proceeds of a liquidation thereof) net of any insurance premiums, taxes, assessments, ground rents and other costs and expenses permitted to be paid therefrom pursuant to Section 3.17(b) of this Agreement.

     "New Lease": Any lease of REO Property entered into on behalf of the Trust Fund, including any lease renewed or extended on behalf of the Trust Fund if the Trust Fund has the right to renegotiate the terms of such lease.

     "NOI Adjustment Worksheet": A report prepared by the Master Servicer or the Special Servicer, as the case may be, substantially containing the content described in Exhibit Q-8 attached hereto, presenting the computations made in accordance with the methodology described in said Exhibit Q-8 to "normalize" the full year net operating income and debt service coverage numbers used in the other reports required by this Agreement, sent to the Trustee with each annual operating statement for a Mortgaged Property pursuant to Section 3.13(d).

     "Non-U.S. Person":  A person other than a U.S. Person.

     "Nonrecoverable Advance": Any portion of an Advance proposed to be made or previously made which has not been previously reimbursed to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, and which, in the good faith business judgment of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds and other collections on or in respect of the related Mortgage Loan, in any case taking into account all prior unreimbursed Advances and the likelihood of recovery of anticipated Advance Interest Amounts. The judgment or determination by the Master Servicer, the Trustee or the Fiscal Agent that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance shall be evidenced in the case of the Master Servicer, by a certificate of a Servicing Officer delivered to the Trustee, the Fiscal Agent and the Seller, and in the case of the Trustee or the Fiscal Agent, by a certificate of a Responsible Officer of the Trustee or Fiscal Agent, as applicable, delivered to the Seller (and the Trustee if the certificate is from the Fiscal Agent), which in each case sets forth such judgment or determination and the procedures and considerations of the Master Servicer (including any information provided by the Special Servicer), Trustee or Fiscal Agent, as applicable, forming the basis of such determination (including, but not limited to, information selected by the Person making such judgment or determination in its good faith discretion, such as related income and expense statements, rent rolls, occupancy status, property inspections, Master Servicer, Special Servicer, Trustee or Fiscal Agent inquiries, third party engineering and environmental reports, and any Appraisal thereof conducted within the past 12 months; copies of such documents to be included with the certificate of a Responsible Officer). Any determination of non-recoverability made by the Master Servicer may be made without regard to any value determination made by the Special Servicer other than pursuant to an Appraisal. In addition, upon the determination by the Master Servicer, the Trustee or the Fiscal Agent that an Advance with respect to any Mortgage Loan would be a Nonrecoverable Advance, any future Advances with respect to such Mortgage Loan shall be deemed to be Nonrecoverable Advances until notice to the contrary is received from the Master Servicer, the Trustee or the Fiscal Agent, as the case may be.

     "Note": With respect to any Mortgage Loan as of any date of determination, the note or other evidence of indebtedness and/or agreements evidencing the indebtedness of a Borrower under such Mortgage Loan, including any amendments or modifications, or any renewal or substitution notes, as of such date.

     "Notice of Termination": Any of the notices given to the Trustee by the Master Servicer, the Seller or any Holder of a Class LR Certificate pursuant to
Section 9.01(c).

     "Notional Amount": For any date of determination, (a) with respect to the Class X Certificates, a notional principal amount equal to the aggregate of the principal amounts of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LJ Interests which correspond to the Certificate Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, respectively, as of the preceding Distribution Date (after giving effect to the distributions of principal on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date, and (b) in the case of each Component, the amount set forth in the applicable definition thereof.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President (however denominated) and by the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, any Trust Officer or other officer of the Master Servicer, the Special Servicer or a Responsible Party, as the case may be, customarily performing functions similar to those performed by any of the above designated officers and also with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, or an authorized officer of the Seller, and delivered to the Seller, the Trustee or the Master Servicer, as the case may be.

     "Operating Statement Analysis": With respect to each Mortgage Loan and REO Mortgage Property, a report substantially containing the content described in Exhibit Q-7 attached hereto.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be counsel for the Seller, the Special Servicer or the Master Servicer, as the case may be, acceptable to the Trustee, except that any opinion of counsel relating to (a) qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of tax under the REMIC Provisions on any income or property of either REMIC, (b) compliance with the REMIC Provisions (including application of the definition of "Independent Contractor"), (c) qualification of the Grantor Trust as a grantor trust or (d) a resignation of the Master Servicer or Special Servicer pursuant to Section 6.04, must be an opinion of counsel who is Independent of the Seller, the Special Servicer and the Master Servicer.

     "Originator":   Each  of  AMRESCO   Capital,   L.P.,  a  Delaware   limited
partnership, Archon Financial, L.P., a Delaware limited partnership, Central Park Capital, L.P., a Delaware limited partnership, DFC, DREFC, Aries Capital
Incorporated, an Illinois corporation, Imperial Thrift and Loan Association, a California thrift and loan association, Parman Mortgage Associates, a New York limited partnership, Progress Realty Advisors, Inc., a Pennsylvania corporation, Secore Financial Corporation, a Pennsylvania corporation, Sutter Commercial Capital, a California corporation and Wingate Realty Finance Corporation, a Massachusetts corporation.

     "Ownership Interest": Any record or beneficial interest in a Class R or Class LR Certificate.

     "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee, or the Fiscal Agent pursuant to Section 4.06. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to but without duplication, payment or reimbursement of interest thereon at the Advance Rate through the date of payment or reimbursement; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest, at the Advance Rate or otherwise, in connection with any P&I Advance made with respect to the Mortgage Loans identified as Loan Numbers 400030957 and R0492 on the Mortgage Loan Schedule from the date of such Advance to and including the date of the end of the applicable grace period for the related Mortgage Loan.

     "Pass-Through Rate": Each of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class X Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate and the Class J Pass-Through Rate. The Class Q, Class R and Class LR Certificates do not have Pass-Through Rates.

     "Paying Agent":  The paying agent appointed pursuant to Section 5.04

     "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Certificate (except the Class Q, Class R and Class LR Certificates), the percentage interest is equal to the initial denomination of such Certificate divided by the initial Certificate Principal Amount or Notional Amount, as applicable, of such Class of Certificates. With respect to any Class Q, Class R or Class LR Certificate, the percentage interest is set forth on the face thereof.

     "Permitted Investments": Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the date upon which such funds are required to be drawn and a maximum maturity of 365 days, regardless of whether issued by the Seller, the Master Servicer, the Trustee or any of their respective Affiliates and having at all times the required ratings, if any, provided for in this definition, unless each Rating Agency shall have confirmed in writing to the Master Servicer that a lower rating would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates:

                  (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services
         Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business
         Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (ii)     Federal Housing Administration debentures;

                  (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated system-wide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (iv) federal funds, unsecured certificates of deposit, time or similar deposits, bankers' acceptances and repurchase agreements of any bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (v) demand and time  deposits in, or  certificates  of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (vi) debt obligations rated by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change,
         (B) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (C) such investments must not be subject to liquidation prior to their maturity;

                  (viii) the Federated Prime Obligation Money Market Fund (the "Fund") so long as the Fund is rated by each Rating Agency in its highest money market fund ratings category (or, if not rated by S&P or Moody's, otherwise acceptable to S&P or Moody's, as applicable, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates); and

                  (ix) any other demand, money market or time deposit, demand obligation or any other obligation, security or investment, provided that each Rating Agency has confirmed in writing to the Master
         Servicer, Special Servicer or Trustee, as applicable, that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates;

provided, however, that, in the judgment of the Master Servicer, such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and that no instrument or security shall be a Permitted Investment if (i) such instrument or security evidences a right to receive only interest payments, (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment or (iii) the rating for such instrument or security includes an "r" designation.

     Notwithstanding the foregoing, to the extent that the Loan Documents with respect to a particular Mortgage Loan require the funds in the related Borrower Accounts to be invested in investments other than those itemized in clause (i) through (ix) above, the Master Servicer shall invest the funds in such Borrower Accounts in accordance with the terms of the related Loan Documents.

     "Permitted Transferee": With respect to a Class R or Class LR Certificate, any Person that is a Qualified Institutional Buyer other than (a) a Disqualified Organization, (b) any other Person so designated by the Certificate Registrar based upon an Opinion of Counsel (provided at the expense of such Person or the Person requesting the Transfer) to the effect that the Transfer of an Ownership Interest in any Class R or Class LR Certificate to such Person may cause the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding, (c) a Person that is a Disqualified Non-U.S. Person and (d) a Plan or any Person investing the assets of a Plan.

     "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan":  As defined in Section 5.02(k).

     "Prepayment Assumption": The assumption that there will be zero prepayments with respect to the Mortgage Loans, other than the ARD Loans, which are assumed to prepay in full on their Anticipated Repayment Date.

     "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan after the Due Date in such Prepayment Period, the amount of interest that accrued for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date after such Due Date and ending on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan, inclusive, to the extent collected from the related Borrower.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Prepayment Period, which Principal Prepayment was applied to such Mortgage Loan prior to the Due Date in such Prepayment Period, the amount of interest, to the extent not collected from the related Borrower, that would have accrued on such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of the Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

     "Prepayment Period": With respect to any Distribution Date, the period beginning the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or on the Cut-Off Date, in the case of the first Distribution Date) through and including the Determination Date immediately preceding such Distribution Date.

     "Principal Distribution Amount": For any Distribution Date will be equal to the sum, without duplication, of:

                  (i) the principal component of all scheduled Monthly Payments which became due on the related Due Date (if received, or advanced by the Master Servicer, the Trustee or Fiscal Agent, in respect of such Distribution Date) with respect to the Mortgage Loans;

                  (ii) the principal component of any payment on any Mortgage Loan received or applied on or after the date on which such payment was due in the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan;

                  (iii) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan received or applied during the related Prepayment Period, net of the principal portion of any unreimbursed P&I Advances related to such Mortgage Loan; and

                  (iv) the Principal Shortfall, if any, for such Distribution Date.

The principal component of the amounts set forth above shall be determined in accordance with Section 1.02 hereof.

     "Principal Prepayment": Any payment of principal made by a Borrower on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

     "Principal Recovery Percentage": With respect to any Specially Serviced Mortgage Loan, 1.00%.

     "Principal Shortfall": For any Distribution Date, the amount, if any, by which (i) the Principal Distribution Amount for the preceding Distribution Date exceeds (ii) the aggregate amount actually distributed with respect to principal on one or more Classes of Certificates on such preceding Distribution Date in respect of such Principal Distribution Amount.

     "Private Global Certificate": Each of the Regulation S Global Certificate or Rule 144A Global Certificate with respect to the Class F, Class G, Class H and Class J Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

     "Property Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent in respect of Property Protection Expenses or any expenses incurred to protect, preserve and enforce the security for a Mortgage Loan or taxes and assessments or insurance premiums, pursuant to
Section 3.04 or Section 3.22, as applicable. Each reference to the payment or reimbursement of a Property Advance shall be deemed to include, whether or not specifically referred to, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such Advance through and including the date of payment or reimbursement.

     "Property Protection Expenses": Any costs and expenses incurred by the Master Servicer, the Special Servicer or the Trustee pursuant to Sections 3.04, 3.08, 3.10(f), 3.10(g), 3.10(i) and 3.17(b) or indicated herein as being a cost or expense of the Lower-Tier REMIC (in respect of the Mortgage Loans), in each case to be advanced by the Master Servicer or the Trustee, as applicable.

     "Public Global Certificate": Each of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class X Certificates so long as any such Class of Certificates is registered in the name of a nominee of the Depository.

     "Qualified Institutional Buyer": A qualified institutional buyer within the meaning of Rule 144A.

     "Qualified Insurer": As used in Sections 3.08 and 5.08, in the case of (i) all policies not referred to in clause (ii) below, (a) an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction and whose claims paying ability is rated in one of the three highest applicable rating categories by each Rating Agency, or (b) an insurance company approved in the Loan Documents for any particular Mortgage Loan, and (ii) in the case of the fidelity bond and the errors and omissions insurance required to be maintained pursuant to Section 3.08(c), a company that shall have a claim paying ability rated by each Rating Agency no lower than two ratings categories (without regard to pluses or minuses) lower than the highest rating of any outstanding Class of Certificates from time to time, but in no event lower than "BBB" by S&P and "Baa2" by Moody's, unless such insurance company is not rated by one or more Rating Agencies or has a claims paying ability rated by one or more Rating Agencies in a rating category lower than required herein, in which case either (a) such insurer's obligations are guaranteed or backed by a company having such a claim-paying ability rating, or
(b) each such Rating Agency has confirmed in writing that obtaining the related insurance from an insurance company that is not rated by such Rating Agency (subject to the foregoing exceptions) or that has a lower claims paying ability than such requirements shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency to any Class of Certificates.

     "Qualified Mortgage": A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) of the Code (but without regard to the rule in Treasury Regulations 1.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision).

     "Rated Final Distribution Date": The Distribution Date occurring in November 2030.

     "Rating Agency": Any of S&P or Moody's. References herein to the highest long-term unsecured debt rating category of S&P and Moody's shall mean "AAA" with respect to S&P and "Aaa" with respect to Moody's and, in the case of any other rating agency, shall mean such highest rating category or better without regard to any plus or minus or numerical qualification.

     "Rating Agency Monitoring Fee": The annual monitoring and surveillance fees charged by the Rating Agencies, plus any fees charged by the Rating Agencies in connection with assumptions of Mortgage Loans or written confirmations obtained from such Rating Agencies relating to the ratings of the Certificates. The Master Servicer shall pay, from its own funds, the annual monitoring and surveillance fees for the Rating Agencies.

     "Real Property": Land or improvements thereon such as buildings or other inherently permanent structures thereon (including items that are structural components of the buildings or structures), in each such case as such terms are used in the REMIC Provisions.

     "Realized Loss": With respect to any Distribution Date, the amount, if any, by which (A) the aggregate Certificate Principal Amount of the Certificates, after giving effect to distributions on such Distribution Date exceeds (B) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to any payments of principal received or advanced with respect to the Due Date occurring immediately prior to such Distribution Date.

     "Reassignment  of Assignment of Leases,  Rents and Profits":  As defined in
Section 2.01(viii).

     "Record Date": With respect to each Distribution Date and each Class of Certificates, the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

     "Regular Certificates": The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class X Certificates.

     "Regulation D":  Regulation D under the Act.

     "Regulation S":  Regulation S under the Act.

     "Regulation S Global Certificates":  As defined in Section 5.01.

     "Regulation S Investor": With respect to a transferee of a Regulation S Global Certificate, a transferee that acquires such Certificate pursuant to Regulation S.

     "Regulation S Transfer Certificate": A certificate substantially in the form of Exhibit K-1 or Exhibit K-2 hereto, as applicable.

     "Rehabilitation Fee": As to any Mortgage Loan that has been a Specially Serviced Mortgage Loan, on the occasion that such Mortgage Loan has not been a Specially Serviced Mortgage Loan for three consecutive Collection Periods, an amount equal to the product of the Principal Recovery Percentage times the highest Stated Principal Balance of such Mortgage Loan while it was a Specially Serviced Mortgage Loan; provided, however, that such Rehabilitation Fee shall be due only once for each Mortgage Loan during the term of this Agreement; and, provided further, that the Rehabilitation Fee with respect to Mortgage Loans repurchased pursuant to Section 2.03 or purchased pursuant to Section 9.01 will be zero.

     "Related Certificate" and "Related Lower-Tier Regular Interest": For any Class of Lower-Tier Regular Interest, the related Certificates set forth below, and for any Class of Sequential Pay Certificates, the related Class of Lower-Tier Regular Interest set forth below:


                                                    RELATED LOWER-TIER
          RELATED CERTIFICATE                       REGULAR INTEREST

          Class A-1                                 Class LA-1

          Class A-2                                 Class LA-2

          Class B                                   Class LB

          Class C                                   Class LC

          Class D                                   Class LD

          Class E                                   Class LE

          Class F                                   Class LF

          Class G                                   Class LG

          Class H                                   Class LH

          Class J                                   Class LJ


     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations (including any applicable proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

                  (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

                  (ii) any amount received or accrued, directly or indirectly, from any Person if the Trust Fund owns directly or indirectly (including by attribution) a ten percent or greater interest in such Person determined in accordance with Sections 856(d)(2)(B) and (d)(5) of the Code;

                  (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

                  (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

                  (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account":  As defined in Section 3.17(b).

     "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

     "REO Proceeds": With respect to any REO Property and the related REO Mortgage Loan, all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan which do not constitute Liquidation Proceeds.

     "REO Property": A Mortgaged Property title to which has been acquired by the Master Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

     "REO Status Report": A report substantially containing the content described in Exhibit Q-5 attached hereto, setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Determination Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent Appraisal or other valuation thereof available to the Special Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     "Repurchase Price": With respect to a Mortgage Loan shall be equal to the sum of:

                  (i) the outstanding principal balance of such Mortgage Loan as of the date of purchase;

                  (ii) all accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time, to but not including the Due Date in the Collection Period of purchase;

                  (iii) all related Property Advances (to the extent not reimbursed by or on behalf of the related Borrower) plus accrued and unpaid interest on all related Advances at the Advance Rate and accrued and unpaid Special Servicing Fees allocable to such Mortgage Loan; and

                  (iv) all reasonable out-of-pocket expenses reasonably incurred by the Master Servicer, the Special Servicer, the Seller and the Trustee in respect of the breach giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, which are reimbursable to such parties pursuant to the terms herein.

     "Request for Release": A request for a release signed by a Servicing Officer, substantially in the form of Exhibit E hereto.

     "Reserve Accounts": With respect to any Mortgage Loan, reserve accounts, if any, established pursuant to the Mortgage or the Loan Agreement and any Escrow Account. Any Reserve Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.07, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not inconsistent with the related Mortgage Loan, each such Reserve Account shall be an Eligible Account.

     "Residual Certificates":  The Class R and Class LR Certificates.

     "Responsible Officer": Any officer of the Asset Backed Securities Trust Services Group of the Trustee or the Fiscal Agent (and, in the event that the Trustee is the Certificate Registrar or the Paying Agent, of the Certificate Registrar or the Paying Agent, as applicable) assigned to the Corporate Trust Office with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name and specimen signature appears on a list of corporate trust officers furnished to the Master Servicer by the Trustee and the Fiscal Agent, as such list may from time to time be amended.

     "Responsible Party": Each of ACLI, GSMC, DFC and DREFC, in their capacity of making certain representations and warranties in this Agreement.

     "Restricted Certificate":  As defined in Section 5.02(k).

     "Restricted Period": The 40-day period prescribed by Regulation S commencing on the later of (a) the date upon which the Certificates are first offered to persons other than the Underwriters and any other distributor (as defined in Regulation S) of the Certificates, and (b) the Closing Date.

     "Revised Rate": With respect to any ARD Loan, the revised Mortgage Rate on each such ARD Loan (in the absence of a default), as set forth on the Mortgage Loan Schedule.

     "Rule 144A":  Rule 144A under the Act.

     "Rule 144A Global Certificates":  As defined in Section 5.01.

     "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., or its successor in interest.

     "Scheduled Final Distribution Date": The Distribution Date occurring on June 18, 2028.

     "Securities Legend": With respect to each Rule 144A Global Certificate, Residual Certificate or any Individual Certificate, the legend set forth in, and substantially in the form of, Exhibit F hereto.

     "Seller": GS Mortgage Securities Corporation II, a Delaware corporation, and its successors and assigns.

     "Sequential Pay Certificates": The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, collectively.

     "Servicing Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount equal to the product of 1/12 times the Servicing Fee Rate and the Stated Principal Balance of such Mortgage Loan; provided, that in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed. Such amount includes the compensation payable to the Master Servicer and the Trustee Fee. With respect to any Distribution Date, to the extent that there are Prepayment Interest
Shortfalls in excess of Prepayment Interest Excess with respect to Principal Prepayments received during the related Collection Period, the Servicing Fee to which the Master Servicer would otherwise be entitled to with respect to all the Mortgage Loans for such Distribution Date (but not the fees payable to the Special Servicer, the Trustee or the Rating Agencies) shall be reduced by the amount sufficient to fully offset such excess; provided, however, that in no event shall the amount of such reduction exceed 1/12 of 0.04% of the Stated Principal Balance of the Mortgage Loans for the related Collection Period.

     "Servicing Fee Rate": A per annum rate equal to 0.0838% (or, with respect to the Mortgage Loan whose Loan Number set forth in the Mortgage Loan Schedule is Loan Number I0066, 0.1838%).

     "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer, as applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans or this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's or employee's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Servicing Officer, such an officer or employee whose name and specimen signature appears on a list of servicing officers furnished to the Trustee by the Master Servicer or the Special Servicer, as applicable, as such list may from time to time be amended.

     "Servicing Standard": With respect to the Master Servicer or Special Servicer shall mean the servicing of the Mortgage Loans by the Master Servicer or Special Servicer in the best interests of and for the benefit of all of the Certificateholders (as determined by the Master Servicer or Special Servicer as the case may be, in the exercise of its good faith and reasonable judgment) and in accordance with applicable law, the specific terms of the respective Mortgage Loans and this Agreement, and, to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder, and in each event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collection that will be distributable to Certificateholders to be performed at the related Net Mortgage
Rate), but in any case without regard to:

                  (i) any known relationship that the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or the Special Servicer may have with any Borrower or any other parties to this Agreement;

                  (ii) the ownership of any Certificate by the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer or Special Servicer, as applicable;

                  (iii) the Master Servicer's obligation to make Advances; or

                  (iv) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation for its services hereunder or with respect to any particular transaction.

     "Special Servicer": Lennar or its successor in interest, or any successor Special Servicer appointed as provided herein.

     "Special Servicer Event of Default":  As defined in Section 7.01(b).

     "Special Servicer's Appraisal Reduction Estimate": As defined in the definition of Appraisal Reduction Amount.

     "Special Servicing Compensation": With respect to any Mortgage Loan, any of the Special Servicing Fee, the Rehabilitation Fee, and the Liquidation Fee which shall be due to the Special Servicer.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Special Servicing Fee Rate and (ii) the Stated Principal Balance of such Specially Serviced Mortgage Loan; provided, that in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed; provided further, that such fee for the first Interest Accrual Period shall be appropriately prorated to reflect the fact that the first Interest Accrual Period is less than a full month.

     "Special Servicing Fee Rate":  A rate equal to 0.25% per annum.

     "Specially Serviced Mortgage Loan": Subject to Section 3.24, any Mortgage Loan with respect to which:

                  (i) the related Borrower has not made two consecutive Monthly Payments (and has not cured at least one such Delinquency by the next Due Date under the related Mortgage Loan), or any Balloon Mortgage Loan is delinquent as to its Balloon Payment for more than 30 days;

                  (ii) the related Borrower has expressed to the Master Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms;

                  (iii) the Master Servicer has received notice that the related Borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors;

                  (iv) the Master Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing such Mortgage Loan;

                  (v) a default of which (a) the Master Servicer has notice (other than a failure by the related Borrower to pay principal or interest) and (b) which materially and adversely affects the interests of the Certificateholders has occurred and remains unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided that a default requiring a Property Advance shall be deemed to materially and adversely affect the interests of the Certificateholders; or

                  (vi) in the opinion of the Master Servicer (consistent with the Servicing Standard) a default under a Mortgage Loan is imminent and such Mortgage Loan deserves the attention of the Special Servicer;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan:

                  (a) with respect to the circumstances described in clause (i) above, when the Borrower thereunder has brought the Mortgage Loan current and thereafter made three consecutive full and timely Monthly Payments including pursuant to any workout of the Mortgage Loan;

                  (b) with  respect  to the  circumstances  described  in clause
         (ii), (iii), (iv) and (vi) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer; or

                  (c) with respect to the circumstances described in clause (v) above, when such default is cured;

provided,  in any case, that no  circumstance  identified in clauses (i) through
(vi) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

     "Startup Day": The day designated as such pursuant to Section 2.07(a) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan, at any date of determination, an amount equal to (a) the principal balance as of the Cut-Off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment due on such Mortgage Loan after the Cut-Off Date and prior to such date of determination, if received from the Borrower or advanced by the Master Servicer, Trustee, or Fiscal Agent, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to Certificateholders or applied to other payments required under this Agreement before such date of determination and (iii) any adjustment thereto as a result of a reduction of principal by a bankruptcy court or as a result of a modification reducing the principal amount due on such Mortgage Loan. The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Special Servicer has made a Final Recovery Determination is zero.

     "Strip Holder": John B. Levey or any heir, successor or assign with respect to the Broker Strip Amount.

     "Subordinate Certificates": Any of the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates.

     "Tax Returns": The federal income tax return on IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC or Lower-Tier REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the IRS or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Terminated Party":  As defined in Section 7.01(c).

     "Termination Date": The Distribution Date on which the Trust Fund is terminated pursuant to Section 9.01.

     "Transfer": Any direct or indirect transfer or other form of assignment of any Ownership Interest in a Class R or Class LR Certificate.

     "Transferee Affidavit":  As defined in Section 5.02(l)(ii).

     "Transferor Letter":  As defined in Section 5.02(l)(ii).

     "Treasury Regulations": Applicable final or temporary regulation of the U.S. Department of the Treasury.

     "Trust Fund": The corpus of the trust created hereby and to be administered hereunder, consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto;
(ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to this Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guaranties given as additional security for any Mortgage Loans; (viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q
Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

     "Trust REMICs":  The Lower-Tier REMIC and the Upper-Tier REMIC.

     "Trustee": LaSalle National Bank, a national banking association, in its capacity as trustee, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, an amount per Interest Accrual Period equal to the product of (i) one-twelfth of the Trustee Fee Rate and (ii) the Stated Principal Balance of such Mortgage Loan; provided, that, in connection with any partial interest payment, such amounts shall be computed for the same period respecting which any related interest payment due or deemed due on the related Mortgage Loan is computed; provided further, that such fee for the first Interest Accrual Period shall be appropriately prorated to reflect the fact that the first Interest Accrual Period is less than a full month.

     "Trustee Fee Rate":  A rate equal to 0.0038% per annum.

     "Underwriters":  Goldman, Sachs & Co. and Norwest Investment Services, Inc.

     "Unscheduled Payments": With respect to a Mortgage Loan and a Prepayment Period, all Net Liquidation Proceeds, Net Insurance Proceeds and net condemnation proceeds payable under such Mortgage Loan, any Principal Prepayment, the purchase price of any Mortgage Loan that is purchased pursuant to Sections 3.18 or 9.01, and any other payments under or with respect to such Mortgage Loan not scheduled to be made, but excluding Yield Maintenance Charges, Excess Interest, Default Interest, the Repurchase Price paid for any Mortgage Loan pursuant to Section 2.03 and any amount paid in connection with the release of the related Mortgaged Properties through defeasance.

     "Upper-Tier Distribution Account": The trust account or accounts created and maintained as a separate trust account (or separate sub-account within the same account as the Lower-Tier Distribution Account) or accounts by the Trustee pursuant to Section 3.05(b), which shall be entitled "LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Upper-Tier Distribution Account" and which must be an Eligible Account.

     "Upper-Tier   REMIC":  A  segregated  asset  pool  within  the  Trust  Fund consisting of the Lower-Tier Regular Interests and amounts held from time to time in the Upper-Tier Distribution Account.

     "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence as of August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Voting Rights": The portion of the voting rights of all of the Certificates that is allocated to any Certificate or Class of Certificates. At all times during the term of this Agreement, the percentage of the Voting Rights assigned to each Class shall be (a) 0%, in the case of the Class Q, Class R and Class LR Certificates, (b) 4%, in the case of the Class X Certificates; provided that the Voting Rights of the Class X Certificates shall be reduced to zero upon the reduction of the Notional Amount of such Class to zero (the applicable percentage for such Class is the "Fixed Voting Rights Percentage"); (c) in the case of any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates, a percentage equal to the product of (i) 100% minus the Fixed Voting Rights Percentage multiplied by (ii) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Principal Amount of any such Class (which will be reduced for this purpose by the amount of any Appraisal Reduction Amounts notionally allocated to such Class, if applicable) and the denominator of which is equal to the aggregate outstanding Certificate Principal Amounts of all Classes of Certificates. The Voting Rights of any Class of Certificates shall be allocated among Holders of Certificates of such Class in proportion to their respective Percentage Interests. The aggregate Voting Rights of Holders of more than one Class of Certificates shall be equal to the sum of the products of each such Holder's Voting Rights and the percentage of Voting Rights allocated to the related Class of Certificates. Any Certificateholder may transfer its Voting Rights without transferring its ownership interest in the related Certificates provided that such Certificateholder provides notice of such transfer to the Trustee prior to the effectiveness of such transfer.

     "WAC Rate": With respect to any Distribution Date, a per annum rate equal to the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their respective Due Dates in the month preceding the month in which such Distribution Date occurs, weighted on the basis of their respective Stated Principal Balances on such Due Dates.

     "Watch List": A report substantially containing the content described in Exhibit Q-6 attached hereto, setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

     "Withheld Amounts":  As defined in Section 3.25.

     "Yield Maintenance Charge": With respect to any Mortgage Loan, the yield maintenance charge or prepayment premium, if any, payable under the related Note in connection with certain prepayments.

     SECTION 1.02 Certain Calculations. Unless otherwise specified herein, the following provisions shall apply:

                  (a) All calculations of interest with respect to the Mortgage Loans shall be made in accordance with the terms of the related Note and Mortgage.

                  (b) The portion of any Net Insurance Proceeds and Net Liquidation Proceeds in respect of a Mortgage Loan allocable to principal shall equal the total amount of such proceeds minus (a) any portion thereof payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent pursuant to the provisions of this Agreement and (b) a portion thereof equal to the interest component of the Monthly Payment at the related Net Mortgage Rate from the date as to which interest was last paid by the Borrower up to but not including the Due Date in the Prepayment Period in which such proceeds are received.

                  (c) For purposes of distribution of Yield Maintenance Charges pursuant to Section 4.01(c) on any Distribution Date, the Class of Certificates as to which any prepayment shall be deemed to be distributed shall be determined on the assumption that the portion of the Principal Distribution Amount paid to the Certificates on such Distribution Date in respect of principal shall consist first of scheduled payments included in the definition of Principal Distribution Amount and second of prepayments included in such definition.

                  (d) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Master Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with Section 3.01(b) to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (e) Any amounts received in respect of a Mortgage Loan as to which a default has occurred shall be applied to all amounts then due and payable on such Mortgage Loan prior to being applied to Default Interest or late charges, and shall be applied to Default Interest on such Mortgage Loan prior to the application to late fees.

                  (f) Excess Interest shall not be added to the outstanding principal balance of the Mortgage Loans notwithstanding that the related Loan Documents may provide otherwise.

     SECTION 1.03 Certain Constructions. For purposes of this Agreement, references to the most or next most subordinate Class of Certificates outstanding at any time shall mean the most or next most subordinate Class of Certificates then outstanding as among the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J
Certificates; provided, however, that for purposes of determining the most subordinate Class of Certificates, in the event that the Class A Certificates are the only Class of Certificates outstanding (other than the Class X, Class Q, Class LR or Class R Certificates), the Class A Certificates and the Class X Certificates together will be treated as the most subordinate Class of Certificates. For purposes of this Agreement, each Class of Certificates other than the Class Q, Class LR and Class R Certificates shall be deemed to be outstanding only to the extent its respective Certificate Principal Amount or Notional Amount has not been reduced to zero; provided, however, that notwithstanding the foregoing, solely for the purpose of distributing Excess Interest in accordance with the terms and priorities set forth in Section 4.01(e), any Class of Certificates entitled to distributions of Excess Interest shall continue to be deemed to be outstanding for so long as the Mortgage Loans with respect to which such Class is entitled to distributions of Excess Interest received therefrom (as set forth in Section 4.01(e)) remain outstanding. For purposes of this Agreement, the Class Q Certificates shall be deemed to be outstanding so long as there are any Certificates outstanding, and the Class R and Class LR Certificates shall be deemed to be outstanding so long as the Trust REMICs have not been terminated pursuant to Section 9.01.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01 Conveyance of Mortgage Loans. The Seller, concurrently with the execution and delivery hereof, does hereby, sell, transfer, assign, set over and otherwise convey to the Trustee without recourse (except to the extent herein provided) all the right, title and interest of the Seller in and to the Mortgage Loans, including all rights to payment in respect thereof, except as set forth below, and any security interest thereunder (whether in real or personal property and whether tangible or intangible) in favor of the Seller, and all Reserve Accounts, Lock-Box Accounts and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such transfer and assignment includes all interest and principal due on or with respect to the Mortgage Loans other than interest and principal due on or prior to the Cut-Off Date. In connection with such transfer and assignment, the Seller shall make a cash deposit to the Collection Account in an amount equal to the Cash Deposit. The Seller shall cause the Reserve Accounts and Lock-Box Accounts to be transferred to and held in the name of the Master Servicer on behalf of the Trustee as successor to the applicable Originator.

     In connection with such transfer and assignment, the Seller shall, on or prior to the Closing Date, deliver to, and deposit with, the Custodian (on behalf of the Trustee), with copies to the Master Servicer, the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original of the Note, endorsed without recourse to the order of the Trustee in one of the following forms: "Pay to the order of LaSalle National Bank, as Trustee for the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1999-C1, without recourse", "Pay to the order of LaSalle National Bank, as Trustee, without recourse", "Pay to the order of LaSalle National Bank, as Custodian, without recourse", "Pay to the order of LaSalle National Bank, as Custodial Agent without recourse", which Note and all endorsements thereon shall, unless the Mortgage Loan was originated by the related Originator, show a complete chain of endorsement from the related Originator to the Trustee;

                  (ii) the original recorded Mortgage or counterpart thereof showing the related Originator as mortgagee or, if any such original Mortgage has not been returned from the applicable public recording office, a copy thereof certified to be a true and complete copy of the original thereof submitted for recording;

                  (iii) an executed Assignment of Mortgage in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located to either "LaSalle National Bank, as Trustee for the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 1999-C1, without recourse", "LaSalle National Bank, as Trustee, without recourse", "LaSalle National Bank, as Custodian, without recourse" or "LaSalle National Bank, as Custodial Agent, without recourse";

                  (iv) if the related security agreement is separate from the Mortgage, the original executed version or counterpart thereof of such security agreement and the assignment thereof to the Trustee;

                  (v) a copy of the UCC-1 financing statement, together with an original executed UCC-2 or UCC-3 financing statement, in a form suitable for filing, disclosing the assignment to the Trustee of the security interest in the personal property (if any) constituting security for repayment of the Mortgage Loan;

                  (vi) the original of the Loan Agreement or counterpart thereof relating to such Mortgage Loan, if any;

                  (vii) the original  lender's  title  insurance  policy (or the
         original  pro  forma  title  insurance   policy),   together  with  any
         endorsements thereto;

                  (viii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original executed version, together with an executed reassignment of such instrument to the Trustee (a "Reassignment of Assignment of Leases, Rents and Profits") in suitable form for recordation in the jurisdiction in which the Mortgaged Property is located (which reassignment, however, may be included in the Assignment of Mortgage and need not be a separate instrument);

                  (ix) copies of the original Environmental Reports of the Mortgaged Properties made in connection with origination of the Mortgage Loan, if any, and copies of the original environmental indemnities, if any;

                  (x) copies of the original Management Agreements, if any, for the Mortgaged Properties, collateral assignments thereof and any consents of manager;

                  (xi) a copy of the related ground lease, if any, as amended, for the Mortgaged Properties, if any;

                  (xii) if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof to the Trustee;

                  (xiii) if any related Lock-Box Agreement is separate from the Mortgage or Loan Agreement, a copy thereof; with respect to the Reserve Accounts and Lock-Box Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related Originator's security interest in the Reserve Accounts and Lock-Box Accounts and all funds contained therein (and UCC-2 or UCC-3 financing statements assigning such security interest to the Trustee on behalf of the Certificateholders);

                  (xiv) any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing;

                  (xv) the Environmental Insurance Policy (or the original binder with respect to the Environmental Insurance Policy); and

                  (xvi) any letters of credit and other written agreements related to the Mortgage Loan.

     On or promptly following the Closing Date (but in no event later than (x) thirty Business Days following the Closing Date in the case of clause (1)(a) below and (y) 60 days following the Closing Date in the case of clauses 1(b) and 2 below), the Seller (or its designee) shall, at its expense, (1) record (a) each Assignment of Mortgage referred to in Section 2.01(iii) which has not yet been submitted for recording and (b) each Reassignment of Assignment of Leases, Rents and Profits referred to in Section 2.01(viii) (if not otherwise included in the related Assignment of Mortgage) which has not yet been submitted for recordation; and (2) file each UCC-2 or UCC-3 financing statement referred to in
Section 2.01(v) or (xiii) which has not yet been submitted for filing. In the event that any such document is lost or returned unrecorded because of a defect therein, the Seller, or its designee, at the Seller's expense shall use its best efforts to promptly prepare a substitute document for signature by the Seller, and thereafter the Seller or such designee shall cause each such document to be duly recorded. The Trustee shall, promptly upon receipt of the original recorded copy (and in no event later than five Business Days following such receipt) deliver such original to the Custodian. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, after any has been recorded, the obligations hereunder of the Seller shall be deemed to have been satisfied upon delivery to the Custodian of a copy of such Mortgage, Assignment of Mortgage or Reassignment of Assignment of Leases, Rents and Profits, if applicable, certified by the public recording office to be a true and complete copy of the recorded original thereof. If a pro forma title insurance policy has been delivered to the Custodian in lieu of an original title insurance policy, the Seller will promptly deliver to the Custodian the related original title insurance policy upon receipt thereof. The Seller shall promptly cause the UCC-1's referred to in Section 2.01(v), if not already filed, to be filed in the applicable public recording office and upon filing will promptly deliver to the Custodian the related UCC-1, with evidence of filing thereon. Copies of such recorded or filed documents shall be delivered to the Master Servicer by the Seller or the Trustee, as applicable.

     Notwithstanding anything to the contrary contained in this Section 2.01, if, on the Closing Date as to any Mortgage Loan, the Seller cannot deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clauses (iii), (v), (viii) or (xiii) of the definition of "Mortgage File" solely because of the unavailability of recording information as to any existing document or instrument, the Seller may provisionally satisfy the delivery requirements of this Section 2.01(b) by delivering with respect to such Mortgage Loan on the Closing Date an omnibus assignment of such Mortgage Loan substantially in the form of Exhibit P; provided that all required original assignments with respect to such Mortgage Loan, in fully complete and recordable form, are delivered by the Seller for recording within 180 days of the Closing Date (or within such longer period as the Trustee in its discretion may permit). In addition, the Seller shall deliver, or cause to be delivered, the original Environmental Insurance Policy on or prior to the date occurring 30 days after the Closing Date.

     SECTION 2.02 Acceptance by Custodian and the Trustee. If the Seller cannot deliver any original or certified recorded document described in Section 2.01 on the Closing Date, the Seller shall use its best efforts, promptly upon receipt thereof and in any case not later than 45 days from the Closing Date, to deliver such original or certified recorded documents to the Custodian (unless the Seller is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office in which case it shall notify the Custodian and the Trustee in writing of such delay and shall deliver such documents to the Custodian promptly upon the Seller's receipt thereof). By its execution and delivery of this Agreement, the Trustee acknowledges the assignment to it of the Mortgage Loans in good faith without notice of adverse claims and declares that the Custodian holds and will hold such documents and all others delivered to it constituting the Mortgage File (to the extent the documents constituting the Mortgage File are actually delivered to the Custodian) for any Mortgage Loan assigned to the Trustee hereunder in trust, upon the conditions herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees to review each Mortgage File within 45 days after the later of (a) the Trustee's receipt of such Mortgage File or (b) execution and delivery of this Agreement, to ascertain that all documents (other than the Environmental Reports referred to in clause (ix) of Section 2.01 which shall be delivered to the Master Servicer) referred to in Section 2.01 above (in the case of the documents referred to in Section 2.01(iv), (v), (vi), (vii) (in the case of any endorsement thereto) and (viii) and (x) through (xvi), as identified to it in writing by the Seller) and any original recorded documents referred to in the first sentence of this Section 2.02 included in the delivery of a Mortgage File have been received, have been executed, appear to be what they purport to be, purport to be recorded or filed (as applicable) and have not been torn, mutilated or otherwise defaced, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In so doing, the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If at the conclusion of such review any document or documents constituting a part of a Mortgage File have not been executed or received, have not been recorded or filed (if required), are unrelated to the Mortgage Loans, identified in the Mortgage Loan Schedule, appear not to be what they purport to be or have been torn, mutilated or otherwise defaced, the Trustee shall promptly so notify the Seller and the applicable Responsible Party by providing a written report, setting forth for each affected Mortgage Loan, with particularity, the nature of the defective or missing document. The applicable Responsible Party shall deliver an executed, recorded or undamaged document, as applicable, or, if the failure to deliver such document in such form has a material adverse effect on the security provided by the related Mortgaged Property, the applicable Responsible Party shall repurchase the related Mortgage Loan, in any case in the manner and within the time period provided in Section 2.03. None of the Master Servicer, the Special Servicer and the Trustee shall be responsible for any loss, cost, damage or expense to the Trust Fund resulting from any failure to receive any document constituting a portion of a Mortgage File noted on such a report.

     The Trustee shall hold that portion of the Trust Fund delivered to the Trustee consisting of "instruments" (as such term is defined in Section 9-105(i) of the Uniform Commercial Code as in effect in Illinois on the date hereof) in Illinois and, except as otherwise specifically provided in this Agreement, shall not remove such instruments from Illinois, as applicable, unless it receives an Opinion of Counsel (obtained and delivered at the expense of the Person requesting the removal of such instruments from Illinois) that in the event the transfer of the Mortgage Loans to the Trustee is deemed not to be a sale, after such removal, the Trustee will possess a first priority perfected security interest in such instruments.

     SECTION 2.03 Representations and Warranties of the Seller and the Responsible Parties.

     (a) Each of the Seller and, except with respect to (vii) below, each of the Responsible Parties hereby represents and warrants that:

                  (i) It is a corporation, limited partnership, or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the state of its organization;

                  (ii) It has taken all necessary action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including (in the case of the Seller), but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                  (iii) This Agreement has been duly and validly authorized, executed and delivered by it and assuming the due authorization, execution and delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of such Person hereunder are the legal, valid and binding obligations of such Person, enforceable in accordance with the terms of this Agreement, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (iv) The execution and delivery of this Agreement and the performance of its obligations hereunder by such Person will not conflict with any provision of its certificate of incorporation, limited partnership, or organization, as applicable, or its bylaws, partnership agreement or operating agreement, or any law or regulation to which it is subject, or conflict with, result in a breach of or constitute a default under (or an event which with notice or lapse of time or both would constitute a default under) any of the terms, conditions or provisions of any agreement or instrument to which such Person is a party or by which it is bound, or any order or decree applicable to it, or result in the creation or imposition of any lien on any of its assets or property, which would materially and adversely affect the ability of such Person to carry out the transactions contemplated by this Agreement. Such Person has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by such Person of this Agreement;

                  (v) There is no action, suit or proceeding pending against it in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect its ability to carry out its obligations under this Agreement;

                  (vi) The Trustee, if not the owner of the related Mortgage Loan, will have a valid and perfected security interest of first priority in each of the Mortgage Loans and any proceeds thereof; and

                  (vii) The Seller has the full right to transfer all of the Mortgage Loan Seller's interest in each Mortgage Loan acquired by the Seller pursuant to the related Loan Sale Agreement to the Trust and such interest has been validly transferred to the Trust free of any liens created by the Seller.

     (b) Each Responsible Party hereby makes each of the applicable representations and warranties listed in Annex B with respect to the Mortgage Loans for which it is designated as Responsible Party on the Mortgage Loan Schedule and agrees to cause to be delivered to the Trustee the applicable Mortgage File and other Loan Documents in accordance with Sections 2.01 and 2.02.

     (c) It is understood and agreed that the representations and warranties set forth in this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee until the termination of this Agreement, and shall inure to the benefit of the Certificateholders and the Master Servicer. No such representation or warranty shall be limited by the terms of any assignment, endorsement or allonge included in any Mortgage File.

     (d) Upon discovery by the Custodian, the Master Servicer, the Special Servicer, or the Trustee of a breach of any representation or warranty of the applicable Responsible Party in this Agreement, with respect to any Mortgage Loan, or that any document required to be included in the Mortgage File does not conform to the requirements of Section 2.01, such Person shall give prompt notice thereof to the applicable Responsible Party, the applicable Loan Seller and the Seller, and such Responsible Party shall either cure such breach or document defect or, if such breach materially and adversely affects the value of said Mortgage Loan or the interests of the Certificateholders therein, repurchase said Mortgage Loan at the Repurchase Price, within 90 days of the receipt of notice of the breach; it being understood and agreed that none of the Custodian, the Master Servicer, and the Trustee has an obligation to conduct any investigation with respect to such matters (except, in the case of the Mortgage Files, to the extent provided in Section 2.01); provided, however, that in the event that such breach or non-conformity is capable of being cured but not within such 90 day period and the applicable Responsible Party has commenced and is diligently proceeding with the cure of such breach or non-conformity within such 90 day period (other than a breach that would cause a related Mortgage Loan to fail to qualify as a Qualified Mortgage), the applicable Responsible Party shall have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90 day period such Responsible Party shall have delivered an Officer's Certificate to the Trustee and the Master Servicer setting forth the reason such breach is not capable of being cured within the initial 90 day period and what actions such Responsible Party is pursuing in connection with the cure thereof and stating that such Responsible Party anticipates that such breach will be cured within the additional 90 day period. Any action taken by the Special Servicer pursuant to this Section 2.03(d) with respect to enforcing the repurchase obligations shall be taken in accordance with the Servicing Standard and the REMIC Regulations.

     (e) Upon receipt by the Master Servicer from the applicable Responsible Party of the Repurchase Price for the repurchased Mortgage Loan, the Master Servicer shall deposit such amount in the Collection Account and the Trustee, pursuant to Section 3.11, shall, upon receipt of a certificate of a Servicing Officer certifying as to the receipt by the Master Servicer of the Repurchase Price and the deposit of the Repurchase Price into the Collection Account pursuant to Section 2.03(d), release or cause to be released to the applicable Responsible Party the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be prepared by the Master Servicer to vest in the applicable Responsible Party any Mortgage Loan released pursuant hereto, and the Trustee and the Master Servicer shall have no further responsibility with regard to such Mortgage File.

     (f) In the event that the applicable Responsible Party incurs any expense in connection with curing a breach of a representation or warranty pursuant to
Section 2.03(d) which also constitutes a default under the related Mortgage Loan, such Responsible Party shall have a right to receive any amounts received by the Master Servicer or Special Servicer to the extent actually received from the Borrower with respect to such default and to the extent no other amounts are then currently due and owing (including any unreimbursed Advances and any interest thereon) with respect to the related Mortgage Loan, in an amount up to the amount spent to cure the related breach. The Master Servicer or the Special Servicer, as applicable, shall promptly remit such amounts to the appropriate Responsible Party after receipt, but only to the extent necessary to make such Responsible Party whole for any costs incurred in connection with any such breach. This Section 2.03(f) shall not require the Master Servicer or Special Servicer to, or create any obligation to, take any actions to collect any such amounts from the related Borrower.

     SECTION 2.04 Representations, Warranties and Covenants of the Master Servicer.

                  (a) The Master Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Seller and the Special Servicer, as of the Closing Date, that:

                  (i) The Master Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of California; the Master Servicer is, and throughout the term of this Agreement shall remain, to the extent necessary duly authorized and qualified to transact in the jurisdiction where any Mortgaged Property is located any and all business contemplated by this Agreement; the Master Servicer, possesses and shall continue to possess all requisite authority, power, licenses, permits, franchise, and approvals to conduct its business and to execute, deliver, and comply with its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement and the Master Servicer's performance of and compliance with the terms hereof in the manner contemplated by this Agreement will not violate the Articles of Incorporation or By-Laws of the Master Servicer, or any other instrument governing its operations, or any laws, regulations, orders or decrees of any governmental authority applicable to the Master Servicer and will not constitute a default (or any event which, with notice or lapse of time or both, would constitute a default) under any contract, agreement, or other instrument to which the Master Servicer is a party or which may be applicable to any of its assets;

                  (iii) The Agreement constitutes a valid, legal, and binding obligation of the Master Servicer, enforceable against it in accordance with its terms, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance;

                  (iv) The Agreement has been duly executed and delivered by the Master Servicer;

                  (v) All consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Master Servicer have been obtained or made;

                  (vi) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer the outcome of which, in the Master Servicer's good faith and reasonable judgment, could reasonably be expected to prohibit the Master Servicer from entering into this Agreement or materially and adversely affect the ability of the Master Servicer to perform its obligations under this Agreement; and

                  (vii) The Master Servicer has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.08(c) hereof.

                  (b) The  representations and warranties set forth in paragraph
(a) above shall  survive the  execution  and  delivery  of the  Agreement.  Upon discovery by the Seller, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative.

     SECTION 2.05 Representations, Warranties and Covenants of the Special Servicer.

                  (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Seller and the Master Servicer, as of the Closing Date, that:

                  (i) The Special Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                  (ii) The execution and delivery of this Agreement by the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's bylaws or Articles of Incorporation or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (v) The Special Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vi) No litigation is pending or, to the best of the Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                  (vii)  Each  officer,  director  or  employee  of the  Special
         Servicer that has or, following a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.24, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.08(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a transfer of servicing responsibilities to the Special Servicer pursuant to Section 3.24, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance; and

                  (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder.

                  (b) The  representations and warranties set forth in paragraph
(a) above shall  survive the  execution  and  delivery  of the  Agreement.  Upon discovery by the Seller, the Master Servicer, the Special Servicer or a Responsible Officer of the Trustee (or upon written notice thereof from any Certificateholder) of a breach of any of the representations and warranties set forth in this Section which materially and adversely affects the interests of the Certificateholders, the Master Servicer, the Special Servicer or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties hereto and the Controlling Class Representative.

     SECTION 2.06 Execution and Delivery of Certificates; Issuance of Lower-Tier Regular Interests. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the related Mortgage Files to the Custodian (to the extent the documents constituting the Mortgage Files are actually delivered to the Custodian), subject to the provisions of Section 2.01 and Section 2.02 and, concurrently with such delivery, (i) the Trustee acknowledges the issuance of the Lower-Tier Regular Interests to the Seller and the execution, authentication, and delivery of the Class LR Certificates to or upon the order of the Seller, evidencing ownership of the entire Lower-Tier REMIC, in exchange for the Mortgage Loans (other than the Excess Interest and the Default Interest), receipt of which is hereby acknowledged, (ii) the Seller hereby conveys all rights, title and interest in and to the Lower-Tier Regular Interests to the Trustee and (iii) the Trustee acknowledges that it has executed and caused to be authenticated and delivered to and upon the order of the Seller, (A) in exchange for the Lower-Tier Regular Interests and the Excess Interest, the Regular Certificates and the Class R Certificates and (B) in exchange for the Default Interest, the Class Q Certificates, in authorized denominations, registered in the names set forth in such order and duly authenticated by the Trustee evidencing ownership of the Upper-Tier REMIC and the undivided interests in the Grantor Trust set forth in Section 2.07(b).

     SECTION 2.07 Miscellaneous REMIC and Grantor Trust Provisions.

     (a) The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH and Class LJ Interests are hereby designated as "regular interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(1) of the Code, and the Class LR Certificates are hereby designated as the sole class of "residual interests" in the Lower-Tier REMIC within the meaning of Section 860G(a)(2) of the Code. The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates are hereby designated as representing beneficial interests in "regular interests" in the Upper-Tier REMIC within the meaning of Section 860G(a)(1) of the Code and the Class R Certificates are hereby designated as the sole class of "residual interests" in the Upper-Tier REMIC within the meaning of
Section 860G(a)(2) of the Code. The Closing Date is hereby designated as the "Startup Day" of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of Section 860G(a)(9) of the Code. The "latest possible maturity date" of the Lower-Tier Regular Interests and the Regular Certificates for purposes of
Section 860G(a)(1) of the Code is the Scheduled Final Distribution Date.

     (b) The Class Q Certificates represent pro rata undivided beneficial interests in the Default Interest (subject to the liability of the Trust Fund to pay interest on Advances at the Advance Rate) and the Class Q Distribution Account. The Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates represent pro rata undivided beneficial interests in any Excess Interest with respect to the Mortgage Loans and related portions of the Excess Interest Distribution Account, pro rata based on their initial Certificate Principal Amounts. The Deductible Reserve Account is beneficially owned by DFC and DREFC. The Class Q Certificates and the interest of DFC and DREFC in the Deductible Reserve Account do not represent regular or residual interests in either the Upper-Tier REMIC or the Lower-Tier REMIC.

     (c) None of the Seller, the Trustee, the Master Servicer, the Fiscal Agent or the Special Servicer shall enter into any arrangement by which the Trust Fund will receive a fee or other compensation for services other than as specifically contemplated herein.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

     SECTION 3.01 Master Servicer to Act as Master Servicer; Administration of the Mortgage Loans.

     (a) The Master Servicer and the Special Servicer, each as an independent contractor, shall service and administer the Mortgage Loans on behalf of the Trust Fund and the Trustee (as trustee for Certificateholders) in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations set forth in this Agreement, the Master Servicer and Special Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans. Subject only to the Servicing Standard, the Master Servicer and Special Servicer shall have full power and authority, acting alone or through sub-servicers (subject to paragraph
(c) of this Section 3.01 and to Section 3.02), to do or cause to be done any and all things in connection with such servicing and administration which it may deem consistent with the Servicing Standard and, in its reasonable judgment, in the best interests of the Certificateholders, including, without limitation, with respect to each Mortgage Loan, to prepare, execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien on each Mortgaged Property and related collateral; (ii) subject to Sections 3.09, 3.10, 3.26 and 3.27, any modifications, waivers, consents or amendments to or with respect to any documents contained in the related Mortgage File; and (iii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Notwithstanding the foregoing, neither the Master Servicer nor the Special Servicer shall modify, amend, waive or otherwise consent to any change of the terms of any Mortgage Loan except under the circumstances described in Sections 3.09, 3.10, 3.26 and 3.27 hereof. The Master Servicer and Special Servicer shall service and administer the Mortgage Loans in accordance with applicable law and shall provide to the Borrowers any reports required to be provided to them thereby. Subject to Section 3.11, the Trustee shall, upon the receipt of a written request of a Servicing Officer, execute and deliver to the Master Servicer and Special Servicer any powers of attorney and other documents prepared by the Master Servicer and Special Servicer and necessary or appropriate (as certified in such written request) to enable the Master Servicer and Special Servicer to carry out their servicing and administrative duties hereunder. Each of the Master Servicer and the Special Servicer shall indemnify the Trustee for any and all costs, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse of such powers of attorney by the Master Servicer or the Special Servicer, as applicable.

     (b) Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any partial Principal Prepayment received on a Mortgage Loan on a date other than a Due Date to the principal balance of such Mortgage Loan as of the Due Date immediately following the date of receipt of such partial Principal Prepayment. Unless otherwise provided in the related Loan Documents, the Master Servicer shall apply any amounts received on U.S. Treasury obligations (which shall not be redeemed by the Master Servicer prior to the maturity thereof) in respect of a Mortgage Loan being defeased pursuant to its terms to the principal balance of and interest on such Mortgage Loan as of the Due Date immediately following the receipt of such amounts.

     (c) Each of the Master Servicer and the Special Servicer may enter into sub-servicing agreements with third parties with respect to any of its respective obligations hereunder, provided that (i) any such agreement shall be consistent with the provisions of this Agreement, (ii) no sub-servicer retained by the Master Servicer or the Special Servicer, as applicable, shall grant any modification, waiver or amendment to any Mortgage Loan without the approval of the Special Servicer which approval shall be given or withheld in accordance with the procedures set forth in Sections 3.09, 3.10, 3.26 and 3.27, and (iii) such agreement shall be consistent with the Servicing Standard. Any such sub-servicing agreement may permit the sub-servicer to delegate its duties to agents or subcontractors so long as the related agreements or arrangements with such agents or subcontractors are consistent with the provisions of this Section 3.01(c). Any sub-servicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Master Servicer or the Special Servicer, or by any successor Master Servicer or Special Servicer, as applicable, without cost or obligation to the assuming or terminating party or the Trust Fund, upon the assumption by such party of the obligations of the Master Servicer or the Special Servicer, as applicable, pursuant to Section 7.02.

     Any sub-servicing agreement, and any other transactions or services relating to the Mortgage Loans involving a sub-servicer, shall be deemed to be between the Master Servicer or the Special Servicer, as the case may be, and such sub-servicer alone, and the Trustee, the Trust Fund and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the sub-servicer, except as set forth in Section 3.01(d) and no provision herein may be construed so as to require the Trust Fund to indemnify any such sub-servicer.

     (d) If the Trustee or any successor Master Servicer assumes the obligations of the Master Servicer, or if the Trustee or any successor Special Servicer assumes the obligations of the Special Servicer, in each case in accordance with
Section 7.02, the Trustee or such successor, as applicable, to the extent necessary to permit the Trustee or such successor, as applicable, to carry out the provisions of Section 7.02, shall, without act or deed on the part of the Trustee or such successor, as applicable, succeed to all of the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any sub-servicing agreement entered into by the Master Servicer or the Special Servicer, as applicable, pursuant to Section 3.01(c), subject to the right of termination by the Trustee or any such successor Master Servicer or Special Servicer set forth in Section 3.01(c). In such event, the Trustee or the successor Master Servicer or the successor Special Servicer, as applicable, shall be deemed to have assumed all of the Master Servicer's or the Special Servicer's interest, as applicable, therein (but not any liabilities or obligations in respect of acts or omissions of the Master Servicer or the Special Servicer, as applicable, prior to such deemed assumption) and to have replaced the Master Servicer or the Special Servicer, as applicable, as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the Trustee or such successor Master Servicer or successor Special Servicer, as applicable, except that the Master Servicer or Special Servicer, as applicable, shall not thereby be relieved of any liability or obligations under such sub-servicing agreement that accrued prior to the succession of the Trustee or the successor Master Servicer or successor Special Servicer, as applicable.

     In the event that the Trustee or any successor Master Servicer or successor Special Servicer, as applicable, assumes the servicing obligations of the Master Servicer or the Special Servicer, as applicable, upon request of the Trustee, or such successor Master Servicer or Special Servicer, as applicable, the Master Servicer or Special Servicer shall at its own expense deliver to the Trustee or such successor Master Servicer or Special Servicer, as applicable, all documents and records relating to any sub-servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the Trustee or the successor Master Servicer or Special Servicer, as applicable.

     SECTION 3.02 Liability of the Master Servicer and Special Servicer. Notwithstanding any sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or Special Servicer and any Person acting as sub-servicer (or its agents or subcontractors) or any reference to actions taken through any Person acting as sub-servicer or otherwise, the Master Servicer or Special Servicer, as applicable, shall remain obligated and primarily liable for the servicing and administering of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such sub-servicing agreements or arrangements or by virtue of indemnification from any Person acting as sub-servicer (or its agents or subcontractors) to the same extent and under the same terms and conditions as if the Master Servicer or Special Servicer, as applicable, alone were servicing and administering the Mortgage Loans. Each of the Master Servicer and the Special Servicer shall be entitled to enter into an agreement with any sub-servicer providing for indemnification of the Master Servicer or Special Servicer, as applicable, by such sub-servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification, but no such agreement for indemnification shall be deemed to limit or modify this Agreement.

     SECTION 3.03 Collection of Certain Mortgage Loan Payments.

     (a) The Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder, and shall follow the Servicing Standard with respect to such collection procedures. The Master Servicer shall use its reasonable efforts to collect income statements, rent rolls and other reporting information from Borrowers as required by the related Loan Documents and the terms hereof. Consistent with the foregoing, the Master Servicer or Special Servicer, as applicable, may in its discretion waive any late payment charge in connection with any delinquent Monthly Payment with respect to any Mortgage Loan. In addition, the Master Servicer shall be entitled to take such actions with respect to the collection of payments on the Mortgage Loans as are permitted or required under Section 3.26 hereof.

     (b) In the event that the Master Servicer or Special Servicer receives, or receives notice from the related Borrower that it will be receiving, Excess Interest in any Collection Period, the Master Servicer or Special Servicer, as applicable, will promptly notify the Trustee. Notwithstanding any other provision of this Agreement or any Loan Document, so long as the related Mortgage Loan is part of the Trust Fund, neither the Master Servicer nor the Special Servicer shall enforce collection of any interest on any ARD Loan with respect to the applicable Revised Rate at a rate in excess of two percent (2.00%) per annum in excess of the applicable Initial Rate.

     SECTION 3.04 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

     (a) With respect to each Mortgage Loan (other than any REO Mortgage Loan), the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments, ground rents and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) effect payment of all such bills with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan. If a Borrower fails to make any such payment on a timely basis or collections from the Borrower are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer shall advance the amount of any shortfall as a Property Advance unless the Master Servicer determines in its good faith business judgment that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances, with interest thereon at the Advance Rate, that it makes pursuant to the preceding sentence from amounts received on or in respect of the related Mortgage Loan respecting which such Advance was made or if such Advance has become a Nonrecoverable Advance, to the extent permitted by Section 3.06 of this Agreement. No costs incurred by the Master Servicer in effecting the payment of taxes and assessments on the Mortgaged Properties shall, for the purpose of calculating distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     (b) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Payments shall be deposited within two Business Days after receipt. The Master Servicer shall also deposit into each applicable Escrow Account any amounts representing losses on Permitted Investments to the extent required by Section 3.07(b) and any Insurance Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Escrow Accounts shall be Eligible Accounts (except to the extent the related Mortgage Loan requires or permits it to be held in an account that is not an Eligible Account) and shall be entitled, "GMAC Commercial Mortgage Corporation, as Master Servicer, in trust for LaSalle National Bank, as Trustee in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and Various Borrowers." Withdrawals from an Escrow Account may be made by the Master Servicer only:

                  (i) to effect  timely  payments of items  constituting  Escrow
         Payments for the related Loan Documents and in accordance with the terms of the related Mortgage Loan;

                  (ii) to transfer funds to the Collection Account to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for any Advance (with interest thereon at the Advance Rate) relating to Escrow Payments, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

                  (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

                  (iv) to clear and terminate such Escrow Account upon the termination of this Agreement;

                  (v) to pay from time to time to the related Borrower (a) any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Borrower under law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer and (b) any other funds required to be released to the related Borrowers pursuant to the related Loan Documents; and

                  (vi) to remove any funds deposited in an Escrow Account that were not required to be deposited therein.

                  (c) To the extent (i) an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, or (ii) any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall determine whether the related Borrower has failed to perform such obligations under the related Mortgage Loan as of the date required under the related Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the later of January 1, 2000 and the date as of which such actions or remediations are required to be or to have been taken or completed.

     SECTION  3.05  Collection   Account;   Upper-Tier   Distribution   Account;
Lower-Tier Distribution Account; Class Q Distribution Account; Excess Interest Distribution Account.

     (a) The Master Servicer shall establish and maintain the Collection Account in the Trustee's name, for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests. The Collection Account shall be established and maintained as an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account within two Business Days following receipt the following payments and collections received or made by it on or with respect to the Mortgage Loans:

                  (i) all payments on account of principal on the Mortgage Loans, including the principal component of Unscheduled Payments;

                  (ii) all payments on account of interest on the Mortgage Loans and the interest portion of all Unscheduled Payments;

                  (iii)    all Yield Maintenance Charges;

                  (iv) any amounts required to be deposited pursuant to Section 3.07(b) in connection with net losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) all Net REO Proceeds withdrawn from an REO Account pursuant to Section 3.17(b) and all Net Insurance Proceeds and Net Liquidation Proceeds;

                  (vi) any amounts received from Borrowers which represent recoveries of Property Protection Expenses, to the extent not permitted to be retained by the Master Servicer as provided herein; and

                  (vii) any other amounts required by the provisions of this Agreement to be deposited into the Collection Account by the Master Servicer or Special Servicer, including, without limitation, proceeds of any repurchase of a Mortgage Loan pursuant to Sections 2.03(d) hereof.

     The foregoing requirements for deposits in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, to the extent provided herein, payments in the nature of late payment charges (subject to Section 3.12 hereof), Assumption Fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees need not be deposited in the Collection Account by the Master Servicer or the Special Servicer, as applicable, and, to the extent permitted by applicable law, the Master Servicer or the Special Servicer, as applicable, shall be entitled to retain any such charges and fees received with respect to the Mortgage Loans. In the event that the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall give written notice to the Trustee of the location and account number of the Collection Account and shall notify the Trustee in writing of any subsequent change thereof.

     (b) The Trustee shall establish and maintain (i) the Lower-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders and the Trustee as the Holder of the Lower-Tier Regular Interests; and (ii) the Upper-Tier Distribution Account in the name of the Trustee, in trust for the benefit of the Certificateholders. The Lower-Tier Distribution Account and Upper-Tier Distribution Account shall be established and maintained as Eligible Accounts or as sub-accounts of a single Eligible Account. With respect to each Distribution Date, on or before such date the Trustee shall make the withdrawals from the Lower-Tier Distribution Account, as set forth in Section 4.01 hereof, shall make the deposits into the Upper-Tier Distribution Account, as set forth in Section 4.01 hereof, and shall cause the amount of Available Funds (including P&I Advances) and Yield Maintenance Charges to be distributed in respect of the Certificates, pursuant to Section 4.01 hereof on such date.

     (c) The Trustee shall establish and maintain the Class Q Distribution Account in the name of the Trustee in trust for the benefit of the Holders of the Class Q Certificates. The Class Q Distribution Account shall be established and maintained as an Eligible Account. On or before the Master Servicer Remittance Date related to each Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Class Q Distribution Account an amount equal to the sum of (i) (A) the amount of the aggregate Default Interest received during the preceding Collection Period, minus (B) any portions thereof applied to pay the Advance Interest Amount in respect of Advances (such amount, if any, the "Net Default Interest" for such Distribution Date).

     (d) Prior to the Master Servicer Remittance Date relating to the Collection Period, if any, in which Excess Interest is received, the Trustee shall establish and maintain the Excess Interest Distribution Account in the name of the Trustee in trust for the benefit of the Certificateholders as set forth in
Section 2.07(b). The Excess Interest Distribution Account shall be established and maintained as an Eligible Account. On or before the Master Servicer Remittance Date related to the applicable Distribution Date, the Master Servicer shall remit to the Trustee for deposit in the Excess Interest Distribution Account an amount equal to the Excess Interest received during the applicable Collection Period.

     Following the distribution of Excess Interest to Certificateholders on the first Distribution Date after which there are no longer any Mortgage Loans outstanding which pursuant to their terms could pay Excess Interest, the Trustee shall terminate the Excess Interest Distribution Account.

     SECTION 3.06 Permitted Withdrawals from the Collection Account. The Master Servicer may make withdrawals from the Collection Account only as described below (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Lower-Tier Distribution Account, the Class Q Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account the amounts required to be deposited in the Lower-Tier Distribution Account, the Class Q Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account pursuant to Sections 4.01(a)(i), 3.05(c), 3.25 and 3.05(d), respectively;

                  (ii) to pay or reimburse the Master Servicer, the Trustee or the Fiscal Agent for Advances and any related Advance Interest Amounts (provided that the Trustee and the Fiscal Agent shall have priority with respect to such payment or reimbursement of any such Advances and any related Advance Interest Amounts), the Master Servicer's right to reimburse any such Person pursuant to this clause (ii) being limited to
         (x) any collections on or in respect of the particular Mortgage Loan or REO Property respecting which such Advance was made, or (y) any other amounts in the Collection Account in the event that such Advances have been deemed to be Nonrecoverable Advances or are not recovered from such recoveries in respect of the related Mortgage Loan or REO Property after a Final Recovery Determination;

                  (iii)    [Reserved]

                  (iv) to the extent not otherwise required to be applied against Prepayment Interest Shortfalls, to pay on or before each Master Servicer Remittance Date to the Master Servicer and the Special Servicer, as applicable, as compensation, the aggregate unpaid Servicing Fee and Special Servicing Compensation (if any), respectively, in respect of the immediately preceding Interest Accrual Period, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan and to pay from time to time to the Master Servicer in accordance with Section 3.07(b) any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay on or before each Distribution Date to the Seller, the applicable Responsible Party or any other applicable Person as the case may be, with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to Section 2.03(d), Section 3.18 or Section 9.01, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

                  (vi) to the extent not reimbursed or paid pursuant to any other clause of this Section 3.06, to reimburse or pay the Master Servicer, the Trustee, the Special Servicer, the Seller or the Fiscal Agent, as applicable, for unpaid Servicing Fees, unpaid Special Servicing Compensation and other unpaid items incurred by such Person pursuant to the second sentence of Section 3.07(c), Section 3.08(a) and
         (b), Section 3.10, Section 3.12(d),  Section 3.17(a),  Section 3.18(b),
         Section 6.03, Section 7.04, Section 8.05(d) or Section 10.07, or any other provision of this Agreement pursuant to which such Person is entitled to reimbursement or payment from the Trust Fund, in each case only to the extent expressly reimbursable under such Section, it being acknowledged that this clause (vi) shall not be deemed to modify the substance of any such Section, including the provisions of such Section that set forth the extent to which one of the foregoing Persons is or is not entitled to payment or reimbursement;

                  (vii) to transfer to the Trustee for deposit in one or more separate, non-interest bearing accounts any amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in
         Section 4.05;

                  (viii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein;

                  (ix) to pay on or before each Distribution Date to any Responsible Party any amounts required to be paid thereto pursuant to
         Section 2.03(f);

                  (x) to clear and terminate the Collection  Account pursuant to
         Section 9.01.

     The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to subclauses (ii)-(vi) above.

     The Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer shall in all cases have a right prior to the Certificateholders to any funds on deposit in the Collection Account from time to time for the reimbursement or payment of the Servicing Fees (including investment income), or Trustee Fees, Special Servicing Compensation, Advances, Advance Interest Amounts and their respective expenses hereunder to the extent such fees and expenses are to be reimbursed or paid from amounts on deposit in the Collection Account pursuant to this Agreement (and to have such amounts paid directly to third party contractors for any invoices approved by the Trustee, the Master Servicer or the Special Servicer, as applicable).

     The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account, the Class Q Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account any and all amounts received by the Trustee in accordance with Section 3.06(i). If, as of 3:00 p.m., New York City time, on any Master Servicer Remittance Date or on such other date as any amount referred to in the foregoing clause (i) is required to be delivered hereunder, the Master Servicer shall not have delivered to the Trustee for deposit in the Lower-Tier Distribution Account, the Class Q Distribution Account, the Interest Reserve Account and the Excess Interest Distribution Account the amounts required to be deposited therein pursuant to the provisions of this Agreement (including, without limitation, Section 3.06(i)), then the Trustee shall, to the extent that a Responsible Officer of the Trustee has such knowledge, provide notice of such failure to the Master Servicer by facsimile transmission sent to telecopy No.
(312) 845-8617 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone No. (312) 845-8585 (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m., New York City time, on such day; provided, however, that the Master Servicer will pay the Trustee interest on such late payment at the prime rate until such late payment is received by the Trustee.

     SECTION 3.07 Investment of Funds in the Collection Account, the REO Account, the Interest Reserve Account, the Borrower Accounts, and Other Accounts. (a) The Master Servicer, or with respect to any REO Account, the
Special Servicer, may direct any depository institution maintaining the Collection Account and any Borrower Accounts (subject to the second succeeding sentence) (each of the Collection Account, any REO Account and any Borrower Account, for purposes of this Section 3.07, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments that bear interest or are sold at a discount, and that mature, unless payable on demand, no later than the Business Day preceding the date on which such funds are required to be withdrawn from such Investment Account pursuant to this Agreement. Any direction by the Master Servicer or the Special Servicer, to invest funds on deposit in an Investment Account shall be in writing and shall certify that the requested investment is a Permitted Investment which matures at or prior to the time required hereby or is payable on demand. In the case of any Escrow Account, Lock-Box Account, or Reserve Account (the "Borrower Accounts"), the Master Servicer shall act upon the written request of the related Borrower or Manager to the extent the Master Servicer is required to do so under the terms of the respective Mortgage Loan or related documents, provided that in the absence of appropriate written instructions from the related Borrower or Manager meeting the requirements of this Section 3.07, the Master Servicer shall have no obligation to, but will be entitled to, direct the investment of funds in such accounts in Permitted Investments. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Trustee shall have sole control (except with respect to investment direction which shall be in the control of the Master Servicer (or the Special Servicer, with respect to any REO Accounts) as an independent contractor to the Trust Fund) over each such investment and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent (which shall initially be the Master Servicer), together with any document of transfer, if any, necessary to transfer title to such investment to the Trustee or its nominee. The Trustee shall have no responsibility or liability with respect to the investment directions of the Master Servicer or the Special Servicer, any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. The Master Servicer shall have no responsibility or liability with respect to the investment direction of any Borrower or Manager or any losses resulting therefrom, whether from Permitted Investments or otherwise. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (or the Special Servicer), shall: (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
(1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer (or the Special Servicer) that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the related Investment Account.

     (b) All income and gain realized from investment of funds deposited in any Investment Account shall be for the benefit of the Master Servicer, except with respect to the investment of funds deposited in (i) any Borrower Account, which shall be for the benefit of the related Borrower to the extent required under the Mortgage Loan or applicable law or (ii) any REO Account, which shall be for the benefit of the Special Servicer, and, if held in the Collection Account or REO Account shall be subject to withdrawal by the Master Servicer or the Special Servicer, as applicable, in accordance with Section 3.06 or Section 3.17(b), as applicable. The Master Servicer (or with respect to any REO Account, the Special Servicer) shall deposit from its own funds into any applicable Investment Account, the amount of any loss incurred in respect of any such Permitted Investment immediately upon realization of such loss (except with respect to losses incurred as a result of the related Borrower or Manager exercising its power under the related Loan Documents to direct such investment in such Borrower Account); provided, however, that the Master Servicer or Special Servicer, as applicable, may reduce the amount of such payment to the extent it forgoes any investment income in such Investment Account otherwise payable to it. The Master Servicer shall also deposit from its own funds in any Borrower Account the amount of any loss incurred in respect of Permitted Investments, except to the extent that amounts are invested for the benefit of the Borrower under the terms of the Mortgage Loan or applicable law.

     All amounts on deposit in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account and the Class Q Distribution Account shall be held uninvested.

     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may, and upon the request of Holders of Certificates representing greater than 50% of the Percentage Interests of any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. In the event the Trustee takes any such action, the Trust Fund shall pay or reimburse the Trustee for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in connection therewith. In the event that the Trustee does not take any such action, the Master Servicer may, but is not obligated to, take such action at its own cost and expense.

     SECTION 3.08 Maintenance of Insurance Policies and Errors and Omissions and Fidelity Coverage.

     (a) The Master Servicer on behalf of the Trustee, as mortgagee, shall use reasonable best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan (other than REO Mortgage Loans), and if the Borrower does not so maintain, shall itself maintain (subject to the provisions of this Agreement concerning Nonrecoverable Advances to the extent the Trustee as mortgagee has an insurable interest and to the extent available at commercially reasonable rates), (i) fire and hazard insurance (and hurricane insurance, if applicable) with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (a) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, (excluding foundations, footings and excavation costs), without deduction for physical depreciation, and (b) the outstanding principal balance of the related Mortgage Loan or such greater amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance provisions and to prevent the Trustee thereunder from being deemed to be a co-insurer  and provided such policy shall include a  "replacement  cost" rider,
(ii) insurance providing coverage against 18 months (or such longer period or with such extended period endorsement as provided in the related Mortgage or other Loan Document) of rent interruptions and (iii) such other insurance as is required in the related Mortgage Loan. The Special Servicer shall maintain fire and hazard insurance with extended coverage on each REO Property (subject to the provisions of this Agreement concerning Nonrecoverable Advances) in an amount which is at least equal to one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment (excluding foundations, footings and excavation costs), without deduction for physical depreciation. If the Special Servicer does not maintain the insurance described in the preceding sentence or the required flood insurance described below, the Master Servicer shall, as soon as practicable after receipt of notice of such failure, maintain such insurance, and if the Master Servicer does not maintain such insurance, the insurance required in the first sentence of this Section 3.08(a) or the required flood insurance described below (if the related Borrower fails to maintain such insurance), the Trustee shall, as soon as practicable after receipt of notice of such failure, maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, provided that, in each such case, such obligation will be subject to the provisions of this Agreement concerning Nonrecoverable Advances and to the availability of such insurance at commercially reasonable rates. The Special Servicer shall maintain, with respect to each REO Property (i) public liability insurance providing such coverage against such risks as the Special Servicer determines, consistent with the related Loan Documents and the Servicing Standard, to be in the best interests of the Trust Fund, (ii) insurance providing coverage against 18 months (or such longer period of time as is consistent with the Loan Documents and the Servicing Standard) of rent interruptions and (iii) such other insurance as was required pursuant to the terms of the related Mortgage Loan. All insurance for an REO Property shall be from a Qualified Insurer. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts required to be applied to the restoration or repair of the related Mortgaged Property or amounts to be released to the Borrower in accordance with the terms of the related Loan Documents) shall be deposited into the Collection Account pursuant to Section 3.05, subject to withdrawal pursuant to Section 3.06. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no other additional insurance other than flood insurance or earthquake insurance subject to the conditions set forth below is to be required of any Borrower or to be maintained by the Master Servicer other than pursuant to the terms of the related Loan Documents and pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property (other than an REO Property) is located in a federally designated special flood hazard area, the Master Servicer will use its reasonable best efforts to cause the related Borrower to maintain, to the extent required by each Mortgage Loan, and if the related Borrower does not so maintain, shall itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage Loan and as is available for the related property under the national flood insurance program (assuming that the area in which such property is located is participating in such program). If a Mortgaged Property is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination, is required to be maintained pursuant to the terms of the Mortgage Loan, the Master Servicer shall use its reasonable best efforts to cause the related Borrower to maintain, and if the related Borrower does not so maintain will itself obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances and for so long as such insurance continues to be available at commercially reasonable rates) and maintain earthquake insurance in respect thereof, in the amount required by the Mortgage Loan or, if not specified, in-place at origination. If an REO Property (i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan with respect to which earthquake insurance would be appropriate in accordance with the Servicing Standard and such insurance is available at commercially reasonable rates, the Special Servicer will obtain (subject to the provisions of this Agreement concerning Nonrecoverable Advances) and maintain flood insurance and/or earthquake insurance in respect thereof providing the same coverage as described in this Section 3.08(a). If at any time during the term of this Agreement a recovery under an insurance policy in respect of an REO Property is not available but would have been available if such insurance were maintained thereon in accordance with the standards applied to Mortgaged
Properties  described  herein,  the  Special  Servicer  shall  (subject  to  the provisions hereof relating to Nonrecoverable Advances) either (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application would be consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim. In the case of any insurance otherwise required to be maintained by the Master Servicer or the Special Servicer, as applicable, that is not being so maintained because the Master Servicer or the Special Servicer, as applicable, has determined that it is not available at commercially reasonable rates, the Master Servicer or the Special Servicer, as applicable, shall deliver an Officers' Certificate to the Trustee, the Seller and each Rating Agency which details the steps that were taken in seeking such insurance and the factors which led to the determination that such insurance was not so available. Out-of-pocket expenses incurred by the Master Servicer or Special Servicer in maintaining insurance policies pursuant to this Section 3.08 shall be paid by the Master Servicer as a Property Advance and shall be reimbursable to the Master Servicer with interest at the Advance Rate. The Master Servicer (or the Special Servicer, with respect to the Specially Serviced Mortgage Loans) agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims under each related insurance policy maintained pursuant to this Section 3.08(a) in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or to permit recovery thereunder. All insurance policies required hereunder shall name the Trustee or the Master Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee, and, unless otherwise required under the related Loan Documents, shall be issued by Qualified Insurers.

     (b) (i) If the Master Servicer or the Special Servicer, as applicable, obtains and maintains a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related Borrower has not maintained insurance required by the related Mortgage Loan or on all of the REO Properties, as the case may be, it shall conclusively be deemed to have satisfied its respective obligations concerning the maintenance of insurance coverage set forth in Section 3.08(a). Any such blanket insurance policy shall be maintained with a Qualified Insurer. A blanket insurance policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that
(i) there shall not have been maintained on the related Mortgaged Property a policy otherwise complying with the provisions of Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as Master Servicer or the Special Servicer hereunder, as applicable, the Master Servicer and the Special Servicer, respectively, agree to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy which it maintains in a timely fashion in accordance with the terms of such policy and to take such reasonable steps as are necessary to receive payment or permit recovery thereunder.

     (ii) If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy and such policy shall be issued by a Qualified Insurer and provide no less coverage in scope and amount for such Mortgaged Property or REO Property than the insurance required to be maintained pursuant to Section
3.08(a), then the Master Servicer or Special Servicer shall conclusively be deemed to have satisfied its respective obligations to maintain insurance pursuant to Section 3.08(a). Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall, in the event that (i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of
Section 3.08(a), and (ii) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Collection Account from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

     (c) The Master Servicer and the Special Servicer shall each maintain a fidelity bond in the form and amount that would meet the servicing requirements of FNMA or FHLMC, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer and the Special Servicer each shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as applicable. In addition, the Master Servicer and the Special Servicer shall each keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations to service the Mortgage Loans hereunder in the form and amount that would meet the servicing requirements of FNMA or FHLMC, whichever is greater, with the Trustee named as certificateholder or loss payee, as applicable thereunder. The Master Servicer and the Special Servicer shall cause each and every sub-servicer for it to maintain, or cause to be maintained by any agent or contractor servicing any Mortgage Loan on behalf of such sub-servicer, a fidelity bond and an errors and omissions insurance policy which satisfy the requirements for the fidelity bond and the errors and omissions policy to be maintained by the Master Servicer pursuant to this Section 3.08(c). All fidelity bonds and policies of errors and omissions insurance obtained under this Section 3.08(c) shall be issued by a Qualified Insurer.

     SECTION 3.09 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Defeasance Provisions.

     (a) If any Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or related Borrower, or

                  (ii) provides that such Mortgage Loan may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer,

then, for so long as such Mortgage Loan is included in the Trust Fund, the Special Servicer on behalf of the Trust Fund shall not be required to enforce such due-on-sale clause and in connection therewith shall not be required to (x) accelerate payments thereon or (y) withhold its consent to such an assumption to the extent permitted under the terms of the related Mortgage Loan if (x) such provision is not exercisable under applicable law or such exercise is reasonably likely to result in meritorious legal action by the related Borrower or (y) the Special Servicer determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Net Mortgage Rate), than would enforcement of such clause. If the Special Servicer determines that granting of such consent would likely result in a greater recovery, the Special Servicer, is authorized to take or enter into an assumption agreement from or with the Person to whom the related Mortgaged Property has been or is about to be conveyed, and to release the original Borrower from liability upon the Mortgage Loan and substitute the new Borrower as obligor thereon, provided, that (a) the credit status of the prospective new Borrower is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria (as evidenced in writing by the Special Servicer) and the terms of the related Mortgage and (b) if the Stated Principal Balance of such Mortgage Loan as of the date of such assumption (either alone or when aggregated with all other Mortgage Loans to Borrowers that are Affiliates, or that are cross-collateralized with such Mortgage Loan) is at least equal to the lesser of
(i) 1% of the aggregate Stated Principal Balances of all Mortgage Loans as of the date of such assumption, and (ii) $10,000,000, the Special Servicer has received written confirmation from each Rating Agency that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. In connection with each such assumption or substitution entered into by the Special Servicer, the Special Servicer shall give prior notice thereof to the Master Servicer. The Special Servicer shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee (with a copy to the Master Servicer, if applicable) the original copy of such agreement, which copies shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. The Special Servicer alone shall be responsible for processing any requests to waive due-on-sale provisions contained in the Mortgage Loans. In the event the Master Servicer receives any request to waive any due-on-sale provision it shall promptly notify the Special Servicer of such request and provide the Special Servicer with such information as is reasonably requested by the Special Servicer.

     (b) Subject to Section 3.26, if any Mortgage Loan contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                  (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or

                  (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property,

then the Special Servicer, on behalf of the Trust Fund, shall not be required to enforce such due-on-encumbrance clause and in connection therewith will not be required to (i) accelerate the payments on the related Mortgage Loan or (ii) withhold its consent to such lien or encumbrance if in either case the Special Servicer (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each Rating Agency that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. The Special Servicer alone shall be responsible for processing any requests to waive due-on-encumbrance provisions contained in the Mortgage Loans. In the event the Master Servicer receives any request to waive any due-on-encumbrance provision, it shall promptly notify the Special Servicer of such request and provide the Special servicer with such information as is reasonably requested by the Special Servicer.

     (c) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

     (d) In connection with the taking of, or the failure to take, any action pursuant to this Section 3.09, neither the Master Servicer nor the Special
Servicer shall agree to modify, waive or amend, and no assumption or substitution agreement entered into pursuant to Section 3.09(a) shall contain any terms that are different from, any term of any Mortgage Loan or the related Note, other than pursuant to Section 3.27.

     (e) With respect to any Mortgage Loan which permits release of Mortgaged Properties through defeasance, and to the extent consistent with the terms of the related Loan Documents:

                  (i) In the event such Mortgage Loan requires that the Master Servicer on behalf of the Trustee purchase the required U.S. government obligations, the Master Servicer shall, at the Borrower's expense (to the extent consistent with the Loan Documents), purchase such obligations in accordance with the terms of such Mortgage Loan and hold the same on behalf of the Trust Fund; provided, that the Master Servicer shall not accept the amounts paid by the related Borrower to effect defeasance until acceptable U.S. government obligations have been identified.

                  (ii) The Master Servicer shall require, to the extent the Loan Documents grant the mortgagor discretion to so require, the Borrower to provide an Opinion of Counsel (which shall be an expense of the related Borrower (to the extent consistent with the Loan Documents)) to the effect that the Trustee has a first priority security interest in the defeasance deposit and the U.S. government obligations and the assignment thereof is valid and enforceable; such opinion, together with any other certificates or documents to be required in connection with such defeasance shall be in form and substance acceptable to the Master Servicer.

                  (iii)  To  the  extent   consistent   with  the  related  Loan
         Documents, the Master Servicer shall obtain a certificate at the related Borrower's expense from an Independent certified public accountant certifying that the U.S. government obligations comply with the requirements of the related Loan Agreement or Mortgage.

                  (iv) To the extent consistent with the related Loan Documents, prior to permitting release of any Mortgaged Properties through defeasance, the Master Servicer shall (at the Borrower's expense) obtain written confirmation from each Rating Agency that such defeasance would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates.

                  (v) If the Mortgage Loan permits the related Borrower or the lender or its designee to cause an accommodation borrower to assume such defeased obligations, the Master Servicer shall establish at the Borrower's cost and expense (and shall use its reasonable best efforts to cause the related Borrower to consent to such assumption) a special purpose bankruptcy-remote entity to assume such obligations, the establishment of which will not, as evidenced in a writing of the Rating Agencies delivered to the Trustee, in and of itself, result in the downgrade, qualification or withdrawals of the ratings then assigned to the Certificates.

                  (vi) To the extent consistent with the related Loan Documents, the Master Servicer shall require the related Borrower to pay all costs and expenses incurred in connection with the defeasance of the related Mortgage Loans. In the event that the Borrower is not required to pay any such costs and expenses under the terms of the Loan Documents, such costs and expenses shall be Additional Trust Fund Expenses.

     SECTION 3.10 Realization Upon Defaulted Mortgage Loans.

     (a) Within 60 days after the occurrence of an Appraisal Reduction Event, the Special Servicer shall, in the case of any Mortgage Loan with an outstanding principal balance equal to or in excess of $1,000,000, obtain an updated
Appraisal or, in the case of any Mortgage Loan with an outstanding principal balance of less than $1,000,000, perform an internal valuation of the related Mortgaged Property or REO Property, as the case may be, the costs of which shall be a Property Advance to be advanced by the Master Servicer; provided, however, that the Special Servicer shall not be required to obtain an updated Appraisal of any Mortgaged Property with respect to which there exists an Appraisal which is less than twelve months old. The Special Servicer shall obtain annual letter updates to any updated Appraisal or internal valuation, as the case may be. Any Appraisal or internal valuation prepared in order to determine the Appraisal Reduction Amount allocated pursuant to Section 4.01(j) shall be delivered by the Special Servicer, upon request, to any Class F, Class G, Class H or Class J Certificateholder.

     (b) In connection with any foreclosure, enforcement of the Loan Documents or other acquisition, the Master Servicer shall pay the out-of-pocket costs and expenses in any such proceedings as a Property Advance unless the Master
Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence to the extent permitted by Section 3.06(ii) and Section 3.06(vi).

     If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Borrower or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in accordance with the Servicing Standard, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an Officers' Certificate delivered to the Trustee.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, to a co-trustee or to its nominee (which shall not include the Master Servicer) or a separate trustee or co-trustee on behalf of the Trustee as holder of the Lower-Tier Regular Interests and on behalf of the holders of the Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 9.01) be considered to be a REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses. Consistent with the foregoing, for purposes of all calculations hereunder, so long as such Mortgage Loan shall be considered to be an outstanding Mortgage Loan:

                  (i) it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Note shall have been discharged, such Note and, for purposes of determining the Stated Principal Balance thereof, the related amortization schedule in effect at the time of any such acquisition of title remain in effect; and

                  (ii) Net REO Proceeds received in any month shall be applied to amounts that would have been payable under the related Note in accordance with the terms of such Note. In the absence of such terms, Net REO Proceeds shall be deemed to have been received first in payment of the accrued interest (not including Default Interest or Excess
         Interest) that remained unpaid on the date that the related REO Property was acquired by the Trust Fund; second in respect of the delinquent principal installments that remained unpaid on such date; and thereafter, Net REO Proceeds received in any month shall be applied to the payment of installments of principal and accrued interest on such Mortgage Loan deemed to be due and payable in accordance with the terms of such Note and such amortization schedule. If such Net REO Proceeds exceed the Monthly Payment then payable, the excess shall be treated as a Principal Prepayment received in respect of such Mortgage Loan.

     (c) Notwithstanding any provision to the contrary, the Special Servicer shall not acquire for the benefit of the Trust Fund any personal property pursuant to this Section 3.10 unless either:

                  (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer for the benefit of the Trust Fund; or

                  (ii) the Special Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust
         Fund) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (d) Notwithstanding any provision to the contrary in this Agreement, neither the Special Servicer nor the Master Servicer shall, on behalf of the Trust Fund, obtain title to any direct or indirect partnership or membership interest or other equity interest in any Borrower pledged pursuant to any pledge agreement, unless the Master Servicer shall have requested and received an Opinion of Counsel (which opinion shall be an expense of the Trust Fund) to the effect that the holding of such partnership interest or other equity interest by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     (e) Notwithstanding any provision to the contrary contained in this Agreement, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, obtain title to any direct or indirect partnership or membership interest in any Borrower pledged pursuant to a pledge agreement and thereby be the beneficial owner of a Mortgaged Property, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the Certificateholders, would be considered to hold title to, or be a mortgagee-in-possession of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Special Servicer has previously determined in accordance with the Servicing Standard, based on an updated environmental assessment report (or, in the case of an Environmental Policy Loan, an environmental assessment report) prepared by an Independent Person who regularly conducts environmental audits, that:

                  (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith;

                  (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such Hazardous Materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property. In the event that the environmental assessment first obtained by the Special Servicer with respect to a Mortgaged Property indicates that such Mortgaged Property may not be in compliance with applicable environmental laws or that Hazardous Materials may be present but does not definitively establish such fact, the Special Servicer shall cause such further environmental tests to be conducted by an Independent Person who regularly conducts such tests as the Special Servicer shall deem prudent to protect the interests of Certificateholders. Any such tests shall be deemed part of the environmental assessment obtained by the Special Servicer for purposes of this Section 3.10; and

                  (iii) that, consistent with the Servicing Standard, all actions have been taken with respect to any environmental insurance policy relating to such Mortgage Loan.

     (f) The environmental assessment contemplated by Section 3.10(e) shall be prepared within three months of the determination that such assessment is required by any Independent Person who regularly conducts environmental audits for purchasers of commercial property where the Mortgaged Property is located, as determined by the Special Servicer in a manner consistent with the Servicing Standard and, with respect to any Environmental Policy Loan, the related Environmental Insurance Policy (including that the environmental assessment identify any potential pollution conditions (as defined in the Environmental Insurance Policy) with respect to the related Mortgaged Property). The Master Servicer shall advance the cost of preparation of such environmental assessments unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06. Copies of any environmental assessment prepared pursuant to Section 3.10(e) shall be provided to the Class F, Class G, Class H and Class J Certificateholders upon written request to the Special Servicer.

     (g) If the Special Servicer determines pursuant to Section 3.10(e)(i) that a Mortgaged Property is not in compliance with applicable environmental laws but that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, or if the Special Servicer determines pursuant to Section 3.10(e)(ii) that the circumstances referred to therein relating to Hazardous Materials are present but that it is in the best economic interest of the Trust Fund to take such action with respect to the containment, clean-up or remediation of Hazardous Materials affecting such Mortgaged Property as is required by law or regulation, the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund, but only if the Trustee has mailed notice to the Holders of the Regular Certificates of such proposed action, which notice shall be prepared by the Special Servicer and delivered to the Trustee, and only if the Trustee does not receive, within 30 days of such notification, instructions from the Holders of greater than 50% of the aggregate Voting Rights of such Classes directing the Special Servicer not to take such action. None of the Trustee, the Master Servicer or the Special Servicer shall be obligated to take any action or not take any action pursuant to this Section 3.10(g) at the direction of the Certificateholders unless the Certificateholders agree to indemnify the Trustee, the Master Servicer and the Special Servicer with respect to such action or inaction. The Master Servicer shall advance the cost of any such compliance, containment, clean-up or remediation unless the Master Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Master Servicer shall be entitled to reimbursement of Advances (with interest at the Advance Rate) made pursuant to the preceding sentence in the manner set forth in Section 3.06.

     (h) The Master Servicer shall report to the IRS and to the related Borrower, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall promptly provide information necessary to file such report. The Master Servicer shall deliver a copy of any such report to the Trustee. With respect to this Section 3.10(h), the Master Servicer may conclusively rely upon the information provided to it by the Special Servicer.

     (i) The costs of any Appraisal or annual letter update obtained pursuant to this Section 3.10 shall be paid by the Master Servicer as an Advance and shall be reimbursable from the Collection Account pursuant to Section 3.06.

     SECTION 3.11 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Trustee or the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.05 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Trust Fund.

     From time to time upon request of the Master Servicer or Special Servicer and delivery to the Trustee and the Custodian of a Request for Release, the Trustee shall promptly cause the Custodian to release the Mortgage File (or any portion thereof) designated in such Request for Release to the Master Servicer or Special Servicer, as applicable. Upon return of the foregoing to the Custodian, or in the event of a liquidation or conversion of the Mortgage Loan into an REO Property, receipt by the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, the Custodian shall deliver a copy of the Request for Release to the Master Servicer or Special Servicer, as applicable.

     Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Special Servicer, its agents or attorneys, necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Loan, or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Loan Documents or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required, and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage or other security agreement, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION  3.12   Servicing   Fees,   Trustee  Fees  and  Special   Servicing
Compensation.

     (a) As compensation for its activities hereunder, the Master Servicer shall be entitled, with respect to each Mortgage Loan and each Interest Accrual Period, to the Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Master Servicer's rights to the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. In addition, the Master Servicer shall be entitled to receive, as additional servicing compensation, (i) to the extent permitted by applicable law and the related Mortgage Loans and with respect to Mortgage Loans which are not Specially Serviced Mortgage Loans, any late payment charges (except to the extent used to offset Advance Interest), loan service transaction fees, demand fees and beneficiary statement charges and (ii) aggregate Prepayment Interest Excess (but only to the extent such amount exceeds the aggregate Prepayment Interest Shortfall for the related Prepayment Period, and not including any Net Default Interest or Yield Maintenance Charges), in each case to the extent received and not required to be deposited or retained in the Collection Account pursuant to Section 3.05; provided, however, that the Master Servicer shall not be entitled to apply or retain any amounts as additional compensation, including any late payment charges, with respect to a specific Mortgage Loan with respect to which a default or event of default thereunder has occurred and is continuing unless and until such default or event of default has been cured and all delinquent amounts (including any Default Interest) due with respect to such Mortgage Loan have been paid. The Master Servicer shall also be entitled pursuant to, and to the extent provided in, Sections 3.06(iv), 3.06(d) and 3.07(b) to withdraw from the Collection Account and to receive from any Borrower Accounts (to the extent not payable to the related Borrower under the Mortgage Loan or applicable law) any interest or other income earned on deposits therein.

     Notwithstanding the foregoing, the aggregate Servicing Fee due to the Master Servicer with respect to any Distribution Date (but in no event the Trustee Fee payable on such Distribution Date out of the Servicing Fee) shall be reduced by the aggregate amount of any excess of Prepayment Interest Shortfalls over Prepayment Interest Excesses for the related Prepayment Period, up to an amount equal to 1/12th of 0.04% of the aggregate Stated Principal Balance of the Mortgage Loans for the related Interest Accrual Period.

     As compensation for its activities hereunder, on each Distribution Date the Trustee shall be entitled with respect to each Mortgage Loan to the Trustee Fee, which shall be payable by the Master Servicer out of the aggregate Servicing Fee. The Trustee shall pay the routine fees and expenses of the Fiscal Agent, the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent. The Trustee's rights to the Trustee Fee may not be transferred in whole or in part except in connection with the transfer of all of the Trustee's responsibilities and obligations under this Agreement.

     Except as otherwise provided herein, the Master Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including all fees of any sub-servicers retained by it. In addition, the Master Servicer shall pay the annual monitoring and surveillance fees for the Rating Agencies. Except as otherwise provided herein, the Trustee shall pay all expenses incurred by it, the Fiscal Agent, the Certificate Registrar, the Paying Agent, the Custodian and the Authenticating Agent in connection with their activities hereunder.

     (b) As compensation for its activities hereunder, the Special Servicer shall be entitled with respect to each Specially Serviced Mortgage Loan to the Special Servicing Fee, which shall be payable from amounts on deposit in the Collection Account as set forth in Section 3.06(iv). The Special Servicer's rights to the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement. In addition, the Special Servicer shall be entitled to receive, as additional servicing compensation, (i) to the extent permitted by applicable law and the related Mortgage Loans, (x) with respect to any Mortgage Loan, all Assumption Fees, loan modification or forbearance fees or extension fees and (y) with respect to any Specially Serviced Mortgage Loans, late payment charges (except to the extent used to offset Advance Interest Amounts), all loan service transaction fees, demand fees, beneficiary statement charges or similar items, and (ii) any interest or other income earned on deposits in the REO Accounts.

     Except as otherwise provided herein, the Special Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

     (c) In addition to the Special Servicing Fees provided for in this Agreement, and not in lieu thereof, the Special Servicer shall be entitled to the following fees and compensation:

                  (i)      the Rehabilitation Fee; and

                  (ii) the Liquidation Fee payable out of the Liquidation Proceeds prior to the deposit of the Net Liquidation Proceeds in the Collection Account. However, no Liquidation Fee will be payable in connection with, or out of, Liquidation Proceeds resulting from the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by any Responsible Party, or (ii) by the Master Servicer, the Special Servicer, the Seller or the Certificateholders pursuant to Section 2.03 or Section 9.01.

     (d) The Master Servicer, Special Servicer and Trustee shall be entitled to reimbursement from the Trust Fund for the costs and expenses incurred by them in the performance of their duties under this Agreement which are "unanticipated expenses incurred by the REMIC" within the meaning of Treasury Regulations
Section 1.860G-1(b)(3)(iii). Such expenses shall include, by way of example and not by way of limitation, environmental assessments, Appraisals in connection with foreclosure, the fees and expenses of any administrative or judicial proceeding and expenses expressly identified as reimbursable in Section 3.06(vi).

     (e) No provision of this Agreement or of the Certificates shall require the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder or thereunder, or in the exercise of any of their rights or powers, if, in the good faith business judgment of the Master Servicer, Special Servicer, Trustee or Fiscal Agent, as the case may be, repayment of such funds would not be ultimately recoverable from late payments, Net Insurance Proceeds, Net Liquidation Proceeds and other collections on or in respect of the Mortgage Loans, or from adequate indemnity from other assets comprising the Trust Fund against such risk or liability.

     If the Master Servicer, the Special Servicer or the Trustee receives a request or inquiry from a Borrower, any Certificateholder or any other Person the response to which would, in the Master Servicer's, the Special Servicer's or the Trustee's good faith business judgment require the assistance of Independent legal counsel or other consultant to the Master Servicer, the Special Servicer or the Trustee, the cost of which would not be an expense of the Trust Fund hereunder, then the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall not be required to take any action in response to such request or inquiry unless the Borrower or such Certificateholder or such other Person, as applicable, makes arrangements for the payment of the Master Servicer's, the Special Servicer's or Trustee's expenses associated with such counsel (including, without limitation, posting an advance payment for such expenses) satisfactory to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in its sole discretion. Unless such arrangements have been made, the Master Servicer, the Special Servicer or the Trustee, as the case may be, shall have no liability to any Person for the failure to respond to such request or inquiry.

     (f) On each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee, each Broker Strip Amount by wire transfer in immediately available funds to an account designated by the Strip Holder.

     SECTION 3.13 Reports to the Trustee; Collection Account Statements.

     (a) [Reserved]

     (b) Not later than 30 days after each Distribution Date, the Master Servicer shall forward to the Trustee a statement prepared by the Master Servicer setting forth the status of the Collection Account as of the close of business on the last Business Day of the related Prepayment Period and showing the aggregate amount of deposits into and withdrawals from the Collection Account of each category of deposit specified in Section 3.05 and each category of withdrawal specified in Section 3.06 for the related Prepayment Period. The Trustee and its agents and attorneys may at any time during normal business hours, upon reasonable notice, inspect and copy the books, records and accounts of the Master Servicer solely relating to the Mortgage Loans and the performance of its duties hereunder.

     (c) On the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Comparative
Financial Status Report, (ii) a Delinquent Loan Status Report; (iii) an Historical Loss Estimate Report; (iv) an Historical Loan Modification Report; and (v) an REO Status Report. With respect to each Mortgage Loan, promptly (but in no event later than 60 days following the end of such quarter) following the end of the related Borrower's fiscal quarter, the Master Servicer shall deliver or cause to be delivered to the Special Servicer and the Trustee, and, upon request of and at the expense of the Person making such request, to each holder of a Class F, Class G, Class H or Class J Certificate, and the Trustee shall deliver or cause to be delivered, to the extent requested, to the Controlling Class Representative promptly after receipt, the Borrower's most recent quarterly financial statements, but only to the extent received from the related Borrower. Not later than 4:00 PM New York City time on the third Business Day prior to the Distribution Date, the Master Servicer shall deliver or cause to be delivered to the Trustee the CSSA Data Files. Such reports shall be presented in writing and on a computer readable medium reasonably acceptable to the Trustee. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer one Business Day after the related Determination Date in the form required by Section 3.13(f) or shall be provided by means of such reports so delivered by the Special Servicer to the Master Servicer in the form so required. In the absence of manifest error, the Master Servicer shall be entitled to conclusively rely upon, without investigation or inquiry, the information and reports delivered to it by the Special Servicer, and, absent manifest error, the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or recalculate any of the amounts and other information stated therein. Any of such reports may include any disclaimers the Master Servicer deems appropriate.

     (d) The Master Servicer shall deliver or cause to be delivered to the Special Servicer, and the Trustee, and, upon request and at the expense of the Person making such request, to each Holder of a Class F, Class G, Class H or Class J Certificate, and the Trustee shall deliver or cause to be delivered, to the extent requested, to the Controlling Class Representative promptly after receipt, the following materials, in each case to the extent that such materials or the information on which they are based have been received by the Master
Servicer:

                  (i) At least annually by June 30th, with respect to each Mortgage Loan and REO Mortgage Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially
         Serviced Mortgage Loan or REO Mortgage Loan), an Operating Statement Analysis for the related Mortgaged Property or REO Property as of the end of the preceding calendar year, together with copies of the operating statements and rent rolls (but only to the extent the related Borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Mortgage Loans and REO Properties, only to the extent requested by the Special Servicer) for the related Mortgaged Property or REO Property as of the end of the preceding fiscal year. The Master Servicer shall use its reasonable efforts to obtain said annual operating statements and rent rolls with respect to each of the Mortgage Loans other than Specially Serviced Mortgage Loans or REO Mortgage Loans, to the extent such action is consistent with applicable law and the terms of the Mortgage Loans.

                  (ii) Within thirty days after receipt by the Master Servicer (or twenty days after receipt by the Master Servicer from the Special Servicer in the case of a Specially Serviced Mortgage Loan or REO Property) of any annual operating statements with respect to any Mortgaged Property or REO Property (to the extent prepared by and received from the Special Servicer in the case of any Specially
         Serviced Mortgage Loan or REO Property), an NOI Adjustment Worksheet for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit).

     The Master Servicer shall maintain one Operating Statement Analysis report for each Mortgaged Property and REO Property (to the extent prepared by and received from the Special Servicer in the case of any REO Property or any Mortgaged Property constituting security for a Specially Serviced Mortgage
Loan). The Operating Statement Analysis report for each Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) is to be updated by the Master Servicer and such updated report delivered to the Special Servicer and the Trustee on the Master Servicer Remittance Date which is no earlier than thirty days after receipt by the Master Servicer of updated operating statements for such Mortgaged Property. The Master Servicer will use the "normalized" column from the NOI Adjustment Worksheet to update the Operating Statement Analysis report and will use any operating statements received with respect to any Mortgaged Property (other than any such Mortgaged Property which is REO Property or constitutes security for a Specially Serviced Mortgage Loan) to update the Operating Statement Analysis report for such Mortgaged Property, such updates to be completed and copies thereof sent to the Special Servicer and the Trustee within thirty days after receipt of the necessary information.

     The Special Servicer shall deliver to the Master Servicer the information required pursuant to this Section 3.13(d) with respect to Specially Serviced
Mortgage Loans and REO Mortgage Loans on or before June 10th of each year, commencing on June 10, 1999, and within ten days after its receipt of any operating statement for any related Mortgaged Property or REO Property.

     (e) On each Master Servicer Remittance Date, the Master Servicer shall prepare and deliver to the Trustee and the Special Servicer a Watch List of all Mortgage Loans that the Master Servicer has determined are in jeopardy of becoming Specially Serviced Mortgage Loans. For this purpose, Mortgage Loans that are in jeopardy of becoming Specially Serviced Mortgage Loans shall include, without limitation: (i) Mortgage Loans having a current debt service coverage ratio that is 80% or less of the debt service coverage ratio as of the Cut-Off Date or having a current debt service coverage ratio that is less than 1.00x, (ii) Mortgage Loans as to which any required inspection of the related Mortgaged Property conducted by the Master Servicer or Special Servicer indicates a problem that the Master Servicer determines can reasonably be expected to materially adversely affect the cash flow generated by such Mortgaged Property, (iii) Mortgage Loans which have come to the Master Servicer's attention in the performance of its duties under this Agreement (without any expansion of such duties by reason hereof) that (A) any tenant occupying 25% or more of the space in the related Mortgaged Property has vacated (without being replaced by a comparable tenant and lease) or been the subject of bankruptcy or similar proceedings or (B) relate to a borrower or an affiliate that is the subject of a bankruptcy or similar proceeding, (iv) Mortgage Loans that are at least one full Collection Period delinquent in payment, and (v) Mortgage Loans that are within 60 days of maturity. Any such Watch List may include any disclaimers the Master Servicer deems appropriate.

     The Special Servicer shall report to the Master Servicer any of the foregoing events promptly upon the Special Servicer having knowledge of such event. In addition, in connection with their servicing of the Mortgage Loans, the Master Servicer and the Special Servicer shall provide to each other and to the Trustee written notice of any event that comes to their knowledge with respect to a Mortgage Loan or REO Property that the Master Servicer or the Special Servicer, respectively, determines, in accordance with Servicing Standards, would have a material adverse effect on such Mortgage Loan or REO Property, which notice shall include an explanation as to the reason for such material adverse effect.

     (f) On the Business Day after each Determination Date, the Special Servicer shall deliver, or cause to be delivered, to the Master Servicer and, upon the request of any of the Trustee, the Seller, any Rating Agency, or any Class F, Class G, Class H or Class J Certificateholder, to such requesting party, the following reports with respect to the Specially Serviced Mortgage Loans (and, if applicable, the related REO Properties), providing the required information as of the Due Date: (i) a Delinquent Loan Status Report; (ii) an Historical Loss Estimate Report; (iii) an Historical Loan Modification Report; (iv) an REO Status Report; (v) Comparative Financial Status Reports with respect to all Specially Serviced Mortgage Loans; and (vi) the CSSA Data Files. Such reports shall be presented in writing and on a computer readable magnetic medium.

     (g) Subject to Section 8.01(b) hereof, the Trustee shall be entitled to rely conclusively on and shall not be responsible for the content or accuracy of any information provided to it by the Master Servicer or the Special Servicer pursuant to this Agreement.

     SECTION 3.14 Annual Statement as to Compliance. Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, with a copy to the Rating Agencies and the Seller, on or before April 30th of each year, beginning in 2000, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer, and the nature and status thereof, (iii) that, to the best of such officer's knowledge, each sub-servicer has fulfilled its obligations under its sub-servicing agreement in all material respects, or, if there has been a material default in the fulfillment of such obligations, specifying each such default known to such officer and the nature and status thereof, (iv) that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans, and (v) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as two separate REMICs from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee.

     SECTION 3.15 Annual Independent Public Accountants' Servicing Report. On or before April 30th of each year, beginning with April 30, 2000, the Master Servicer and the Special Servicer (each, a "reporting person") at its own expense shall cause a firm of nationally recognized Independent public accountants (who may also render other services to the reporting person) which is a member of the American Institute of Certified Public Accountants to furnish a statement (an "Accountant's Statement") to the Trustee, to the effect that the assertion of management of the Master Servicer or the Special Servicer that it has maintained an effective internal control system over the servicing of mortgage loans including the Mortgage Loans and other loans, for the preceding calendar year (or shorter period from the Closing Date to the end of the related calendar year) is fairly stated, based on an examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, except for such stated in such report.

     SECTION 3.16 Access to Certain Documentation. The Master Servicer and Special Servicer shall provide to any Certificateholders that are federally insured financial institutions, the Federal Reserve Board, the FDIC and the OTS and the supervisory agents and examiners of such boards and such corporations, and any other governmental or regulatory body to the jurisdiction of which any Certificateholder is subject, access to the documentation regarding the Mortgage Loans required by applicable regulations of the Federal Reserve Board, FDIC, OTS or any such governmental or regulatory body, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or Special Servicer. Nothing in this Section 3.16 shall detract from the obligation of the Master Servicer and Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Borrowers, and the failure of the Master Servicer and Special Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

     SECTION 3.17 Title and Management of REO Properties.

     (a) In the event that title to any Mortgaged Property is acquired for the benefit of Certificateholders in foreclosure, by deed in lieu of foreclosure or upon abandonment or reclamation from bankruptcy, the deed or certificate of sale shall be taken in the name of the Trustee, or its nominee (which shall not include the Master Servicer), or a separate trustee or co-trustee, on behalf of the Trust Fund. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property prior to the close of the third calendar year beginning after the Trust Fund acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code, unless (i) the Special Servicer on behalf of the Lower-Tier REMIC has applied for an extension of such period pursuant to Sections 856(e)(3) and 860G(a)(8)(A) of the Code, in which case the Special Servicer shall sell such REO Property within the applicable extension period or
(ii) the Special Servicer seeks and subsequently receives an Opinion of Counsel (which opinion shall be an expense of the Trust Fund), addressed to the Special Servicer and Trustee, to the effect that the holding by the Trust Fund of such REO Property for an additional specified period will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that any Certificate is outstanding, in which event such period shall be extended by such additional specified period subject to any conditions set forth in such Opinion of Counsel. The Special Servicer, on behalf of the Trust Fund, shall dispose of any REO Property held by the Trust Fund prior to the last day of such period (taking into account extensions) by which such REO Property is required to be disposed of pursuant to the provisions of the immediately preceding sentence in a manner provided under Section 3.18 hereof. The Special Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a)).

     (b) The Special Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the Servicing Standard and the terms of this Agreement, all on such terms and for such period as the Special Servicer deems to be in the best interests of Certificateholders, and, in connection therewith, the Special Servicer shall only agree to the payment of management fees that are consistent with general market standards or to terms that are more favorable. Consistent with the foregoing, the Special Servicer shall cause or permit to be earned with respect to such REO Property any "net income from foreclosure property," within the meaning of Section 860G(c) of the Code, which is subject to tax under the REMIC Provisions only if it has determined, and has so advised the Trustee in writing, that the earning of such income on a net after-tax basis could reasonably be expected to result in a greater recovery on behalf of Certificateholders than an alternative method of operation or rental of such REO Property that would not be subject to such a tax. The Special Servicer shall segregate and hold all revenues received by it with respect to any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to any REO Property a segregated custodial account (each, an "REO Account"), each of which shall be an Eligible Account and shall be entitled "Lennar Partners, Inc., as Special Servicer, in trust for LaSalle National Bank, as Trustee, in trust for Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, REO Account." The Special Servicer shall be entitled to withdraw for its account any interest or investment income earned on funds deposited in an REO Account to the extent provided in Section 3.07(b). The Special Servicer shall deposit or cause to be deposited in the REO Account within one Business Day after receipt all revenues received by it with respect to any REO Property (other than Liquidation Proceeds, which shall be remitted pursuant to Section 3.18(e) to the Collection Account), and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property and for other Property Protection Expenses with respect to such REO Property, including:

                  (i) all insurance premiums due and payable in respect of any REO Property;

                  (ii) all real estate taxes and assessments in respect of any REO Property that may result in the imposition of a lien thereon;

                  (iii) all costs  and  expenses  reasonable  and  necessary  to
         protect,   maintain,  manage,  operate,  repair  and  restore  any  REO
         Property; and

                  (iv) any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC in respect of net income from foreclosure property in accordance with Section 4.05.

     To the extent that such REO Proceeds are insufficient for the purposes set forth in clauses (i) through (iii) above and the Special Servicer has provided written notice of such shortfall to the Master Servicer at least five Business Days prior to the date that such amounts are due, the Master Servicer shall advance the amount of such shortfall unless the Master Servicer determines, in its good faith judgment, that such Advance would be a Nonrecoverable Advance. If the Master Servicer does not make any such Advance in violation of the immediately preceding sentence, the Trustee shall make such Advance; and if the Trustee fails to make any such Advance, the Fiscal Agent shall make such Advance, unless in either case, the Trustee or the Fiscal Agent determines that such Advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master
Servicer that an Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a proposed Advance would be a Nonrecoverable Advance, shall be subject to the standards applicable to the Master Servicer hereunder. The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to reimbursement of such Advances (with interest at the Advance Rate) made pursuant to the preceding sentence, to the extent set forth in Section 3.06. The Special Servicer shall withdraw from each REO Account and remit to the Master Servicer for deposit into the Collection Account on a monthly basis prior to the related Master Servicer Remittance Date the Net REO Proceeds received or collected from each REO Property, except that in determining the amount of such Net REO Proceeds, the Special Servicer may retain in each REO Account reasonable reserves for repairs, replacements and necessary capital improvements and other related expenses. Notwithstanding the foregoing, the Special Servicer shall not:

                  (i) permit the Trust Fund to enter into, renew or extend any New Lease, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (ii) permit any amount to be received or accrued under any New Lease, other than amounts that will constitute Rents from Real Property;

                  (iii) authorize or permit any construction on any REO Property, other than the repair or maintenance thereof or the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                  (iv) Directly Operate or allow any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund, unless such Person is an Independent Contractor;

unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel addressed to the Special Servicer and the Trustee (which opinion shall be an expense of the Trust Fund) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code) at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

     The Special Servicer shall be required to contract with an Independent Contractor, the fees and expenses of which shall be an expense of the Trust Fund and payable out of REO Proceeds, for the operation and management of any REO Property, within 90 days of the Trust Fund's acquisition thereof (unless the Special Servicer shall have provided the Trustee with an Opinion of Counsel that the operation and management of any REO Property other than through an Independent Contractor shall not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8)) (which opinion shall be an expense of the Trust Fund), provided that:

                  (i) the terms and conditions of any such contract shall be reasonable and customary for the area and type of property and shall not be inconsistent herewith;

                  (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above, and remit all related revenues (net of such costs and expenses) to the Special Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (iii) none of the provisions of this Section 3.17(b) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trust Fund or the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (iv) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

     (c) When and as necessary, the Special Servicer shall send to the Trustee a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

     SECTION 3.18 Sale of Specially Serviced Mortgage Loans and REO Properties.

     (a) With respect to any Specially Serviced Mortgage Loan or REO Property which the Special Servicer has determined to sell in accordance with Section 3.10, the Special Servicer shall deliver to the Trustee an Officers' Certificate to the effect that, pursuant to Section 3.10, the Special Servicer has determined to sell such Specially Serviced Mortgage Loan or REO Property in accordance with this Section 3.18. The Special Servicer may then offer to sell to any Person any Specially Serviced Mortgage Loan which is in default or for which default is reasonably foreseeable or any REO Property or, subject to the following sentence, purchase any such Specially Serviced Mortgage Loan or REO Property (in each case at the Repurchase Price therefor), but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in Section 3.17(a). The Special Servicer shall deliver such Officers' Certificate and give the Trustee not less than five Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any Person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price therefor or, at its option, if it has received no offer (of at least three offers) at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at the Repurchase Price.

     In the absence of any such offer or purchase by the Special Servicer, the Special Servicer shall accept the highest offer received from any Person that is determined by the Special Servicer to be a fair price, as determined in accordance with Section 3.18(b), for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a Person other than an Interested Person, or if such offer is determined to be a fair price by the Trustee in accordance with Section 3.18(b), if the highest offeror is an Interested Person; provided, that the Trustee shall be entitled to engage, at the expense of the Trust Fund, an Independent appraiser to determine whether the highest offer is a fair price and, further provided, that if the highest offeror is an Interested Person such offer shall not be accepted if it is less than the Repurchase Price, without the prior written approval of the Trustee, who may conclusively rely on the determination of an agent reasonably selected as to the fairness of such offer. Such agent shall be hired at the expense of the Trust Fund. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer or purchase any Specially Serviced Mortgage Loan or any REO Property pursuant hereto.

     The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the Special Servicer or an Affiliate of the Special Servicer.

     In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the disposition period referred to in Section 3.17(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.17(a); provided, however, that the Special Servicer shall use its best efforts, consistent with the Servicing Standard, to sell each Specially Serviced Mortgage Loan and any REO Property prior to the Rated Final Distribution Date.

     (b) In determining whether any offer received from an Interested Person represents a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent appraiser or other expert in real estate matters retained by the Trustee at the expense of the Trust Fund. In determining whether any offer constitutes a fair price for any Specially Serviced Mortgage Loan or any REO Property, the Special Servicer (if the highest offeror is not an Interested Person) or the Trustee shall take into account, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, any Appraisal previously obtained, the period and amount of any delinquency on the affected Specially Serviced Mortgage Loan, the physical (including environmental) condition of the related Mortgaged Property or such REO Property, the state of the local economy and the Trust Fund's obligation to dispose of any REO Property within the time period specified in Section 3.17(a).

     (c) Subject to the provisions of Section 3.17, the Special Servicer shall act on behalf of the Trust Fund in negotiating and taking any other action necessary or appropriate in connection with the sale of any Specially Serviced Mortgage Loan or REO Property, including the collection of all amounts payable in connection therewith. Any sale of a Specially Serviced Mortgage Loan or any REO Property shall be without recourse to, or representation or warranty by, the Trustee, the Fiscal Agent, the Seller, the Master Servicer, the Special Servicer or the Trust Fund (except that any contract of sale and assignment and conveyance documents may contain customary warranties of title, so long as the only recourse for breach thereof is to the Trust Fund), and, if such sale is consummated in accordance with the duties of the Special Servicer, the Master Servicer, the Seller, the Fiscal Agent and the Trustee pursuant to the terms of this Agreement, no such Person who so performed shall have any liability to the Trust Fund or any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer, if the offeror is not an Interested Person (or the Trustee, if an Interested Person is an offeror).

     (d) [Reserved].

     (e) The proceeds of any sale pursuant to this Section 3.18 after deduction of the expenses of such sale incurred in connection therewith shall be promptly, and in any event within one Business Day following receipt thereof, deposited in the Collection Account in accordance with Section 3.05(a)(v).

     SECTION 3.19 Additional Obligations of the Master Servicer; Inspections. The Master Servicer (or, with respect to Specially Serviced Mortgage Loans and REO Properties, the Special Servicer) shall inspect or cause to be inspected each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property
(i) with an Allocated Loan Amount of (a) $1,000,000 or more at least once every 12 months and (b) less than $1,000,000 at least once every 24 months, in each case commencing in January 2000 (or at such lesser frequency as each Rating Agency shall have confirmed in writing to the Master Servicer will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of the Certificates) and (ii) if any Mortgage Loan (a) becomes a Specially Serviced Mortgage Loan, (b) has a debt service coverage ratio (calculated as provided in the related Loan Documents) of less than 1.0x for the immediately preceding twelve-month period or (c) is delinquent for 60 days, the related Mortgaged Property shall be inspected by the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) as soon as practicable and thereafter at least every 12 months for so long as such condition exists. The cost of any such inspection shall be borne by the Master Servicer unless the related Mortgage Loan is a Specially Serviced Mortgage Loan, in which case any out-of-pocket costs incurred with respect to such inspection shall be treated as a Property Advance and borne by the Trust Fund.

     SECTION 3.20 Reports to the Securities and Exchange Commission; Available Information.

     (a) Based on information furnished to it by the Master Servicer and the Seller (in 80 column unformatted electronic format acceptable to the Trustee) the Trustee will prepare and file with the Securities and Exchange Commission on Forms 8-K and 10-K (including EDGAR filings), on behalf of the Trust Fund the Monthly Distribution Statements and any information reports requested by the Seller provided to it by the Seller in 80 column unformatted electronic format. The Trustee shall have no responsibility to file any items other than those specified in this Section. Prior to January 2, 2000 (and each anniversary thereafter until directed by the Seller to file a Form 15 delisting the transaction), the Trustee shall hire counsel selected by the Seller to file reports on Form 10-K on behalf of the Trust Fund for the preceding fiscal year. Any fees and expenses incurred by the Trustee in connection with this Section (including reasonable attorneys' fees) shall be reimbursed to it by the Seller. Manually-signed copies of each report shall be delivered to the Seller to the attention of the Secretary (or such other Persons as are designated in writing by the Seller), with a copy to the Trustee.

     (b) [Reserved]

     (c) Upon reasonable advance notice, the Master Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies) for review by the Seller, the Trustee, the Rating Agencies, any Certificateholder, any Person identified to the Master Servicer or the Special Servicer, as applicable, by a Certificateholder as a prospective transferee of a Certificate and any other Persons to whom the Master Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate the following items: (i) all financial statements, occupancy information, rent rolls and similar information received by the Master Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Master Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.19, (iii) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer, as applicable, and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Seller to support the Master Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. The Master Servicer or Special Servicer, as the case may be, may require that such party execute a reasonable confidentiality agreement customary in the industry (and approved by the Seller) with respect to such information.

     Copies of any and all of the foregoing items shall be available from the Master Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request at the requesting party's expense.

     SECTION 3.21 Lock-Box Accounts, Escrow Accounts and Reserve Accounts. The Master Servicer shall administer each Lock-Box Account, Escrow Account and Reserve Account in accordance with the related Mortgage or Loan Agreement or Lock-Box Agreement, if any, and administer any letters of credit pursuant to the related letter of credit agreement and the Loan Documents.

     SECTION 3.22 Property Advances.

     (a) The Master Servicer (or, to the extent provided in Section 3.22(b), the Trustee or the Fiscal Agent) shall make any Property Advances as and to the extent otherwise required pursuant to the terms hereof. The Special Servicer shall give the Master Servicer and the Trustee not less than five Business Days' written (facsimile) notice before the date on which the Master Servicer is requested to make any Property Advance with respect to a given Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile) notice shall be required in respect of Property Advances required to be made on an urgent or emergency basis (which may include, without limitation, Property Advances required to make tax or insurance payments). In addition, the Special Servicer shall provide the Master Servicer and the Trustee with such information in its possession as the Master Servicer or the Trustee, as applicable, may reasonably request to enable the Master Servicer or the Trustee, as applicable, to determine whether a requested Property Advance would constitute a Nonrecoverable Advance.

     For purposes of distributions to Certificateholders and compensation to the Master Servicer or Trustee, Property Advances shall not be considered to increase the principal balance of any Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so provide.

     (b) The Master Servicer shall notify the Trustee and the Fiscal Agent in writing promptly upon, and in any event within one Business Day after, becoming aware that it will be unable to make any Property Advance required to be made pursuant to the terms hereof, and in connection therewith, shall set forth in such notice the amount of such Property Advance, the Person to whom it will be paid, and the circumstances and purpose of such Property Advance, and shall set forth therein information and instructions for the payment of such Property
Advance, and, on the date specified in such notice for the payment of such Property Advance, or, if the date for payment has passed or if no such date is specified, then within five Business Days following such notice, the Trustee, subject to the provisions of Section 3.22(c), shall pay the amount of such Property Advance in accordance with such information and instructions. If the Trustee fails to make any Property Advance required to be made under this
Section 3.22, the Fiscal Agent, subject to the provisions of Section 3.22(c), shall make such Advance on the same day the Trustee was required to make such Property Advance and, thereby, the Trustee shall not be in default under this Agreement.

     (c) None of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a Property Advance as to any Mortgage Loan or REO Property if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines that such Advance will be a Nonrecoverable Advance. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a Property Advance, if made, would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not a Property Advance previously made is, or a proposed Property Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

     (d) The Master Servicer, the Trustee and/or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of Property Advances made by any of them to the extent permitted pursuant to Section 3.06(ii) of this Agreement, together with any related Advance Interest Amount in respect of such Property Advances, and the Master Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Property Advances from the related Borrowers to the extent permitted by applicable law and the related Loan Documents.

     SECTION 3.23 Appointment of Special Servicer.

     (a) Lennar is hereby appointed as the initial Special Servicer to service each of the Mortgage Loans.

     (b) The Controlling Class Representative at any time shall be entitled to remove the Special Servicer with or without cause and to appoint a successor Special Servicer entitled to the same servicing compensation as its predecessor, provided that each Rating Agency confirms to the Trustee in writing that such appointment, in and of itself, would not have caused a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. If there is a Special Servicer Event of Default, the Special Servicer shall be removed and replaced pursuant to Sections 7.01(c) and 7.02. The Special Servicer may be removed by the Controlling Class Representative as aforesaid provided that a successor Special Servicer is appointed, in respect of the Mortgage Loans that the Special Servicer would no longer be servicing, as provided in this
Section 3.23. The Controlling Certificateholders shall assume any costs relating to the removal without cause of the Special Servicer by the Controlling Class Representative and to the subsequent appointment of a successor Special Servicer.

     (c) The appointment of any such successor Special Servicer, shall not relieve the Master Servicer, the Trustee or the Fiscal Agent of their respective obligations to make Advances as set forth herein; provided, however, the initial Special Servicer specified in Section 3.23(a) above shall not be liable for any actions or any inaction of such successor Special Servicer. Any termination fee payable to the terminated Special Servicer (and it is acknowledged that there is no such fee payable in the event of a termination of the Master Servicer as Special Servicer following the occurrence of an event of default hereunder) shall be paid by the Certificateholders so terminating the Special Servicer and shall not in any event be an expense of the Trust Fund.

     (d) No termination of the Special Servicer and appointment of a successor Special Servicer shall be effective until the successor Special Servicer has assumed all of its responsibilities, duties and liabilities hereunder pursuant to a writing satisfactory to the Trustee and each Rating Agency, as evidenced in writing and the Trustee has received written confirmation from each Rating Agency that such appointment would not cause any Rating Agency to qualify, withdraw or downgrade any of its then current ratings on any Certificates.

     (e)  Any  successor   Special   Servicer   shall  be  deemed  to  make  the
representations and warranties provided for in Section 2.05(a) mutatis mutandis as of the date of its succession.

     SECTION 3.24 Transfer of Servicing Between Master Servicer and Special Servicer; Record Keeping.

     (a) Upon determining that any Mortgage Loan has become a Specially Serviced Mortgage Loan, the Master Servicer shall immediately give notice thereof to the Special Servicer, the Controlling Class Representative and the Trustee and shall use its best efforts to provide the Special Servicer with all information, documents (but excluding the original documents constituting the Mortgage File) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its duties hereunder with respect thereto without acting through a sub-servicer. The Master Servicer shall use its best efforts to comply with the preceding sentence within five Business Days of the date such Mortgage Loan became a Specially Serviced Mortgage Loan and in any event shall continue to act as Master Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which shall occur upon the receipt by the Special Servicer of the information, documents and records referred to in the preceding sentence. With respect to each Mortgage Loan that becomes a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to continue to remit all payments in respect of such Mortgage Loan to the Master Servicer. If GMAC Commercial Mortgage Corporation ceases to be the Master Servicer or if Lennar ceases to be the Special Servicer, the successor Master Servicer or Special Servicer, as applicable, may agree that, notwithstanding the preceding sentence, with respect to each Mortgage Loan that became a Specially Serviced Mortgage Loan, the Master Servicer shall instruct the related Borrower to remit all payments in respect of such Mortgage Loan to the Special Servicer, provided that the payee in respect of such payments shall remain the Master Servicer. The Special Servicer shall remit to the Master Servicer any such payments received by it pursuant to the preceding sentence within one Business Day of receipt. The Master Servicer shall forward any notices it would otherwise send to the Borrower of a Specially Serviced Mortgage Loan to the Special Servicer who shall send such notice to the related Borrower.

     Upon determining that no event has occurred and is continuing with respect to a Mortgage Loan that causes such Mortgage Loan to be a Specially Serviced Mortgage Loan, the Special Servicer shall immediately give notice thereof to the Master Servicer and, upon giving such notice, such Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan in accordance with the first proviso of the definition of Specially Serviced Mortgage Loans, the Special Servicer's obligation to service such Mortgage Loan shall terminate and the obligations of the Master Servicer to service and administer such Mortgage Loan as a Mortgage Loan that is not a Specially Serviced Mortgage Loan shall resume. In addition, if the related Borrower has been instructed, pursuant to the preceding paragraph, to make payments to the Special Servicer, upon such determination, the Special Servicer shall instruct the related Borrower to remit all payments in respect of such Specially Serviced Mortgage Loan directly to the Master Servicer.

     (b) In servicing any Specially Serviced Mortgage Loan, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (to the extent such documents are in the possession of the Special Servicer) and copies of any additional related Mortgage Loan information, including correspondence with the related Borrower, and the Special Servicer shall promptly provide copies of all of the foregoing to the Master Servicer as well as copies of any analysis or internal review prepared by or for the benefit of the Special Servicer.

     (c) [Reserved]

     (d) Notwithstanding the provisions of the preceding subsection (c), the Master Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and shall provide the Special Servicer with any information reasonably required by the Special Servicer to perform its duties under this Agreement. The Special Servicer shall provide the Master
Servicer with any information reasonably required by the Master Servicer to perform its duties under this Agreement.

     SECTION 3.25 Interest Reserve Account. The Trustee shall establish and maintain the Interest Reserve Account in the Trustee's name for the benefit of the Certificateholders. The Interest Reserve Account shall be established and maintained as an Eligible Account. On each Master Servicer Remittance Date occurring in February and on any Master Servicer Remittance Date occurring in January in a year which is not a leap year, the Trustee shall withdraw from the Lower-Tier Distribution Account, in respect of all the Mortgage Loans which accrue interest on the basis of a 360-day year and the actual number of days in the related month, for deposit into the Interest Reserve Account, an amount equal to one day's interest at the related Mortgage Rate on the Stated Principal Balance of each such Mortgage Loan as of the Due Date in the month preceding the month in which such Master Servicer Remittance Date occurs, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Lower-Tier Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

     SECTION 3.26 Limitations on and Authorizations of the Master Servicer and Special Servicer with Respect to Specific Mortgage Loans.

     The Master Servicer shall receive bills from the Rating Agencies for monitoring, review and surveillance of the Certificates and the Mortgage Loans on behalf of the Seller and shall pay such amounts in a timely manner. In the event that Rating Agency confirmation is required in connection with any exercise of rights by the Master Servicer or the Special Servicer, as applicable, under any Mortgage Loan, the Master Servicer or Special Servicer, as the case may be, shall use its reasonable best efforts to cause the related Borrower to pay any fee required by the applicable Rating Agency for such confirmation. If the related Borrower does not pay such fee, and the Mortgage Loan is a Specially Serviced Mortgage Loan, such fee shall be paid by the Master Servicer as an Advance and shall be borne by the Trust Fund. If the Borrower does not pay such fee, and the Mortgage Loan is not a Specially Serviced Mortgage Loan, the Seller shall pay such fee.

     Prior to taking any enforcement action with respect to a Mortgage Loan secured in whole or in part by Mortgaged Properties located in a "one-action" state, the Master Servicer or Special Servicer, as applicable, shall consult with legal counsel admitted to practice in the relevant jurisdiction, the fees and expenses of which shall be an expense of the Trust Fund.

     With respect to all Mortgage Loans that provide that the holder of the related Note may apply the monthly payment against principal, interest and any other sums due in the order as the holder shall determine, the Master Servicer shall apply such Monthly Payment to interest (other than Excess Interest or Default Interest) under the related Mortgage Loan prior to application to principal or any other sums due.

     With respect to each Mortgage Loan, neither the Master Servicer nor the Special Servicer (including in its capacity as a Certificateholder, if applicable), shall take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than requests for collection, until the Maturity Date of the related Mortgage Loan; provided, that the Master Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents.

     The obligations of the Master Servicer and Special Servicer set forth in this Section 3.26 shall be subject to the operative documents with respect to the related Mortgage Loan, and the failure or inability of the related Borrower to comply with the Master Servicer's or the Special Servicer's direction shall not be deemed to be an Event of Default of the Master Servicer or the Special Servicer hereunder.

     The Master Servicer shall send written notice to each Borrower and the related Manager and clearing bank that, if applicable, the Master Servicer and/or the Trustee has been appointed as the "Designee" of the "Lender" (or equivalent terminology) under any related Lock-Box Agreement.

     For any Mortgage Loan and with respect to which, under the terms of the related Loan Documents, the mortgagee may, in its discretion, apply Insurance Proceeds, condemnation awards or escrowed funds to the prepayment of such loan prior to the expiration of the related Lock-out Period, the Master Servicer or Special Servicer, as applicable, may only require such a prepayment if the Master Servicer or Special Servicer, as applicable, has determined in accordance with the Servicing Standard that such prepayment is in the best interests of the Certificateholders.

     With respect to each Environmental Policy Loan, the Master Servicer and the Special Servicer, as applicable, shall enforce and comply with the terms of the related Environmental Insurance Policy, including, without limitation, any time restrictions contained therein. The Master Servicer or the Special Servicer, as the case may be, shall apply amounts received under any Environmental Insurance Policy and any amounts withdrawn from the Deductible Reserve Account in accordance with the claim which was made under such policy (i.e., claims made for the principal balance of the related Environmental Policy Loan shall be applied as principal and interest, and claims made for costs, expenses, penalties, fines and similar items shall be applied to pay such amounts).

     In the event the Special Servicer shall agree to a modification of an Environmental Policy Loan which involves the substitution of a new property for a Mortgaged Property, the Special Servicer shall require the related Borrower, as a condition to agreeing to such modification, to purchase a replacement insurance policy, issued by an insurer with the same claims paying rating as the current insurer and on substantially similar terms as the existing Environmental Insurance Policy. In addition, in connection with any extension of the Maturity Date of an Environmental Policy Loan, the Special Servicer shall give prompt written notice of such extension to the insurer under the related Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such Environmental Insurance Policy; provided, however, that any such extensions shall be without cost to the Master Servicer, the Special Servicer or the Trust Fund.

     SECTION 3.27 Modifications, Waivers and Amendments.

     (a) Subject to subsections (b) through (g) below, as applicable, the Special Servicer may agree to any modification, waiver or amendment of any term of any Mortgage Loan.

     (b) The Special Servicer shall determine, in accordance with the Servicing Standard, that any modification, waiver or amendment is appropriate and, except as provided in Section 3.09 and Sections 3.27(n) and 3.27(o), only the Special Servicer may consent to modifications, waivers or amendments of any term of any Mortgage Loan.

     (c) None of the Master Servicer, any subservicer or the Special Servicer shall agree to any modification, waiver or amendment of any term of any Mortgage Loan if such modification, waiver or amendment would:

                  (i) affect the amount or timing of any related scheduled payments of principal, interest or other amount (including Yield Maintenance Charges) payable under the Mortgage Loan;

                  (ii) affect the obligation of the related Borrower to pay a Yield Maintenance Charge or permit a Principal Prepayment during the applicable Lock-out Period;

                  (iii) except as expressly provided by the related Mortgage, or in connection with a material adverse environmental condition at the related Mortgaged Property, result in a release of the lien of the related Mortgage on any material portion of such Mortgaged Property without a corresponding Principal Prepayment; or

                  (iv) in the judgment of the Special Servicer, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon.

     (d) Notwithstanding anything set forth in Section 3.27(c), the Special Servicer may, consistent with the Servicing Standard:

                  (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Yield Maintenance Charge;

                  (ii) reduce the amount or change the timing of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate;

                  (iii) forbear in the enforcement of any right granted under any Note or Mortgage relating to a Specially Serviced Mortgage Loan;

                  (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan;

                  (v) permit the substitution of collateral for any Specially Serviced Mortgage Loan; and/or

                  (vi) accept a Principal Prepayment during any Lock-out Period;

provided, however, that (x) the related Borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the judgment of the Special Servicer, such default is reasonably foreseeable, (y) in the sole, good faith judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee, by means of an Officer's Certificate of the Special Servicer setting forth the procedures and considerations of the Special Servicer forming the basis of the Special Servicer's determination (including but not limited to information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an Appraisal of the related Mortgaged Property, if otherwise required pursuant to this Agreement or the Servicing Standard), and (z) with respect to clause (v) above, the Special Servicer has received written confirmation from each Rating Agency that such substitution will not, in and of itself, lead to the downgrade, qualification or withdrawal of the ratings assigned to any Certificates.

     (e) Notwithstanding anything set forth in this Agreement, in no event shall the Special Servicer be permitted to:

                  (i) extend the Maturity Date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date; or

                  (ii) if the Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Mortgage Loan beyond a date which is 10 years prior to the expiration of the term of such ground lease.

     (f) The Special Servicer shall provide copies of any modifications, waivers, amendments or extensions to the Controlling Class Representative and the Holder of any Class F, Class G, Class H or Class J Certificate. All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.27 shall be in writing. The Master Servicer or the Special Servicer, as applicable, shall notify the other servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section 3.27, prior to the effective date thereof and the date as of which the related modification, waiver or amendment is to take effect, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the Master Servicer or Special Servicer, as applicable) an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review during normal business hours at the offices of the Special Servicer. Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to subsection (a), (e) or (f) above, as applicable, the Special
Servicer shall deliver to the Trustee (with a copy to the Master Servicer) an Officer's Certificate setting forth in reasonable detail the basis of the determination made by it pursuant to subsection (a), (e) or (f) above.

     (g) Any payment of interest which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

     (h) Promptly after any Mortgage Loan becomes a Specially Serviced Mortgage Loan, the Special Servicer shall request from the Trustee the name of the current Controlling Class Representative. Upon receipt of the name of such current Controlling Class Representative from the Trustee, the Special Servicer shall notify the Controlling Class Representative that such Mortgage Loan became a Specially Serviced Mortgage Loan. Officers of the Special Servicer shall, at the request of the Controlling Class Representative, be reasonably available during regular business hours to discuss with such Controlling Class Representative objectives and strategies.

     (i) No later than forty five (45) days after the servicing of such Mortgage Loan is transferred to the Special Servicer, the Special Servicer shall deliver to the Trustee, the Master Servicer, each Rating Agency and the Controlling Class Representative a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i) summary of the status of such Specially Serviced Mortgage Loan and any negotiations with the related Borrower;

                  (ii) consideration of alternatives to the exercise of remedies (such as forbearance relief, modification of the terms and conditions of such Mortgage Loan, disposition of the Specially Serviced Mortgage Loan or the related Mortgaged Property and application of the proceeds of such disposition to the outstanding principal balance of such Mortgage Loan and interest thereon, or abandonment of the related Mortgaged Property);

                  (iii) a discussion of the probable time frames and estimated amount of any related Property Advances applicable to each of the alternatives referred to above;

                  (iv) a discussion of the legal and environmental considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and a recommendation as to whether outside legal counsel should be retained;

                  (v) estimated budgets for any operating or capital funds expected to be required for the related Mortgaged Property;

                  (vi) the most current rent roll available for and any strategy for the leasing or releasing of the related Mortgaged Property;

                  (vii) the Special Servicer's analysis and recommendations (which will include a discussion of alternative courses of action and a comparison of the probable benefits and detriments of each alternative course of action) on how such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Master Servicer for regular servicing under this Agreement or otherwise realized upon; and

                  (viii) such other information as the Special Servicer deems relevant in light of the Servicing Standard.

     The Controlling Class Representative may object to any Asset Status Report within ten (10) Business Days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that not taking such action would result in a violation of the Servicing Standard. If the Controlling Class Representative disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above until the Controlling Class Representative shall fail to disapprove such revised Asset Status Report in writing within ten (10) Business Days of receiving such revised Asset Status Report or until the Special Servicer makes an affirmative determination that such objection is inconsistent with the Servicing Standard. Upon making such determination, the Special Servicer shall notify the Trustee of such rejection and deliver to the Trustee a proposed notice to Certificateholders which shall include a copy of the Asset Status Report, and the Trustee shall send such notice to all Certificateholders. If a majority of such Certificateholders, as determined by Voting Rights, fail, within 5 days of the Trustee's sending such notice, to reject such Asset Status Report, the Special Servicer shall implement the same. If the Asset Status Report is rejected by the Certificateholders, the Special Servicer shall revise such Asset Status Report as described above in this Section 3.27(i). The Trustee shall be entitled to reimbursement from the Trust Fund for the reasonable expenses of providing such notices. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten (10) Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interest of the Certificateholders and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such disapproval is not in the best interest of all the Certificateholders pursuant to the Servicing Standard.

     (j) The Special Servicer shall have the authority to meet with the Borrower for any Specially Serviced Mortgage Loan and take such actions consistent with Servicing Standard and the related Asset Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report except as provided in (j) above.

     (k) Upon request of any Certificateholder (or any Beneficial Owner, if applicable, which shall have provided the Trustee with evidence satisfactory to the Special Servicer and the Trustee of its interest in a Certificate) or Rating Agency, the Trustee shall mail, without charge, to the address specified in such request a copy of the most current Asset Status Report for any Specially Serviced Mortgage Loan or REO Property.

     (l) Prior to delivering an Asset Status Report to any Certificateholder or Beneficial Owner, the Trustee shall have obtained an acknowledgment from the recipient thereof that U.S. securities laws may restrict the use of the information in the Asset Status Report.

     (m) In accordance with the foregoing subsections of this Section 3.27, the Special Servicer shall be permitted to modify, waive or amend any term of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable, only if such modification, waiver or amendment (a) would not be "significant" as such term is defined in Treasury Regulations Section 1.860G-2(b)(3), as determined by the Special Servicer (and the Special Servicer may rely on an Opinion of Counsel in making such determination) and (b) would be in accordance with the Servicing Standard. The consent thereto of the majority of Percentage Interests of each Class of Certificates affected thereby or written confirmation from each Rating Agency that such modification, waiver or amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates shall not be required but shall be conclusive evidence that such modification, waiver or amendment would not adversely affect in any material respect the interest of any Certificateholder not consenting thereto.

     (n) Notwithstanding the foregoing subsections of this Section 3.27, the Master Servicer may modify or amend the terms of any Mortgage Loan (other than a Specially Serviced Mortgage Loan) without the consent of the Special Servicer in order to (i) cure any ambiguity therein or (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error, provided that such modification or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (and the Master Servicer may rely on an Opinion of Counsel at the related Borrower's expense in making such determination).

     (o) Notwithstanding the foregoing subsections of this Section 3.27, the Master Servicer may grant, without any Rating Agency confirmation as provided in
Section 3.09(e) or Special Servicer approval, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Master Servicer shall have determined in accordance with the Servicing Standards that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property.




                                   ARTICLE IV

                       DISTRIBUTIONS TO CERTIFICATEHOLDERS

     SECTION 4.01 Distributions.

     (a) (i) On each Master Servicer Remittance Date, to the extent of Available Funds, an amount held in the Collection Account or constituting P&I Advances for the related Distribution Date equal to the sum of (A) Available Funds (less amounts described in clauses (iii) and (v) of the definition thereof) and (B) any Yield Maintenance Charges and the Trustee Fee for the related Distribution Date shall be withdrawn by the Master Servicer and remitted to the Trustee for deposit in the Lower-Tier Distribution Account. On each Master Servicer Remittance Date, the Trustee shall withdraw from the Deductible Reserve Account any amounts required to be deposited in the Lower-Tier Distribution Account pursuant to Section 4.08 and shall withdraw from the Interest Reserve Account with respect to the Master Servicer Remittance Date for March of any calendar year, the related withheld amounts pursuant to Section 3.25, and shall deposit any such amounts in the Lower-Tier Distribution Account. On each Distribution Date, the amount that has been so transferred to the Lower-Tier Distribution Account from the Collection Account or as P&I Advances or pursuant to the preceding sentence shall be distributed on the Lower-Tier Regular Interests to the Upper-Tier REMIC, in accordance with the provisions set forth herein. Thereafter, such amounts shall be considered to be held in the Upper-Tier Distribution Account until distributed to the Certificateholders.

     (ii) Principal amounts, rates of interest, reimbursements for Realized Losses (and Additional Trust Fund Expenses) and timing of distributions on each Lower-Tier Regular Interest will be identical to such amounts, rates, reimbursements and timing on the corresponding Related Certificates, except that, solely for this purpose, all calculations of interest with respect to the Related Lower-Tier Regular Interests shall be made as though the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificate Pass-Through Rates were equal to the WAC Rate and as though the Notional Amount of the Class X Certificates were zero at all times, such that the rates of interest and timing of interest distributions on each Related Lower-Tier Regular Interest represent the aggregate of the corresponding amounts on each Related Certificate and its related Component of the Class X Certificates; provided that interest shall be distributable on such Lower-Tier Regular Interest only to the extent actually distributed on such related Certificate or related Component.

     Any Yield Maintenance Charge that is to be paid to a Regular Certificate, other than the Class X Certificates, shall be paid to the Related Lower-Tier Regular Interest, and the balance of any such Yield Maintenance Charge, so long as any one or more of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH or Class LJ Interests remain outstanding, shall be paid to such Lower-Tier Regular Interests, pro rata, in proportion to the Interest Distribution Amount for the Related Certificates for such Distribution Date. Realized Losses shall be allocated to, and shall reduce the Certificate Principal Amounts of, each Class of Lower-Tier Regular Interests
without   distribution  on  any  Distribution  Date,  to  the  extent  that  the
Certificate Principal Amount of such Class exceeds the Certificate Principal Amount of the corresponding Related Certificates because of Realized Losses allocated to such Related Certificates.

     On each Distribution Date, the Class LR Certificates shall receive distributions of any amounts remaining in the Lower-Tier Distribution Account after all payments have been made to the Trustee as the holder of the Lower-Tier Regular Interests in accordance with this Section 4.01(a).

     (b) On each Distribution Date prior to the Cross-over Date, Holders of each Class of Certificates (other than the Class Q, Class R and Class LR Certificates) shall receive distributions from amounts on deposit in the Upper-Tier Distribution Account in respect of interest and principal, to the extent of Available Funds, in the amounts and in the order of priority set forth below:

                  (i) First, pro rata, in respect of interest, to the Class A-1, Class A-2 and Class X Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the Interest Distribution Amounts of such Classes;

                  (ii) Second, to the Class A Certificates, in reduction of their respective Certificate Principal Amounts: first, to the Class A-1 Certificates, and second, to the Class A-2 Certificates, in each case up to an amount equal to the lesser of (i) the Certificate Principal Amount thereof and (ii) the Principal Distribution Amount for such Distribution Date;

                  (iii) Third, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (iv) Fourth, to the Class B Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (v) Fifth, to the Class B Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (vi) Sixth, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (vii) Seventh, to the Class C Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (viii) Eighth, to the Class C Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (ix) Ninth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (x) Tenth, to the Class D Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xi) Eleventh, to the Class D Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (xii) Twelfth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (xiii) Thirteenth, to the Class E Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xiv) Fourteenth, to the Class E Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (xv) Fifteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (xvi) Sixteenth, to the Class F Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xvii) Seventeenth, to the Class F Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (xviii) Eighteenth, to the Class G Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (xix) Nineteenth, to the Class G Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xx) Twentieth, to the Class G Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (xxi) Twenty-first, to the Class H Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (xxii) Twenty-second, to the Class H Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xxiii) Twenty-third, to the Class H Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class;

                  (xxiv) Twenty-fourth, to the Class J Certificates in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

                  (xxv) Twenty-fifth, to the Class J Certificates, in reduction of the Certificate Principal Amount thereof, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Principal Amount thereof is reduced to zero;

                  (xxvi) Twenty-sixth, to the Class J Certificates, an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class, plus interest thereon at the Pass-Through Rate for such Class compounded monthly from the date the related Realized Loss was allocated to such Class; and

                  (xxvii) Twenty-seventh, to the Class R Certificates, any amounts remaining in the Upper-Tier Distribution Account.

     On each Distribution Date occurring on and after the Cross-over Date, in place of the allocation of principal payments described in priority Second above, remaining Available Funds at such level will be distributed first up to an amount equal to the Principal Distribution Amount for such Distribution Amount to the Class A-1 and Class A-2 Certificates, pro rata, based on their respective Certificate Principal Amounts, in reduction of their respective Certificate Principal Amounts, until the Certificate Principal Amount of each such Class is reduced to zero, and, second, to the Class A-1 and Class A-2 Certificates for unreimbursed amounts of Realized Losses previously allocated to such Classes, pro rata, in accordance with the amount of such unreimbursed Realized Losses so allocated, plus interest thereon at their respective Pass-Through Rates compounded monthly from the date the related Realized Losses were allocated to such Classes. Any remaining Available Funds will then be allocated as provided in priorities Third through Twenty-seventh above.

     All references to "pro rata" in the preceding clauses with respect to interest and Interest Shortfalls shall mean pro rata based on the amount distributable pursuant to such clauses, with respect to distributions of principal other than in reimbursement of Realized Losses shall mean pro rata based on Certificate Principal Amount, and with respect to distributions in reimbursement of Realized Losses shall mean pro rata based on the amount of unreimbursed Realized Losses previously allocated to the applicable Classes.

     (c) On any Distribution Date, any Yield Maintenance Charges collected on the Mortgage Loans during the related Prepayment Period will be distributed to the Holders of the Classes of Certificates as follows: to the holders of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Sequential Pay Certificates on such Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such Principal Prepayment during the Prepayment Period. Any Yield Maintenance Charges collected on the Mortgage Loans during such Prepayment Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     After the Distribution Date on which the Certificate Principal Amounts of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, all Yield Maintenance Charges collected with respect to the Mortgage Loans will be distributed to the holders of the Class X Certificates.

     (d) Subject to Section 3.05(c), on each Distribution Date the Trustee shall withdraw from the Class Q Distribution Account the amount of any Net Default Interest and shall distribute such funds to the holders of the Class Q Certificates.

     (e) On each Distribution Date, any Excess Interest received with respect to Mortgage Loans during the related Collection Period shall be distributed to holders of Certificates as follows: to the holders of the Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates, pro rata, based on their initial Certificate Principal Amounts. Notwithstanding the reduction of the Certificate Principal Amount of any of the aforementioned Classes of Certificates to zero, such Class may receive distributions in respect of Excess Interest in accordance with the allocations set forth herein.

     (f) [Reserved]

     (g) The  Certificate  Principal  Amount  of each  Class of  Sequential  Pay
Certificates entitled to distributions of principal will be reduced without distribution on any Distribution Date, as a write-off, to the extent of any Realized Loss allocated to such Class on such Distribution Date. Any such write-offs will be applied to such Classes of Sequential Pay Certificates in the following order, until each is reduced to zero; first, to the Class J Certificates; second, to the Class H Certificates, third, to the Class G
Certificates;  fourth,  to the  Class  F  Certificates;  fifth;  to the  Class E
Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates, and, finally, pro rata to the Class A-1 and Class A-2 Certificates based on their respective Certificate Principal Amounts. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of
Certificates described above in the reverse order of allocation of Realized Losses thereto.

     Shortfalls in Available Funds resulting from Additional Trust Fund Expenses, a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or other unanticipated or default-related expenses (not constituting Realized Losses) will be allocated to interest due on each Class of Certificates in the same order as Realized Losses are applied to the Certificate Principal Amounts thereof. Excess Prepayment Interest Shortfalls will be allocated to each Class of Certificates, pro rata, based upon the amount of interest which would have otherwise been distributed to each Class of Certificates. The Notional Amount of the Class X Certificates will be reduced to reflect reductions in the Certificate Principal Amount of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates resulting from allocations of Realized Losses.

     (h) All amounts distributable, or reductions allocable on account of Realized Losses or Additional Trust Fund Expenses, to a Class of Certificates pursuant to this Section 4.01 on each Distribution Date shall be allocated pro rata among the outstanding Certificates in each such Class based on their respective Percentage Interests. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

     (i) Except as otherwise provided in Section 9.01 with respect to an Anticipated Termination Date, the Trustee shall, no later than the fifteenth day of the month in the month preceding the month in which the final distribution with respect to any Class of Certificates is expected to be made, mail to each Holder of such Class of Certificates, on such date a notice to the effect that:

                  (A) the Trustee reasonably expects based upon information previously provided to it that the final distribution with respect to such Class of Certificates will be made on such Distribution Date, but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

                  (B) if such final distribution is made on such Distribution Date, no interest shall accrue on such Certificate, or on the Related Lower-Tier Regular Interests from and after such Distribution Date;

provided, however, that the Class Q, Class R and Class LR Certificates shall remain outstanding until there is no other Class of Certificates outstanding.

     Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust for the benefit of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation to receive the final distribution with respect thereto. If within one year after the second notice not all of such Certificates shall have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of holding such funds in trust and of contacting such Certificateholders shall be paid out of such funds. If within two years after the second notice any such Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Trustee all amounts distributable to the Holders thereof, and the Trustee shall thereafter hold such amounts for the benefit of such Holders until the earlier of (i) its termination as Trustee hereunder and the transfer of such amounts to a successor Trustee and (ii) the termination of the Trust Fund and distribution of such amounts to the Class R Certificateholders. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder or by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(i). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

     (j) The Certificate Principal Amounts of the Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be notionally reduced (solely for purposes of determining the Voting Rights of the related Classes) on any Distribution Date to the extent of any Appraisal Reduction Amounts allocated to such Classes on such Distribution Date. To the extent that the aggregate of the Appraisal Reduction Amounts for any Distribution Date exceeds such Certificate Principal Amount, such excess will be applied, subject to any reversal described below, to notionally reduce the Certificate Principal Amounts of the next most subordinate Class of Certificates on the next Distribution Date. Any such reductions will be applied in the following order of priority: first, to the Class J Certificates; second, to the Class H
Certificates;  third,  to the  Class  G  Certificates;  fourth,  to the  Class F
Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; and finally, to the Class B Certificates (provided in each case that no Certificate Principal Amount in respect of any such Class may be notionally reduced below zero).

     SECTION 4.02 Statements to Certificateholders; Available Information; Information Furnished to Financial Market Publisher.

     (a) On each Distribution Date, the Trustee shall, based on information provided by the Master Servicer or provided by the Special Servicer to the Master Servicer (with respect to a Specially Serviced Mortgage Loan, an REO Property or the servicing responsibilities of the Special Servicer set forth herein) and subject to receipt thereof, prepare and forward by mail to each Holder of a Certificate, with copies to the Seller, the Paying Agent, the Master Servicer, the Special Servicer, the Rating Agencies and up to three market reporting services designated by the Seller, a statement as to such distribution (a "Monthly Distribution Statement") setting forth the information set forth on Exhibit J hereto, and including among other things, for each Class, as applicable:

                  (i) the Principal Distribution Amount and the amount of Available Funds allocable to principal included therein;

                  (ii) The Interest Distribution Amount distributable on such Class and the amount of Available Funds allocable thereto, together with any Interest Shortfall allocable to such Class;

                  (iii) The amount of any P&I Advances by the Master Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to Certificateholders not reimbursed since the previous Distribution Date;

                  (iv) The  initial  Certificate  Principal  Amount  or  initial
         Notional Amount, as applicable, of each Class, and the Certificate Principal Amount or Notional Amount, as applicable, of each Class after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on such Distribution Date;

                  (v) Realized Losses (for such month and cumulative basis and on a Mortgage Loan by Mortgage Loan basis) and their allocation to the Certificate Principal Amount of any Class of Certificates;

                  (vi) The Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to such Distribution Date;

                  (vii) The number and aggregate principal balance of Mortgage Loans (and the identity of each related Borrower) (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months,
         (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Prepayment Period, the amount of the P&I Advance made with respect to such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

                  (viii) With respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the principal balance and appraised value (based on an updated Appraisal or internal valuation, if required under Section 3.10(a)) of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                  (ix) (A) For any REO Property sold during the related Prepayment Period, the date on which the Special Servicer determined that a Final Recovery Determination was made and the amount of the proceeds of such sale deposited into the Collection Account,

                  (B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Prepayment Period and credited to the Collection Account, in each case identifying such REO Property by name, and

                  (C) the appraised value as determined by the most recent updated Appraisal or internal valuation (or annual letter update thereof) of any REO Property, if required under Section 3.10(a);

                  (x) The amount of the Servicing Fee, Trustee Fee and Special Servicing Compensation paid with respect to such Distribution Date;

                  (xi) (A) The amount of Yield Maintenance Charges, if any, received during the related Prepayment Period, (B) the amount of Default Interest received during the related Prepayment Period and the Net Default Interest for such Distribution Date and (C) the amount of Excess Interest, if any, received during the related Prepayment Period;

                  (xii) The outstanding principal balance and Repurchase Price of any Mortgage Loan purchased or repurchased pursuant to Sections 2.03(d), 3.18 or 9.01(c);

                  (xiii) The amount of Excess Prepayment Interest Shortfalls with respect to such Distribution Date;

                  (xiv) The account balance contained in the respective Reserve Accounts as of the related Due Date for each Mortgage Loan;

                  (xv) The CUSIP number for such Class of Certificates, if any;

                  (xvi) The amount of negative amortization on the Mortgage Loans, created by any modification;

                  (xvii) The Appraisal Reduction Amounts with respect to such Distribution Date;

                  (xviii) The Pass-Through Rate for such Class for the preceding Interest Accrual Period;

                  (xix) Account reconciliations with respect to the immediately preceding Distribution Date with respect to the Collection Account (giving effect to P&I Advances, Property Advances, Servicing Fees, Trustee Fees, additional servicing compensation, Yield Maintenance Charges, Default Interest, Net Default Interest, and Excess Interest); and

                  (xx) other information reasonably requested by the Seller.

     In the case of  information  furnished  pursuant to subclauses  (i),  (ii),
(iv), (v), and (xi) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates with a denomination of $1,000 initial Certificate Principal Amount or Notional Amount.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate (except for a Class R or Class LR Certificate) a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class R or Class LR Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

     Each  Responsible   Party  shall  provide  the  Master  Servicer  with  the
applicable "CSSA Setup File" prior to February 1, 1999.

     (b) On or within two Business Days following each Distribution Date, the Trustee shall make available to the Financial Market Publisher and each Underwriter, using the format and media mutually agreed upon by the Trustee, the Financial Market Publisher and the Underwriter, the following information regarding each Mortgage Loan and any other information reasonably requested by the Underwriter and available to the Trustee:

               (i)  the Loan Number;

               (ii) each related Mortgage Rate; and

               (iii) the principal balance as of such Distribution Date.

     In addition, on or within two Business Days following each Distribution Date, the Trustee shall make (x) certain information contained in the Monthly Distribution Statement available to Certificateholders through its ASAP System by Certificateholders dialing telephone number (714) 282-5518 and requesting statement No. 380, (y) certain information regarding the Mortgage Loans available in electronic format through its dial-up bulletin board service, by Certificateholders dialing telephone number (714) 282-3990, and (z) certain information regarding the Mortgage Loans accessible at the Trustee's web site at "www.lnbabs.com".

     The Trustee shall only be obligated to deliver the statements, reports and information contemplated by Section 4.02(a) and 4.02(b) to the extent it receives the necessary underlying information from the Master Servicer or the Special Servicer and shall not be liable for any failure to deliver any thereof on the prescribed due dates, to the extent caused by failure to receive timely such underlying information and, if the Master Servicer is not the Special Servicer, the Master Servicer shall not be liable for any failure of the Special Servicer to provide such underlying information. Nothing herein shall obligate the Trustee, the Master Servicer or the Special Servicer to violate any applicable law prohibiting disclosure of information with respect to any Borrower and the failure of the Trustee, the Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

     (c) On each Distribution Date, the Trustee shall deliver or shall cause to be delivered by first class mail to each Certificateholder, each prospective investor in a Certificate (upon request), Beneficial Owner (if known), the Seller, the Special Servicer, each Underwriter and each Rating Agency a copy of the Comparative Financial Status Report, the Delinquent Loan Status Report, the Historical Loss Estimate Report, the Historical Loan Modification Report, the REO Status Report and the Watch List provided by the Master Servicer to the Trustee pursuant to Section 3.13(c) and 3.13(e) on the Master Servicer Remittance Date. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer at least one Business Days after the related Determination Date. Absent manifest error,
(i) none of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a Borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable, (ii) the Trustee shall not be responsible for the accuracy or completeness of any information supplied to it by the Master Servicer or Special Servicer that is included in any reports, statements, materials or information prepared or provided by the Master Servicer or Special Servicer, as applicable, and (iii) the Trustee shall be entitled to conclusively rely upon the Master Servicer's reports and the Special Servicer's reports without any duty or obligation to recompute, verify or re-evaluate any of the amounts or other information stated therein.

     The information contained in the reports in the preceding paragraph of this
Section 4.02(c) shall be made available to the Trustee electronically by the Master Servicer in the form of the standard CSSA Data File, and the Trustee will in lieu of mailing such reports as described in such preceding paragraph make such reports available electronically in such form to Certificateholders and Beneficial Owners, and if requested, the Rating Agencies, using the media mutually agreed upon by the Trustee, each Underwriter and the Seller; provided, however, that the Trustee will continue to provide Certificateholders with a written copy of such reports upon request in the manner described in such preceding paragraph.

     The Trustee shall deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Master Servicer and Special Servicer to the Seller, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee shall make such reports available to the Certificateholders and the Special Servicer. Upon request, the Trustee shall also make available any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee to any potential investor in the Certificates.

     SECTION 4.03 Compliance with Withholding Requirements.

     Notwithstanding any other provision of this Agreement, the Paying Agent shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Paying Agent reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding. The Paying Agent agrees that it will not withhold with respect to payments of interest or original issue discount in the case of a Certificateholder that is a non-U.S. Person that has furnished or caused to be furnished (i) an effective Form W-8 or Form W-9 or an acceptable substitute form or a successor form and who is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a "controlled foreign corporation" described in Code Section 881(c)(3)(C) with respect to the Trust Fund or the Seller, or (ii) an effective Form 4224 or an acceptable substitute form or a successor form. In the event the Paying Agent or its agent withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Paying Agent shall indicate the amount withheld to such Certificateholder. Any amount so withheld shall be treated as having been distributed to such Certificateholder for all purposes of this Agreement.

     SECTION 4.04 REMIC Compliance.

     (a) The parties intend that each of the Upper-Tier REMIC and the Lower-Tier REMIC shall constitute, and that the affairs of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be conducted so as to qualify it as, a "real estate mortgage investment conduit" as defined in, and in accordance with, the REMIC Provisions, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall, to the extent permitted by applicable law, act as agent, and is hereby appointed to act as agent, of each of the Upper-Tier REMIC and the Lower-Tier REMIC and shall on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC: (i) prepare, sign and file, or cause to be prepared and filed, all required Tax Returns for each of the Upper-Tier REMIC and the Lower-Tier REMIC, using a calendar year as the taxable year for each of the Upper-Tier REMIC and the Lower-Tier REMIC when and as required by the REMIC Provisions and other applicable federal, state or local income tax laws; (ii) make an election, on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC, to be treated as a REMIC on Form 1066 for its first taxable year, in accordance with the REMIC Provisions; (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and the Internal Revenue Service and applicable state and local tax authorities all information reports as and when required to be provided to them in accordance with the REMIC Provisions of the Code and Section 4.07; (iv) if the filing or distribution of any documents of an administrative nature not addressed in clauses (i) through (iii) of this Section 4.04(a) is then required by the REMIC Provisions in order to maintain the status of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC or is otherwise required by the Code, prepare, sign and file or distribute, or cause to be prepared and signed and filed or distributed, such documents with or to such Persons when and as required by the REMIC Provisions or the Code or comparable provisions of state and local law; (v) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title and address of the Person that the holders of the Certificates may contact for tax information relating thereto (and the Trustee shall act as the representative of each of the Upper-Tier REMIC and the Lower-Tier REMIC for this purpose), together with such additional information as may be required by such Form, and shall update such information at the time or times and in the manner required by the Code (and the Seller agrees within 10 Business Days of the Closing Date to provide any information reasonably requested by the Master Servicer or the Trustee and necessary to make such filing); and (vi) maintain such records relating to each of the Upper-Tier REMIC and the Lower-Tier REMIC as may be necessary to prepare the foregoing returns, schedules, statements or information, such records, for federal income tax purposes, to be maintained on a calendar year and on an accrual basis. The Holder of the largest Percentage Interest in the Class R or Class LR Certificates shall be the tax matters person of the Upper-Tier REMIC or the Lower-Tier REMIC, respectively, pursuant to Treasury Regulations Section 1.860F-4(d). If more than one Holder should hold an equal Percentage Interest in the Class R or Class LR Certificates larger than that held by any other Holder, the first such Holder to have acquired such Class R or Class LR Certificates shall be such tax matters person. The Trustee shall act as attorney-in-fact and agent for the tax matters person of each of the Upper-Tier REMIC and Lower-Tier REMIC, and each Holder of a Percentage Interest in the Class R or Class LR Certificates, by acceptance hereof, is deemed to have consented to the Trustee's appointment in such capacity and agrees to execute any documents required to give effect thereto, and any fees and expenses incurred by the Trustee in connection with any audit or administrative or judicial proceeding shall be paid by the Trust Fund. The Trustee shall not intentionally take any action or intentionally omit to take any action if, in taking or omitting to take such action, the Trustee knows that such action or omission (as the case may be) would cause the termination of the REMIC status of the Upper-Tier REMIC or the Lower-Tier REMIC or the imposition of tax on the Upper-Tier REMIC or the Lower-Tier REMIC (other than a tax on income expressly permitted or contemplated to be received by the terms of this Agreement). Notwithstanding any provision of this paragraph to the contrary, the Trustee shall not be required to take any action that the Trustee in good faith believes to be inconsistent with any other provision of this Agreement, nor shall the Trustee be deemed in violation of this paragraph if it takes any action expressly required or authorized by any other provision of this Agreement, and the Trustee shall have no responsibility or liability with respect to any act or omission of the Seller or the Master Servicer which does not enable the Trustee to comply with any of clauses (i) through (vi) of the fifth preceding sentence or which results in any action contemplated by clauses (i) through (iii) of the next succeeding sentence. In this regard the Trustee shall (i) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the party seeking such action shall have delivered to the Trustee an Opinion of Counsel (at such party's expense) that such occurrence would not (a) result in a taxable gain, (b) otherwise subject the Upper-Tier REMIC or Lower-Tier REMIC to tax (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property), or (c) cause any of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC; and (ii) exercise reasonable care not to allow any of the Trust REMICs to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC (provided, however, that the receipt of any income expressly permitted or contemplated by the terms of this Agreement shall not be deemed to violate this clause) and (iii) not permit the creation of any "interests," within the meaning of the REMIC Provisions, in the Upper-Tier REMIC other than the Regular Certificates and the Class R Certificates or in the Lower-Tier REMIC other than the Lower-Tier Regular Interests and the Class LR Certificates. None of the Master Servicer, the Special Servicer or the Seller shall be responsible or liable for any failure by the Trustee to comply with the provisions of this Section 4.04. The Seller, the Master Servicer and the Special Servicer shall cooperate in a timely manner with the Trustee in supplying any information within the Seller's, the Master Servicer's or the Special Servicer's control (other than any confidential information) that is reasonably necessary to enable the Trustee to perform its duties under this Section 4.04.

     (b) The following assumptions are to be used for purposes of determining the anticipated payments of principal and interest for calculating the original yield to maturity and original issue discount with respect to the Regular
Certificates: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on their Due Dates, provided that the Mortgage Loans in the aggregate will prepay in accordance with the Prepayment Assumption; (ii) none of the Master Servicer, the Seller and the Class LR Certificateholders will exercise the right described in Section 9.01 of this Agreement to cause early termination of the Trust Fund; and (iii) no Mortgage Loan is repurchased by the applicable Responsible Party or the Seller pursuant to Article II hereof.

     SECTION 4.05 Imposition of Tax on the Trust Fund. In the event that any tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on the Upper-Tier REMIC or Lower-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates; provided, that any taxes imposed on any net income from foreclosure property pursuant to Code Section 860G(d) or any similar tax imposed by a state or local jurisdiction shall instead be treated as an expense of the related REO Property in determining Net REO Proceeds with respect to the REO Property (and until such taxes are paid, the Special Servicer from time to time shall withdraw from the REO Account and transfer to the Trustee amounts reasonably determined by the Trustee to be necessary to pay such taxes, which the Trustee shall maintain in a separate, non-interest-bearing account, and the Trustee shall deposit in the Collection Account the excess determined by the Trustee from time to time of the amount in such account over the amount necessary to pay such taxes) and shall be paid therefrom; provided that any such tax imposed on net income from foreclosure property that exceeds the amount in any such reserve shall be retained from Available Funds as provided in Section 3.06(viii) and the next sentence. Except as provided in the preceding sentence, the Trustee is hereby authorized to and shall retain or cause to be retained from the Collection Account in determining the amount of Available Funds sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Upper-Tier REMIC or Lower-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund, any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate or cause to be segregated, into a separate non-interest bearing account, (i) the net income from any "prohibited transaction" under Code Section 860F(a) or (ii) the amount of any contribution to the Upper-Tier REMIC or Lower-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such tax (and return the balance thereof, if any, to the Lower-Tier Distribution Account or the Upper-Tier Distribution Account, as the case may be). To the extent that any such tax is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of the Class R or the Class LR Certificates, as the case may be, and shall distribute such retained amounts to the Holders of Regular Certificates or to the Trustee in respect of the Lower-Tier Regular Interests, as applicable, until they are fully reimbursed and then to the Holders of the Class R Certificates or the Class LR Certificates, as applicable. Neither the Master Servicer, the Special Servicer nor the Trustee shall be responsible for any taxes imposed on the Upper-Tier REMIC or Lower-Tier REMIC except to the extent such tax is attributable to a breach of a representation or warranty of the Master Servicer, the Special Servicer or the Trustee or an act or omission of the Master Servicer, the Special Servicer or the Trustee in contravention of this Agreement in both cases, provided, further, that such breach, act or omission could result in liability under Section 6.03, in the case of the Master Servicer or Special Servicer, as applicable, or
Section 4.04 or 8.01, in the case of the Trustee. Notwithstanding anything in this Agreement to the contrary, in each such case, the Master Servicer or the Special Servicer shall not be responsible for Trustee's breaches, acts or omissions, and the Trustee shall not be responsible for the breaches, acts or omissions of the Master Servicer or the Special Servicer.

     SECTION 4.06 Remittances; P&I Advances.

     (a) "Applicable Monthly Payment" shall mean, for any Mortgage Loan with respect to any month, (a) if such Mortgage Loan has been extended (other than pursuant to Section 3.27) in accordance with the terms and conditions otherwise set forth in this Agreement, the Monthly Payment on the Mortgage Loan prior to such extensions, and (b) if such Mortgage Loan is not described by the preceding clause (a) (including any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property), the Monthly Payment; provided, however, that for purposes of calculating the amount of any P&I Advance required to be made by the Master Servicer, the Trustee or the Fiscal Agent, notwithstanding the amount of such Applicable Monthly Payment, interest shall be calculated at the Net Mortgage Rate plus the Trustee Fee Rate; and provided further that for purposes of determining the amount of any P&I Advance, the Monthly Payment shall be as reduced pursuant to any modification of a Mortgage Loan pursuant to
Section 3.27.

     (b) On the Master Servicer Remittance Date immediately preceding each Distribution Date, the Master Servicer shall:

                  (i) remit to the Trustee for deposit in the Lower-Tier Distribution Account an amount equal to the Yield Maintenance Charges received by the Master Servicer in the Prepayment Period preceding such Distribution Date;

                  (ii) remit to the Trustee for deposit in (a) the Lower-Tier Distribution Account an amount equal to the Available Funds (other than the amounts referred to in clause (iii) below and the amount described in clause (iii) of the definition of "Available Funds") and;

                  (iii) make a P&I Advance, by deposit into the Lower-Tier Distribution Account, in an amount equal to the sum of the Applicable Monthly Payments for each Mortgage Loan to the extent such amounts were not received on such Mortgage Loan prior to 10:00 A.M. (New York City time), on the Master Servicer Remittance Date (and therefore are not included in the remittance described in the preceding clause (ii)).

     The Master Servicer shall not be required or permitted to make an advance for Balloon Payments, Excess Interest, Default Interest, Yield Maintenance Charges. The amount required to be advanced in respect of Applicable Monthly Payments on Mortgage Loans that have been subject to an Appraisal Reduction Event will equal (i) the amount required to be advanced by the Master Servicer, without giving effect to such Appraisal Reduction Amounts less (ii) an amount equal to the product of (x) the amount required to be advanced by the Master Servicer in respect to delinquent payments of interest without giving effect to such Appraisal Reduction Amounts, and (y) a fraction, the numerator of which is the Appraisal Reduction Amount with respect to such Mortgage Loan and the denominator of which is the Stated Principal Balance as of the last day of the related Collection Period.

     Any amount advanced by the Master Servicer pursuant to Section 4.06(b)(iii) shall constitute a P&I Advance for all purposes of this Agreement and the Master Servicer shall be entitled to reimbursement (with interest at the Advance Rate; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest, at the Advance Rate or otherwise, on any P&I Advance made in connection with the servicing of the Mortgage Loans identified as Loan Numbers 400030957 and R0492 on the Mortgage Loan Schedule from the date of such P&I Advance to and including the date of the end of the applicable grace period for the related Mortgage Loan thereof to the full extent as otherwise set forth in this Agreement.

     The Trustee shall notify the Master Servicer by telephone if as of 3:00 P.M. New York City time on the Master Servicer Remittance Date, the Trustee has not received the amount of a required P&I Advance hereunder. If as of 11:00 A.M., New York City time, on any Distribution Date the Master Servicer shall not have made the P&I Advance required to have been made on the related Master Servicer Remittance Date pursuant to Section 4.06(b)(iii), the Trustee shall immediately notify the Fiscal Agent by telephone promptly confirmed in writing, and the Trustee shall no later than 1:00 p.m., New York City time, on such Business Day deposit into the Lower-Tier Distribution Account in immediately available funds an amount equal to the P&I Advances otherwise required to have been made by the Master Servicer. If the Trustee fails to make any P&I Advance required to be made under this Section 4.06, the Fiscal Agent shall make such P&I Advance not later than 2:00 p.m., New York City time, on such Business Day and, thereby, the Trustee shall not be in default under this Agreement.

     None of the Master Servicer, the Trustee or the Fiscal Agent shall be obligated to make a P&I Advance as to any Monthly Payment on any date on which a P&I Advance is otherwise required to be made by this Section 4.06 if the Master Servicer, the Trustee or Fiscal Agent, as applicable, determines that such advance will be a Nonrecoverable Advance. The Master Servicer shall be required to provide notice to the Trustee and the Fiscal Agent on or prior to the Master Servicer Remittance Date of any such non-recoverability determination made on or prior to such date. The Trustee and the Fiscal Agent shall be entitled to rely, conclusively, on any determination by the Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance; provided, however, that if the Master Servicer has failed to make a P&I Advance for reasons other than a determination by the Master Servicer that such Advance would be a Nonrecoverable Advance, the Trustee or Fiscal Agent, as applicable, shall make such advance within the time periods required by this Section 4.06 unless the Trustee or the Fiscal Agent, in good faith, makes a determination prior to the times specified in this Section
4.06 that such advance would be a Nonrecoverable Advance. The Trustee and the Fiscal Agent, in determining whether or not an Advance previously made is, or a proposed Advance, if made, would be, a Nonrecoverable Advance shall be subject to the standards applicable to the Master Servicer hereunder.

     The Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall be entitled to the reimbursement of P&I Advances it makes (together with interest thereon) to the extent permitted pursuant to Section 3.06(ii) of this Agreement and the Master Servicer hereby covenants and agrees to promptly seek and effect the reimbursement of such Advances from the related Borrowers to the extent permitted by applicable law and the related Mortgage Loan.

     SECTION 4.07 Grantor Trust Reporting. The parties intend that the portions of the Trust Fund consisting of (i) the Default Interest, proceeds therefrom, and the Class Q Distribution Account, (ii) Excess Interest, proceeds therefrom, and the Excess Interest Distribution Account and (iii) the Deductible Reserve Account shall constitute, and that the affairs of the Trust Fund (exclusive of the Trust REMICs) shall be conducted so as to qualify such portion as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to Certificateholders and shall file or cause to be filed with the Internal Revenue Service together with Form 1041 or such other form as may be applicable, (i) to the Holders of the Class Q Certificates, income with respect to their allocable share of Default Interest and the amount of any interest paid therefrom on unreimbursed Advances to the Master Servicer, the Trustee and the Fiscal Agent, as applicable, at the time or times and in the manner required by the Code, (ii) to the Holders of the Classes of Regular Certificates entitled thereto as set forth in Section 2.07(b), income with respect to their allocable share of Excess Interest at the time or times and in the manner required by the Code and (iii) to DFC and DREFC income earned with respect to the Deductible Reserve Account.

     SECTION 4.08 Deductible Reserve Account.

     (a) On or before the Closing Date, the Trustee shall establish the Deductible Reserve Account. On the Closing Date, DFC and DREFC shall deposit an amount equal to the applicable Initial Deductible Reserve Amount into the Deductible Reserve Account to be held by the Trustee for the benefit of the Certificateholders. In the event that a claim is made by the Master Servicer or the Special Servicer under an Environmental Insurance Policy and the Master Servicer or the Special Servicer, as the case may be, receives proceeds relating to such claim, on or prior to the Master Servicer Remittance Date, the Master Servicer or the Special Servicer, as the case may be, shall notify the Trustee of the receipt of such proceeds and the amount of any deductible applicable to the related Environmental Insurance Policy. Such notice shall direct the Trustee to either (i) deposit the amount of such deductible with respect to the related Mortgaged Property (or, in the event that the amount of such deductible exceeds the amount remaining in the Deductible Reserve Account, the amount so remaining in the Deductible Reserve Account) in the Lower-Tier Distribution Account, or
(ii) remit the amount of such deductible with respect to the related Mortgaged Property (or, in the event that the amount of such deductible exceeds the amount remaining in the Deductible Reserve Account, the amount so remaining in the Deductible Reserve Account) to the Master Servicer or the Special Servicer, as the case may be, to be applied to pay certain costs expenses, penalties, fines or similar items related to the basis of claim under the Environmental Insurance Policy. Notwithstanding the foregoing, the Master Servicer or the Special Servicer, as the case may be, may direct the Trustee to apply the requested amounts in a combination of the ways described in (i) and (ii) above. Upon receipt of such notice from the Master Servicer or Special Servicer, as the case may be, the Trustee shall withdraw the requested amounts from the Deductible Reserve Account and apply them as directed.

     (b) Amounts held in the Deductible Reserve Account shall be held by the Trustee in an Eligible Account and may not be invested. Upon the earlier to occur of (i) the termination of the Trust Fund pursuant to Section 9.01 or (ii) the liquidation, repurchase, release from the lien of the Mortgage or defeasance of any and all Mortgage Properties for which an Environmental Insurance Policy was in place on the Closing Date, the Trustee shall withdraw any remaining amounts held in the Deductible Reserve Account and shall promptly remit them to DFC and DREFC or their designee, pro rata, based upon the applicable Initial Deductible Reserve Amount, or as otherwise directed by DFC and DREFC in writing.

     (c) The Deductible Reserve Account is an "outside reserve fund" within the meaning of the REMIC Provisions, and is beneficially owned by DFC and DREFC, which shall report all income, gain, expense or loss with respect thereto. Any amounts reimbursed to the Deductible Reserve Account from the Lower Tier REMIC shall be treated as paid to DFC and DREFC in their capacities as beneficial owners thereof.


                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01 The Certificates. The Certificates consist of the Class A-1 Certificates, the Class A-2 Certificates, the Class X Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E
Certificates,  the Class F Certificates,  the Class G Certificates,  the Class H
Certificates, the Class J Certificates, the Class Q Certificates, the Class R Certificates, and the Class LR Certificates.

     The Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-14 respectively. The Certificates of each Class (other than the Class R Certificates) will be issuable in registered form only, in minimum denominations of authorized initial Certificate Principal Amount or Notional Amount, as applicable, as described in the succeeding table, and multiples of $1 in excess thereof. With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or (b) in the case of any Global Certificate, set forth on a schedule attached thereto or, in the case of any beneficial interest in a Global Certificate, the product of the Percentage Interest represented by such beneficial interest and the amount set forth on such schedule of the related Global Certificate, (ii) expressed in terms of initial Certificate Principal
Amount or Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth below. With respect to the Class F, Class G, Class H and Class J Certificates, on the Closing Date, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver
(i) Rule 144A global Class F, Class G, Class H and Class J Certificates (the "Rule 144A Global Certificates") in definitive, fully registered form without interest coupons, (ii) Regulation S global Class F, Class G, Class H and Class J Certificates (the "Regulation S Global Certificates") in definitive, fully registered form without interest coupons, or (iii) one or more, if any, Individual Certificates, in each case substantially in the form of Exhibits A-8 through A-11 hereto, respectively. Each Certificate will share ratably in all rights of the related Class. The Class Q, Class R and LR Certificates will each be issuable in one or more Individual Certificates in minimum denominations of 5% Percentage Interests and integral multiples of a 1% Percentage Interest in excess thereof and together aggregating the entire 100% Percentage Interest in each such Class.


                                                         AGGREGATE DENOMINATIONS
                                                         OF ALL CERTIFICATES OF
                                                           CLASS (IN INITIAL
                                                         CERTIFICATE AMOUNT OR
     CLASS             MINIMUM DENOMINATION                  NOTIONAL AMOUNT)

      A-1                     $10,000.00                          $165,650,000

      A-2                     $10,000.00                          $455,533,000

      X                    $5,000,000.00                          $890,585,728

      B                       $10,000.00                           $42,303,000

      C                       $10,000.00                           $44,529,000

      D                       $10,000.00                           $57,888,000

      E                       $10,000.00                           $13,359,000

      F                       $10,000.00                           $46,756,000

      G                       $10,000.00                           $28,944,000

      H                       $10,000.00                            $6,679,000

      J                       $10,000.00                           $28,944,728

     The Global Certificates shall be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Beneficial Owners shall hold interests in the Global Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations and Classes as set forth above. The Global Certificates shall in all respects be entitled to the same benefits under this Agreement as Individual Certificates authenticated and delivered hereunder.

     Except insofar as pertains to any Individual Certificate, the Trust Fund, the Paying Agent and the Trustee may for all purposes (including the making of payments due on the Global Certificates and the giving of notice to Holders thereof) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Global Certificates for the purposes of exercising the rights of Certificateholders hereunder; provided, however, that, for purposes of providing information pursuant to Section 3.20 or transmitting communications pursuant to Section 5.05(a), to the extent that the Seller has provided the Trustee with the names of Beneficial Owners, the Trustee shall provide such information to such Beneficial Owners directly. The rights of Beneficial Owners with respect to Global Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except in the limited circumstances described below, Beneficial Owners of Public Global Certificates shall not be entitled to physical certificates for the Public Global Certificates as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Global Certificates shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. Subject to the restrictions on transfer set forth in Section 5.02 and Applicable Procedures, a Beneficial Owner of a Private Global Certificate may request that the Seller, or an agent thereof, cause the Depository (or any Agent Member) to notify the Certificate Registrar and the Certificate Custodian in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Upon receipt of such a request and payment by the related Beneficial Owner of any attendant expenses, the Seller shall cause the issuance and delivery of such Individual Certificates. The Certificate Registrar may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and give notice to the Depository of such record date. Without the written consent of the Seller and the Certificate Registrar, no Global Certificate may be transferred by the Depository except to a successor Depository that agrees to hold the Global Certificates for the account of the Beneficial Owners.

     Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Global Certificates (i) shall be delivered by the Certificate Registrar to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and in either case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

     "Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

     The Global Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.

     If (i) the Depository advises the Trustee in writing that the Depository is no longer willing, qualified or able properly to discharge its responsibilities as Depository, and the Seller is unable to locate a qualified successor, (ii) the Seller or the Trustee, at its sole option, elects to terminate the book-entry system through the Depository with respect to all or any portion of any Class of Certificates or (iii) after the occurrence of an Event of Default, Beneficial Owners owning not less than a majority in Certificate Principal Amount or Notional Amount, as applicable, of the Global Certificate for any Class then outstanding advise the Depository through Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interest of the Beneficial Owner or Owners of such Global Certificate, the Trustee shall notify the affected Beneficial Owners through the Depository of the occurrence of such event and the availability of Individual Certificates to such Beneficial Owner or Owners requesting them. Upon surrender to the Trustee of Global Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the Individual Certificates. Neither the Trustee, the Fiscal Agent, the Certificate Registrar, the Master Servicer, the Special Servicer nor the Seller shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions. Upon the issuance of Individual Certificates, the Trustee, the Fiscal Agent, the Certificate Registrar, the Master Servicer, the Special Servicer, and the Seller shall recognize the Holders of Individual Certificates as Certificateholders hereunder.

     If the Trustee, its agents or the Master Servicer or Special Servicer has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee, the Master Servicer or the Special Servicer has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee, the Master Servicer or the Special Servicer to obtain possession of the Certificates, the Trustee, the Master Servicer or the Special Servicer may in its sole discretion determine that the Certificates represented by the Global Certificates shall no longer be represented by such Global Certificates. In such event, the Trustee or the Authenticating Agent will execute and authenticate and the Certificate Registrar will deliver, in exchange for such Global Certificates, Individual Certificates (and if the Trustee or the Certificate Custodian has in its possession Individual Certificates previously executed, the Authenticating Agent will authenticate and the Certificate Registrar will deliver such Certificates) in a Denomination equal to the aggregate Denomination of such Global Certificates.

     If the Trust Fund ceases to be subject to Section 13 or 15(d) of the Exchange Act, the Trustee shall make available to each Holder of a Class F, Class G, Class H, Class J, Class Q, Class R or Class LR Certificate, upon request of such a Holder, information substantially equivalent in scope to the information currently filed by the Master Servicer and/or the Trustee with the Commission pursuant to the Exchange Act, plus such additional information required to be provided for securities qualifying for resales under Rule 144A under the Act which information shall be provided on a timely basis to the Trustee by the Master Servicer.

     Each Certificate may be printed or in typewritten or similar form, and each Certificate shall, upon original issue, be executed and authenticated by the
Trustee or the Authenticating Agent and delivered to the Seller. All Certificates shall be executed by manual or facsimile signature on behalf of the Trustee or Authenticating Agent by an authorized officer or signatory.
Certificates bearing the signature of an individual who was at any time the proper officer or signatory of the Trustee or Authenticating Agent shall bind the Trustee or Authenticating Agent, notwithstanding that such individual has ceased to hold such office or position prior to the delivery of such Certificates or did not hold such office or position at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication in the form set forth in Exhibits A-1 through A-14 executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     SECTION 5.02 Registration, Transfer and Exchange of Certificates.

     (a) The Trustee shall keep or cause to be kept at the Corporate Trust Office books (the "Certificate Register") for the registration, transfer and exchange of Certificates (the Trustee, in such capacity, being the "Certificate Registrar"). The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of the individual participants holding beneficial interests in the Trust Fund through the Depository. The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Master Servicer, the Trustee, any Paying Agent and any agent of any of them shall not be affected by any notice or knowledge to the contrary. An Individual Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at the Corporate Trust Office together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements of this Section 5.02. Upon request of the Trustee, the Certificate Registrar shall provide the Trustee with the names, addresses and Percentage Interests of the Holders.

     (b) Upon surrender for registration of transfer of any Individual Certificate, subject to the applicable requirements of this Section 5.02, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Individual Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be canceled and subsequently destroyed by the Certificate Registrar. Each new Certificate issued pursuant to this Section 5.02 shall be registered in the name of any Person as the transferring Holder may request, subject to the applicable provisions of this
Section 5.02.

     (c) In addition to the applicable provisions of this Section 5.02 and the rules of the Depository, the exchange, transfer and registration of transfer of Individual Certificates or beneficial interests in the Private Global Certificates shall be subject to the following restrictions:

                  (i) Transfers between Holders of Individual Certificates. With respect to the transfer and registration of transfer of an Individual Certificate representing an interest in the Class F, Class G, Class H, Class J, Class Q, Class R or Class LR Certificates to a transferee that takes delivery in the form of an Individual Certificate:

                           (A) The  Certificate  Registrar  shall  register  the
                  transfer of an Individual Certificate if the requested transfer is being made by a transferee who has provided the Certificate Registrar with an Investment Representation Letter substantially in the form of Exhibit D-1 hereto (an "Investment Representation Letter"), to the effect that the transfer is being made to a Qualified Institutional Buyer in accordance with Rule 144A;

                           (B) The  Certificate  Registrar  shall  register  the
                  transfer of an Individual Certificate (other than a Residual Certificate) pursuant to Regulation S after the expiration of the Restricted Period if the transferor has provided the Certificate Registrar with a Regulation S Transfer Certificate substantially in the form of a Regulation S Transfer Certificate; and

                           (C) The  Certificate  Registrar  shall  register  the
                  transfer of an Individual Certificate (other than a Residual Certificate) if prior to the transfer (i) two years have expired after the later of the Closing Date or the last date on which the Seller or any Affiliate thereof held such Certificate, or (ii) such transferee furnishes to the Certificate Registrar (1) an Investment Representation Letter to the effect that the transfer is being made to an Institutional Accredited Investor in accordance with an applicable exemption under the Act, and (2) an opinion of counsel acceptable to the Certificate Registrar that such transfer is in compliance with the Act;

         and, in each case the Certificate Registrar shall register the transfer of an Individual Certificate only if prior to the transfer the transferee furnishes to the Certificate Registrar a written undertaking by the transferor to reimburse the Trust for any costs incurred by it in connection with the proposed transfer.

                  (ii) Transfers within the Private Global Certificates. Notwithstanding any provision to the contrary herein, so long as a Private Global Certificate remains outstanding and is held by or on behalf of the Depository, transfers within the Private Global Certificates shall only be made in accordance with this Section 5.02(c)(ii).

     (A) Rule 144A Global Certificate to Regulation S Global Certificate During the Restricted Period. If, during the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate, such Beneficial Owner may, in addition to complying with all applicable rules and procedures of the Depository and Cedel or Euroclear applicable to transfers by their respective participants (the "Applicable Procedures"), transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(A). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and the Euroclear or Cedel account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit L hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

     (B) Rule 144A Global Certificate to Regulation S Global Certificate After the Restricted Period. If, after the Restricted Period, a Beneficial Owner of an interest in a Rule 144A Global Certificate wishes at any time to transfer its beneficial interest in such Rule 144A Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Regulation S Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(B). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest in the Rule 144A Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account, as the case may be) to be credited with, and the account of the Agent Member to be debited for, such beneficial interest, and (3) a certificate in the form of Exhibit M hereto given by the Beneficial Owner that is transferring such interest, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred and, concurrently with such reduction, to increase the Denomination of the Regulation S Global Certificate by the aggregate Denomination of the beneficial interest in the Rule 144A Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount by which the Denomination of the Rule 144A Global Certificate was reduced upon such transfer.

     (C) Regulation S Global Certificate to Rule 144A Global Certificate. If the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such Regulation S Global Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Rule 144A Global Certificate, such holder may, in addition to complying with all Applicable Procedures, transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in the Rule 144A Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(C). Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in the Rule 144A Global Certificate in an amount equal to the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Cedel, the Euroclear or Cedel account, as the case may be) to be debited for such beneficial interest, and (3) with respect to a transfer of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the related Rule 144A Global Certificate (i) during the Restricted Period, a certificate in the form of Exhibit N hereto given by the Beneficial Owner, or (ii) after the Restricted Period, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to reduce the Denomination of the Regulation S Global Certificate by the Denomination of the beneficial interest in the Regulation S Global Certificate to be transferred, and, concurrently with such reduction, to increase the Denomination of the Rule 144A Global Certificate by the aggregate Denomination of the beneficial interest in the Regulation S Global Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Rule 144A Global Certificate having a Denomination equal to the amount by which the Denomination of the Regulation S Global Certificate was reduced upon such transfer.

     (D) Transfers Within Regulation S Global Certificate During Restricted Period. If, during the Restricted Period, the Beneficial Owner of an interest in a Regulation S Global Certificate wishes at any time to transfer its beneficial interest in such certificate to a Person who wishes to take delivery thereof in the form of such Regulation S Global Certificate, such Beneficial Owner may transfer or cause the transfer of such beneficial interest for an equivalent beneficial interest in such Regulation S Global Certificate only upon compliance with the provisions of this Section 5.02(c)(ii)(D) and all Applicable Procedures. Upon receipt by the Certificate Registrar at its Corporate Trust Office of (1) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate in an amount equal to the Denomination of the beneficial interest to be transferred, (2) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member to be credited with, and the account of the Agent Member (or, if such account is held for Euroclear or Cedel, the Euroclear or Cedel account, as the case may be) to be debited for, such beneficial interest and (3) a certificate in the form of Exhibit O hereto given by the transferee, the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to credit or cause to be credited to the account of the Person specified in such instructions (who shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may
be) a beneficial interest in the Regulation S Global Certificate having a Denomination equal to the amount specified in such instructions by which the account to be debited was reduced upon such transfer.

     (iii) Transfers from the Private Global Certificates to Individual Certificates. Any and all transfers from a Private Global Certificate to a transferee wishing to take delivery in the form of an Individual Certificate will require the transferee to take delivery subject to the restrictions on the transfer of such Individual Certificate described on the face of such Certificate, and such transferee agrees that it will transfer such Individual Certificate only as provided therein and herein. No such transfer shall be made and the Certificate Registrar shall not register any such transfer unless such transfer is made in accordance with this Section 5.02(c)(iii).

     (A) Transfers of a beneficial interest in a Private Global Certificate to an Institutional Accredited Investor will require delivery in the form of an Individual Certificate and the Certificate Registrar shall register such transfer only upon compliance with the provisions of Section 5.02(c)(i)(C).

     (B) Transfers of a beneficial interest in a Private Global Certificate to a Qualified Institutional Buyer or a Regulation S Investor wishing to take delivery in the form of an Individual Certificate will be registered by the Certificate Registrar only upon compliance with the provisions of Sections 5.02(c)(i)(A) and (B), respectively.

     (C) Notwithstanding the foregoing, no transfer of a beneficial interest in a Regulation S Global Certificate to an Individual Certificate pursuant to subparagraph (B) above shall be made prior to the expiration of the Restricted Period. Upon acceptance for exchange or transfer of a beneficial interest in a Private Global Certificate for an Individual Certificate, as provided herein, the Certificate Registrar shall endorse on the schedule affixed to the related Private Global Certificate (or on a continuation of such schedule affixed to such Private Global Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Private Global Certificate equal to the Denomination of such Individual Certificate issued in exchange therefor or upon transfer thereof. Unless determined otherwise by the Seller in accordance with applicable law, an Individual Certificate issued upon transfer of or exchange for a beneficial interest in the Private Global Certificate shall bear the Securities Legend.

     (iv) Transfers of Individual Certificates to the Private Global Certificates. If a Holder of an Individual Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the related Regulation S Global Certificate or the related Rule 144A Global Certificate, such transfer may be effected only in accordance with the Applicable Procedures, and this Section 5.02(c)(iv). Upon receipt by the Certificate Registrar at the Corporate Trust Office of (1) the Individual Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (2) written instructions given in accordance with the Applicable Procedures from an Agent Member directing the Certificate Registrar to credit or cause to be credited to another specified Agent Member's account a beneficial interest in such Regulation S Global Certificate or such Rule 144A Global Certificate, as the case may be, in an amount equal to the Denomination of the Individual Certificate to be so transferred, (3) a written order given in accordance with the Applicable Procedures containing information regarding the account of the Agent Member (and, in the case of any transfer pursuant to Regulation S, the Euroclear or Cedel account, as the case may be) to be credited with such beneficial interest, and (4) (x) if delivery is to be taken in the form of a beneficial interest in the Regulation S Global Certificate, a Regulation S Transfer Certificate from the transferor or (y) an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, if delivery is to be taken in the form of a beneficial interest in the Rule 144A Global Certificate, the
Certificate Registrar shall cancel such Individual Certificate, execute and deliver a new Individual Certificate for the Denomination of the Individual Certificate not so transferred, registered in the name of the Holder, and the Certificate Registrar shall instruct the Depository or the Certificate Custodian, as applicable, to increase the Denomination of the Regulation S Global Certificate or the Rule 144A Global Certificate, as the case may be, by the Denomination of the Individual Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions (who, in the case of any increase in the Regulation S Global Certificate during the Restricted Period, shall be an Agent Member acting for or on behalf of Euroclear or Cedel, or both, as the case may be) a corresponding Denomination of the Rule 144A Global Certificate or the Regulation S Global Certificate, as the case may be.

     It is the intent of the foregoing that under no circumstances may an Institutional Accredited Investor that is not a Qualified Institutional Buyer take delivery in the form of a beneficial interest in a Private Global Certificate.

     (v) All Transfers. An exchange of a beneficial interest in a Private Global Certificate for an Individual Certificate or Certificates, an exchange of an Individual Certificate or Certificates for a beneficial interest in the Private Global Certificate and an exchange of an Individual Certificate or Certificates for another Individual Certificate or Certificates (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and in the case of the Private Global Certificates, so long as the Private Global Certificates remain outstanding and are held by or on behalf of the Depository), may be made only in accordance with this Section 5.02 and in accordance with the rules of the Depository and Applicable Procedures.

     (d) If Certificates are issued upon the transfer, exchange or replacement of Certificates not bearing the Securities Legend, the Certificates so issued shall not bear the Securities Legend. If Certificates are issued upon the transfer, exchange or replacement of Certificates bearing the Securities Legend, or if a request is made to remove the Securities Legend on a Certificate, the Certificates so issued shall bear the Securities Legend, or the Securities Legend shall not be removed, as the case may be, unless there is delivered to the Certificate Registrar such satisfactory evidence, which may include an opinion of counsel (at the expense of the party requesting the removal of such legend) familiar with United States securities laws, as may be reasonably required by the Certificate Registrar, that neither the Securities Legend nor the restrictions on transfers set forth therein are required to ensure that transfers of any Certificate comply with the provisions of Rule 144A, Rule 144 or Regulation S under the Act or that such Certificate is not a "restricted security" within the meaning of Rule 144 under the Act. Upon provision of such satisfactory evidence, the Certificate Registrar shall execute and deliver a Certificate that does not bear the Securities Legend.

     (e) Subject to the  restrictions on transfer and exchange set forth in this
Section 5.02, the Holder of any Individual Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized Denomination) by surrendering such Certificate at the Corporate Trust Office or at the office of any transfer agent appointed as provided under this Agreement, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Following a proper request for transfer or exchange, the Certificate Registrar shall, within five Business Days of such request if made at such Corporate Trust Office, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at the Corporate Trust Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of fifteen days preceding any Distribution Date.

     (f) An Individual Certificate (other than an Individual Certificate issued in exchange for a beneficial interest in a Public Global Certificate pursuant
Section 5.01) or a beneficial interest in a Private Global Certificate may only be transferred to Eligible Investors in accordance with the provisions set forth herein. In the event that a Responsible Officer of the Certificate Registrar becomes aware that such an Individual Certificate or beneficial interest in a Private Global Certificate is being held by or for the benefit of a Person who is not an Eligible Investor, or that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Individual Certificate or beneficial interest in a Private Global Certificate to an Eligible Investor within fourteen days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.

     (g) Subject to the provisions of this Section 5.02 regarding transfer and exchange, transfers of the Global Certificates shall be limited to transfers of such Global Certificates in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

     (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 other than for transfers to Institutional Accredited Investors, as provided herein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

     (i) The Certificate Registrar may as a condition of the registration of any transfer of the Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates require the transferor to furnish other certifications, legal opinions or other information (at the transferor's expense) as it may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act and other applicable laws.

     (j) Neither the Seller, the Master Servicer, the Trustee nor the Certificate Registrar is obligated to register or qualify the Class F, Class G, Class H, Class J, Class Q, Class R or Class LR Certificates under the Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Seller, the Master Servicer, the Trustee and the Certificate Registrar against any loss, liability or expense that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (k) No transfer of any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R or Class LR Certificate (each, a "Restricted Certificate") shall be made to (i) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or
(ii) a collective investment fund in which such Plans are invested, an insurance company that is using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan to acquire any such Restricted Certificate, other than (with respect to any transfer of a Restricted Certificate that is a Subordinate Certificate) an insurance company investing the assets of its general account under circumstances whereby the purchase and holding of such Restricted Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60. Each prospective transferee of a Restricted Certificate that takes the form of an Individual Certificate shall either (1) deliver to the Seller, the Certificate Registrar and the Trustee a representation letter, substantially in the form of Exhibit D-2 hereto, stating that the prospective transferee is not a Person referred to in (i) or (ii) above or (2) in the event the transferee is such a Person, except in the case of a Residual Certificate, which may not be transferred unless the transferee represents it is not such a Person, the prospective transferee shall provide to the Seller, the Trustee and the Certificate Registrar an opinion of counsel which establishes to the satisfaction of the Seller, the Trustee and the Certificate Registrar that the purchase or holding of the Restricted Certificates by or on behalf of a Plan will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to Title I of ERISA,
Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, and will not subject the Master Servicer, the Special Servicer, the Seller, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any Similar Law) in addition to those set forth in this Agreement, which opinion of counsel shall not be an expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Seller. The Certificate Registrar shall not register the transfer of an Individual Certificate that is a Restricted Certificate unless the transferee has provided the representation letter or opinion of counsel referred to in the preceding sentence. The transferee of a beneficial interest in a Global Certificate that is a Restricted Certificate shall be deemed to represent that it is not a Person or entity referred to in (i) or (ii) above. Any transfer of a Restricted Certificate that would result in a prohibited transaction under ERISA or Section 4975 of the Code, or a materially similar characterization under any Similar Law, shall be deemed absolutely null and void ab initio.

     (l) Each Person who has or acquires any Ownership Interest shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and the rights of each Person acquiring any Ownership Interest are expressly subject to the following provisions:

                  (i) Each Person acquiring or holding any Ownership Interest shall be a Permitted Transferee and shall not acquire or hold such Ownership Interest as agent (including a broker, nominee or other middleman) on behalf of any Person that is not a Permitted Transferee. Any such Person shall promptly notify the Certificate Registrar of any change or impending change in its status (or the status of the beneficial owner of such Ownership Interest) as a Permitted Transferee. Any acquisition described in the first sentence of this Section 5.02(l) by a Person who is not a Permitted Transferee or by a Person who is acting as an agent of a Person who is not a Permitted Transferee shall be void and of no effect, and the immediately preceding owner who was a Permitted Transferee shall be restored to registered and beneficial ownership of the Ownership Interest as fully as possible.

                  (ii) No  Ownership  Interest may be  Transferred,  and no such
         Transfer shall be registered in the Certificate Register, without the express written consent of the Certificate Registrar, and the
         Certificate Registrar shall not recognize the Transfer, and such proposed Transfer shall not be effective, without such consent with respect thereto. In connection with any proposed Transfer of any Ownership Interest, the Certificate Registrar shall, as a condition to such consent, (x) require delivery to it in form and substance satisfactory to it, and the proposed transferee shall deliver to the Certificate Registrar and to the proposed transferor an affidavit in substantially the form attached as Exhibit C-1 (a "Transferee Affidavit") of the proposed transferee (a) that such proposed transferee is a Permitted Transferee and (b) stating that (i) the proposed transferee historically has paid its debts as they have come due and intends to do so in the future, (ii) the proposed transferee understands that, as the holder of an Ownership Interest, it may incur liabilities in excess of cash flows generated by the residual interest,
         (iii) the proposed transferee intends to pay taxes associated with holding the Ownership Interest as they become due, (iv) the proposed transferee will not transfer the Ownership Interest to any Person that does not provide a Transferee Affidavit or as to which the proposed transferee has actual knowledge that such Person is not a Permitted Transferee or is acting as an agent (including a broker, nominee or other middleman) for a Person that is not a Permitted Transferee, and
         (v) the proposed transferee expressly agrees to be bound by and to abide by the provisions of this Section 5.02(e) and (y) other than in connection with the initial issuance of the Class R and Class LR Certificates, require a statement from the proposed transferor substantially in the form attached as Exhibit C-2 (the "Transferor Letter"), that the proposed transferor has no actual knowledge that the proposed transferee is not a Permitted Transferee and has no actual knowledge or reason to know that the proposed transferee's statements in the preceding clauses (x)(b)(i) or (iii) are false.

                  (iii) Notwithstanding the delivery of a Transferee Affidavit by a proposed transferee under clause (ii) above, if a Responsible Officer of the Certificate Registrar has actual knowledge that the proposed transferee is not a Permitted Transferee, no Transfer to such proposed transferee shall be effected and such proposed Transfer shall not be registered on the Certificate Register; provided, however, that the Certificate Registrar shall not be required to conduct any independent investigation to determine whether a proposed transferee is a Permitted Transferee. Upon notice to the Certificate Registrar that there has occurred a Transfer to any Person that is a Disqualified
         Organization or an agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, and in any event not later than 60 days after a request for information from the transferor of such Ownership Interest, or such agent, the Certificate
         Registrar and the Trustee agree to furnish to the IRS and the transferor of such Ownership Interest or such agent such information necessary to the application of Section 860E(e) of the Code as may be required by the Code, including, but not limited to, the present value of the total anticipated excess inclusions with respect to such Class R or Class LR Certificate (or portion thereof) for periods after such Transfer. At the election of the Certificate Registrar and the Trustee, the Certificate Registrar and the Trustee may charge a reasonable fee for computing and furnishing such information to the transferor or to such agent referred to above; provided, however, that such Persons shall in no event be excused from furnishing such information.

     SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it, the Trustee and the Master Servicer harmless, then, in the absence of actual knowledge by a Responsible Officer of the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee or the Authenticating Agent shall execute and authenticate and the Certificate Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 5.03, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04 Appointment of Paying Agent. The Trustee may appoint a paying agent for the purpose of making distributions to Certificateholders pursuant to
Section 4.01. The Trustee shall cause such Paying Agent, if other than the Trustee or the Master Servicer, to execute and deliver to the Master Servicer and the Trustee an instrument in which such Paying Agent shall agree with the Master Servicer and the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums have been paid to the Certificateholders or disposed of as otherwise provided herein. The initial Paying Agent shall be the Trustee. Except for LaSalle National Bank, as the initial Paying Agent, the Paying Agent shall at all times be an entity having a long-term unsecured debt rating of at least "A" by S&P and "A2" by Moody's, or shall be otherwise acceptable to each Rating Agency.

     SECTION 5.05 Access to Certificateholders' Names and Addresses.

     (a) If any  Certificateholder  (for  purposes  of  this  Section  5.05,  an
"Applicant") applies in writing to the Certificate Registrar, and such application states that the Applicant desires to communicate with other Certificateholders, the Certificate Registrar shall furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the Applicant.

     (b) Every Certificateholder, by receiving and holding its Certificate, agrees with the Trustee that the Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     SECTION 5.06 Actions of Certificateholders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when required, to the Seller or the Master Servicer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, the Seller and the Master Servicer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Certificateholder of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

     (c) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Certificateholder shall bind every Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (d) The Trustee or Certificate Registrar may require such additional proof of any matter referred to in this Section 5.06 as it shall deem necessary.

     SECTION 5.07 Authenticating Agent. The Trustee may appoint an Authenticating Agent to execute and to authenticate Certificates. The Authenticating Agent must be acceptable to the Seller and must be a corporation organized and doing business under the laws of the United States of America or any state, having a principal office and place of business in a state and city acceptable to the Seller, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities. The Trustee shall serve as the initial Authenticating Agent and the Trustee hereby accepts such appointment.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Seller. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Seller. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 5.07, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 5.07.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any compensation paid to the Authenticating Agent shall be an unreimbursable expense of the Trustee.

     SECTION 5.08 Appointment of Custodians. The Trustee may appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. The Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000, shall have a long-term debt rating of at least "BBB" from S&P and "Baa2" from Moody's, unless the Trustee shall have received prior written confirmation from Moody's that the appointment of such Custodian would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates, and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only as provided in Section 10.07. Any compensation paid to the Custodian shall be an unreimbursable expense of the Trustee. The Trustee shall serve as the initial Custodian. The Custodian, if the Custodian is not the Trustee, shall maintain a fidelity bond in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. The Custodian shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Custodian. In addition, the Custodian shall keep in force during the term of this Agreement a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its obligations hereunder in the form and amount that are customary for securitizations similar to the securitization evidenced by this Agreement, with the Trustee named as loss payee. All fidelity bonds and policies of errors and omissions insurance obtained under this Section 5.08 shall be issued by a Qualified Insurer, or by any other insurer, that, as confirmed by each Rating Agency in writing to the Trustee, would not in and of itself result in the downgrade, withdrawal or qualification of any of the ratings assigned to any Class of Certificates.


                                   ARTICLE VI

            THE SELLER, THE MASTER SERVICER AND THE SPECIAL SERVICER

     SECTION 6.01 Liability of the Seller, the Master Servicer and the Special Servicer. The Seller, the Master Servicer and the Special Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement. Each of the Master Servicer and the Special Servicer shall indemnify the Seller, and any employee, director or officer of the Seller, and the Trust Fund and hold the Seller and any employee, director or officer of the Seller, and the Trust Fund harmless against any loss, liability or expense incurred by such parties (i) in connection with any willful misconduct, bad faith, fraud or negligence in the performance of duties of the Master Servicer or the Special Servicer, as the case may be, or by reason of negligent disregard of the Master Servicer's or Special Servicer's, as the case may be, obligations or duties hereunder, or (ii) as a result of the breach by the Master Servicer or the Special Servicer, as the case may be, of any of its representations or warranties contained herein.

     SECTION 6.02 Merger or Consolidation of the Master Servicer and the Special Servicer. Subject to the following paragraph, each of the Master Servicer and the Special Servicer will keep in full effect its existence, rights and good standing as a corporation under the laws of the State of California and will not jeopardize its ability to do business in each jurisdiction in which the Mortgaged Properties are located or to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Each of the Master Servicer and the Special Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which it shall be a party, or any Person succeeding to its business, shall be the successor of the Master Servicer or the Special Servicer, as applicable, hereunder, and shall be deemed to have assumed all of the liabilities of the Master Servicer or the Special Servicer, as applicable, hereunder, if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets and succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency to any Class of Certificates.

     SECTION 6.03 Limitation on Liability of the Seller, the Master Servicer and Others. Subject to Section 6.01, neither the Seller, the Master Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Seller or the Master Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller or the Master Servicer or the Special Servicer or any such Person against liability which would be imposed by reason of (i) any breach of warranty or representation, or other specific liability provided herein, with respect to such respective party or (ii) any willful misconduct, bad faith, fraud or negligence in the performance of duties or by reason of negligent disregard of obligations or duties hereunder with respect to such respective party. The Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any appropriate Person respecting any matters arising hereunder. The Seller, the Master Servicer, the Special Servicer and any director, officer, employee or agent of the Seller or the Master Servicer or the Special Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with, or relating to, this Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations or duties hereunder, in each case by the Person being indemnified; (ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of this Agreement or (iii) with respect to any such party, resulting from the breach by such party of any of its representations or warranties contained herein. Neither the Seller nor the Master Servicer nor the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and in its opinion does not expose it to any expense or liability; provided, however, that the Seller or the Master Servicer or the Special Servicer may in its discretion undertake any such action related to its obligations hereunder which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Seller, the Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06 of this Agreement.

     SECTION 6.04 Limitation on Resignation of the Master Servicer or Special Servicer.

     (a) Each of the Master Servicer and the Special Servicer may assign its respective rights and delegate its respective duties and obligations under this Agreement, provided that, in the case of the Master Servicer, the Master Servicer has received the prior written consent of the Seller, and provided further that, with respect to either the Master Servicer or the Special
Servicer: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be satisfactory to the Trustee and to the Seller, (b) shall be an established mortgage finance institution, bank or mortgage servicing institution, organized and doing business under the laws of any state of the United States or the District of Columbia, authorized under such laws to perform the duties of a servicer of mortgage loans or a Person resulting from a merger, consolidation or succession that is permitted under Section 6.02, and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer or the Special Servicer, as the case may be, under this Agreement from and after the date of such agreement; (ii) as confirmed by a letter from each Rating Agency delivered to the Trustee, each Rating Agency's rating or ratings of the Regular Certificates in effect immediately prior to such assignment, sale, transfer or delegation will not be qualified, downgraded or withdrawn as a result of such assignment, sale, transfer or delegation; (iii) the Master Servicer or the Special Servicer shall not be released from its obligations under this Agreement that arose prior to the effective date of such assignment and delegation under this Section 6.04; (iv) the rate at which the Servicing Fee or Special Servicing Compensation, as applicable (or any component thereof) is calculated shall not exceed the rate then in effect; and (v) the resigning Master Servicer or Special Servicer, as applicable, shall be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee shall be the successor Master Servicer or Special Servicer, as applicable, hereunder.

     (b) Except as provided in this Section 6.04, the Master Servicer and the Special Servicer shall not resign from their respective obligations and duties hereby imposed on them except upon determination that such duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or the Special Servicer, as applicable, shall be evidenced by an Opinion of Counsel (obtained at the resigning Master
Servicer's or Special Servicer's expense) to such effect delivered to the Trustee.

     No resignation or removal of the Master Servicer or the Special Servicer as contemplated herein shall become effective until the Trustee or a successor Master Servicer or Special Servicer shall have assumed the Master Servicer's or the Special Servicer's responsibilities, duties, liabilities and obligations hereunder. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for the same compensation to which the terminated Master Servicer or Special Servicer would have been entitled, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as a shortfall resulting in Realized Losses.

     SECTION 6.05 Rights of the Seller and the Trustee in Respect of the Master Servicer and Special Servicer. The Master Servicer and the Special Servicer shall afford the Seller, the Trustee and the Rating Agencies, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to its officers responsible for such obligations. Upon request, the Master Servicer and the Special Servicer shall furnish to the Seller, the Master Servicer, the Special Servicer and the Trustee its most recent publicly available annual financial statements and such other information in its possession regarding its business, affairs, property and condition, financial or otherwise as is reasonably relevant to the performance of the obligations hereunder of the Master Servicer and the Special Servicer. The Seller may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer hereunder which are in default and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of such Person hereunder or exercise its rights hereunder, provided that the Master Servicer and the Special Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Seller or its designee. In the event the Seller or its designee undertakes any such action it will be reimbursed by the Trust Fund from the Collection Account as provided in Section 3.06 and Section 6.03 hereof to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Neither the Seller nor the Trustee and neither the Master Servicer, with respect to the Special Servicer, nor the Special Servicer, with respect to the Master Servicer, shall have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and neither such Person is obligated to monitor or supervise the performance of the Master Servicer or the Special Servicer under this Agreement or otherwise.

     Neither the Master Servicer nor the Special Servicer shall be under any obligation to disclose confidential or proprietary information pursuant to this Section.

     SECTION 6.06 Master Servicer or Special Servicer as Owner of a Certificate. The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder (or with respect to a Global Certificate, Beneficial Owner) of any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof, except as otherwise expressly provided herein. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder or Beneficial Owner of any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's good faith judgment, violate the Servicing Standard, and (ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (i) states that it is delivered pursuant to this Section 6.06, (ii) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, and
(iii) describes in reasonable detail the action that the Master Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate) together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, of the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, except in the case of unusual circumstances.

     SECTION 6.07 Year 2000 Compliance. Each of the Master Servicer and the Special Servicer covenant that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by the Master Servicer or the Special Servicer, as applicable, and used by the Master Servicer or the Special Servicer, as applicable, in the course of the operation or management of, or the compiling, reporting or generation of data required by this Agreement will not contain any deficiency (x) in the ability of such software or hardware to identify correctly or perform calculations or other processing with respect to dates after August 31, 1999 or (y) that would cause such software or hardware to be fit no longer for the purpose for which it was intended by reason of the changing of the date from 1999 to 2000.


                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01 Events of Default.

     (a) "Master Servicer Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to remit to the Collection Account or any failure by the Master Servicer to remit to the Trustee for deposit into the Lower-Tier Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Class Q Distribution Account, any amount required to be so remitted by the Master Servicer (including a P&I Advance) pursuant to, and at the time specified by the terms of this Agreement, which failure, with respect to the Lower-Tier Distribution Account, is not remedied by 11:00 a.m., New York City time, on the related Distribution Date with interest thereon as provided in Section 3.06; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements, or the material breach of its representations or warranties on the part of the Master Servicer contained in this Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Seller or the Trustee, or to the Master Servicer, the Seller and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; provided that if such default is not capable of being cured within such 30 day period and the Master Servicer is diligently pursuing such cure, the Master Servicer shall be entitled to an additional 30 day period; provided further that the failure of the Master Servicer to perform any covenant or agreement contained herein (other than as provided in clause (i) above) as a result of an inconsistency between this Agreement and any Loan Document shall not be a Master Servicer Event of Default hereunder; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) the Master Servicer shall fail to make any Property Advance required to be made by the Master Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Property Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments); provided, however, that in the event the Trustee or the Fiscal Agent makes a required Property Advance pursuant to Section 3.22(b) due to the Master Servicer's failure to make a required Property Advance, such Event of Default shall occur immediately upon the making of such Property Advance by the Trustee or the Fiscal Agent; or

                  (vii) the Trustee shall receive notice by public announcements (including, without limitation, by published notice) by, or written correspondence from, Moody's that the continuation of the Master Servicer in such capacity would result (or the continuation in such capacity of the Master Servicer has resulted) in a downgrade, qualification or withdrawal of any rating then assigned by Moody's to any Class of Certificates; or

                  (viii) the Master Servicer is removed from S&P's approved master servicer list and the ratings of any of the Certificates by S&P are downgraded, qualified or withdrawn (including, without limitation, "negative credit watch") in connection with such removal;

then, and in each and every such case, so long as a Master Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Master Servicer.

     In the event that the Master Servicer is also the Special Servicer and the Master Servicer is terminated as provided in this Section 7.01, the Master Servicer shall also be terminated as Special Servicer.

     (b) "Special Servicer Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Special Servicer to remit to the Collection Account or an REO Account any amount required to be so deposited by the Special Servicer pursuant to, and at the time specified, and in accordance with the terms of this Agreement; or

                  (ii) any failure on the part of the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements, or the material breach of any representations or warranties on the part of the Special Servicer contained in this Agreement, which continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Master Servicer, the Seller, the Trustee or to the Special Servicer, the Master Servicer, the Seller and the Trustee by the Holders of Certificates evidencing Percentage Interests of at least 25% of any Class affected thereby; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (iv) the Special Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Special Servicer, or of or relating to all or substantially all of its property; or

                  (v) the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

                  (vi) the Special Servicer shall fail to make any Property Advance required to be made by the Special Servicer hereunder (whether or not the Trustee or the Fiscal Agent makes such Property Advance), which failure continues unremedied for a period of fifteen (15) days after the date on which such Advance was first due (or for any shorter period as may be required, if applicable, to avoid any lapse in insurance coverage required under any Mortgage or this Agreement with respect to any Mortgaged Property or to avoid any foreclosure or similar action with respect to any Mortgaged Property by reason of a failure to pay real estate taxes and assessments); provided, however, that in the event the Trustee or the Fiscal Agent makes a required Property Advance pursuant to Section 3.22(b) due to the Special Servicer's failure to make a required Property Advance, such Event of Default shall occur immediately upon the making of such Property Advance by the Trustee or the Fiscal Agent; or

                  (vii) the Trustee shall receive notice by public announcement (including, without limitation, by published notice) by, or written correspondence from Moody's that the continuation of the Special Servicer in such capacity would result (or the continuation in such capacity of the Special Servicer has resulted) in a downgrade, qualification or withdrawal of any rating then assigned by Moody's to any Class of Certificates; or

                  (viii) the Special Servicer is removed from S&P's approved special servicer list and the ratings of any of the Certificates by S&P are downgraded, qualified (including, without limitation, "negative credit watch") or withdrawn in connection with such removal;

then, and in each and every such case, so long as a Special Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of at least 25% of the aggregate Voting Rights of all Certificates shall, terminate the Special Servicer.

     (c) In the event that the Master Servicer or the Special Servicer is terminated pursuant to this Section 7.01, the Trustee shall, by notice in writing to the Master Servicer or the Special Servicer, as the case may be (the "Terminated Party"), terminate all of its rights and obligations under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than any rights the Master Servicer or Special Servicer may have hereunder as a Certificateholder and any rights or obligations that accrued prior to the date of such termination (including the right to receive all amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination and the right to the benefits of Section 6.03 notwithstanding any such termination). On or after the receipt by the Terminated Party of such written notice, all of its authority and power under this Agreement, whether with respect to the
Certificates (except that the Terminated Party shall retain its rights as a Certificateholder in the event and to the extent that it is a Certificateholder) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Terminated Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that, in the event it is terminated pursuant to this Section 7.01, to promptly (and in any event no later than ten Business Days subsequent to such notice) provide, at its own expense, the Trustee with all documents and records requested by the Trustee to enable the Trustee to assume its functions hereunder, and to cooperate with the Trustee and the successor to its responsibilities hereunder in effecting the termination of its responsibilities and rights hereunder, including, without limitation, the transfer to the successor Master Servicer or successor Special Servicer or the Trustee, as applicable, for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer or the Special Servicer to the Collection Account, any REO Account or Lock-Box Account shall thereafter be received with respect to the Mortgage Loans, and shall promptly provide the Trustee or such successor Master Servicer or Special Servicer (which may include the Trustee), as applicable, all documents and records reasonably requested by it, such documents and records to be provided in such form as the Trustee or such successor Master Servicer or Special Servicer shall reasonably request (including electromagnetic form), to enable it to assume the Master Servicer's or Special Servicer's function hereunder. All reasonable costs and expenses of the Trustee or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the Mortgage Files to the successor Master Servicer or Special Servicer and amending this Agreement to reflect such succession as successor Master Servicer or successor Special Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense shall be reimbursed by the Trust Fund; provided that the Terminated Party shall not thereby be relieved of its liability for such expenses.

     SECTION 7.02 Trustee to Act; Appointment of Successor. On and after the time the Master Servicer or the Special Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall be its successor in all respects in its capacity as Master Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and, except as provided herein, shall be subject to all the responsibilities, duties, limitations on liability and liabilities relating thereto and arising thereafter placed on the Master Servicer or Special Servicer by the terms and provisions hereof; provided, however, that (i) the Trustee shall have no responsibilities, duties, liabilities or obligations with respect to any act or omission of the Master Servicer or Special Servicer and (ii) any failure to perform, or delay in performing, such duties or responsibilities caused by the Terminated Party's failure to provide, or delay in providing, records, tapes, disks, information or moneys shall not be considered a default by such successor hereunder. The Trustee, as successor Master Servicer or successor Special Servicer, shall be indemnified to the full extent provided the Master Servicer or Special Servicer, as applicable, under this Agreement prior to the Master Servicer's or the Special Servicer's termination. The appointment of a successor Master Servicer or successor Special Servicer shall not affect any liability of the predecessor Master Servicer or Special Servicer which may have arisen prior to its termination as Master Servicer or Special Servicer. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or Special Servicer herein or in any related document or agreement, for any acts or omissions of the predecessor Master Servicer or predecessor Special Servicer or for any losses incurred in respect of any Permitted Investment by the Master Servicer pursuant to Section 3.07 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Master Servicer or successor Special Servicer shall be entitled to the Servicing Fee or Special Servicing Compensation, as applicable, and all funds relating to the Mortgage Loans that accrue after the date of the Trustee's succession to which the Master Servicer or Special Servicer would have been entitled if the Master Servicer or Special Servicer, as applicable, had continued to act hereunder. In the event any Advances made by the Master Servicer and the Trustee or the Fiscal Agent shall at any time be outstanding, or any amounts of interest thereon shall be accrued and unpaid, all amounts available to repay Advances and interest hereunder shall be applied entirely to the Advances made by the Trustee or the Fiscal Agent (and the accrued and unpaid interest thereon), until such Advances and interest shall have been repaid in full. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, or if the Holders of Certificates entitled to at least 25% of the aggregate Voting Rights so request in writing to the Trustee, or if the Rating Agencies do not provide written confirmation that the succession of the Trustee, as Master Servicer or Special Servicer, as applicable, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which will not result in a downgrade, qualification or withdrawal of the then current rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency, as the successor to the Master Servicer or Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or Special Servicer hereunder. No appointment of a successor to the Master Servicer or Special Servicer hereunder shall be effective until the assumption by such successor of all the Master Servicer's or Special Servicer's responsibilities, duties and liabilities hereunder. Pending appointment of a successor to the Master Servicer (or the Special Servicer if the Special Servicer is also the Master Servicer) hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. Pending the appointment of a successor to the Special Servicer, unless the Master Servicer is also the Special Servicer, the Master Servicer shall act in such capacity. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Terminated Party hereunder, provided, further, that if no successor to the Terminated Party can be obtained to perform the obligations of such Terminated Party hereunder, additional amounts shall be paid to such successor and such amounts in excess of that permitted the Terminated Party shall be treated as Realized Losses. The Seller, the Trustee, the Master Servicer or Special Servicer and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     SECTION 7.03 Notification to Certificateholders.

     (a) Upon any termination pursuant to Section 7.01 above or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

     (b) Within 30 days after the occurrence of any Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall transmit by mail to all Holders of Certificates and to each Rating Agency notice of such Event of Default, unless such Event of Default shall have been cured or waived.

     SECTION 7.04 Other Remedies of Trustee. During the continuance of any Master Servicer Event of Default or a Special Servicer Event of Default when the Master Servicer is also serving as Special Servicer, so long as such Master Servicer Event of Default or Special Servicer Event of Default, if applicable, shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). In such event, the legal fees, expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trustee shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.06. Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Master Servicer Event of Default or Special Servicer Event of Default, if applicable.

     SECTION 7.05 Waiver of Past Events of Default; Termination. The Holders of Certificates evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates may, on behalf of all Holders of Certificates, waive any default by the Master Servicer or Special Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits (including, with respect to the Master Servicer, P&I Advances) to or payments from the Collection Account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon. Any costs and expenses incurred by the Trustee in connection with such default and prior to such waiver shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, promptly upon demand therefor and if not reimbursed to the Trustee within 90 days of such demand, from the Trust Fund; provided, that the Trust Fund shall be reimbursed by the Master Servicer or the Special Servicer, as applicable, to the extent such amounts are reimbursed to the Trustee from the Trust Fund.


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01 Duties of Trustee.

     (a) The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no permissive right of the Trustee shall be construed as a duty. During the continuance of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, subject to the provisions of Sections 7.02 and 7.04, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) The Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement to the extent specifically set forth herein; provided, however, that, the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument provided to it hereunder. If any such instrument is found not to conform on its face to the requirements of this Agreement in a material manner, the Trustee shall request a corrected instrument, and if the instrument is not corrected to the Trustee's reasonable satisfaction, the Trustee will provide notice thereof to the Certificateholders.

     (c) Neither the Trustee nor any of its officers, directors, employees, agents or "control" persons within the meaning of the Act shall have any liability arising out of or in connection with this Agreement, provided, that, subject to Section 8.02, no provision of this Agreement shall be construed to relieve the Trustee, or any such person, from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or its own bad faith; and provided, further, that:

                  (i) Prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any resolutions, certificates, statements, reports, opinions, documents, orders or other instruments furnished to the Trustee that conform on their face to the requirements of this Agreement without responsibility for investigating the contents thereof;

                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to greater than 50% of the Percentage Interests (or such other percentage as is specified herein) of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) Neither the Trustee nor any of its respective directors, officers, employees, agents or control persons shall be responsible for any act or omission of any Custodian, Paying Agent or Certificate Registrar that is not an Affiliate of the Trustee and that is selected other than by the Trustee, performed or omitted in compliance with any custodial or other agreement, or any act or omission of the Master Servicer, Special Servicer, the Seller or any other third Person, including, without limitation, in connection with actions taken pursuant to this Agreement;

                  (v) The Trustee shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties as Trustee in accordance with this Agreement (and, if it does, all legal expenses and costs of such action shall be expenses and costs of the Trust Fund), and the Trustee shall be entitled to be reimbursed therefor from the Collection Account, unless such legal action arises out of the negligence or bad faith of the Trustee or any breach of an obligation, representation, warranty or covenant of the Trustee contained herein; and

                  (vi) The Trustee shall not be charged with knowledge of any act, failure to act or breach of any Person upon the occurrence of which the Trustee may be required to act, unless a Responsible Officer of the Trustee obtains actual knowledge of such failure. The Trustee shall be deemed to have actual knowledge of the Master Servicer's or the Special Servicer's failure to provide scheduled reports, certificates and statements when and as required to be delivered to the Trustee pursuant to this Agreement.

     None of the provisions contained in this Agreement shall require either the Trustee, in its capacity as Trustee, or the Fiscal Agent, to expend or risk its own funds, or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if in the opinion of the Trustee or the Fiscal Agent, respectively, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or the Special Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer or the Special Servicer in accordance with the terms of this Agreement. Neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with its performance of its obligations under this Agreement and neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement (other than any funds invested with it in its commercial capacity).

     (d) The Trustee represents that it will use reasonable commercial efforts to cure (by August 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999 in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this agreement.

     SECTION 8.02 Certain Matters Affecting the Trustee.

     (a) Except as otherwise provided in Section 8.01:

                  (i) The Trustee may request and/or rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any such party or parties;

                  (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii)  (A)  The  Trustee  shall  be  under  no  obligation  to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

                  (B) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; and

                  (C) provided, that subject to the foregoing clause (A), nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived) of which a Responsible Officer of the Trustee has actual knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) Neither the Trustee nor any of its directors, officers, employees, Affiliates, agents or "control" persons within the meaning of the Act shall be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by the Trustee to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% (or such other percentage as is specified herein) of the Percentage Interests of any affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such investigation shall be paid by the Master Servicer or the Special Servicer, as applicable, if an Event of Default shall have occurred and be continuing relating to the Master Servicer, or the Special Servicer, respectively, and otherwise by the Certificateholders requesting the investigation; and

                  (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys but shall not be relieved of its obligations hereunder.

                  (vii) For purposes of this Agreement, the Trustee shall have notice of an event only when a Responsible Officer of the Trustee has received notice of such event.

     (b) Following the Start-up Day, the Trustee shall not, except as expressly required by any provision of this Agreement, accept any contribution of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (the costs of obtaining such opinion to be borne by the Person requesting such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either the Upper-Tier REMIC or the Lower-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement.

     SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall not be taken as the statements of the Trustee, the Fiscal Agent, the Master Servicer, or the Special Servicer, and the Trustee, the Fiscal Agent, the Master Servicer and Special Servicer assume no responsibility for their correctness. The Trustee, the Fiscal Agent, the Master Servicer and Special Servicer make no representations or warranties as to the validity or sufficiency of this Agreement, of the Certificates or any prospectus used to offer the Certificates for sale or the validity, enforceability or sufficiency of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage, any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders under this Agreement. Without limiting the foregoing, neither the Trustee nor the Fiscal Agent shall be liable or responsible for: the existence, condition and ownership of any Mortgaged Property; the existence of any hazard or other insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or the enforceability thereof; the existence of any Mortgage Loan or the contents of the related Mortgage File on any computer or other record thereof (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trust Fund or of any intervening assignment; the completeness of any Mortgage File (except for its review thereof pursuant to Section 2.02); the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02); the compliance by the Seller, the Master Servicer or the Special Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of moneys by or at the direction of the Master Servicer or any loss resulting therefrom (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to
Section 7.02), it being understood that the Trustee shall remain responsible for any Trust Fund property that it may hold in its individual capacity; the acts or omissions of any of the Seller, the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or Special Servicer pursuant to Section 7.02) or any sub-Master Servicer or any Borrower; any action of the Master Servicer or Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) or any sub-Master Servicer taken in the name of the Trustee, except to the extent such action is taken at the express written direction of the Trustee; the failure of the Master Servicer or the Special Servicer or any sub-Master Servicer to act or perform any duties required of it on behalf of the Trust Fund or the Trustee hereunder; or any action by or omission of the Trustee taken at the instruction of the Master Servicer or the Special Servicer (other than if the Trustee shall assume the duties of the Master Servicer or the Special Servicer pursuant to Section 7.02) unless the taking of such action is not permitted by the express terms of this Agreement; provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties as specifically set forth in this Agreement. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Seller, the Master Servicer or the Special Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller, the Master Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans or deposited in or withdrawn from the Collection Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Class Q Distribution Account, Excess Interest Distribution Account, Lock Box Account, Reserve Accounts, Interest Reserve Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer, other than any funds held by the Trustee or Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent shall have responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer) or to record this Agreement. In making any calculation hereunder which includes as a component thereof the payment or distribution of interest for a stated period at a stated rate "to the extent permitted by applicable law," the Trustee shall assume that such payment is so permitted unless a Responsible Officer of the Trustee has actual knowledge, or receives an Opinion of Counsel (at the expense of the Person asserting the impermissibility) to the effect that such payment is not permitted by applicable law.

     SECTION 8.04 Trustee May Own Certificates. The Trustee, the Fiscal Agent and any agent of the Trustee or Fiscal Agent in its individual capacity or any other capacity may become the owner or pledgee of Certificates, and may deal with the Seller and the Master Servicer in banking transactions, with the same rights it would have if it were not Trustee, Fiscal Agent or such agent.

     SECTION 8.05 Payment of Trustee Fees and Expenses; Indemnification.

     (a) The  Trustee  or any  successor  Trustee  shall  be  entitled,  on each
Distribution Date, to the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, which Trustee Fee shall be paid to the Trustee prior to the distribution on such Distribution Date of amounts to the
Certificateholders. In the event that the Trustee assumes the servicing responsibilities of the Master Servicer or the Special Servicer hereunder pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, the Trustee shall be entitled to the compensation to which the Master Servicer or the Special Servicer, as the case may be, would have been entitled.

     (b) The Trustee and the Fiscal Agent shall each be paid or reimbursed by the Trust Fund upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Fiscal Agent pursuant to and in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) to the extent such payments are "unanticipated expenses" as described in clause (d) below, except any such expense, disbursement or advance as may arise from its negligence or bad faith; provided, however, that, subject to the last paragraph of Section 8.01, neither the Trustee nor the Fiscal Agent shall refuse to perform any of its duties hereunder solely as a result of the failure to be paid the Trustee Fee and the Trustee's expenses or any sums due to the Fiscal Agent.

     The Master Servicer and the Special Servicer covenant and agree to pay or reimburse the Trustee for the reasonable out-of-pocket expenses incurred or made by the Trustee in connection with any transfer of the servicing responsibilities of the Master Servicer or the Special Servicer, respectively, hereunder, pursuant to or otherwise arising from the resignation or removal of the Master Servicer or the Special Servicer, in accordance with any of the provisions of this Agreement (and including the reasonable fees and expenses and disbursements of its counsel and all other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from the negligence or bad faith of the Trustee.

     (c) Each of the Paying Agent, the Certificate Registrar, the Custodian, the Seller, the Master Servicer and the Special Servicer (each, an "Indemnifying Party") shall indemnify the Trustee and the Fiscal Agent and their respective Affiliates and each of the directors, officers, employees and agents of the Trustee, the Fiscal Agent and their respective Affiliates (each, an "Indemnified Party"), and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Party may sustain in connection with this Agreement (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) related to each such Indemnifying Party's respective willful misconduct, bad faith, fraud and/or negligence in the performance of each of its respective duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder (including in the case of the Master Servicer, any agent of the Master Servicer or sub-Master Servicer).

     (d) The Trust Fund shall indemnify each Indemnified Party from, and hold it harmless against, any and all losses, liabilities, damages, claims or unanticipated expenses (including, without limitation, reasonable fees and disbursements of counsel incurred by the Indemnified Party in any action or proceeding between the Indemnifying Party and the Indemnified Party or between the Indemnified Party and any third party or otherwise) arising in respect of this Agreement or the Certificates, in each case to the extent and only to the extent, such payments are expressly reimbursable under this Agreement, or are unanticipated expenses (as defined below), other than (i) those resulting from the negligence, fraud, bad faith or willful misconduct of the Indemnified Party and (ii) those as to which such Indemnified Party is entitled to indemnification pursuant to Section 8.05(c). The term "unanticipated expenses" shall include any fees, expenses and disbursement of any separate trustee or co-trustee appointed hereunder, only to the extent such fees, expenses and disbursements were not reasonably anticipated as of the Closing Date, and the losses, liabilities, damages, claims or incremental expenses (including reasonable attorneys' fees) incurred or advanced by an Indemnified Party in connection with (i) a default under any Mortgage Loan and (ii) any litigation arising out of this Agreement, including, without limitation, under Section 2.03, Section 3.10, the third paragraph of Section 3.11, Section 4.05 and Section 7.01. The right of reimbursement of the Indemnified Parties under this Section 8.05(d) shall be senior to the rights of all Certificateholders.

     (e) Notwithstanding anything herein to the contrary, this Section 8.05 shall survive the termination or maturity of this Agreement or the resignation or removal of the Trustee or the Fiscal Agent, as the case may be, as regards rights accrued prior to such resignation or removal and (with respect to any acts or omissions during their respective tenures) the resignation, removal or termination of the Master Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar or the Custodian.

     (f) This Section 8.05 shall be expressly construed to include, but not be limited to, such indemnities, compensation, expenses, disbursements, advances, losses, liabilities, damages and the like, as may pertain or relate to any environmental law or environmental matter.

     SECTION 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least
$50,000,000 and a rating on its unsecured long-term debt of at least "BBB" by S&P and "Baa2" by Moody's (or at any time when there is no Fiscal Agent appointed and acting hereunder or any such Fiscal Agent so appointed has a rating on its long-term unsecured debt that is lower than "AA" by S&P and "Aa2" by Moody's the rating on the unsecured long term debt of the Trustee must be at least "AA" by S&P and "Aa2" by Moody's or meet different standards provided that each Rating Agency shall have confirmed in writing that such different standards would not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates) and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the Master Servicer (except during any period when the Trustee has assumed the duties of the Master Servicer pursuant to Section 7.02). If a corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event that the place of business from which the Trustee administers the Trust Fund is a state or local jurisdiction that imposes a tax on the Trust Fund or the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions) the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax from its own funds and continue as Trustee or (iii) administer the Trust Fund from a state and local jurisdiction that does not impose such a tax. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

     SECTION 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Master Servicer and each Rating Agency. Upon such notice of resignation, the Fiscal Agent shall also be deemed to have been removed and, accordingly, the Master Servicer shall promptly appoint a successor Trustee, the appointment of which would not, as evidenced in writing by the Rating Agencies (other than S&P), in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, and a successor Fiscal Agent (if necessary to satisfy the requirements contained in Section 8.06), the appointment of which, if the successor Trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, would not, as evidenced in writing, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, by written instrument, in triplicate, which instrument shall be delivered to the resigning Trustee, with a copy to the Fiscal Agent deemed removed, and the successor Trustee and successor Fiscal Agent. If no successor Trustee and successor Fiscal Agent shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee and the Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor Trustee and successor Fiscal Agent. The Trustee will bear all reasonable costs and expenses of each other party hereto and each Rating Agency in connection with such resignation.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Seller or Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or upon a confirmation in writing by Moody's that not terminating the Trustee, or the Fiscal Agent, as applicable, would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded, then the Seller may remove the Trustee and the Fiscal Agent and promptly appoint a successor Trustee and successor Fiscal Agent by written instrument, which shall be delivered to the Trustee and the Fiscal Agent so removed and to the successor Trustee and the successor Fiscal Agent. The Holders of Certificates entitled to more than 50% of the Voting Rights of all of the Certificates may at any time remove the Trustee and the Fiscal Agent (and any removal of the Trustee shall be deemed to be a removal also of the Fiscal Agent) and appoint a successor Trustee and, if necessary, successor Fiscal Agent by written instrument or instruments, in seven originals, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Seller, one complete set to the Master Servicer, one complete set to the Trustee so removed, one complete set to the Fiscal Agent deemed removed, one complete set to the successor Trustee so appointed and one complete set to any successor Fiscal Agent so appointed.

     In the event of removal of the Trustee, the Fiscal Agent shall be deemed to have been removed.

     In the event that the Trustee or Fiscal Agent is terminated or removed pursuant to this Section 8.07, all of its rights and obligations under this Agreement and in and to the Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts accrued or owing to it under this Agreement, plus interest at the Advance Rate on all such amounts until received to the extent such amounts bear interest as provided in this Agreement, with respect to periods prior to the date of such termination or removal).

     Any resignation or removal of the Trustee and Fiscal Agent and appointment of a successor Trustee and, if such trustee is not rated by each Rating Agency in one of its two highest long-term debt rating categories, a successor Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and, if necessary, successor Fiscal Agent as provided in Section 8.08.

     SECTION 8.08 Successor Trustee and Fiscal Agent.

     (a) Any successor Trustee and any successor Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Seller, the Master Servicer and to the predecessor Trustee and predecessor Fiscal Agent, as the case may be, instruments accepting their appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee and predecessor Fiscal Agent shall become effective and such successor Trustee and successor Fiscal Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein, provided that the appointment of such successor Trustee and successor Fiscal Agent shall not, as evidenced in writing by each Rating Agency, result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. The predecessor Trustee shall deliver to the successor Trustee all Mortgage Files and related documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations. No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of
Section 8.06.

     The Fiscal Agent may not resign except (i) in the event of the resignation or removal of the Trustee, (ii) upon determination that it may no longer perform such obligations and duties under applicable law, or (iii) upon written confirmation from the Rating Agencies (other than S&P) that such resignation, without the appointment of a successor Fiscal Agent, will not in and of itself result in a downgrade qualification or withdrawal of the then current rating of any Class of Certificates. Any such determination in (ii) above is required to be evidenced by an opinion of counsel to such effect delivered to the Seller and the Trustee. No resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent acceptable to Moody's, as evidenced in writing (which may be Trustee) shall have assumed the Fiscal Agent's obligations and duties under this Agreement.

     Upon  acceptance of appointment by a successor  Trustee as provided in this
Section 8.08, the Seller shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Seller fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Seller.

     (b) Any successor Trustee or Fiscal Agent appointed pursuant to this Agreement shall satisfy the eligibility requirements set forth in Section 8.06 hereof.

     SECTION 8.09 Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Seller and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Seller and the Trustee may consider necessary or desirable. If the Seller shall not be in existence or shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. Except as required by applicable law, the appointment of a co-trustee or separate trustee shall not relieve the Trustee of its responsibilities, obligations and liabilities hereunder. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee solely at the direction of the Trustee.

     No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement. The Seller and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, or if the separate trustee or co-trustee is an employee of the Trustee, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Every such instrument shall be filed with the Trustee. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. In no event shall any such separate trustee or co-trustee be entitled to any provision relating to the conduct of, affecting the liability of, or affording protection to, such separate trustee or co-trustee that imposes a standard of conduct less stringent than that imposed on the Trustee hereunder, affording greater protection than that afforded to the Trustee hereunder or providing a greater limit on liability than that provided to the Trustee hereunder.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11 Fiscal Agent Appointed; Concerning the Fiscal Agent.

     (a) The Trustee hereby appoints ABN AMRO Bank N.V. as the initial Fiscal Agent hereunder for the purposes of exercising and performing the obligations and duties imposed upon the Fiscal Agent hereunder. The Fiscal Agent undertakes to perform such duties and only such duties as are specifically set forth hereunder.

     (b) No provision of this Agreement shall be construed to relieve the Fiscal Agent from liability for its own negligent failure to act or its own willful misfeasance or for a breach of a representation or warranty contained herein; provided, however, that (i) the duties and obligations of the Fiscal Agent shall be determined solely by the express provisions of this Agreement, the Fiscal Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Fiscal Agent and, in the absence of bad faith on the part of the Fiscal Agent, the Fiscal Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Fiscal Agent by the Seller, the Master Servicer, the Special Servicer or the Trustee and which on their face do not contradict the requirements of this Agreement, and (ii) the provisions of clause
(ii) of Section 8.01(c) shall apply to the Fiscal Agent.

     SECTION  8.12   Controlling   Certificateholders   and  Controlling   Class
Representative.

     (a) Each Controlling Certificateholder is hereby deemed to have agreed by virtue of its purchase of a Certificate to provide its name and address to the Trustee and to notify the Trustee of the transfer of any Certificate of the Controlling Class, the selection of a Controlling Class Representative or the resignation or removal thereof. Any Certificateholder or its designee at any time appointed Controlling Class Representative is hereby deemed to have agreed by virtue of its purchase of a Certificate to notify the Trustee when such Certificateholder is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Trustee will notify the Special Servicer of the identity of the Controlling Class Representative and any resignation or removal thereof.

     (b) The initial Controlling Class Representative shall be First Chicago Capital Corporation, a Delaware corporation.

     (c) Once a Controlling Class Representative has been selected pursuant to clause (b) above, each of the Master Servicer, the Special Servicer, the Seller, the Trustee and each other Certificateholder (or Beneficial Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Certificateholders of the Controlling Class, by Certificate Principal Amount, or such Controlling Class Representative shall have notified the Trustee and each other Certificateholder of the Controlling Class, in writing, of the resignation of such Controlling Class Representative or the selection of a new Controlling Class Representative. Upon the resignation of a Controlling Class
Representative, the Trustee shall request the Certificateholders of the Controlling Class to select a new Controlling Class Representative.

     (d) If at any time a Book-Entry Certificate belongs to the Controlling Class, the Trustee shall notify the related Beneficial Owner or Beneficial
Owners (through the Seller, unless the Trustee shall have been previously provided with the name and address of such Beneficial Owner or Beneficial Owners) of such event and shall request that it be informed of any change in the identity of the related Beneficial Owner from time to time.

     (e) Until it receives notice to the contrary each of the Master Servicer, the Special Servicer and the Trustee shall be entitled to rely on the most recent notification with respect to the identity of the Certificateholders of the Controlling Class and the Controlling Class Representative.

     (f) The Controlling Class Representative will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for error in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     (g) By its acceptance of a Certificate, each Certificateholder shall be deemed to have confirmed its understanding that the Controlling Class Representative may take actions that favor the interest of one or more Classes of the Certificates over other Classes of the Certificates, and that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of some Classes of the Certificate; and, absent willful misfeasance, bad faith or negligence on the part of the Controlling Class Representative, each Certificateholder shall be deemed to have agreed to take no action against the Controlling Class Representative or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.


                                   ARTICLE IX

                  TERMINATION; OPTIONAL MORTGAGE LOAN PURCHASE

     SECTION 9.01 Termination; Optional Mortgage Loan Purchase.

     (a) The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created hereby with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as hereinafter set forth) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to this Article IX on the Termination Date; provided, however, that in no event shall the trust created hereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof.

     (b) The Upper-Tier REMIC and the Lower-Tier REMIC shall be terminated and the assets of the Trust Fund with respect to the Trust REMICs shall be sold or otherwise disposed of in connection therewith, only pursuant to a "plan of complete liquidation" within the meaning of Code Section 860F(a)(4)(A) providing for the actions contemplated by the provisions hereof pursuant to which the applicable Notice of Termination is given and requiring that the assets of each of the Upper-Tier REMIC and the Lower-Tier REMIC shall be sold for cash and that each such REMIC shall terminate on a Distribution Date occurring not more than 90 days following the date of adoption of the plan of complete liquidation. For purposes of this Section 9.01(b), the Notice of Termination given pursuant to
Section 9.01(c) shall constitute the adoption of the plan of complete liquidation as of the date such notice is given, which date shall be specified by the Master Servicer in the final federal income tax returns of the Upper-Tier REMIC and the Lower-Tier REMIC. Notwithstanding the termination of the REMICs or the Trust Fund, the Trustee shall be responsible for filing the final Tax Returns for the REMICs and applicable income tax or information returns for the Grantor Trust for the period ending with such termination, and shall maintain books and records with respect to the REMICs and the Grantor Trust for the period for which it maintains its own tax returns or other reasonable period.

     (c) The Holders of the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the  fair  market  value  of all  other  property
                  included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid  interest  accrued  on such  principal
                  balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the Interest Accrual Period preceding such Distribution Date;

                           (D) the aggregate amount of Property Advances (to the
                  extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted hereby with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

     The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to this Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to this Section 9.01(c) shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to this subsection (c).

     Any Mortgage Loan purchased under the circumstances described in this subsection (c) will be purchased subject to a continuing right of (i) the holders of the Class Q Certificates to receive from the purchaser(s), from time to time, payments corresponding to Default Interest with respect to such Mortgage Loan and (ii) the holders of the Classes of Certificates entitled to receive the Excess Interest with respect to such Mortgage Loan, as specified in
Section 2.07(b), to receive from the purchaser(s), from time to time, payments corresponding to Excess Interest with respect to such Mortgage Loan.

     (d) If the Trust Fund has not been previously terminated pursuant to subsection (c) of this Section 9.01, the Trustee shall determine as soon as practicable the Distribution Date on which the Trustee reasonably anticipates, based on information with respect to the Mortgage Loans previously provided to it, that the final distribution will be made (i) to the Holders of outstanding Regular Certificates, and to the Trustee in respect of the Lower-Tier Regular Interests, notwithstanding that such distribution may be insufficient to distribute in full an amount equal to the remaining Certificate Principal Amount of each such Certificate or Lower-Tier Regular Interest, together with amounts required to be distributed on such Distribution Date pursuant to Section 4.01 or
(ii) if no such Regular Certificates are then outstanding, to the Holders of the Class LR Certificates of any amount remaining in the Collection Account or the Lower-Tier Distribution Account, and to the Holders of the Class R Certificates of any amount remaining in the Upper-Tier Distribution Account, in either case, following the later to occur of (a) the receipt or collection of the last payment due on any Mortgage Loan included in the Trust Fund or (b) the liquidation or disposition pursuant to Section 3.18 of the last asset held by the Trust Fund, (iii) to the holders of the Class Q Certificates, of any amount remaining in the Class Q Distribution Account, (iv) to DFC and DREFC or its designee any remaining amounts in the Deductible Reserve Account, pro rata, based upon the applicable Initial Deductible Reserve Amount, or as otherwise directed in writing by DFC and DREFC and (v) to the holders of Certificates entitled to receive Excess Interest, as provided in Section 2.07(b), of any amount remaining in the Excess Interest Distribution Account.

     (e) Notice of any  termination  of the Trust Fund  pursuant to this Section
9.01 shall be mailed by the Trustee to affected Certificateholders with a copy to the Master Servicer and each Rating Agency at their addresses shown in the Certificate Registrar as soon as practicable after the Trustee shall have received, given or been deemed to have received a Notice of Termination but in any event not more than thirty days, and not less than ten days, prior to the Anticipated Termination Date. The notice mailed by the Trustee to affected Certificateholders shall:

                  (i) specify the Anticipated Termination Date on which the final distribution is anticipated to be made to Holders of Certificates of the Classes specified therein;

                  (ii) specify the amount of any such final distribution, if known; and

                  (iii) state that the final distribution to Certificateholders will be made only upon presentation and surrender of Certificates at the office of the Paying Agent therein specified.

     If the Trust Fund is not terminated on any Anticipated Termination Date for any reason, the Trustee shall promptly mail notice thereof to each affected Certificateholder.

     (f) Any funds not distributed on the Termination Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

     SECTION 10.01 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 10.02 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates representing Percentage Interests of at least 25% of each affected Class of Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Certificates of such Class. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 10.04 Notices. All demands, notices and communications hereunder shall be in writing, shall be deemed to have been given upon receipt (except that notices to Holders Class Q, Class R and Class LR Certificates or Holders of any Class of Certificates no longer held through a Depository and instead held in registered, definitive form shall be deemed to have been given upon being sent by first class mail, postage prepaid) as follows:

     If to the Trustee, to:

                           LaSalle National Bank
                           135 South LaSalle Street
                           Suite 1625
                           Chicago,  Illinois  60674-4107

                           Attention:   Asset Backed Securities Trust Services
                                          Group,
                                        GS Mortgage Securities Corporation II,
                                          Series 1999,-C1

     If to the Fiscal Agent, to:

                           ABN AMRO Bank, N.V.
                           c/o LaSalle National Bank
                           135 South LaSalle Street
                           Suite 1625
                           Chicago,  Illinois  60674-4107

                           Attention:   Asset Backed Securities Trust Services
                                          Group,
                                        GS Mortgage Securities Corporation II,
                                          Series 1999,-C1

     If to the Seller, to:

                           GS Mortgage Securities Corporation II
                           85 Broad Street
                           New York, New York  10004
                           Attention:  Marvin J. Kabatznick

     With a copy to:

                           Jay Strauss, Esq.

     If to the Master Servicer, to:

                           GMAC Commercial Mortgage Corporation
                           650 Dresher Road
                           Horsham, Pennsylvania 19044
                           Attention:  Servicing Manager

     With a copy to:

                           CMBS Manager
                           GMAC Commercial Mortgage
                           150 South Wacker
                           Suite 2800
                           Chicago, Illinois 60606
                           Attention:  Gary Severyn

     If to the Special Servicer, to:

                           Lennar Partners, Inc.
                           760 NW 107th Avenue
                           Suite 400
                           Miami, Florida  33139
                           Attention:    Ronald Schrager

     If to the Underwriters, to:

                           Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York  10004
                           Attention: Rolf Edwards

     With a copy to:

                           Jay Strauss, Esq.

     and

                           Norwest Investment Services, Inc.
                           608 Second Avenue South
                           MS0140
                           Minneapolis, Minnesota  55479
                           Attention:  Michael Petersen

     If to GSMC, to:

                           Goldman Sachs Mortgage Company
                           85 Broad Street
                           New York, New York  10004
                           Attention: Rolf Edwards

     With a copy to:

                           Jay Strauss, Esq.

     If to ACLI, to:

                           AMRESCO Capital Limited, Inc.
                           1 Lake Shore Centre
                           3281 Guasti Road, Suite 800
                           Ontario, California 91761
                           Attention: President

     If to DFC, to:

                           Daiwa Finance Corp.
                           32 Old Slip
                           New York, New York 10005,
                           Attention: General Counsel

     With a copy to:

                           Jeffrey Lenobel, Esq.
                           Schulte, Roth & Zabel LLP
                           900 Third Avenue
                           New York, NY 10022

     If to DREFC, to:

                           Daiwa Real Estate Finance Corp.
                           32 Old Slip
                           New York, New York 10005,
                           Attention: General Counsel

     With a copy to:

                           Jeffrey Lenobel, Esq.
                           Schulte, Roth & Zabel LLP
                           900 Third Avenue
                           New York, NY 10022

     If to any Certificateholder, to:

                           the address set forth in the Certificate Register,

or, in the case of the parties to this Agreement, to such other address as such party shall specify by written notice to the other parties hereto.

     SECTION 10.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by applicable law, such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 10.06 Notice to the Seller and Each Rating Agency.

     (a) The Trustee shall use its best efforts to promptly provide notice to the Seller and each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Event of Default that has not been cured;

                  (iii) the merger, consolidation, resignation or termination of the Master Servicer, Special Servicer, the Trustee or Fiscal Agent;

                  (iv) the repurchase of Mortgage Loans pursuant to Section 2.03(d);

                  (v) the final payment to any Class of Certificateholders;

                  (vi) any change in the location of the Collection Account, the Lower-Tier Distribution Account or the Upper-Tier Distribution Account;

                  (vii) any event that would result in the voluntary or involuntary termination of any insurance of the accounts of the Master Servicer;

                  (viii) any change in the lien priority of a Mortgage Loan;

                  (ix) any new lease of an anchor or a termination of an anchor lease at a retail Mortgaged Property; and

                  (x) any material damage to a Mortgaged Property.

     (b) The Master Servicer (or the Trustee with respect to item (iv) below) shall promptly furnish to each Rating Agency copies of the following:

                  (i) each of its annual statements as to compliance described in Section 3.14;

                  (ii) each of its annual independent public accountants' servicing reports described in Section 3.15;

                  (iii) upon request, a copy of each operating and other financial statements, rent rolls, occupancy reports, and sales reports to the extent such information is required to be delivered under a Mortgage Loan, in each case to the extent collected pursuant to Section 3.13;

                  (iv) each report to  Certificateholders  described  in Section
         4.02 and Section 3.20; and

                  (v)  upon  request,   each   inspection   report  prepared  in
         connection with any inspection conducted pursuant to Section 3.19.

     (c) The Master Servicer shall furnish each Rating Agency with such information with respect to the Trust Fund, any Mortgaged Property, a Borrower and a non-performing or Specially Serviced Mortgage Loan as such Rating Agency shall reasonably request and which the Master Servicer can reasonably obtain. The Rating Agencies shall not be charged any fee or expense in connection therewith.

     (d) Notices to each Rating Agency shall be addressed as follows:

                  Moody's Investors Service, Inc.
                  99 Church Street
                  New York, New York 10007
                  Attention: Commercial Mortgage Backed Securities Surveillance

                  Standard & Poor's Rating Services
                  26 Broadway
                  New York, New York  10004
                  Attention: Commercial Mortgage Surveillance Group

or in each case to such other address as any Rating Agency shall specify by written notice to the parties hereto.

     SECTION 10.07 Amendment. This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein or therein that may be defective or inconsistent with any other provisions herein or therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and Lower-Tier REMIC as a REMIC, or to prevent the imposition of any material state or local taxes; (iv) to amend or supplement any provisions herein or therein that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, (v) to amend or supplement any provisions therein to the extent necessary or desirable to maintain the ratings assigned to each of the Classes of Certificates by each Rating Agency or (vi) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

     Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates representing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under this Agreement, without the consent of the Holders of all Certificates representing all of the Percentage Interest of the Class or Classes affected hereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section hereof which relates to the amendment of this Agreement without the consent of all the holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

     In the event that neither the Seller nor any successor thereto, if any, is in existence, any amendment under this Section 10.07 shall be effective with the consent of the Trustee, the Fiscal Agent, and the Master Servicer, in writing, and to the extent required by this Section, the Certificateholders. Promptly after the execution of any amendment, the Master Servicer shall forward to the Trustee and the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and each Rating Agency. It shall not be necessary for the consent of Certificateholders under this Section 10.07 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The method of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe; provided, however, that such method shall always be by affirmation and in writing.

     Notwithstanding any contrary provision of this Agreement, no amendment shall be made to this Agreement or any Custodial Agreement unless, if requested by the Master Servicer and/or the Trustee, the Master Servicer and the Trustee shall have received an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i) or (ii) of the first sentence of this Section, then at the expense of the Trust Fund), to the effect that such amendment will not cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, will not cause a tax to be imposed on the Trust Fund under the REMIC Provisions (other than a tax at the highest marginal corporate tax rate on net income from foreclosure property) and will not cause the Grantor Trust to fail to qualify as a grantor trust. Prior to the execution of any amendment to this Agreement or any Custodial Agreement, the Trustee, the Fiscal Agent, the Special Servicer and the Master Servicer may request and shall be entitled to rely conclusively upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is required by any Rating Agency to maintain the rating issued by it or requested by the Trustee for any purpose described in clause (i), (ii), (iii) or (v) (which do not modify or otherwise relate solely to the obligations, duties or rights of the Trustee) of the first sentence of this Section, then at the expense of the Trust Fund) stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee and the Fiscal Agent may, but shall not be obligated to, enter into any such amendment which affects the Trustee's or the Fiscal Agent's own rights, duties or immunities under this Agreement.

     SECTION 10.08 Confirmation of Intent. It is the express intent of the parties hereto that the conveyance of the Trust Fund (including the Mortgage Loans) by the Seller to the Trustee on behalf of Certificateholders as contemplated by this Agreement and the sale by the Seller of the Certificates be, and be treated for all purposes as, a sale by the Seller of the undivided portion of the beneficial interest in the Trust Fund represented by the Certificates. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Trust Fund by the Seller to the Trustee to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Trust Fund is held to continue to be property of the Seller then (a) this Agreement shall also be deemed to be a security agreement under applicable law; (b) the transfer of the Trust Fund provided for herein shall be deemed to be a grant by the Seller to the Trustee on behalf of Certificateholders of a first priority security interest in all of the Seller's right, title and interest in and to the Trust Fund and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including, without limitation, all amounts from time to time held or invested in the Collection Account, the Deductible Reserve Account, Lower-Tier Distribution Account, Upper-Tier Distribution Account, Class Q Distribution Account, Excess Interest Distribution Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee (or the Custodian on its behalf) of Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the Delaware and Illinois Uniform Commercial Code; and (d) notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Trustee pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller shall, and upon the request of the Master Servicer, the Trustee shall, to the extent consistent with this Agreement (and at the expense of the Trust
Fund), take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. It is the intent of the parties that such a security interest would be effective whether any of the Certificates are sold, pledged or assigned.

     SECTION 10.09 No Intended Third-Party Beneficiaries. No Person other than a party to this Agreement and any Certificateholder shall have any rights with respect to the enforcement of any of the rights or obligations hereunder.

     Without limiting the foregoing, the parties to this Agreement specifically state that no Borrower, property manager or other party to a Mortgage Loan is an intended third-party beneficiary of this Agreement.

     SECTION 10.10 Request by Certificateholders. Where information or reports are required to be delivered to a Certificateholder upon request pursuant to the terms of this Agreement, such request can be in the form of a single blanket request by a Certificateholder to the Trustee, the Master Servicer or the Special Servicer, as applicable, and, with respect to such Certificateholder, such request shall be deemed to relate to each date such report or information may be requested. The notice shall set forth the applicable Sections where such reports and information are requested.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Special Servicer, the Responsible Parties, the Trustee and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                    GS MORTGAGE SECURITIES CORPORATION II,
                                             as Seller


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    GOLDMAN SACHS MORTGAGE COMPANY,
                                        as Responsible Party

                                    By: Goldman Sachs Real Estate Funding Corp.,
                                              its General Partner

                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    DAIWA FINANCE CORP.,
                                        as Responsible Party

                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    DAIWA REAL ESTATE FINANCE CORP.,
                                        as Responsible Party

                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________

                                    AMRESCO CAPITAL LIMITED, INC.,
                                        as Responsible Party


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    GMAC COMMERCIAL MORTGAGE CORPORATION,
                                        as Master Servicer


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    LENNAR PARTNERS, INC.,
                                        as Special Servicer


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    LASALLE NATIONAL BANK,
                                        as Trustee, Custodian, Certificate
                                        Registrar


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________


                                    ABN AMRO BANK N.V.,
                                        as Fiscal Agent of the Trustee


                                    By: ______________________________________
                                       Name: _________________________________
                                       Title: ________________________________

STATE OF NEW YORK                     )
                                      )  ss:
COUNTY OF NEW YORK                    )



     On this ___ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at _________________________; that he/she is the _________________________ of GS Mortgage Securities Corporation II, a Delaware corporation, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of New York.


My Commission expires: _____________


(stamp)


(seal)


This instrument prepared by: _________________

STATE OF TEXAS                        )
                                      )
COUNTY OF DALLAS                      )



     On this ____ day of January, 1999, before me, _________________________,  a
Notary Public in and for the State of Texas, personally appeared ______________________, the ______________________ of AMRESCO Capital Limited,
Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signatures on the instrument the corporations upon behalf of which the person acted executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                  ____________________________________________
                                  NOTARY PUBLIC in and for the State of Texas.
                                  My Commission expires: _____________________


                                  (stamp)



This instrument prepared by:

STATE OF [             ]              )
                                      )  ss:
COUNTY OF [            ]              )



     On this ____________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of [__________], duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at __________________________; is the ________________________ of Goldman Sachs
Real  Estate  Funding  Corp.,   the  corporation  that  executed  the  foregoing
instrument as General Partner of Goldman Sachs Mortgage Company, a New York limited partnership; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of [___________].


My Commission expires:  _________________________


(stamp)


(seal)


This instrument prepared by:  ______________________

STATE OF NEW YORK                     )
                                      )  ss:
COUNTY OF NEW YORK                    )



     On this _________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of New York, duly commissioned and sworn, personally appeared _________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at _________________________; that he/she is the _________________________ of Daiwa
Finance Corp., a New York corporation, the corporation described in and that executed the foregoing instrument; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.


NOTARY PUBLIC in and for the State of New York.


My Commission expires:  __________________________


(stamp)


(seal)


This instrument prepared by:  _______________________

STATE OF NEW YORK                     )
                                      )  ss:
COUNTY OF NEW YORK                    )



     On the ______ day of January, 1999, before me, ________________________,  a
Notary Public in and for said State, personally appeared ________________________, the __________________ of Daiwa Real Estate Finance
Corp., a Delaware Corporation, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in their authorized capacity, and that by the signature on the instrument the corporation upon behalf of which the person acted executed the within instrument.

     WITNESS my hand and seal hereto affixed the day and year first above written.


NOTARY PUBLIC in and for
the State of_____________:


My Commission expires: _______________________


(stamp)


(seal)
This instrument prepared by: ____________________

STATE OF [             ]              )
                                      )  ss:
COUNTY OF [            ]              )



     On this ____________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of [__________], duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at __________________________; is the ________________________ of [ ]; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of [_________].


My Commission expires:  _________________________


(stamp)


(seal)


This instrument prepared by:  ______________________

STATE OF [             ]              )
                                      )  ss:
COUNTY OF [            ]              )



     On this ____________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of [_______], duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at __________________________; is the ________________________ of [Lennar]; and
that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of [___________].


My Commission expires:  _________________________


(stamp)


(seal)


This instrument prepared by:  ______________________

STATE OF [             ]              )
                                      )  ss:
COUNTY OF [            ]              )



     On this ____________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of [__________], duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at __________________________; is the ________________________ of [ ]; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of [________________].


My Commission expires:  _________________________


(stamp)


(seal)


This instrument prepared by:  ______________________

STATE OF [             ]              )
                                      )  ss:
COUNTY OF [         ]                 )



     On this ____________ day of January, 1999, before me, the undersigned, a Notary Public in and for the State of [________________], duly commissioned and sworn, personally appeared ___________________, to me known who, by me duly sworn, did depose and acknowledge before me and say that he/she resides at __________________________; is the ________________________ of [ ]; and that he/she signed his/her name thereto under authority of the board of directors of said corporation and on behalf of such corporation.

     WITNESS my hand and seal hereto affixed the day and year first above written.



NOTARY PUBLIC in and for
the State of [_______________].


My Commission expires:  _________________________


(stamp)


(seal)


This instrument prepared by:  ______________________

                                  EXHIBIT A-1

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1999-C1, CLASS A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1999-C1, CLASS A-1


Pass-Through Rate:  5.850%

First Distribution Date: February 18, 1999      Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal         Scheduled Final Distribution
Amount of the Class A-1 Certificates:           Date: June 18, 2028
$165,650,000

CUSIP:  36228C DC 4                             Initial Certificate Principal
                                                Amount of this Certificate:
ISIN:  US36228CDC47                             [_____________]

Common Code:  009389695


No.:  [______]

                  This certifies that [________________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-1 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class A-1 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-1 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-1 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-1 Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class A-1 Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_________________________________________ (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-1 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-1 Certificate of the entire Percentage Interest represented by the within Class A-1 Certificates to the above-named Assignee(s) and to deliver such Class A-1 Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)

                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions, if being made by wire transfer in immediately available funds to __________________________ for the account of _______________
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                        By:  ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-2

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                           SERIES 1999-C1, CLASS A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND CERTAIN OTHER ASSETS.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                           SERIES 1999-C1, CLASS A-2


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class A-2 Certificates:             Date: June 18, 2028
$455,533,000

CUSIP:  36228C DD2                                Initial Certificate Principal
                                                  Amount of this Certificate:
ISIN:  US36228CDD20                               $[_______________]

Common Code:  009389768

No.:  [____]

                  This certifies that [_________________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class A-2 Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class A-2 Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class A-2 Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class A-2 Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class A-2 Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class A-2 Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
__________________________________________  (please  print or typewrite  name(s)
and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class A-2 Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class A-2 Certificate of the entire Percentage Interest represented by the within Class A-2 Certificates to the above-named Assignee(s) and to deliver such Class A-2 Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                        By:  ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                   EXHIBIT A-3

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS X

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THE HOLDERS OF THIS CLASS X CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF INTEREST ON THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES AND WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS WITH RESPECT TO PRINCIPAL. THE NOTIONAL AMOUNT OF THE CLASS X CERTIFICATES IS EQUAL TO THE AGGREGATE OF THE PRINCIPAL AMOUNTS OF THE CLASS A-1, CLASS A-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J COMPONENTS, AS SET FORTH IN THE POOLING AGREEMENT REFERRED TO BELOW. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL NOTIONAL AMOUNT SET FORTH BELOW.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 6.06219% OF THE INITIAL CLASS X NOTIONAL AMOUNT, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ALL INTEREST DISTRIBUTIONS HEREON, AND IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH
ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT IS APPROXIMATELY 3.50132315%;
(II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.94%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18, 1999) AS A PERCENTAGE OF THE INITIAL CLASS X NOTIONAL AMOUNT, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.04683811%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS X


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Notional Amount of the          Scheduled Final Distribution
Class X Certificates: $890,585,728                Date: June 18, 2028

CUSIP:  36228C DE 0                               Initial Notional Amount of
                                                  this Certificate:
ISIN:  US36228CDE03                               $[______________]

Common Code:  009389784

No.:  [_______]

                  This certifies that [___________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class X Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class X Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of interest then distributable, if any, allocable to the Class X Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class X Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class X Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class X Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
____________________________________________________  (please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class X Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class X Certificate of the entire Percentage Interest represented by the within Class X Certificates to the above-named Assignee(s) and to deliver such Class X Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-4

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS B

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS  CLASS  B  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS B


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class B Certificates:               Date: June 18, 2028
$42,303,000

CUSIP:  36228C DF 7                               Initial Certificate Principal
                                                  Amount of this Certificate:
ISIN:  US36228CDF77                               $[__________]

Common Code:  009389814

No.:  [______]

                  This certifies that [_____________]. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class B Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class B Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class B Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class B Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class B Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class B Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
______________________________________  (please  print or typewrite  name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class B Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class B Certificate of the entire Percentage Interest represented by the within Class B Certificates to the above-named Assignee(s) and to deliver such Class B Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-5

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS C

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS  CLASS  C  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS C


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class C Certificates:               Date: June 18, 2028
$44,529,000

CUSIP:  36228C DG 5                               Initial Certificate Principal
                                                  Amount of this Certificate:
ISIN:  US36228CDG50                               $[___________]

Common Code:  009389865

No.:  [_____]

                  This certifies that [___________]. is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class C Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class C Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class C Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class C Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class C Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class C Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
__________________________________________  (please  print or typewrite  name(s)
and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class C Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class C Certificate of the entire Percentage Interest represented by the within Class C Certificates to the above-named Assignee(s) and to deliver such Class C Certificate to the following address:



Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-6

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS D

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS  CLASS  D  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS D


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class D Certificates:               Date: June 18, 2028
$57,888,000

CUSIP:  36228C DH 3                               Initial Certificate Principal
                                                  Amount of this Certificate:
ISIN:  US36228CDH34                               $[_____________]

Common Code:  009389938

No.:  [_______]

                  This certifies that [_____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class D Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class E, Class F, Class G, Class H, Class J, Class Q, Class R, Class LR Certificates (together with the Class D Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class D Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class D Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class D Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class D Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_____________________________________________________________________    (please
print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class D Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class D Certificate of the entire Percentage Interest represented by the within Class D Certificates to the above-named Assignee(s) and to deliver such Class D Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-7

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS E

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

THIS  CLASS  E  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 93.88842%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 6.15114308 (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 8.12%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18,
1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.03922352%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS E


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class E Certificates:               Date: June 18, 2028
$13,359,000

CUSIP:  36228C DJ 9                               Initial Certificate Principal
                                                  Amount of this Certificate:
ISIN:  US36228C DJ99                              $[_____________]

Common Code:  009390049

No.:  [_______]

                  This certifies that [_____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class E Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class F, Class G, Class H, Class J, Class Q, Class R, Class LR Certificates (together with the Class E Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class E Certificates for such Distribution Date, all as more fully described in the Pooling Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges, as provided in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class E Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor that Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative, the Seller and the Master Servicer; through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to
Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class E Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class E Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_____________________________________________________________________    (please
print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class E Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class E Certificate of the entire Percentage Interest represented by the within Class E Certificates to the above-named Assignee(s) and to deliver such Class E Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions: _____________________________________________________
________________________________________________________________________________

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This information is provided by _________________________, the Assignee(s) named above or _______________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-8

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS F

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

[If Restricted Certificates issued to qualified institutional buyers within the meaning of Rule 144A under the Securities Act and Institutional Accredited Investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act, insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR (4) BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificates issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS  CLASS  F  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 70.54201%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 29.49021111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.53%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.12626419%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS F


Pass-Through Rate:  5.800000%

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class F Certificates:               Date: June 18, 2028
$46,756,000

                                                  Initial Certificate Principal
CUSIP:        [for 144A:  36228C DK6]             Amount of this Certificate:
              [for Reg. S:  U03911 AW1]           $[_______________]
              [for Reg. D:  36228C DL4]

ISIN:    US36228CDK62

Common Code:  009390081

No.:  [_______]

                  This certifies that [____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class F Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class G, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class F Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class F Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class F Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class F Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:  ______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class F Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:  ______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________________________________________
(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class F Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class F Certificate of the entire Percentage Interest represented by the within Class F Certificates to the above-named Assignee(s) and to deliver such Class F Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This         information         is         provided        by
______________________________     the     Assignee(s)     named    above,    or
____________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-9

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS G

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

[If Restricted Certificates issued to qualified institutional buyers within the meaning of Rule 144A under the Securities Act and Institutional Accredited Investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act, insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR (4) BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificates issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS CLASS G CERTIFICATE IS SUBORDINATE TO THE CERTAIN OTHER CLASSES OF CERTIFICATES TO THE EXTENT SET FORTH IN THE POOLING AGREEMENT REFERRED TO HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE, AND CERTAIN OTHER ASSETS.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 56.69141%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 43.34081111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 12.72%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.10956348%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS G



Pass-Through Rate:  5.80000%

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class G Certificates:               Date: June 18, 2028
$28,944,000

CUSIP:   [for 144A:  36228C DM 2]                 Initial Certificate Principal
         [for Reg. S:  U03911 AX 9]               Amount of this Certificate:
         [for Reg. D: 36228C DN0]                 $[_______________]

ISIN:    US36228CDM29

Common Code:  09390251

No.:  [___]

                  This certifies that [____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class G Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class H, Class J, Class Q, Class R and Class LR Certificates (together with the Class G Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class G Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class G Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class G Certificate to be duly executed.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By:________________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class G Certificates referred to in the Pooling Agreement.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By:________________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_________________________________________________________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class G Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class G Certificate of the entire Percentage Interest represented by the within Class G Certificates to the above-named Assignee(s) and to deliver such Class G Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to    __________________________    for   the   account   of
__________________________ account number ____________________________.

                  This         information         is         provided        by
______________________________     the     Assignee(s)     named    above,    or
____________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-10

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS H

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

[If Restricted Certificates issued to qualified institutional buyers within the meaning of Rule 144A under the Securities Act and Institutional Accredited Investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act, insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR (4) BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificates issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS  CLASS  H  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 47.89701%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 52.13521111%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 14.41%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.08547364%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS H



Pass-Through Rate:  5.8000%

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class H Certificates:               Date: June 18, 2028
$6,679,000

CUSIP:  [for 144A:  36228C DP 5]                  Initial Certificate Principal
        [for Reg. S:  U03911 AY 7]                Amount of this Certificate:
        [for Reg. D: 36228C DR1]                  $[_______________]

ISIN:  US36228CDP59

Common Code:  009390294

No.:  [___]

                  This certifies that [____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class H Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class J, Class Q, Class R and Class LR Certificates (together with the Class H Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class H Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to the Class H Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class H Certificate to be duly executed.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By: _______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class H Certificates referred to in the Pooling Agreement.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By: _______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_________________________________________________________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class H Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class H Certificate of the entire Percentage Interest represented by the within Class H Certificates to the above-named Assignee(s) and to deliver such Class H Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

                  Distributions,  if being made by wire transfer in  immediately
available    funds    to    ______________________    for   the    account    of
__________________________ account number ____________________________.

                  This         information         is         provided        by
______________________________     the     Assignee(s)     named    above,    or
____________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-11

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS J

[If a Global Certificate is to be held by or for The Depository Trust Company, then insert: UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE CERTIFICATE REGISTRAR FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

PRINCIPAL PAYMENTS ON THIS CERTIFICATE ARE PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL AMOUNT OF
THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL CERTIFICATE PRINCIPAL AMOUNT SET FORTH BELOW.

[If Restricted Certificates issued to qualified institutional buyers within the meaning of Rule 144A under the Securities Act and Institutional Accredited Investors that are not qualified institutional buyers within the meaning of Rule 144A under the Securities Act, insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR (4) BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.]

[If Regulation S Global Certificate, then insert: THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE COMMENCEMENT OF THE OFFERING AND THE ORIGINAL ISSUE DATE OF THE CERTIFICATES, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[If Restricted Certificates issued to an Institutional Accredited Investor which is not a qualified institutional buyer within the meaning of Rule 144A under the Securities Act, then insert: AS PROVIDED IN THE POOLING AGREEMENT, ANY HOLDER OF THIS CERTIFICATE THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR MAY NOT EXCHANGE THIS CERTIFICATE FOR INTERESTS IN A GLOBAL CERTIFICATE.]

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND
HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL
SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

TRANSFERS AND EXCHANGES OF PORTIONS OF THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE POOLING AGREEMENT REFERRED TO BELOW.

THIS  CLASS  J  CERTIFICATE   IS   SUBORDINATE   TO  CERTAIN  OTHER  CLASSES  OF
CERTIFICATES  TO THE  EXTENT  SET FORTH IN THE  POOLING  AGREEMENT  REFERRED  TO
HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A PRO RATA UNDIVIDED BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(1) AND 860D OF THE CODE.

THIS CERTIFICATE IS ISSUED ON JANUARY 20, 1999, AND BASED ON ITS ISSUE PRICE OF 21.81441%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE (PLUS 2 DAYS OF INTEREST AT THE PASS-THROUGH RATE HEREON), IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION OF ZERO, OTHER THAN ARD LOANS, WHICH ARE ASSUMED TO PREPAY ON THEIR ANTICIPATED REPAYMENT DATES, WHICH ASSUMPTION WAS USED TO PRICE THIS CERTIFICATE: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 3.50132315%; (II) THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.94%; AND (III) THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD (JANUARY 20, 1999 TO FEBRUARY 18, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE EXACT METHOD, IS APPROXIMATELY 0.04683811%.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS J


Pass-Through Rate: As determined in
accordance with the Pooling Agreement

First Distribution Date: February 18, 1999        Cut-Off Date: January 10, 1999

Aggregate Initial Certificate Principal           Scheduled Final Distribution
Amount of the Class J Certificates:               Date: June 18, 2028
$28,944,728

CUSIP:  [for 144A:  36228C DQ 3]                  Initial Certificate Principal
        [for Reg. S:  U03911 AZ 4]                Amount of this Certificate:
        [for Reg. D: 36228C DS9]                  $[_______________]

ISIN:  US36228CDQ33

Common Code:  009390316

No.:  [___]

                  This certifies that [____________] is the registered owner of a beneficial ownership interest in a Trust Fund, including the distributions to be made with respect to the Class J Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class Q, Class R and Class LR Certificates (together with the Class J Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class J Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  Interest accrued on this Certificate during an Interest Accrual Period, plus the aggregate unpaid Interest Shortfall with respect to this Certificate, if any, will be payable on the related Distribution Date to the extent provided in the Pooling Agreement. The "Interest Accrual Period" with respect to any Distribution Date and with respect to Class J Certificates is the calendar month preceding the month in which such Distribution Date occurs and is assumed to consist of 30 days.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class J Certificate to be duly executed.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By: _______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class J Certificates referred to in the Pooling Agreement.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By: _______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
_________________________________________________________________________(please print or typewrite name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class J Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class J Certificate of the entire Percentage Interest represented by the within Class J Certificates to the above-named Assignee(s) and to deliver such Class J Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

Address  of  the   Assignee(s)   for  the  purpose  of  receiving   notices  and
distributions:

                  Distributions,  if being made by wire transfer in  immediately
available    funds    to    ______________________    for   the    account    of
__________________________ account number ____________________________.

                  This         information         is         provided        by
______________________________     the     Assignee(s)     named    above,    or
____________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-12

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS Q

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR
(4) BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND
(B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN, OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY SUCH PURCHASE AND THE SUBSEQUENT HOLDING OF SUCH CERTIFICATE BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND SECTION 4975 OF THE CODE UNDER
PROHIBITED TRANSACTION CLASS EXEMPTION 95-60. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE, (I) A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF EXHIBIT D-2 TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE
(A) OR (B) ABOVE, OR (II) AN OPINION OF COUNSEL WHICH ESTABLISHES TO THE SATISFACTION OF THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO TITLE I OF ERISA,
SECTION 4975 OF THE CODE OR SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA OR SECTION 4975 OF THE CODE OR A MATERIALLY SIMILAR CHARACTERIZATION UNDER SIMILAR LAW, AND WILL NOT SUBJECT THE MASTER SERVICER, THE SPECIAL SERVICER, THE SELLER, THE TRUSTEE OR THE CERTIFICATE REGISTRAR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT, WHICH OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE TRUSTEE, THE TRUST FUND, THE MASTER SERVICER, THE SPECIAL SERVICER, THE CERTIFICATE REGISTRAR OR THE SELLER. EACH TRANSFEREE OF A BENEFICIAL INTEREST HEREIN SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

                       MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS Q

Percentage Interest:  100%

Cut-Off Date:  January 10, 1999

No.:  [_____]

                  This certifies that [______________] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class Q Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class R, and Class LR Certificates (together with the Class Q Certificates, the "Certificates"; the Holders of Certificates issued under the Pooling Agreement are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of Net Default Interest, if any, allocable to the Class Q Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trustee has caused this Class Q Certificate to be duly executed.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By: _______________________________
                                                        Authorized Officer


                         Certificate of Authentication
                         -----------------------------

                  This is one of the Class Q Certificates referred to in the Pooling Agreement.

Dated:  [______________]


                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent



                                             By: _______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
______________________________   (please   print  or   typewrite   name(s)   and
address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class Q Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class Q Certificate of the entire Percentage Interest represented by the within Class Q Certificates to the above-named Assignee(s) and to deliver such Class Q Certificate to the following address:

Date: _________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions:

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to   ___________________________    for   the   account   of
_____________________________ account number __________________________.

                  This information is provided by __________________________ the Assignee(s) named above, or _____________________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-13

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS LR

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY THAT IS USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(1) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED
TRANSFEREE  (AS  DEFINED IN THE  POOLING  AND  SERVICING  AGREEMENT  REFERRED TO
HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE LOWER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE
FUNCTIONS OF A "TAX MATTERS PERSON" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS LR

Percentage Interest:  100%

Cut-Off Date:  January 10, 1999

No.:  [_____]

                  This certifies that [__________] is owner the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class LR Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, and Class R Certificates (together with the Class LR Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class LR Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Class LR Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By: _______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class LR Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By: _______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________   (please  print  or  typewrite
name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class LR Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class LR Certificate of the entire Percentage Interest represented by the within Class LR Certificates to the above-named Assignee(s) and to deliver such Class LR Certificate to the following address:

Date:_________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions:

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to   ___________________________    for   the   account   of
_____________________________ account number __________________________.

                  This  information  is provided  by  __________________________
the             Assignee(s)              named             above,             or
________________________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                  EXHIBIT A-14

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS R

THIS CERTIFICATE DOES NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE SELLER, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT, THE UNDERWRITER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

THIS CERTIFICATE OR ANY INTEREST HEREIN SHOULD NOT BE PURCHASED BY A TRANSFEREE THAT IS (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT OR A KEOGH PLAN, WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) THAT IS SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH, A "PLAN"), OR
(B) A COLLECTIVE INVESTMENT FUND IN WHICH SUCH PLANS ARE INVESTED, AN INSURANCE COMPANY THAT IS USING ASSETS OF SEPARATE ACCOUNTS OR GENERAL ACCOUNTS WHICH INCLUDE ASSETS OF PLANS (OR WHICH ARE DEEMED PURSUANT TO ERISA OR SIMILAR LAW TO INCLUDE ASSETS OF PLANS) OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN. EACH PROSPECTIVE TRANSFEREE OF THIS CERTIFICATE WILL BE REQUIRED TO DELIVER TO THE SELLER, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER, SUBSTANTIALLY IN THE FORM OF AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, STATING THAT SUCH PROSPECTIVE TRANSFEREE IS NOT A PERSON REFERRED TO IN CLAUSE (A) OR (B) ABOVE.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE CODE. A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(l) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, (A) IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), OR AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR SUCH DISQUALIFIED ORGANIZATION AND IS OTHERWISE A PERMITTED
TRANSFEREE  (AS  DEFINED IN THE  POOLING  AND  SERVICING  AGREEMENT  REFERRED TO
HEREIN), (B) IT HAS HISTORICALLY PAID ITS DEBTS AS THEY HAVE COME DUE AND INTENDS TO CONTINUE TO PAY ITS DEBTS AS THEY COME DUE IN THE FUTURE, AND (C) IT INTENDS TO PAY ANY TAXES ASSOCIATED WITH HOLDING THIS CERTIFICATE AS THEY BECOME DUE. ANY PURPORTED TRANSFER TO A DISQUALIFIED ORGANIZATION OR OTHER PERSON THAT IS NOT A PERMITTED TRANSFEREE OR OTHERWISE IN VIOLATION OF THESE RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE. IF THIS CERTIFICATE REPRESENTS A "NON-ECONOMIC RESIDUAL INTEREST", AS DEFINED IN TREASURY REGULATIONS SECTION 1.860E-l(c), TRANSFERS OF THIS CERTIFICATE MAY BE DISREGARDED FOR FEDERAL INCOME TAX PURPOSES. IN ORDER TO SATISFY A REGULATORY SAFE HARBOR UNDER WHICH SUCH TRANSFERS WILL NOT BE DISREGARDED, THE TRANSFEROR MAY BE REQUIRED, AMONG OTHER THINGS, TO SATISFY ITSELF AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO CONSENT TO ACT AS "TAX MATTERS PERSON" OF THE UPPER-TIER REMIC AND TO THE APPOINTMENT OF THE TRUSTEE AS ATTORNEY-IN-FACT AND AGENT FOR THE TAX MATTERS PERSON OR AS OTHERWISE PROVIDED IN THE POOLING AND SERVICING AGREEMENT TO PERFORM THE
FUNCTIONS OF A "TAX MATTERS PERSON" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE.

                     GS MORTGAGE SECURITIES CORPORATION II
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                            SERIES 1999-C1, CLASS R

Percentage Interest:  100%

Cut-Off Date:  January 10, 1999

No.:  [_____]

                  This certifies that[________________] is the registered owner of an interest in a Trust Fund, including the distributions to be made with respect to the Class R Certificates. The Trust Fund, described more fully below, consists primarily of a pool of Mortgage Loans secured by first liens on commercial properties and held in trust by the Trustee and serviced by the Master Servicer. The Trust Fund was created, and the Mortgage Loans are to be serviced, pursuant to the Pooling Agreement (as defined below). The Holder of this Certificate, by virtue of the acceptance hereof, assents to the terms, provisions and conditions of the Pooling Agreement and is bound thereby. Also issued under the Pooling Agreement are the Class A-1, Class A-2, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class Q, and Class LR Certificates (together with the Class R Certificates, the "Certificates"; the Holders of Certificates are collectively referred to herein as "Certificateholders").

                  This Certificate is issued pursuant to, and in accordance with, the terms of a Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, capitalized terms used herein shall have the meanings assigned thereto in the Pooling Agreement.

                  This Certificate represents a pro rata undivided beneficial interest in a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(2) and 860D of the Internal Revenue Code of 1986, as amended, and certain other assets.

                  The Trustee makes no  representation  or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans and has executed this Certificate in its limited capacity as Trustee under the Pooling Agreement.

                  Pursuant to the terms of the Pooling Agreement, the Trustee, or the Paying Agent on behalf of the Trustee, will distribute (other than the final distribution on any Certificate), on the 18th day of each month (or, if such 18th day is not a Business Day, the next succeeding Business Day), commencing on February 18, 1999 (each such date, a "Distribution Date"), to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of the aggregate amount, if any, allocable to the Class R Certificates for such Distribution Date, all as more fully described in the Pooling Agreement.

                  All distributions (other than the final distribution on any Certificate) will be made by the Paying Agent to the persons in whose names the Certificates are registered at the close of business on each Record Date, which will be the close of business on the last day of the month immediately preceding the month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day. Such distributions shall be made on each Distribution Date other than the Termination Date to each Certificateholder of record on the related Record Date (a) by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity located in the United States and having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date, or otherwise (b) by check mailed to such Certificateholder. The final distribution on each Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee or its agent (which may be the Paying Agent or the Certificate Registrar acting as such agent) that is specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the  Termination  Date because of the failure of any Certificateholders to tender their Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice of the Termination Date has been given pursuant to Section 9.01 of the Pooling Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining Certificateholders, at their last addresses shown in the Certificate Register, to surrender their Certificates for cancellation in order to receive, from such funds held, the final distribution with respect thereto. If within one year after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee may, directly or through an agent, take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Paying Agent shall pay to the Class R Certificateholders all amounts distributable to the Holders thereof. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 9.01 of the Pooling Agreement.

                  This Certificate is limited in right of payment to, among other things, certain collections and recoveries in respect of the Mortgage Loans, as more specifically set forth herein and in the Pooling Agreement.

                  As provided in the Pooling Agreement,  the Trust Fund includes
(i) such Mortgage Loans as from time to time are subject to the Pooling Agreement, together with the Mortgage Files relating thereto; (ii) all scheduled or unscheduled payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date; (iii) any REO Property; (iv) all revenues received in respect of any REO Property; (v) the Master Servicer's and the Trustee's rights under the insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling Agreement and any proceeds thereof; (vi) any Assignments of Leases, Rents and Profits and any security agreements; (vii) any indemnities or guarantees given as additional security for any Mortgage Loans;
(viii) all of the Trustee's rights in the Reserve Accounts and Lock-Box Accounts and all assets deposited in the Collection Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Excess Interest Distribution Account, the Interest Reserve Account, the Class Q Distribution Account, the Deductible Reserve Account and any REO Account including reinvestment income thereon; and (ix) any environmental indemnity agreements relating to the Mortgaged Properties.

                  This Certificate does not purport to summarize the Pooling Agreement, and reference is made to the Pooling Agreement for the interests, rights, benefits, obligations and duties evidenced hereby, and the limitations thereon, and the rights, duties and immunities of the Trustee.

                  As provided in the Pooling Agreement and subject to certain limitations set forth therein, this Certificate is transferable or exchangeable only upon surrender of this Certificate to the Certificate Registrar at the Corporate Trust Office, together with an assignment and transfer (executed by the Holder or his duly authorized attorney), subject to the applicable requirements in Article V of the Pooling Agreement. Upon surrender for registration of transfer of this Certificate, subject to the applicable requirements of Article V of the Pooling Agreement, the Trustee shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination of this Certificate. Such Certificates shall be delivered by the Certificate Registrar in accordance with
Section 5.02(e) of the Pooling Agreement.

                  Prior to due presentation of this Certificate for registration of transfer, the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by any notice or knowledge to the contrary.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling Agreement other than for transfers to Institutional Accredited Investors, as also provided therein. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. The Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer.

                  The Pooling Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders; (i) to cure any ambiguity; (ii) to correct or supplement any provisions in the Pooling Agreement or any Custodial Agreement that may be defective or inconsistent with any other provisions in such agreement; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the status of each of the Upper-Tier REMIC and the Lower-Tier REMIC as a REMIC or of the Grantor Trust as a grantor trust, or to prevent the imposition of any material state or local taxes on the Trust Fund; (iv) to amend or supplement any provisions in either of such agreements that shall not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an Opinion of Counsel, at the expense of the party requesting such amendment, or as evidenced by confirmation in writing from each Rating Agency that such amendment or supplement will not result in a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates; (v) to amend or supplement any provisions in either of such agreements to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Certificates by each Rating Agency; or (vi) to make any other provisions with respect to matters or questions arising under the Pooling Agreement, which shall not be inconsistent with the provisions of the Pooling Agreement and will not result in a downgrade, qualification or withdrawal of the then current rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing. Expenses incurred with respect to any amendment pursuant to clause (vi) shall be borne by the party requesting such amendment.

                  Further, the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMIC as two separate REMICs or of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an Opinion of Counsel (obtained at the expense of the Trust Fund), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                  The Pooling Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Percentage Interests of each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall:

                  (i) reduce in any manner the amount of, or delay the timing of, payments on any Certificate without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling Agreement, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby;

                  (iii) alter the Servicing Standard or the obligations of the Master Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance, as applicable, without the consent of the Holders of all Certificates representing all of the Percentage Interests of the Class or Classes affected thereby; or

                  (iv) amend any section of the Pooling Agreement which relates to the amendment thereof, without the consent of all the Holders of all Certificates representing all Percentage Interests of the Class or Classes affected thereby.

                  The Holders at the Controlling Class representing greater than 50% Percentage Interest of the Controlling Class may effect an early termination of the Trust Fund, upon not less than 30 days' prior notice given to the Seller, the Trustee and Master Servicer any time on or after the Early Termination Notice Date specifying the Anticipated Termination Date, by purchasing on such date all, but not less than all, of the Mortgage Loans then included in the Trust Fund, and all property acquired in respect of any Mortgage Loan, at a purchase price, payable in cash, equal to not less than the greater of:

                  (i)      the sum of

                           (A) 100% of the unpaid principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date;

                           (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of the date not more than 30 days prior to the last day of the month preceding such Distribution Date;

                           (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including for this purpose any Mortgage Loan as to which title to the
                                    related   Mortgaged    Property   has   been
                                    acquired)  at the  Mortgage  Rate  (plus the
                                    Excess Rate,  to the extent  applicable)  to
                                    the  last  day  of  the   Interest   Accrual
                                    Period  preceding  such  Distribution  Date;
                                    and

                           (D) the aggregate amount of Property Advances (to the extent not reimbursed by or on behalf of the related Borrower), and unpaid Servicing Fees, Special Servicing Compensation, Trustee Fees and Trust Fund expenses, in each case to the extent permitted under the Pooling Agreement with interest on all unreimbursed Advances at the Advance Rate; and

                  (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan on the last day of the month preceding such Distribution Date, as determined by an Independent appraiser acceptable to the Master Servicer as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the related Mortgage Rates.

                  The Holders of the Controlling Class representing greater than a 50% Percentage Interest of the Controlling Class, or if such Holders do not, the Special Servicer, or if neither such Holders nor the Special Servicer do; the Seller, or if neither such Holders nor the Special Servicer nor the Seller do, the Master Servicer or, if neither such Holders nor the Special Servicer nor the Seller nor the Master Servicer does, any Holder of a Class LR Certificate representing greater than a 50% Percentage Interest in such Class, may also effect such termination as provided above if it first notifies, in the case of a termination by such Holders, the Controlling Class Representative, or, in the case of a termination by the Special Servicer, the Controlling Class Representative and the Seller, or in the case of a termination by the Seller, the Master Servicer and the Holders of the Class LR Certificates, or, in the case of a termination by the Master Servicer, the Controlling Class Representative and the Seller, or, in the case of a termination by the Holder of a Class LR Certificate, the Controlling Class Representative and the Seller and the Master Servicer; the Seller and the Master Servicer, through the Trustee of its intention to do so in writing at least 30 days prior to the Early Termination Notice Date and neither the Seller nor the Master Servicer as the case may be, terminates the Trust Fund as described above within such 30-day period. All costs and expenses incurred by any and all parties to the Pooling Agreement or by the Trust Fund in connection with the purchase of the Mortgage Loans and other assets of the Trust Fund pursuant to Section 9.01(c) of the Pooling Agreement shall be borne by the party exercising its purchase rights hereunder. The Trustee shall be entitled to rely conclusively on any determination made by an Independent appraiser pursuant to Section 9.01(c) of the Pooling Agreement.

                  The respective obligations and responsibilities of the Master Servicer, the Special Servicer, the Seller, the Trustee and the Fiscal Agent created by the Pooling Agreement with respect to the Certificates (other than the obligation to make certain payments and to send certain notices to Certificateholders as set forth in the Pooling Agreement) shall terminate immediately following the occurrence of the last action required to be taken by the Trustee pursuant to Article IX of the Pooling Agreement on the Termination Date; provided, however, that in no event shall the trust created thereby continue beyond the expiration of twenty-one years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date of the Pooling Agreement.

                  Unless the Certificate of Authentication on this Certificate has been executed by the Trustee or on its behalf by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trustee has caused this Class R Certificate to be duly executed.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Trustee


                                             By: _______________________________
                                                        Authorized Officer


                         Certificate of Authentication

                         -----------------------------

                  This is one of the Class R Certificates referred to in the Pooling Agreement.

Dated:  [______________]

                                             LASALLE  NATIONAL  BANK, not in its
                                             individual  capacity  but solely as
                                             Authenticating Agent


                                             By: _______________________________
                                                        Authorized Officer

                                   ASSIGNMENT

                  FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________
________________________________________________   (please  print  or  typewrite
name(s) and address(es), including postal zip code(s) of assignee(s)) ("Assignee(s)") the entire Percentage Interest represented by the within Class R Certificate and hereby authorize(s) the registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust Fund.

                  I (we) further direct the Certificate Registrar to issue a new Class R Certificate of the entire Percentage Interest represented by the within Class R Certificates to the above-named Assignee(s) and to deliver such Class R Certificate to the following address:

Date:_________________

                                        ________________________________________
                                        Signature by or on behalf of Assignor(s)


                                        ________________________________________
                                        Taxpayer Identification Number

                           DISTRIBUTION INSTRUCTIONS

                  The Assignee(s) should include the following for purposes of distribution:

                  Address of the Assignee(s) for the purpose of receiving notices and distributions:

                  Distributions,  if being made by wire transfer in  immediately
available   funds   to   ___________________________    for   the   account   of
_____________________________ account number __________________________.

                  This  information  is provided  by  __________________________
the             Assignee(s)              named             above,             or
________________________________________________ as its (their) agent.


                                         By: ___________________________________
                                             [Please print or type name(s)]


                                             ___________________________________
                                             Title


                                             ___________________________________
                                             Taxpayer Identification Number

                                    EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                     GS Mortgage Securities Corporation II
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1
                             Mortgage Loan Schedule

                                                                      Current       Current         Revised         Excess
                                                                      Monthly       Interest       Rate (ARD       Rate (ARD
Loan Number                     Borrower Name                         Payment         Rate           Loans)         Loans)
------------------------------------------------------------------------------------------------------------------------------
400029165       Torpedo Factory Associates, L.P.                      137,184.77      7.2200
948             Whitehall Hotel, L.L.C.                               142,236.21      7.7100
400029229       Granada Apartments, L.P.                              125,289.22      6.9800
947             Talisman Roswell, LLC                                 125,131.91      7.8600
914             Swanton St. 184 LLC, et al                             94,361.87      7.8900
908             International-Republic Associates Limited              87,511.44      7.3500
09-0001186      Golden Hotels Limited Partnership                      83,122.79      7.2500
09-0001199      Underbruckner Realty Co. LLC                           90,111.97      8.2800
400029179       Jemal's Phillips L.L.C.                                74,949.58      7.3300
943             Memphis Downtown Hotel Partners, L.P.                  76,886.85      7.1500
924             Q.E.M Associates, L.L.C.                               65,592.68      6.8600
400029303       Jefferson Arbour Limited Partnership                   65,333.90      6.9200
400031043       CRF Springs Plaza LP                                   58,423.60      6.3900
930             FSF Meridian East Associates, LLC                      58,780.67      6.7100
400029281       Midcor Associates IV, L.L.C.                           56,826.95      6.4900
400029270       RVA Center LLC                                         53,424.79      6.3900
09-0001145      Tully/I-10 Venture, Ltd.                               54,735.91      6.6800
400030928       La Villita Motor Inns                                  56,874.97      6.5300
09-0001201      Stevens Center Properties, LLC                         62,437.49      8.2000
400029261       Evans Mill Properties, L.P.                            53,455.01      6.9200
R0492           Southlake Associates                                   54,574.10      7.2500
921             Embassy Investments L.L.C.                             58,523.27      7.3500
400030943       Gold Coast Hotel Limited Partnership                   55,779.13      6.8500
400031116       Beacon Associates, Inc.                                52,100.74      6.7900
400029289       Union Associates                                       51,948.53      7.2700
400029254       American National Bank & Trust Co., as Trustee         49,595.84      6.9400
400031126       Consolidated Capital Properties Trust                  47,833.92      6.8500
400029283       SandPost, LLC                                          46,195.69      6.9200
400030930       78th & Brown Deer Operating Associates                 45,026.14      7.1000
09-0001170      Oxford/Santa Fe, LTD                                   43,247.11      6.8500
931             Fountain Springs, LLC                                  42,708.38      7.0300
400030878       NMS-2 Building Corp.                                   43,425.59      6.9000
942             Westwood Investments, Ltd                              41,747.64      7.4500
400030941       21 East 66th Street Commercial, L.L.C.                 38,073.39      5.8400
400029230       Segoe Operating Associates, LP                         44,066.64      7.4300
901             Holualoa Occidential Office, LLC                       44,027.72      7.4200
932             625 West 1st. Street, LLC                              39,137.94      6.9900
R0869           Anyong, LTD.                                           40,196.51      7.7700
09-0001179      Diamond Back, LLC                                      38,435.73      7.3500
400031127       Hilgard Apartments 972, L.L.C.                         35,168.00      6.7900
400031122       FALLS OF POINT WEST, LLC                               35,060.20      6.7600
927             Mullen-Rubin Associates                                40,363.26      7.6300
09-0001189      Northborough Station Apartments, Ltd.                  34,522.37      6.7000
917             Stuyvesant Realty Associates, LLC.                     35,628.48      6.9600
09-0001188      ACLP Parkway Plaza, L.P.                               35,033.36      7.1250
M0345           Lantern Square Associates, LP                          33,038.71      6.5500
944             Ridge of the Fountain, LLC                             33,018.84      6.7900
09-0001197      Ladies Mile, LLC                                       36,583.72      7.9700
400030946       Mahoney Carter Ads LLC                                 30,592.24      6.5800
400030933       Current Development, L.L.C.                            33,285.09      6.7900
I0198           MJB Enterprises, Inc.                                  31,601.87      7.0000
400029117       Via Princessa Partners, LP                             32,525.95      7.3500
400029280       Fairway Center Associates, L.L.C.                      34,032.51      7.2700
400029203       Quail Park V Associates LP                             33,308.62      7.0300
400030988       Aspen Hills Limited Partnership                        29,728.36      6.6100
903             Barakat Corporation                                    43,629.17      7.3500
400029268       Pegasus Greenwood, LLC                                 30,944.49      7.1100
09-0001191      C.M.I. Real Estate Partners, Ltd.                      32,526.31      7.2500
09-0001173      James A. Martens and Eva L. Martens                    28,799.12      6.6200
400029271       RVA Cinema LLC                                         30,637.88      6.5900
400030919       Foxwood Crossing, LLC                                  28,981.04      6.7900
400030920       Savannah Inns, L.P.                                    31,775.16      7.2400
910             Hohokam Hotel Investors, L.L.C                         33,814.65      7.7500
M0536           Bluegrass Village Associates, L.P.                     27,320.47      6.5500
922             1157 Chapel Street, L.L.C.                             32,739.74      7.5000
09-0001180      Calliope Shopping Center JV                            27,941.42      7.2400
09-0001165      Cuero Partners, Ltd.                                   27,838.86      6.8300
400030912       1250 North McDowell LLC                                28,732.13      7.1800
400029260       Oaks Landing Investment Group,LLC                      28,450.04      7.0700
911             Fountainhead Apartments, L.L.C                         27,205.71      7.2200
915             Chelsea Realty Associates. L.L.C.                      26,531.58      6.9700
906             Hazard Hotels, Inc.                                    31,376.65      7.8600
M0543           Perkins Woods,L.P.                                     24,969.64      6.5500
400029272       RVA Office LLC                                         26,333.28      6.6400
400031124       Sunshine Properties L.P.                               24,722.55      6.7800
400030936       Sheehan SLO, LLC                                       29,233.70      6.9000
09-0001154      The Denver Gardens Company, LLC.                       24,974.04      7.0100
09-0001152      The Denver Gardens Company, LLC                        23,975.07      7.0100
09-0001196      Tabani Ardmore, OK, L.L.C.                             25,001.91      7.7200
400030931       R. A. Sanese Company, LTD                              24,492.21      6.8900
582             JH2 Investments, LLC                                   26,436.51      7.7500
400029288       Marketplace Associates LLC                             24,492.21      6.8900
400030892       PPBP, L.P.                                             24,093.57      6.7100
400030879       Wells Plaza, LLC                                       24,603.47      6.9400
639             Federated Housing Realty Corp.                         26,572.49      8.5000
09-0001182      CPS PROPERTIES, LTD.                                   21,866.40      6.9600
09-0001153      The Denver Gardens Company, LLC                        21,877.26      7.0100
09-0001184      Edwards Commercial Building LLC                        21,678.79      6.9500
935             Jones Street Terrace Associates, LLC                   22,649.40      7.6250
400031118       Rayo De Sol Apts., L.C.                                20,755.14      6.7500
916             Norseman Development Corporation                       23,253.66      7.3100
09-0001178      Rail Investments, Inc.                                 23,566.23      7.5500
400029266       Great Plains L.L.C.                                    28,673.13      6.9500
950             Bell Hotel Investors, LLC                              26,688.03      8.6200
09-0001198      Vajya, L.C.                                            24,562.31      8.6000
09-0001172      Mayde Creek Emporium, Ltd.                             20,607.92      7.3200
400031129       William L. and Mary Ellen Stewart                      19,398.16      6.7200
I0066           Norwalk Realty, LLC                                    20,404.30      7.2200
400030873       Ole 2, LLC                                             22,739.63      6.7100
636             Professional Investors Security Fund VII               21,370.58      7.7500
09-0001176      Neema, Inc., dba Comfort Suites                        23,226.80      7.2000
M0433           John A. Redmon                                         21,729.78      7.5600
925             FSF Bella Associates, LLC                              19,371.41      7.0400
400029296       Crow-Perry Hall Retail Limited Partnership             19,138.21      6.9200
400030932       Windsor Mill Storage LLLP                              19,979.87      6.9100
949             FH Distributors                                        21,149.21      7.7500
400030970       Scotts Valley Carbonero Creek Limited Partnership      19,690.32      5.7700
400030918       T & R Butler Limited Partnership                       18,945.65      7.2400
M0553           Red Oaks Associates, L.P.                              17,472.40      6.5500
610             Sutter House Associates, LLC                           17,836.45      6.7500
400029298       21st-High Properties, L.P.                             19,401.36      6.9800
R0020           Bamoza, L.L.C.                                         19,952.76      7.5000     9.5000  (2)       2.0000
929             Christopher G. Gistis, Trustee                         21,866.73      7.5700
913             Roland Way, LLC                                        20,032.14      7.6300
400030917       Dana Cal-Tex, L.L.C.                                   19,445.58      7.4200
400030937       Stone Mountain Motel, Inc.                             20,866.89      7.3500
400031119       Brewer Sunrise, L.L.C.                                 16,656.68      6.6300
400029276       Greenbriar Atrium, Inc.                                16,750.26      7.0700
400029273       Cameron Court, LLC                                     16,682.96      7.0300
400029305       Acorn Self Storage LLC                                 17,941.52      7.1700
907             Tropical Inn, Inc.                                     21,223.25      8.2000
400030942       Industrial Boulevard, LLC                              16,772.94      6.6500
400030971       Cielo Hills Apartments, LLC                            14,944.24      6.2000
400030986       Broadway Crossing Center, Ltd.                         14,005.75      5.7500
400029245       B.A.G. - Oak Lawn #170, LLC                            15,790.35      6.8900
400030947       G-R, LLC                                               19,348.39      6.8400
573             Roy E. Nelson and Mabel E. Nelson Revocable Trust      17,735.79      7.5000
912             St. Augustine Park Inn, a Florida general partnership  18,502.73      7.6500
R0451           Wagner-Wilco Partnership                               17,197.28      7.2700
09-0001159      Vishal Corporation                                     16,940.57      7.2200
09-0001155      The Denver Gardens Company, LLC                        15,384.01      7.0100
937             Woodland Apartments, LLC                               17,251.49      7.6250
621             St. Albans Realty, Inc.                                16,810.23      7.3750
400029312       Goodcar, LLC                                           15,425.73      7.0800
09-0001158      BW Tyler, L.L.C.                                       16,818.98      7.5800
611             Tranquility Financial, LLC                             15,103.04      7.2000
09-0001169      Denver Santa Fe, L.L.C.                                15,930.11      7.2700
400029293       DBL Tucson, LLC                                        14,401.02      6.8400
09-0001181      Haisfield Investment Partnership, Ltd.                 14,246.29      6.9600
09-0001177      Neema Inc.,dba Comfort Inn                             17,916.62      7.9500
400030894       Lanere Holdings, LLC                                   13,453.47      6.6300
400031131       JM 6th Street Associates, LP                           12,550.09      5.9700
09-0001156      Kit Associates, Ltd.                                   13,550.84      6.7000
502             Royal Gemini, LTD                                      15,689.96      7.6250
M0435           John A. Redmon                                         15,716.93      7.8100
938             Creekside Apartments, LLC                              15,174.43      7.6250
09-0001183      2431-2461 Walnut Ridge, Ltd.                           13,359.82      7.0400
591             O'Porto Holding Company, Ltd.                          14,617.59      7.3750
613             Village Square Joint Venture                           14,779.82      7.5000
900             Compass Pointe Apartments Partnership                  14,494.12      7.4500
510             Dr. Jaroslaw Pikolycky                                 14,308.41      8.0000
O0521           Soaper Hotel Building, LLC                             13,605.50      7.0000
902             Carriage House Apartments Partnership                  14,074.76      7.3500
09-0001175      AFS Beltline, L.P.                                     13,155.22      7.4000
519             Jeffery Mertens and Kathy Mertens                      13,448.08      7.6250
400030921       Vision Investments, Inc.                               15,132.48      7.3500
400030976       Sabra Tower, Inc.                                      15,844.32      6.9000
09-0001108      230 East Adams Boulevard, LLC                          14,579.10      8.5700
400030949       Canal Properties, LLC                                  11,567.28      6.6600
400030962       J-Baytown Central, LTD.                                12,131.24      6.4800
400030955       Brighton Investments, L.L.C.                           12,999.82      6.1000
606             Houston Marquee Apartments, L.L.C.                     13,506.78      8.0000
400031117       Joseph J. D'Ovidio, as Trusteefor Cobble Hill Real     11,234.42      6.7900
905             BECO-Dorsey, LLC                                       12,621.28      7.4200
589             East Crosstimbers Plaza, L.P.                          13,703.33      7.6250
627             Viking Development Company                             12,651.76      7.7500
09-0001161      RSSV, L.L.C.                                           11,931.36      7.1200
09-0001190      Glenn Street Development, LLC                          12,027.51      7.2500
09-0001194      Cady Industrial, L.L.C.                                11,841.87      7.8000
527             Colonial Village Development,  LLC                     12,598.64      7.8750
09-0001143      Condado Partners, Ltd.                                 12,757.64      7.0200     9.0200  (1)       2.0000
569             Wayne Wampler and Dianne L. Wampler                    12,001.22      7.5000
09-0001174      Hunter's Crossing, Ltd.                                10,687.86      7.0400
09-0001185      Eagle Warehouse LLC                                    10,813.10      7.2000
594             72 & 82 Terrace Realty, Inc.                           13,758.85      8.3750
09-0001149      Triad Equities II, LLC                                 12,601.19      6.3500
M0434           John A. Redmon                                         11,806.68      7.8100
524             Windsor Square Apartments, Inc.                        11,911.44      7.8750
09-0001150      Paulsboro Equities, LLC                                10,471.73      6.4100
09-0001195      Grand Prairie Woodlands, Ltd.                          11,132.21      8.1200
400029277       Tech Plaza, LLC                                        10,009.78      7.0300
09-0001157      KNS International L.L.C.                               11,960.37      7.2600
400029302       A & L Mountain, L.L.C.                                 10,515.72      6.9100
500             358 Realty Associates, LLC                              9,979.54      7.0000
940             Dodeka Realty Corporation                              10,597.75      7.3750
400030984       16000 Limited                                          12,863.37      6.7900
521             John Henry Ragland & Brigid R. Ragland                 10,524.67      7.3750
400029244       InSite Cincinnati, L.L.C.                               9,566.85      7.0900
400029198       110 Industrial Park, LLC                                9,939.61      7.0500
585             Windsor Property Investments                           10,805.43      8.0000
504             West 160 Realty Corp                                   10,805.43      8.0000
400030945       Middletown Park, LLC                                    9,062.89      6.2800
M0406           Garden Trails Apartments, L.L.C.                        8,658.83      6.5700
400030929       Fifty-Two Accord Park Drive Realty Trust                9,344.93      6.6900
09-0001148      Carlisle Equities, LLC.                                11,004.49      6.3500
614             Pinehill Plaza & Apartments, Inc.                      10,531.55      8.1250
09-0001171      Sweetwater Hospitality, Inc.                            9,563.08      7.3400
920             Radhe Inc.                                             11,123.30      8.1000
586             Dorian Court, Inc., a Pennsylvania corporation         10,219.51      8.1250
09-0001187      Lufkin Acquisitions, L.C.                               8,540.07      6.8750
622             Professional Investors Security Fund XII, LP            8,556.23      7.1250
09-0001162      Kerr Lodging, L.P.                                     10,141.15      7.3800
09-0001192      ANH Shakti Corp.                                        9,318.85      7.6000
623             Professional Investors Security Fund XVI                8,273.26      7.1250
400030975       Bays-Fill, LLC                                          8,117.49      6.5200
09-0001151      Oaklyn Equities, LLC                                   10,144.57      6.3500
O0520           Salms Building, LLC                                     8,304.66      7.0000
515             Robert & Mary Skorniak, et al                          11,124.15      7.5000
09-0001193      Shree, L.L.C.                                          10,956.83      7.9500
595             Visions in Faith, Inc.                                  8,893.31      8.1250
09-0001144      165E56, LLC                                             8,037.59      7.1200
09-0001131      Barbara Road Hidden Oaks No. 1, L.P.                    7,194.85      6.7000
09-0001126      Pecan Plaza, Ltd.                                       7,646.40      7.5900
933             V.G.M. Realty Corporation                               8,273.87      8.0000
400030899       Columbia Wheatridge Limited Partnership                 6,887.23      6.8600
400030905       Columbia Colfax Limited Partnership                     6,887.23      6.8600
535             Sycamore Realty Trust                                   7,930.95      7.7500
400030911       Columbia Canyon Lakes Limited Partnership               6,723.25      6.8600
605             BMK Enterprises, LLC                                    7,826.43      7.8750
608             RDK Realty, LLC                                         7,620.84      7.6250
400030906       Columbia Edgewater L.P.                                 6,624.86      6.8600
543             Centre Park Properties, L.P.                            7,810.78      8.0000
400030889       1010 Mockingbird, Ltd., LP                              6,505.94      6.7800
618             Hunter's Point Center, Ltd.                             8,055.93      7.5000
602             RDB Building, LLC                                       7,389.91      7.5000
511             Delancey Sedgley Associates, L.P.                       7,553.29      7.7500
532             The 012-015 Apts., LLC                                  7,471.41      7.6250
536             3044 Kingsbridge LLC                                    8,435.45      8.2500
558             Banyan Woods Properties, Incorporated                   7,364.46      7.7500
551             Thomas P. Murray & James Murray                         7,326.69      7.7500
400030898       Columbia Wauwatosa Limited Partnership                  6,231.31      6.8600
578             SFT Family Trust                                        7,411.09      8.1250
592             J & B Taos Partners, General Partnership                7,729.85      8.6250
600             Texas Real Property Holdings, Inc.                      8,009.42      8.2500
554             Fares Salame and Mary Rose Salame                       7,448.35      8.5000
O0519           Newberry Wile Building, L.L.C.                          6,361.01      7.0000
546             Rockaway Parkway, Inc., a New York Corporation          6,946.35      8.0000
400030904       Columbia Forest Hills Limited Partnership               5,739.36      6.8600
400030909       InSite Indy 5, L.L.C.                                   5,640.97      6.8600
601             Douglas Park Partners, L.P.                             6,653.06      8.0000
609             Holiday Property Enterprises, L.P.                      6,637.62      8.0000
501             Steve D, Loi Tan, and Tu Van Nguyen                     6,708.99      8.1250
400030897       Columbia Tulsa Limited Partnership                      5,575.38      6.8600
400030903       Columbia Flamingo Limited Partnership                   5,575.38      6.8600
934             Equity Realty Group, Inc.                               6,560.44      8.0000
549             Rodan Realty Corp.                                      6,916.18      8.6250
528             Mortgage Investment Corporation                         6,552.97      8.1250
400030957       Sportstech Properties, L.L.C.                           7,484.56      6.8600
553             5900 Balcones Office Building,LLC                       6,375.20      8.0000
598             River Road Co. LTD                                      6,174.53      8.0000
604             370 South Harrison Associates, LLC                      6,042.63      7.7500
508             Robert & Mary Skorniak                                  7,416.10      7.5000
635             Jersey Waldo Realty LLC                                 6,560.91      8.2500
400030908       Columbia Bay City Limited Partnership                   4,985.04      6.8600
400030900       Columbia Indianapolis 4 Limited Partnership             4,919.45      6.8600
400030974       5340 North Federal Highway Association, Inc.            4,909.44      6.8400
M0436           John A. Redmon                                          5,694.54      7.8100
09-0001146      Shri Nathji, LLP                                        5,704.41      7.8300
550             Randolph Properties, Ltd.                               5,976.16      8.3750
400030888       3354 Gilmer Road, Ltd.                                  5,810.24      6.9900
616             340 East O'Keefe, LLC                                   5,513.90      7.6250
945             Marie Varveris, Inc                                     5,335.42      7.3750
567             Thomas P. Murray                                        5,513.90      7.7500
518             Robert & Mary Skorniak                                  6,767.19      7.5000
537             Group I El Monte Properties, Ltd.                       5,261.62      7.5000
576             Third Avenue Bronx Realty Associates                    5,344.88      7.8750
904             Churchill Townhouses Partnership                        5,031.91      7.3500
634             354 East 21st Street Realty Corporation                 5,296.98      8.1250
542             John G. Miller, trustee of Lawndale Village             5,209.76      8.0000
509             Robert Hammett                                          5,378.54      8.3750
559             K & E Corporation                                       5,101.95      8.1250
568             Carlson Trust                                           4,909.64      7.7500
538             Golden Eagle Apartments LLC                             5,140.69      8.2500
534             Chi-Kung Yu & Judy J. Yu                                5,086.35      8.1250
939             Camelot Properties of Northeast Florida, Inc            4,947.83      7.8750
541             Khorrami Enterprises, Inc.                              5,124.93      8.2500
641             Jane S. Guerin                                          5,046.08      8.2500
400030910       InSite Wind Gap, L.L.C.                                 4,197.93      6.8600
588             Dutch Street, Ltd.                                      5,012.00      8.3750
400030901       Columbia Kedzie Limited Partnership                     4,099.54      6.8600
400030907       Columbia Elkhart I Limited Partnership                  4,099.54      6.8600
565             Paul Baum and Rachel Baum                               4,669.63      7.6250
577             Station Associates, L.P.                                4,785.26      8.0000
I0162           Cumberland Airport Center Assoc.                        4,507.85      7.5000
561             Station Associates, L.P.                                4,708.08      8.0000
530             Prospect Square, LLC                                    4,672.95      7.8750
525             506 South Broadway, Inc.                                5,359.60      8.6250
09-0001109      3533 Motor Ave, LLC                                     4,859.70      8.5700
615             Blount Property Management, Inc.                        4,581.32      7.8750
529             Indram Family, LLC #1                                   5,138.29      9.2500
637             Mike Chen                                               4,618.28      8.1250
514             Robert Skorniak and Mary Skorniak                       5,562.07      7.5000
612             Touraine Associates                                     4,323.10      7.5000
400030902       InSite Watertown L.L.C.                                 3,804.38      6.8600
579             Laurence Edwards                                        4,437.94      8.0000
596             M & W Investors LLC                                     4,431.05      8.1250
632             Ched Management Company                                 4,183.99      7.6250
540             South Jupiter, Ltd., a Texas LP                         4,509.27      8.5000
522             The 012-015 Apts, LLC                                   4,146.63      7.6250
503             Gary W. Coy                                             4,336.48      8.2500
572             5600 Fernwood Avenue LLC                                4,212.62      8.1250
936             Jersey Kennedy Realty LLC                               4,441.39      8.2500
570             CDM Company, L.L.C                                      3,815.58      8.0000
587             Anthony Vasquez, Jr.                                    4,187.18      8.5000

                                                                                                      Original
                                                     Original  Original   Remaining  Maturity      Amortization
Loan Number    Interest Accrual Method    Net Rate   Balance   Loan Term  Loan Term    Date             Term
---------------------------------------------------------------------------------------------------------------
400029165    30 Month-Days / 360 Year-Days  7.1362  20,170,000      120        110    3/1/08             360
948          Actual Days / 360 Year-Days    7.6262  18,896,684      113        112    5/1/08             300
400029229    Actual Days / 360 Year-Days    6.8962  18,870,000      120        111    4/1/08             360
947          Actual Days / 360 Year-Days    7.7762  17,282,732      107        106   11/1/07             360
914          Actual Days / 360 Year-Days    7.8062  12,000,000      120        112    5/1/08             276
908          Actual Days / 360 Year-Days    7.2662  12,000,000      180        171    4/1/13             300
09-0001186   Actual Days / 360 Year-Days    7.1662  11,500,000      120        118   11/1/08             300
09-0001199   Actual Days / 360 Year-Days    8.1962  11,400,000      120        118   11/1/08             300
400029179    30 Month-Days / 360 Year-Days  7.2462  10,900,000      120        109    2/1/08             360
943          Actual Days / 360 Year-Days    7.0662  10,400,000      120        117   10/1/08             276
924          30 Month-Days / 360 Year-Days  6.7762  10,000,000      360        353    6/1/28             360
400029303    Actual Days / 360 Year-Days    6.8362   9,900,000       84         78    7/1/05             360
400031043    Actual Days / 360 Year-Days    6.3062   9,350,000      120        117   10/1/08             360
930          Actual Days / 360 Year-Days    6.6262   9,100,000      120        116    9/1/08             360
400029281    Actual Days / 360 Year-Days    6.4062   9,000,000      120        116    9/1/08             360
400029270    Actual Days / 360 Year-Days    6.3062   8,550,000      120        117   10/1/08             360
09-0001145   Actual Days / 360 Year-Days    6.5962   8,500,000      120        117   10/1/08             360
400030928    Actual Days / 360 Year-Days    6.4462   8,400,000      120        117   10/1/08             300
09-0001201   Actual Days / 360 Year-Days    8.1162   8,350,000      120        119   12/1/08             360
400029261    Actual Days / 360 Year-Days    6.8362   8,100,000      120        113    6/1/08             360
R0492        Actual Days / 360 Year-Days    7.1662   8,000,000      120        118   11/1/08             360
921          Actual Days / 360 Year-Days    7.2662   8,025,000      120        115    8/1/08             300
400030943    Actual Days / 360 Year-Days    6.7662   8,000,000      120        117   10/1/08             300
400031116    30 Month-Days / 360 Year-Days  6.7062   8,000,000      120        115    8/1/08             360
400029289    Actual Days / 360 Year-Days    7.1862   7,600,000      144        137    6/1/10             360
400029254    Actual Days / 360 Year-Days    6.8562   7,500,000      120        114    7/1/08             360
400031126    Actual Days / 360 Year-Days    6.7662   7,300,000      120        117   10/1/08             360
400029283    Actual Days / 360 Year-Days    6.8362   7,000,000      120        114    7/1/08             360
400030930    Actual Days / 360 Year-Days    7.0162   6,700,000      120        116    9/1/08             360
09-0001170   Actual Days / 360 Year-Days    6.7662   6,600,000      120        117   10/1/08             360
931          Actual Days / 360 Year-Days    6.9462   6,400,000      120        117   10/1/08             360
400030878    Actual Days / 360 Year-Days    6.8162   6,200,000      120        116    9/1/08             300
942          Actual Days / 360 Year-Days    7.3662   6,000,000      120        117   10/1/08             360
400030941    Actual Days / 360 Year-Days    5.7562   6,000,000      120        117   10/1/08             300
400029230    Actual Days / 360 Year-Days    7.3462   6,000,000       84         76    5/1/05             300
901          Actual Days / 360 Year-Days    7.3362   6,000,000       60         49    2/1/03             300
932          Actual Days / 360 Year-Days    6.9062   6,100,000      120        117   10/1/08             360
R0869        Actual Days / 360 Year-Days    7.6862   5,600,000      120        118   11/1/08             360
09-0001179   Actual Days / 360 Year-Days    7.2662   5,520,000      120        117   10/1/08             360
400031127    Actual Days / 360 Year-Days    6.7062   5,400,000      144        140    9/1/10             360
400031122    Actual Days / 360 Year-Days    6.6762   5,400,000       84         80    9/1/05             360
927          Actual Days / 360 Year-Days    7.5462   5,400,000      120        113    6/1/08             300
09-0001189   Actual Days / 360 Year-Days    6.6162   5,350,000      120        118   11/1/08             360
917          Actual Days / 360 Year-Days    6.8762   5,306,457      112        111    4/1/08             345
09-0001188   Actual Days / 360 Year-Days    7.0412   5,200,000      120        118   11/1/08             360
M0345        Actual Days / 360 Year-Days    6.4662   5,200,000      120        117   10/1/08             360
944          Actual Days / 360 Year-Days    6.7062   5,070,000      120        116    9/1/08             360
09-0001197   Actual Days / 360 Year-Days    7.8862   5,000,000      120        118   11/1/08             360
400030946    Actual Days / 360 Year-Days    6.4962   4,800,000      120        118   11/1/08             360
400030933    Actual Days / 360 Year-Days    6.7062   4,800,000      120        117   10/1/08             300
I0198        Actual Days / 360 Year-Days    6.9162   4,750,000      120        118   11/1/08             360
400029117    30 Month-Days / 360 Year-Days  7.2662   7,300,000      120        111    4/1/08             360
400029280    Actual Days / 360 Year-Days    7.1862   4,700,000      120        114    7/1/08             300
400029203    Actual Days / 360 Year-Days    6.9462   4,700,000      120        112    5/1/08             300
400030988    Actual Days / 360 Year-Days    6.5262   4,650,000      120        117   10/1/08             360
903          30 Month-Days / 360 Year-Days  7.2662   4,750,000      180        170    3/1/13             180
400029268    Actual Days / 360 Year-Days    7.0262   4,600,000      120        114    7/1/08             360
09-0001191   Actual Days / 360 Year-Days    7.1662   4,500,000      120        118   11/1/08             300
09-0001173   Actual Days / 360 Year-Days    6.5362   4,500,000      120        117   10/1/08             360
400029271    Actual Days / 360 Year-Days    6.5062   4,500,000      120        117   10/1/08             300
400030919    Actual Days / 360 Year-Days    6.7062   4,450,000      144        140    9/1/10             360
400030920    Actual Days / 360 Year-Days    7.1562   4,400,000      240        236    9/1/18             300
910          Actual Days / 360 Year-Days    7.6662   4,350,000      120        110    3/1/08             276
M0536        Actual Days / 360 Year-Days    6.4662   4,300,000      120        117   10/1/08             360
922          Actual Days / 360 Year-Days    7.4162   4,300,000      120        117   10/1/08             276
09-0001180   Actual Days / 360 Year-Days    7.1562   4,100,000      120        117   10/1/08             360
09-0001165   Actual Days / 360 Year-Days    6.7462   4,000,000      120        117   10/1/08             300
400030912    Actual Days / 360 Year-Days    7.0962   4,000,000      120        115    8/1/08             300
400029260    Actual Days / 360 Year-Days    6.9862   4,000,000      120        115    8/1/08             300
911          Actual Days / 360 Year-Days    7.1362   4,000,000      120        110    3/1/08             360
915          Actual Days / 360 Year-Days    6.8862   4,000,000      120        110    3/1/08             360
906          Actual Days / 360 Year-Days    7.7762   4,000,000      120        113    6/1/08             276
M0543        Actual Days / 360 Year-Days    6.4662   3,930,000      120        117   10/1/08             360
400029272    Actual Days / 360 Year-Days    6.5562   3,850,000      120        117   10/1/08             300
400031124    Actual Days / 360 Year-Days    6.6962   3,800,000       84         81   10/1/05             360
400030936    30 Month-Days / 360 Year-Days  6.8162   3,800,000      240        237   10/1/18             240
09-0001154   Actual Days / 360 Year-Days    6.9262   3,750,000      120        116    9/1/08             360
09-0001152   Actual Days / 360 Year-Days    6.9262   3,600,000      120        116    9/1/08             360
09-0001196   Actual Days / 360 Year-Days    7.6362   3,500,000      120        118   11/1/08             360
400030931    Actual Days / 360 Year-Days    6.8062   3,500,000      120        117   10/1/08             300
582          Actual Days / 360 Year-Days    7.6662   3,500,000      120        116    9/1/08             300
400029288    Actual Days / 360 Year-Days    6.8062   3,500,000      120        116    9/1/08             300
400030892    Actual Days / 360 Year-Days    6.6262   3,500,000      120        115    8/1/08             300
400030879    30 Month-Days / 360 Year-Days  6.8562   3,500,000      120        115    8/1/08             300
639          Actual Days / 360 Year-Days    8.4162   3,300,000      120        119   12/1/08             300
09-0001182   Actual Days / 360 Year-Days    6.8762   3,300,000      120        117   10/1/08             360
09-0001153   Actual Days / 360 Year-Days    6.9262   3,285,000      120        116    9/1/08             360
09-0001184   Actual Days / 360 Year-Days    6.8662   3,275,000      120        117   10/1/08             360
935          Actual Days / 360 Year-Days    7.5412   3,200,000      120        117   10/1/08             360
400031118    Actual Days / 360 Year-Days    6.6662   3,200,000      120        115    8/1/08             360
916          Actual Days / 360 Year-Days    7.2262   3,200,000      120        114    7/1/08             300
09-0001178   Actual Days / 360 Year-Days    7.4662   3,175,000      120        117   10/1/08             300
400029266    Actual Days / 360 Year-Days    6.8662   3,200,000      180        176    9/1/13             180
950          30 Month-Days / 360 Year-Days  8.5362   3,200,000      120        105   10/1/07             276
09-0001198   Actual Days / 360 Year-Days    8.5162   3,025,000      120        118   11/1/08             300
09-0001172   Actual Days / 360 Year-Days    7.2362   3,000,000      120        117   10/1/08             360
400031129    Actual Days / 360 Year-Days    6.6362   3,000,000      120        117   10/1/08             360
I0066        Actual Days / 360 Year-Days    7.0362   3,000,000       84         80    9/1/05             360
400030873    Actual Days / 360 Year-Days    6.6262   3,000,000      120        117   10/1/08             240
636          Actual Days / 360 Year-Days    7.6662   2,983,000      120        118   11/1/08             360
09-0001176   Actual Days / 360 Year-Days    7.1162   2,950,000      121        118   11/1/08             240
M0433        Actual Days / 360 Year-Days    7.4762   2,925,000      120        117   10/1/08             300
925          Actual Days / 360 Year-Days    6.9562   2,900,000      120        114    7/1/08             360
400029296    30 Month-Days / 360 Year-Days  6.8362   2,900,000       84         79    8/1/05             360
400030932    30 Month-Days / 360 Year-Days  6.8262   2,850,000      120        116    9/1/08             300
949          Actual Days / 360 Year-Days    7.6662   2,800,000      120        118   11/1/08             300
400030970    30 Month-Days / 360 Year-Days  5.6862   2,800,000       84         82   11/1/05             240
400030918    Actual Days / 360 Year-Days    7.1562   2,780,000      180        176    9/1/13             360
M0553        Actual Days / 360 Year-Days    6.4662   2,750,000      120        117   10/1/08             360
610          Actual Days / 360 Year-Days    6.6662   2,750,000      120        116    9/1/08             360
400029298    Actual Days / 360 Year-Days    6.8962   2,750,000      120        116    9/1/08             300
R0020        Actual Days / 360 Year-Days    7.4162   2,700,000      120        118   11/1/23             300
929          Actual Days / 360 Year-Days    7.4862   2,700,000      120        114    7/1/08             240
913          Actual Days / 360 Year-Days    7.5462   2,680,000      120        112    5/1/08             300
400030917    Actual Days / 360 Year-Days    7.3362   2,650,000      120        115    8/1/08             300
400030937    Actual Days / 360 Year-Days    7.2662   2,620,000      240        237   10/1/18             240
400031119    Actual Days / 360 Year-Days    6.5462   2,600,000      120        116    9/1/08             360
400029276    Actual Days / 360 Year-Days    6.9862   2,500,000       84         78    7/1/05             360
400029273    Actual Days / 360 Year-Days    6.9462   2,500,000      120        114    7/1/08             360
400029305    Actual Days / 360 Year-Days    7.0862   2,500,000      144        139    8/1/10             300
907          Actual Days / 360 Year-Days    8.1162   2,500,000      120        111    4/1/08             240
400030942    Actual Days / 360 Year-Days    6.5662   2,450,000      144        141   10/1/10             300
400030971    Actual Days / 360 Year-Days    6.1162   2,440,000      120        117   10/1/08             360
400030986    Actual Days / 360 Year-Days    5.6662   2,400,000      120        118   11/1/08             360
400029245    Actual Days / 360 Year-Days    6.8062   2,400,000      120        115    8/5/08             360
400030947    30 Month-Days / 360 Year-Days  6.7562   2,400,000      216        212    9/1/16             216
573          Actual Days / 360 Year-Days    7.4162   2,400,000      300        290    3/1/23             300
912          Actual Days / 360 Year-Days    7.5662   2,400,000      120        110    3/1/08             276
R0451        Actual Days / 360 Year-Days    7.1862   2,375,000      120        117   10/1/08             300
09-0001159   Actual Days / 360 Year-Days    7.1362   2,350,000      120        117   10/1/08             300
09-0001155   Actual Days / 360 Year-Days    6.9262   2,310,000      120        116    9/1/08             360
937          Actual Days / 360 Year-Days    7.5412   2,309,000      120        117   10/1/08             300
621          Actual Days / 360 Year-Days    7.2912   2,300,000      120        117   10/1/08             300
400029312    Actual Days / 360 Year-Days    6.9962   2,300,000      120        114    7/1/08             360
09-0001158   Actual Days / 360 Year-Days    7.4962   2,260,000      120        117   10/1/08             300
611          Actual Days / 360 Year-Days    7.1162   2,225,000      120        112    5/1/08             360
09-0001169   Actual Days / 360 Year-Days    7.1862   2,200,000      120        117   10/1/08             300
400029293    30 Month-Days / 360 Year-Days  6.7562   2,200,000      120        114    7/1/08             360
09-0001181   Actual Days / 360 Year-Days    6.8762   2,150,000      120        117   10/1/08             360
09-0001177   Actual Days / 360 Year-Days    7.8662   2,150,000      121        118   11/1/08             240
400030894    Actual Days / 360 Year-Days    6.5462   2,100,000      120        117   10/1/08             360
400031131    30 Month-Days / 360 Year-Days  5.8862   2,100,000      120        117   10/1/08             360
09-0001156   Actual Days / 360 Year-Days    6.6162   2,100,000      120        116    9/1/08             360
502          Actual Days / 360 Year-Days    7.5412   2,100,000      120        110    3/1/08             300
M0435        Actual Days / 360 Year-Days    7.7262   2,070,000      120        117   10/1/08             300
938          Actual Days / 360 Year-Days    7.5412   2,031,000      120        117   10/1/08             300
09-0001183   Actual Days / 360 Year-Days    6.9562   2,000,000      120        117   10/1/08             360
591          Actual Days / 360 Year-Days    7.2912   2,000,000      120        116    9/1/08             300
613          Actual Days / 360 Year-Days    7.4162   2,000,000      120        113    6/1/08             300
900          Actual Days / 360 Year-Days    7.3662   1,970,000      300        289    2/1/23             300
510          Actual Days / 360 Year-Days    7.9162   1,950,000      360        351    4/1/28             360
O0521        Actual Days / 360 Year-Days    6.9162   1,925,000      120        117   10/1/08             300
902          Actual Days / 360 Year-Days    7.2662   1,930,000      300        289    2/1/23             300
09-0001175   Actual Days / 360 Year-Days    7.3162   1,900,000      120        117   10/1/08             360
519          Actual Days / 360 Year-Days    7.5412   1,900,000      120        110    3/1/08             360
400030921    Actual Days / 360 Year-Days    7.2662   1,900,000      240        236    9/1/18             240
400030976    Actual Days / 360 Year-Days    6.8162   1,900,000       84         80    9/1/05             204
09-0001108   Actual Days / 360 Year-Days    8.4862   1,800,000      120        118   11/1/08             300
400030949    Actual Days / 360 Year-Days    6.5762   1,800,000      180        177   10/1/13             360
400030962    Actual Days / 360 Year-Days    6.3962   1,800,000      120        117   10/1/08             300
400030955    Actual Days / 360 Year-Days    6.0162   1,800,000      120        117   10/1/08             240
606          Actual Days / 360 Year-Days    7.9162   1,750,000      120        115    8/1/08             300
400031117    30 Month-Days / 360 Year-Days  6.7062   1,725,000      120        115    8/1/08             360
905          Actual Days / 360 Year-Days    7.3362   1,720,000      120        113    6/1/08             300
589          Actual Days / 360 Year-Days    7.5412   1,685,000      180        176    9/1/13             240
627          Actual Days / 360 Year-Days    7.6662   1,675,000      120        116    9/1/08             300
09-0001161   Actual Days / 360 Year-Days    7.0362   1,670,000      120        117   10/1/08             300
09-0001190   Actual Days / 360 Year-Days    7.1662   1,664,000      120        118   11/1/08             300
09-0001194   Actual Days / 360 Year-Days    7.7162   1,645,000      120        118   11/1/08             360
527          Actual Days / 360 Year-Days    7.7912   1,650,000      120        112    5/1/08             300
09-0001143   Actual Days / 360 Year-Days    6.9362   1,630,000      120        117   10/1/18             240
569          Actual Days / 360 Year-Days    7.4162   1,624,000      120        116    9/1/08             300
09-0001174   Actual Days / 360 Year-Days    6.9562   1,600,000      120        117   10/1/08             360
09-0001185   Actual Days / 360 Year-Days    7.1162   1,593,000      120        117   10/1/08             360
594          Actual Days / 360 Year-Days    8.2912   1,600,000      240        233    6/1/18             240
09-0001149   30 Month-Days / 360 Year-Days  6.2662   1,579,000      184        180    1/1/14             184
M0434        Actual Days / 360 Year-Days    7.7262   1,555,000      120        117   10/1/08             300
524          Actual Days / 360 Year-Days    7.7912   1,560,000      120        110    3/1/08             300
09-0001150   30 Month-Days / 360 Year-Days  6.3262   1,550,000      240        236    9/1/18             240
09-0001195   Actual Days / 360 Year-Days    8.0362   1,500,000      120        118   11/1/08             360
400029277    30 Month-Days / 360 Year-Days  6.9462   1,500,000      120        114    7/1/08             360
09-0001157   Actual Days / 360 Year-Days    7.1762   1,500,000      240        237   10/1/18             240
400029302    Actual Days / 360 Year-Days    6.8262   1,500,000      120        114    7/1/08             300
500          Actual Days / 360 Year-Days    6.9162   1,500,000      120        109    2/1/08             360
940          Actual Days / 360 Year-Days    7.2912   1,450,000      120        117   10/1/08             300
400030984    Actual Days / 360 Year-Days    6.7062   1,450,000      180        176    9/1/13             180
521          Actual Days / 360 Year-Days    7.2912   1,440,000      120        110    3/1/08             300
400029244    Actual Days / 360 Year-Days    7.0062   1,425,000      120        114    7/5/08             360
400029198    Actual Days / 360 Year-Days    6.9662   1,400,000      120        115    8/1/08             300
585          Actual Days / 360 Year-Days    7.9162   1,400,000      120        113    6/1/08             300
504          Actual Days / 360 Year-Days    7.9162   1,400,000      120        109    2/1/08             300
400030945    Actual Days / 360 Year-Days    6.1962   1,370,000      120        117   10/1/08             300
M0406        Actual Days / 360 Year-Days    6.4862   1,360,000      120        117   10/1/08             360
400030929    Actual Days / 360 Year-Days    6.6062   1,360,000      120        117   10/1/08             300
09-0001148   30 Month-Days / 360 Year-Days  6.2662   1,364,000      172        168    1/1/13             172
614          Actual Days / 360 Year-Days    8.0412   1,350,000      300        294    7/1/23             300
09-0001171   Actual Days / 360 Year-Days    7.2562   1,312,500      120        117   10/1/08             300
920          Actual Days / 360 Year-Days    8.0162   1,320,000      240        234    7/1/18             240
586          Actual Days / 360 Year-Days    8.0412   1,310,000      120        116    9/1/08             300
09-0001187   Actual Days / 360 Year-Days    6.7912   1,300,000      120        118   11/1/08             360
622          Actual Days / 360 Year-Days    7.0412   1,270,000      120        114    7/1/08             360
09-0001162   Actual Days / 360 Year-Days    7.2962   1,260,000      240        237   10/1/18             240
09-0001192   Actual Days / 360 Year-Days    7.5162   1,250,000      120        118   11/1/08             300
623          Actual Days / 360 Year-Days    7.0412   1,228,000      120        114    7/1/08             360
400030975    Actual Days / 360 Year-Days    6.4362   1,200,000      120        117   10/1/08             300
09-0001151   30 Month-Days / 360 Year-Days  6.2662   1,196,000      172        168    1/1/13             172
O0520        Actual Days / 360 Year-Days    6.9162   1,175,000      120        117   10/1/08             300
515          Actual Days / 360 Year-Days    7.4162   1,200,000      180        171    4/1/13             180
09-0001193   Actual Days / 360 Year-Days    7.8662   1,150,000      120        118   11/1/08             180
595          Actual Days / 360 Year-Days    8.0412   1,140,000      120        116    9/1/08             300
09-0001144   Actual Days / 360 Year-Days    7.0362   1,125,000      120        116    9/1/08             300
09-0001131   Actual Days / 360 Year-Days    6.6162   1,115,000      120        117   10/1/08             360
09-0001126   Actual Days / 360 Year-Days    7.5062   1,084,000      120        117   10/1/08             360
933          Actual Days / 360 Year-Days    7.9162   1,072,000      120        117   10/1/08             300
400030899    Actual Days / 360 Year-Days    6.7762   1,050,000      120        117   10/5/08             360
400030905    Actual Days / 360 Year-Days    6.7762   1,050,000      120        117   10/5/08             360
535          Actual Days / 360 Year-Days    7.6662   1,050,000      120        114    7/1/08             300
400030911    Actual Days / 360 Year-Days    6.7762   1,025,000      120        117   10/5/08             360
605          Actual Days / 360 Year-Days    7.7912   1,025,000      120        116    9/1/08             300
608          Actual Days / 360 Year-Days    7.5412   1,020,000      120        113    6/1/08             300
400030906    Actual Days / 360 Year-Days    6.7762   1,010,000      120        117   10/5/08             360
543          Actual Days / 360 Year-Days    7.9162   1,012,000      120        114    7/1/08             300
400030889    Actual Days / 360 Year-Days    6.6962   1,000,000       84         80    9/1/05             360
618          Actual Days / 360 Year-Days    7.4162   1,000,000       84         81   10/1/05             240
602          Actual Days / 360 Year-Days    7.4162   1,000,000      120        115    8/1/08             300
511          Actual Days / 360 Year-Days    7.6662   1,000,000      120        111    4/1/08             300
532          Actual Days / 360 Year-Days    7.5412   1,000,000      180        171    4/1/13             300
536          Actual Days / 360 Year-Days    8.1662     990,000      240        234    7/1/18             240
558          Actual Days / 360 Year-Days    7.6662     975,000      120        114    7/1/08             300
551          Actual Days / 360 Year-Days    7.6662     970,000      120        115    8/1/08             300
400030898    Actual Days / 360 Year-Days    6.7762     950,000      120        117   10/5/08             360
578          Actual Days / 360 Year-Days    8.0412     950,000      120        112    5/1/08             300
592          Actual Days / 360 Year-Days    8.5412     950,000      120        111    4/1/08             300
600          Actual Days / 360 Year-Days    8.1662     940,000      240        234    7/1/18             240
554          Actual Days / 360 Year-Days    8.4162     925,000      120        112    5/1/08             300
O0519        Actual Days / 360 Year-Days    6.9162     900,000      120        117   10/1/08             300
546          Actual Days / 360 Year-Days    7.9162     900,000      120        114    7/1/08             300
400030904    Actual Days / 360 Year-Days    6.7762     875,000      120        117   10/5/08             360
400030909    Actual Days / 360 Year-Days    6.7762     860,000      120        117   10/5/08             360
601          Actual Days / 360 Year-Days    7.9162     862,000      120        113    6/1/08             300
609          Actual Days / 360 Year-Days    7.9162     860,000      120        115    8/1/08             300
501          Actual Days / 360 Year-Days    8.0412     860,000      120        109    2/1/08             300
400030897    Actual Days / 360 Year-Days    6.7762     850,000      120        117   10/5/08             360
400030903    Actual Days / 360 Year-Days    6.7762     850,000      120        117   10/5/08             360
934          Actual Days / 360 Year-Days    7.9162     850,000      120        117   10/1/08             300
549          Actual Days / 360 Year-Days    8.5412     850,000      120        113    6/1/08             300
528          Actual Days / 360 Year-Days    8.0412     840,000      120        112    5/1/08             300
400030957    Actual Days / 360 Year-Days    6.7762     840,000      180        177   10/10/13            180
553          Actual Days / 360 Year-Days    7.9162     826,000      120        113    6/1/08             300
598          Actual Days / 360 Year-Days    7.9162     800,000      120        116    9/1/08             300
604          Actual Days / 360 Year-Days    7.6662     800,000      120        115    8/1/08             300
508          Actual Days / 360 Year-Days    7.4162     800,000      180        171    4/1/13             180
635          Actual Days / 360 Year-Days    8.1662     770,000      240        238   11/1/18             240
400030908    Actual Days / 360 Year-Days    6.7762     760,000      120        117   10/5/08             360
400030900    Actual Days / 360 Year-Days    6.7762     750,000      120        117   10/5/08             360
400030974    Actual Days / 360 Year-Days    6.7562     750,000      120        117   10/1/08             360
M0436        Actual Days / 360 Year-Days    7.7262     750,000      120        117   10/1/08             300
09-0001146   Actual Days / 360 Year-Days    7.7462     750,000      120        116    9/1/08             300
550          Actual Days / 360 Year-Days    8.2912     750,000      120        113    6/1/08             300
400030888    30 Month-Days / 360 Year-Days  6.9062     750,000      144        140    9/1/10             240
616          Actual Days / 360 Year-Days    7.5412     738,000      120        118   11/1/08             300
945          Actual Days / 360 Year-Days    7.2912     730,000      120        117   10/1/08             300
567          Actual Days / 360 Year-Days    7.6662     730,000      120        115    8/1/08             300
518          Actual Days / 360 Year-Days    7.4162     730,000      180        171    4/1/13             180
537          Actual Days / 360 Year-Days    7.4162     712,000      180        174    7/1/13             300
576          Actual Days / 360 Year-Days    7.7912     700,000      120        111    4/1/08             300
904          Actual Days / 360 Year-Days    7.2662     690,000      300        289    2/1/23             300
634          Actual Days / 360 Year-Days    8.0412     679,000      120        118   11/1/08             300
542          Actual Days / 360 Year-Days    7.9162     675,000      120        114    7/1/08             300
509          Actual Days / 360 Year-Days    8.2912     675,000      120        111    4/1/08             300
559          Actual Days / 360 Year-Days    8.0412     654,000      120        114    7/1/08             300
568          Actual Days / 360 Year-Days    7.6662     650,000      120        116    9/1/08             300
538          Actual Days / 360 Year-Days    8.1662     652,000      120        112    5/1/08             300
534          Actual Days / 360 Year-Days    8.0412     652,000      120        111    4/1/08             300
939          Actual Days / 360 Year-Days    7.7912     648,000      120        117   10/1/08             300
541          Actual Days / 360 Year-Days    8.1662     650,000      120        112    5/1/08             300
641          Actual Days / 360 Year-Days    8.1662     640,000      120        118   11/1/08             300
400030910    Actual Days / 360 Year-Days    6.7762     640,000      120        117   10/5/08             360
588          Actual Days / 360 Year-Days    8.2912     629,000      120        116    9/1/08             300
400030901    Actual Days / 360 Year-Days    6.7762     625,000      120        117   10/5/08             360
400030907    Actual Days / 360 Year-Days    6.7762     625,000      120        117   10/5/08             360
565          Actual Days / 360 Year-Days    7.5412     625,000      120        115    8/1/08             300
577          Actual Days / 360 Year-Days    7.9162     620,000      120        115    8/1/08             300
I0162        Actual Days / 360 Year-Days    7.4162     610,000      120        118   11/1/08             300
561          Actual Days / 360 Year-Days    7.9162     610,000      120        115    8/1/08             300
530          Actual Days / 360 Year-Days    7.7912     612,000      120        111    4/1/08             300
525          Actual Days / 360 Year-Days    8.5412     612,000      240        230    3/1/18             240
09-0001109   Actual Days / 360 Year-Days    8.4862     600,000      120        118   11/1/08             300
615          Actual Days / 360 Year-Days    7.7912     600,000      120        114    7/1/08             300
529          Actual Days / 360 Year-Days    9.1662     600,000      120        111    4/1/08             300
637          Actual Days / 360 Year-Days    8.0412     592,000      120        118   11/1/08             300
514          Actual Days / 360 Year-Days    7.4162     600,000      180        171    4/1/13             180
612          Actual Days / 360 Year-Days    7.4162     585,000      120        112    5/1/08             300
400030902    Actual Days / 360 Year-Days    6.7762     580,000      120        117   10/5/08             360
579          Actual Days / 360 Year-Days    7.9162     575,000      120        112    5/1/08             300
596          Actual Days / 360 Year-Days    8.0412     568,000      120        115    8/1/08             300
632          Actual Days / 360 Year-Days    7.5412     560,000      120        118   11/1/08             300
540          Actual Days / 360 Year-Days    8.4162     560,000      120        112    5/1/08             300
522          Actual Days / 360 Year-Days    7.5412     555,000      180        171    4/1/13             300
503          Actual Days / 360 Year-Days    8.1662     550,000      120        110    3/1/08             300
572          Actual Days / 360 Year-Days    8.0412     540,000      120        110    3/1/08             300
936          Actual Days / 360 Year-Days    8.1662     521,250      240        237   10/1/18             240
570          Actual Days / 360 Year-Days    7.9162     520,000      120        115    8/1/08             360
587          Actual Days / 360 Year-Days    8.4162     520,000      120        114    7/1/08             300

                                                                              Number of
                     Remaining                                               Properties  Anticipated
                    Amortization   Cut-off Date      Cut-off    Servicing     Securing    Repayment
Loan Number             Term          Balance        Date LTV      Fee          Loan         Date            Seller
--------------------------------------------------------------------------------------------------------------------------------
400029165                  350      20,007,358.87         74      0.0838             1               Amresco Capital
948                        299      18,879,906.52         64      0.0838             1               DFC (Aries)
400029229                  351      18,745,565.72         78      0.0838             1               Amresco Capital
947                        359      17,274,575.57         72      0.0838             1               DFC (Secore)
914                        268      11,886,833.18         59      0.0838             3               DFC
908                        291      11,883,226.97         74      0.0838             1               DFC (Aries)
09-0001186                 298      11,474,943.55         58      0.0838             1               Archon Financial
09-0001199                 298      11,379,636.41         76      0.0838             1               Archon Financial
400029179                  349      10,805,080.09         74      0.0838             1               Amresco Capital
943                        273      10,359,122.48         70      0.0838             1               DFC (Aries)
924                        353       9,939,996.66         76      0.0838             1               DRE
400029303                  354       9,857,539.55         78      0.0838             1               Amresco Capital
400031043                  357       9,327,291.47         65      0.0838             1               Amresco Capital
930                        356       9,071,553.77         80      0.0838             1               DRE
400029281                  356       8,970,383.68         71      0.0838             1               Amresco Capital
400029270                  357       8,529,234.43         74      0.0838             1               Amresco Capital
09-0001145                 357       8,480,787.73         80      0.0838             1               Archon Financial
400030928                  297       8,369,382.68         75      0.0838             1               Amresco Capital
09-0001201                 359       8,346,522.79         67      0.0838             1               Archon Financial
400029261                  359       8,094,811.99         80      0.0838             1               Amresco Capital
R0492                      358       7,989,090.61         70      0.0838             1               Central Park Capital
921                        295       7,982,537.19         75      0.0838             1               DFC (Aries)
400030943                  297       7,972,547.41         69      0.0838             1               Amresco Capital
400031116                  355       7,965,440.75         79      0.0838             1               Amresco Capital
400029289                  353       7,564,133.13         79      0.0838             1               Amresco Capital
400029254                  354       7,467,998.00         73      0.0838             1               Amresco Capital
400031126                  357       7,284,196.87         79      0.0838             1               Amresco Capital
400029283                  354       6,969,977.44         75      0.0838             1               Amresco Capital
400030930                  356       6,680,924.65         72      0.0838             1               Amresco Capital
09-0001170                 357       6,585,712.22         75      0.0838             1               Archon Financial
931                        357       6,386,775.47         79      0.0838             1               DRE
400030878                  296       6,171,012.95         70      0.0838             1               Amresco Capital
942                        357       5,988,920.34         75      0.0838             1               DFC (Aries)
400030941                  297       5,975,203.50         39      0.0838             1               Amresco Capital
400029230                  292       5,949,762.04         73      0.0838             1               Amresco Capital
901                        289       5,926,346.07         78      0.0838             1               DFC (Secore)
932                        357       5,884,978.41         75      0.0838             1               DRE
R0869                      358       5,593,309.31         69      0.0838             1               Central Park Capital
09-0001179                 357       5,508,303.82         80      0.0838             1               Archon Financial
400031127                  356       5,383,436.05         79      0.0838             1               Amresco Capital
400031122                  356       5,383,317.91         75      0.0838             1               Amresco Capital
927                        293       5,361,632.03         71      0.0838             1               DRE
09-0001189                 358       5,341,665.78         81      0.0838             1               Archon Financial
917                        344       5,302,631.89         64      0.0838             1               DRE
09-0001188                 358       5,192,686.93         79      0.0838             1               Archon Financial
M0345                      357       5,187,858.55         76      0.0838             1               Central Park Capital
944                        356       5,054,448.29         80      0.0838             1               DRE
09-0001197                 358       4,994,333.00         62      0.0838             1               Archon Financial
400030946                  358       4,792,308.65         80      0.0838             1               Amresco Capital
400030933                  297       4,783,339.35         74      0.0838             1               Amresco Capital
I0198                      358       4,743,113.07         74      0.0838             3               Central Park Capital
400029117                  351       4,687,638.56         60      0.0838             1               Amresco Capital
400029280                  294       4,669,992.04         74      0.0838             1               Amresco Capital
400029203                  292       4,657,515.22         66      0.0838             1               Amresco Capital
400030988                  357       4,639,303.71         75      0.0838             1               Amresco Capital
903                        170       4,600,573.34         72      0.0838             1               DFC (Aries)
400029268                  354       4,581,220.74         58      0.0838             1               Amresco Capital
09-0001191                 298       4,490,195.30         79      0.0838             1               Archon Financial
09-0001173                 357       4,489,674.59         80      0.0838             1               Archon Financial
400029271                  297       4,483,780.61         70      0.0838             1               Amresco Capital
400030919                  356       4,436,350.07         78      0.0838             1               Amresco Capital
400030920                  296       4,380,672.43         71      0.0838             1               Amresco Capital
910                        266       4,296,853.10         68      0.0838             1               DFC (Aries)
M0536                      357       4,289,959.96         76      0.0838             1               Central Park Capital
922                        273       4,284,096.22         68      0.0838             1               DFC (Sutter)
09-0001180                 357       4,091,985.58         65      0.0838             1               Archon Financial
09-0001165                 297       3,986,221.31         74      0.0838             1               Archon Financial
400030912                  295       3,978,134.01         64      0.0838             1               Amresco Capital
400029260                  295       3,977,672.99         66      0.0838             1               Amresco Capital
911                        350       3,972,676.67         74      0.0838             1               DRE
915                        350       3,970,896.58         58      0.0838             1               DRE
906                        269       3,966,586.63         70      0.0838             1               DRE
M0543                      357       3,920,823.87         80      0.0838             1               Central Park Capital
400029272                  297       3,836,252.88         67      0.0838             1               Amresco Capital
400031124                  357       3,791,625.47         78      0.0838             4               Amresco Capital
400030936                  237       3,777,721.28         74      0.0838             1               Amresco Capital
09-0001154                 356       3,739,087.61         75      0.0838             1               Archon Financial
09-0001152                 356       3,589,524.13         75      0.0838             1               Archon Financial
09-0001196                 358       3,495,763.55         71      0.0838             1               Archon Financial
400030931                  297       3,488,080.87         73      0.0838             1               Amresco Capital
582                        296       3,486,035.03         74      0.0838             2               DRE
400029288                  296       3,483,606.62         67      0.0838             1               Amresco Capital
400030892                  295       3,479,106.37         58      0.0838             1               Amresco Capital
400030879                  295       3,477,937.26         72      0.0838             1               Amresco Capital
639                        299       3,297,581.68         72      0.0838             1               DRE
09-0001182                 357       3,293,055.76         73      0.0838             1               Archon Financial
09-0001153                 356       3,275,440.75         74      0.0838             1               Archon Financial
09-0001184                 357       3,268,090.50         73      0.0838             1               Archon Financial
935                        357       3,194,370.91         71      0.0838             1               DFC (Sutter)
400031118                  355       3,187,886.05         80      0.0838             1               Amresco Capital
916                        294       3,179,728.53         76      0.0838             1               DRE
09-0001178                 297       3,165,500.30         65      0.0838             1               Archon Financial
400029266                  176       3,160,322.06         72      0.0838             1               Amresco Capital
950                        261       3,141,598.99         61      0.0838             1               DFC (Aries)
09-0001198                 298       3,019,935.00         63      0.0838             1               Archon Financial
09-0001172                 357       2,994,260.56         71      0.0838             1               Archon Financial
400031129                  357       2,993,287.22         77      0.0838             1               Amresco Capital
I0066                      356       2,991,706.28         75      0.1838             1               Central Park Capital
400030873                  237       2,983,128.34         70      0.0838             1               Amresco Capital
636                        358       2,979,417.38         65      0.0838             1               DFC (Sutter)
09-0001176                 237       2,934,504.92         53      0.0838             1               Archon Financial
M0433                      297       2,916,265.62         80      0.0838             1               Central Park Capital
925                        354       2,887,944.24         78      0.0838             1               DRE
400029296                  355       2,887,785.55         65      0.0838             1               Amresco Capital
400030932                  296       2,835,601.75         66      0.0838             1               Amresco Capital
949                        298       2,794,450.56         58      0.0838             1               DRE
400030970                  238       2,787,516.08         73      0.0838             1               Amresco Capital
400030918                  356       2,772,352.39         79      0.0838             1               Amresco Capital
M0553                      357       2,743,579.02         80      0.0838             1               Central Park Capital
610                        356       2,741,484.37         70      0.0838             1               DFC
400029298                  296       2,737,328.63         74      0.0838             1               Amresco Capital
R0020                      298       2,694,387.10         56      0.0838             1    11/1/08    Central Park Capital
929                        234       2,672,835.53         63      0.0838             1               DRE
913                        292       2,658,422.20         74      0.0838             1               DFC (Sutter)
400030917                  295       2,636,166.41         79      0.0838             1               Amresco Capital
400030937                  237       2,606,527.64         69      0.0838             1               Amresco Capital
400031119                  356       2,591,718.39         66      0.0838             1               Amresco Capital
400029276                  354       2,489,686.38         73      0.0838             1               Amresco Capital
400029273                  354       2,489,578.30         74      0.0838             1               Amresco Capital
400029305                  295       2,486,307.74         67      0.0838             1               Amresco Capital
907                        231       2,464,604.13         63      0.0838             1               DFC (Aries)
400030942                  297       2,441,268.27         76      0.0838             1               Amresco Capital
400030971                  357       2,433,795.05         80      0.0838             1               Amresco Capital
400030986                  358       2,395,359.43         80      0.0838             1               Amresco Capital
400029245                  355       2,391,224.01         78      0.0838             1               Amresco Capital
400030947                  212       2,377,131.85         73      0.0838             1               Amresco Capital
573                        290       2,374,931.23         49      0.0838             1               DFC (Sutter)
912                        266       2,370,170.13         63      0.0838             1               DFC (Aries)
R0451                      297       2,367,486.66         72      0.0838             1               Central Park Capital
09-0001159                 297       2,342,492.39         68      0.0838             1               Archon Financial
09-0001155                 356       2,303,277.95         58      0.0838             1               Archon Financial
937                        297       2,302,194.93         71      0.0838             1               DFC (Sutter)
621                        297       2,292,873.31         74      0.0838             1               DRE
400029312                  354       2,290,536.25         75      0.0838             1               Amresco Capital
09-0001158                 297       2,253,278.53         69      0.0838             1               Archon Financial
611                        352       2,212,946.08         74      0.0838             1               DFC (Aries)
09-0001169                 297       2,193,040.27         73      0.0838             1               Archon Financial
400029293                  354       2,188,673.53         72      0.0838             1               Amresco Capital
09-0001181                 357       2,145,475.73         67      0.0838             1               Archon Financial
09-0001177                 237       2,139,862.60         49      0.0838             1               Archon Financial
400030894                  357       2,095,193.53         79      0.0838             1               Amresco Capital
400031131                  357       2,093,660.80         70      0.0838             1               Amresco Capital
09-0001156                 356       2,093,419.99         79      0.0838             1               Archon Financial
502                        290       2,078,589.52         76      0.0838             1               DRE
M0435                      297       2,064,125.17         79      0.0838             1               Central Park Capital
938                        297       2,025,014.27         72      0.0838             1               DFC (Sutter)
09-0001183                 357       1,995,878.12         75      0.0838             1               Archon Financial
591                        296       1,991,432.85         64      0.0838             1               DRE
613                        293       1,985,428.70         43      0.0838             1               DRE
900                        289       1,945,944.11         66      0.0838             1               DFC (Aries)
510                        351       1,940,119.15         73      0.0838             1               DFC (Wingate)
O0521                      297       1,918,581.47         80      0.0838             1               Central Park Capital
902                        289       1,906,015.41         74      0.0838             1               DFC (Aries)
09-0001175                 357       1,896,443.10         76      0.0838             1               Archon Financial
519                        350       1,888,326.45         79      0.0838             4               DRE
400030921                  236       1,886,668.92         64      0.0838             1               Amresco Capital
400030976                  200       1,880,881.16         78      0.0838             1               Amresco Capital
09-0001108                 298       1,796,967.58         62      0.0838             1               Archon Financial
400030949                  357       1,795,911.03         69      0.0838             1               Amresco Capital
400030962                  297       1,793,377.85         75      0.0838             1               Amresco Capital
400030955                  237       1,789,003.58         64      0.0838             1               Amresco Capital
606                        295       1,741,856.07         70      0.0838             1               DRE
400031117                  355       1,717,547.78         74      0.0838             1               Amresco Capital
905                        293       1,707,275.23         60      0.0838             1               DFC (Aries)
589                        236       1,673,614.89         67      0.0838             1               DRE
627                        296       1,668,316.76         73      0.0838             1               DRE
09-0001161                 297       1,664,559.63         71      0.0838             1               Archon Financial
09-0001190                 298       1,660,374.43         80      0.0838             1               Archon Financial
09-0001194                 358       1,643,049.96         66      0.0838             1               Archon Financial
527                        292       1,637,348.21         71      0.0838             1               DRE
09-0001143                 237       1,620,915.15         68      0.0838             1    10/1/08    Archon Financial
569                        296       1,617,204.84         76      0.0838             1               DRE
09-0001174                 357       1,596,702.49         69      0.0838             1               Archon Financial
09-0001185                 357       1,589,852.66         75      0.0838             1               Archon Financial
594                        233       1,582,980.63         60      0.0838             1               DRE
09-0001149                 180       1,561,882.13         90      0.0838             1               Archon Financial
M0434                      297       1,550,586.79         78      0.0838             1               Central Park Capital
524                        290       1,544,857.49         74      0.0838             1               DFC (Wingate)
09-0001150                 236       1,541,160.90         96      0.0838             1               Archon Financial
09-0001195                 358       1,498,367.05         70      0.0838             1               Archon Financial
400029277                  354       1,492,558.08         71      0.0838             1               Amresco Capital
09-0001157                 237       1,491,898.98         71      0.0838             1               Archon Financial
400029302                  294       1,489,734.31         69      0.0838             1               Amresco Capital
500                        349       1,487,244.01         71      0.0838             1               DRE
940                        297       1,445,507.10         72      0.0838             1               DRE
400030984                  176       1,431,752.67         61      0.0838             1               Amresco Capital
521                        290       1,424,593.62         66      0.0838             1               DFC (ITLA)
400029244                  354       1,419,151.91         79      0.0838             1               Amresco Capital
400029198                  295       1,392,155.99         65      0.0838             1               Amresco Capital
585                        293       1,390,750.49         70      0.0838             1               DFC (ITLA)
504                        289       1,384,503.94         63      0.0838             1               DRE
400030945                  297       1,364,770.42         68      0.0838             1               Amresco Capital
M0406                      357       1,356,840.28         80      0.0838             1               Central Park Capital
400030929                  297       1,355,189.35         71      0.0838             1               Amresco Capital
09-0001148                 168       1,348,732.72         91      0.0838             1               Archon Financial
614                        294       1,342,751.11         74      0.0838             1               DRE
09-0001171                 297       1,308,404.83         75      0.0838             1               Archon Financial
920                        234       1,307,700.21         74      0.0838             1               DREFC
586                        296       1,305,140.22         69      0.0838             1               DRE
09-0001187                 358       1,298,057.49         62      0.0838             3               Archon Financial
622                        354       1,264,835.66         63      0.0838             1               DFC (Sutter)
09-0001162                 237       1,253,298.18         72      0.0838             1               Archon Financial
09-0001192                 298       1,247,450.35         67      0.0838             1               Archon Financial
623                        354       1,223,006.50         61      0.0838             1               DFC (Sutter)
400030975                  297       1,195,617.93         68      0.0838             1               Amresco Capital
09-0001151                 168       1,180,615.47         84      0.0838             1               Archon Financial
O0520                      297       1,171,082.19         78      0.0838             1               Central Park Capital
515                        171       1,167,817.13         39      0.0838             1               DFC (ITLA)
09-0001193                 178       1,143,554.95         64      0.0838             1               Archon Financial
595                        296       1,135,770.89         70      0.0838             1               DRE
09-0001144                 296       1,119,947.55         75      0.0838             1               Archon Financial
09-0001131                 357       1,112,492.46         79      0.0838             1               Archon Financial
09-0001126                 357       1,082,074.38         68      0.0838             1               Archon Financial
933                        297       1,069,074.98         75      0.0838             1               DRE
400030899                  357       1,047,732.77         78      0.0838             1               Amresco Capital
400030905                  357       1,047,732.77         78      0.0838             1               Amresco Capital
535                        294       1,043,907.88         67      0.0838             1               DFC (ITLA)
400030911                  357       1,022,786.74         76      0.0838             1               Amresco Capital
605                        296       1,021,007.50         74      0.0838             1               DRE
608                        293       1,012,745.68         74      0.0838             1               DFC (Secore)
400030906                  357       1,007,819.13         78      0.0838             1               Amresco Capital
543                        294       1,006,422.33         75      0.0838             1               DRE
400030889                  356         996,925.30         82      0.0838             1               Amresco Capital
618                        237         994,966.85         59      0.0838             1               DRE
602                        295         994,860.32         62      0.0838             1               DRE
511                        291         990,983.81         71      0.0838             1               DRE
532                        291         990,764.11         73      0.0838             1               DFC (ITLA)
536                        234         980,976.99         70      0.0838             1               DFC
558                        294         969,342.99         75      0.0838             1               DFC (ITLA)
551                        295         965,253.78         62      0.0838             1               DRE
400030898                  357         947,948.67         74      0.0838             1               Amresco Capital
578                        292         943,076.72         52      0.0838             1               DFC (ITLA)
592                        291         942,810.76         63      0.0838             1               DRE
600                        234         931,432.67         69      0.0838             1               DFC (Secore)
554                        292         918,766.69         74      0.0838             1               DRE
O0519                      297         896,999.14         64      0.0838             1               Central Park Capital
546                        294         895,039.58         69      0.0838             1               DFC (Parmann)
400030904                  357         873,110.63         75      0.0838             1               Amresco Capital
400030909                  357         858,143.03         78      0.0838             1               Amresco Capital
601                        293         856,304.94         74      0.0838             1               DFC
609                        295         855,997.82         67      0.0838             1               DRE
501                        289         850,695.11         74      0.0838             1               DFC (Wingate)
400030897                  357         848,164.62         77      0.0838             1               Amresco Capital
400030903                  357         848,164.62         78      0.0838             1               Amresco Capital
934                        297         847,680.72         69      0.0838             1               DRE
549                        293         845,057.72         68      0.0838             1               DRE
528                        292         833,878.30         73      0.0838             1               DFC (Aries)
400030957                  177         832,227.20         72      0.0838             1               Amresco Capital
553                        293         820,542.82         55      0.0838             1               DRE
598                        296         796,958.63         66      0.0838             1               DRE
604                        295         796,085.60         72      0.0838             1               DRE
508                        171         778,544.76         31      0.0838             1               DFC (ITLA)
635                        238         767,633.14         72      0.0838             1               DRE
400030908                  357         758,358.96         76      0.0838             1               Amresco Capital
400030900                  357         748,380.55         76      0.0838             1               Amresco Capital
400030974                  357         748,372.23         60      0.0838             1               Amresco Capital
M0436                      297         747,871.44         79      0.0838             1               Central Park Capital
09-0001146                 296         747,053.20         75      0.0838             1               Archon Financial
550                        293         745,406.92         75      0.0838             1               DRE
400030888                  236         744,183.46         78      0.0838             1               Amresco Capital
616                        298         736,501.85         65      0.0838             1               DFC (Sutter)
945                        297         727,738.06         66      0.0838             1               DRE
567                        295         726,428.12         69      0.0838             1               DRE
518                        171         710,422.11         36      0.0838             1               DFC (ITLA)
537                        294         707,655.82         74      0.0838             1               DRE
576                        291         693,840.21         73      0.0838             1               DRE
904                        289         681,425.19         79      0.0838             1               DFC (Aries)
634                        298         677,749.19         70      0.0838             1               DFC (Parmann)
542                        294         671,279.70         73      0.0838             1               DFC (Sutter)
509                        291         669,623.09         70      0.0838             1               DRE
559                        294         650,488.34         65      0.0838             1               DRE
568                        296         647,406.50         65      0.0838             1               DRE
538                        292         647,369.58         72      0.0838             1               DRE
534                        291         646,538.60         74      0.0838             1               DRE
939                        297         646,185.39         72      0.0838             1               DRE
541                        292         645,383.71         72      0.0838             1               DRE
641                        298         638,849.92         71      0.0838             1               DRE
400030910                  357         638,618.07         79      0.0838             1               Amresco Capital
588                        296         626,779.57         74      0.0838             1               DRE
400030901                  357         623,650.46         76      0.0838             1               Amresco Capital
400030907                  357         623,650.46         77      0.0838             1               Amresco Capital
565                        295         621,865.38         62      0.0838             1               DRE
577                        295         617,114.72         69      0.0838             1               DRE
I0162                      298         608,731.89         73      0.0838             1               Central Park Capital
561                        295         607,161.24         69      0.0838             1               DRE
530                        291         606,614.60         61      0.0838             1               DFC (Progress)
525                        230         602,977.56         67      0.0838             1               DFC (Wingate)
09-0001109                 298         598,989.19         18      0.0838             1               Archon Financial
615                        294         596,606.60         75      0.0838             1               DFC (Sutter)
529                        291         596,025.33         69      0.0838             1               DRE
637                        298         590,909.45         75      0.0838             1               DRE
514                        171         583,908.62         42      0.0838             1               DFC (ITLA)
612                        292         580,168.15         36      0.0838             1               DFC (Wingate)
400030902                  357         578,747.61         78      0.0838             1               Amresco Capital
579                        292         570,701.14         69      0.0838             1               DRE
596                        295         565,423.14         74      0.0838             1               DRE
632                        298         558,863.19         66      0.0838             1               DRE
540                        292         556,226.33         73      0.0838             1               DRE
522                        291         549,874.09         73      0.0838             1               DFC (ITLA)
503                        290         545,049.71         68      0.0838             1               DFC (Wingate)
572                        290         535,014.54         74      0.0838             1               DFC (ITLA)
936                        237         518,899.07         71      0.0838             1               DRE
570                        355         518,582.94         74      0.0838             1               DRE
587                        294         517,422.74         66      0.0838             1               DRE


Footnotes:

(1)  Revised  Rate shall be the lesser of (a) initial  interest  rate plus 2% or
     (b) the maximum rate permitted by law. For the purposes of this schedule, we have chosen to reflect the initial interest rate plus 2%.

(2)  Revised Rate shall be the greater of (a) initial  interest  rate plus 2% or
     (b) the then current Treasury Rate plus 2%. For the purposes of this schedule, we have chosen to reflect the initial interest rate plus 2%.

                                   EXHIBIT C-1

        AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

     _______________________, being first duly sworn, deposes and says:

     1. That he/she is the ____________ of __________________ (the "Purchaser"),
a ____________ duly organized and existing under the laws of the State of __________, on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is ____________.

     3. That the Purchaser of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [R] [LR] (the "Class [R] [LR] Certificate") is a Permitted Transferee (as defined in
Article I of the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, or is acquiring the Class [R] [LR] Certificate for the account of, or as agent (including as a broker, nominee, or other middleman) for, a Permitted Transferee and has received from such person or entity an affidavit substantially in the form of this affidavit.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

     6. That the Purchaser will not transfer the Class [R] [LR] Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit or as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 4 or paragraph 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser is not a Disqualified Non-U.S. Person and is not purchasing the Class [R] [LR] Certificate for the account of, or as an agent (including as a broker, nominee or other middleman) for, a Disqualified Non-U.S. Person.

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a "disqualified organization," an agent thereof, or a person that does not satisfy the requirements of paragraph 4 and paragraph 7 hereof.

     9. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Purchaser agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to Section 4.04 of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Trustee as the Purchaser's agent in performing the function of "tax matters person."

     10. The Purchaser  agrees to be bound by and to abide by the  provisions of
Section 5.02 of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of the Class [R] [LR] Certificate.

     Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf by its _______________ this ___th day of __________], 1999.

                                        [Purchaser]


                                        By:  ___________________________________
                                             Name:
                                             Title:


                                        Dated:

     The above-named ___________________ personally appeared before me and is known or proved to me to be the same person who executed the foregoing instrument and to be the ____________ of the Purchaser, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Purchaser.

     Subscribed and sworn before me this __th day of ____________, 1999.

                                        NOTARY PUBLIC
                                        COUNTY OF
                                        STATE OF

                                        My commission expires the __th day of
                                        _______________, _____.

                                   EXHIBIT C-2

                            FORM OF TRANSFEROR LETTER

                                                                          [Date]

[CERTIFICATE REGISTRAR]

     Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through
         Certificates, Series 1999-C1

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,

                                   EXHIBIT D-1

                    FORM OF INVESTMENT REPRESENTATION LETTER

LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:      Asset-Backed Securities
                Trust Services Group-GS99-C1

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention:      Rolf Edwards
                Jay Strauss

          Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     In connection with the purchase by the undersigned (the "Purchaser") of $__________ [Certificate Principal Amount] [Notional Amount] of Class [_____] Certificates the ("Certificate"), the Purchaser hereby represents and agrees as follows (capitalized terms used but not defined herein shall have the meanings given them in the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent):

     1. [For Institutional Accredited Investors only (Class F, Class G, Class H or Class J only)] The Purchaser is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificate, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of such investment. The Purchaser is acquiring the Certificate purchased by it for its own account or for one or more accounts (each of which qualifies as an "accredited investor") as to each of which the Purchaser exercises sole investment discretion. The Purchaser hereby undertakes to reimburse the trust created pursuant to the Pooling and Servicing Agreement (the "Trust") for any costs incurred by it in connection with this transfer.

     [For Qualified Institutional Buyers only] The Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A ("Rule 144A") promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser is aware that the transfer is being made in reliance on Rule 144A, and the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph (d)(4)(i) of Rule 144A.

     2. The Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions meeting the requirements of Rule 144A,
(ii) pursuant to an exemption from the registration requirements of the Securities Act provided by Rule 144 under the Securities Act (if available),
(iii) in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, or (iv) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act, if the Purchaser is a "qualified institutional buyer," or purchased from a "qualified institutional buyer," subject in the case of this clause (iv) to (a) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (b) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the Securities Act, and (c) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Individual Certificate) has not been registered under the Securities Act, by reason of a specified exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

     3. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the Securities Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold unless it is registered or qualified thereunder or unless an exemption from such registration or qualification is available.

     4. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of an Individual Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

     5. The Purchaser will not sell or otherwise transfer any portion of the Certificate, except in compliance with Section 5.02 of the Pooling and Servicing Agreement.

     6. Check one of the following:

          [ ] The Purchaser is a "U.S. Person" and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          [ ] The Purchaser is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Certificate Registrar (or its agent) with respect to distributions to be made on the Certificate(s). The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate(s) and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner of the Certificate(s) and state that interest and original issue discount on the Certificate(s) is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.

     For this purpose, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Please make all payments due on the Transferred Interests:*

     ______ (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

     Account number __________ Institution ___________

     ______ (b) by mailing a check or draft to the following address:

     _________________________
     _________________________
     _________________________
     _________________________
     _________________________


                                        Very truly yours,

                                        [The Purchaser]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
* Only to be filled out by Purchasers of Individual Certificates. Please select (a) or (b).

                                   EXHIBIT D-2

                       FORM OF ERISA REPRESENTATION LETTER

LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

GS Mortgage Securities Corporation II
85 Broad Street
New York, New York  10004

Attention:        Rolf Edwards
                  Jay Strauss

          Re: GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     __________________________  (the  "Purchaser")  intends  to  purchase  from
____________________   (the  "Seller")   $_____________   initial   [Certificate
Principal Amount] [Notional Amount] or _____% Percentage Interest of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [_], CUSIP No. [____] (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

     The Purchaser hereby certifies, represents and warrants to, and covenants with, the Seller, the Certificate Registrar and the Trustee that:

     1. The Purchaser is neither (a) an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any Federal, State or local law (a "Similar Law"), which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), nor (b) a collective investment fund in which such Plans are invested, an insurance company using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or Similar Law to include assets of Plans) or other Person acting on behalf of any such Plan or using the assets of any such Plan, other than (with respect to any transfer of a Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J or Class Q Certificate) an insurance company using assets of its general account under circumstances whereby such purchase and the subsequent holding of such Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under Prohibited Transaction Class Exemption 95-60.

     2. The Purchaser understands that if the Purchaser is a Person referred to in 1(a) or 1(b) above, except in the case of the Class R or Class LR Certificates, which may not be transferred unless the transferee represents it is not such a Person, such Purchaser is required to provide to the Seller, the Trustee and the Certificate Registrar an Opinion of Counsel in form and substance satisfactory to the Seller, the Trustee and the Certificate Registrar that the purchase or holding of the Certificates will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to Title I of ERISA, Section 4975 of the Code or Similar Law, will not constitute or result in a prohibited transaction within the meaning of ERISA or Section 4975 of the Code or a materially similar characterization under Similar Law, and will not subject the Master Servicer, the Special Servicer, the Seller, the Trustee or the Certificate Registrar to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or Similar Law) in addition to those set forth in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be at the expense of the Trustee, the Trust Fund, the Master Servicer, the Special Servicer, the Certificate Registrar or the Seller.

     IN WITNESS WHEREOF, the Purchaser hereby executes the ERISA Representation Letter on ______________ __, ____.

                                        [Purchaser]


                                        By: ____________________________________
                                            Name:
                                            Title:


                                        Dated:

                                    EXHIBIT E

                           FORM OF REQUEST FOR RELEASE
                             (FOR TRUSTEE/CUSTODIAN)

Loan Information:
Name of Mortgagor: __________________
Master Servicer Loan No.: __________________
Custodian/Trustee
Name: __________________
Address: __________________
__________________
Custodian/Trustee Mortgage File No.: __________________
[Seller]
Name: __________________
Address: __________________

__________________

Certificates:     GS Mortgage  Securities  Corporation II,  Commercial  Mortgage
                  Pass-Through Certificates, Series 1999-C1, Class [____]

     The undersigned Master Servicer hereby acknowledges that it has received from LaSalle National Bank, as Trustee for the Holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among the Trustee, ABN AMRO Bank N.V., as Fiscal Agent, GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer and Lennar Partners, Inc., as Special Servicer.

     ( ) Promissory Note dated _________, _____, in the original principal sum of $_____, made by _______, payable to, or endorsed to the order of, the Trustee.

     ( ) Mortgage recorded on ____________ as instrument no. ________ in the County Recorder's Office of the County of _________, State of ___________ in book/reel/docket ___________ of official records at page/image ________.

     ( ) Deed of Trust recorded on __________ as instrument no. ________ in the County Recorder's Office of the County of ___________, State of _______ in book/reel/docket ____________ of official records at page/image.

     ( )  Assignment  of Mortgage or Deed of Trust to the  Trustee,  recorded on
_____________ as instrument no. _______ in the County Recorder's Office of the County of _________, State of _______ in book/reel/docket __________ of official records at page/image _____________.

     ( ) Other documents, including any amendments, assignments or other assumptions of the Note or Mortgage.

     ( ) ___________________________

     ( ) ___________________________

     ( ) ___________________________

     ( ) ___________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

     (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

     (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of set-off to or against the Documents or any proceeds thereof.

     (3) The Master Servicer shall return the Documents to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

     (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        GMAC COMMERCIAL MORTGAGE CORPORATION


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

                                    EXHIBIT F

                                SECURITIES LEGEND

     Subject to the Pooling and Servicing Agreement, the Rule 144A Global Certificates, the Residual Certificates and the Individual Certificates will bear a legend (with respect to such Certificates, the "Securities Legend") to the following effect, unless the Seller determines otherwise in accordance with applicable law:

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A)(1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO AN INSTITUTIONAL INVESTOR THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, WITHIN THE MEANING OF RULE 144A (A "QIB"), WHOM THE HOLDER HAS INFORMED THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) [WITH RESPECT TO THE CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES,] PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 (IF AVAILABLE), (3) [WITH RESPECT TO THE CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES,] IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S, OR (4) [WITH RESPECT TO THE CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES,] BY AN INITIAL INVESTOR THAT IS A QIB, OR BY A SUBSEQUENT INVESTOR, TO AN INSTITUTIONAL ACCREDITED INVESTOR MEETING THE REQUIREMENTS OF REGULATION D AND (B) IN ACCORDANCE WITH ANY OTHER APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

     Notwithstanding anything to the contrary, the Residual Certificates will not bear clauses (A)(2), (A)(3) and (A)(4) of the Securities Legend.

                                    EXHIBIT G

                                   [RESERVED]

                                    EXHIBIT H

                                   [RESERVED]

                                    EXHIBIT I

                                GSMSC II, 1999-C1
                                 SUMMARY REPORT

--------------------------------------------------------------------------------
GMAC #                                                    PROPERTY:
SUB-SERVICER:
SUB-SERVICER NUMBER:                                      INTEREST RATE:
P&I:                                                      QUARTER ENDED:
CURRENT PRINCIPAL BALANCE:

OCCUPANCY:                                                VACANCY:
--------------------------------------------------------------------------------

INCOME                        QUARTER/YEAR ENDED        QUARTER/YEAR ENDED
--------------------------------------------------------------------------------
GROSS INCOME
VACANCIES
BAD DEBT / UNCOLL.
ADDITIONAL INCOME
TOTAL INCOME
--------------------------------------------------------------------------------

EXPENSES
--------------------------------------------------------------------------------
REAL ESTATE TAXES
PROPERTY INSURANCE
MANAGEMENT FEES
UTILITIES
ADMINISTRATIVE
MAINTENANCE/REPAIRS
REPLACEMENT RESERVES
RR RELEASES
MISC.
NET EXPENSES
DEPRECIATION
AMORT. / INTEREST
TOTAL EXPENSES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NET OPERATING INCOME
1st MTG. DEBT SERVICE
NET INCOME / LOSS
DEBT COVERAGE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
OTHER DEBT
NET INCOME / LOSS
NEW DEBT COVERAGE
EXPENSE RATIO
--------------------------------------------------------------------------------

    ----------------------------------------------------------------------------
    COMMENTS:



    ----------------------------------------------------------------------------
    This summary was printed on:

                                    EXHIBIT J

                     FORM OF MONTHLY DISTRIBUTION STATEMENT

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                                                                 Number of Pages
                                                                 ---------------
Table of Contents




Total Pages Included In This Package


Specially Serviced Loan Detail                                   Appendix A
Modified Loan Detail                                             Appendix B
Realized Loss Detail                                             Appendix C



--------------------------------------------------------------------------------
       Information is available for this issue from the following sources
--------------------------------------------------------------------------------
LaSalle Web Site                                                 www.lnbabs.com

LaSalle Bulletin Board                                           (714) 282-3990
LaSalle ASAP Fax System                                          (312) 904-2200

ASAP #:
Monthly Data File Name:

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

           Original       Opening     Principal   Principal      Negative      Closing      Interest     Interest     Pass-Through
Class    Face Value(1)    Balance      Payment   Adj. or Loss  Amortization    Balance      Payment     Adjustment       Rate (2)
CUSIP     Per $1,000    Per $1,000   Per $1,000   Per $1,000    Per $1,000    Per $1,000   Per $1,000   Per $1,000    Next Rate (3)
-----------------------------------------------------------------------------------------------------------------------------------

            0.00           0.00         0.00         0.00          0.00          0.00         0.00         0.00

                                                                       Total P&I Payment      0.00


Notes:
(1)  N denotes notional balance not included in total
(2)  Interest Paid minus Interest Adjustment minus Deferred Interest equals
     Accrual
(3)  Estimated

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                           Other Related Information


Beginning    Scheduled    Unscheduled     Realized       Ending        Scheduled         Prepayment Interest
 Balance     Principal     Principal       Losses        Balance        Interest        Shortfall      Excess
-------------------------------------------------------------------------------------------------------------


            Beginning       Ending         Gross       W/Avg Months     Prepayment     Disposition
            Loan Count    Loan Count   Servicing Fees   to Maturity      Penalties         Fees
            --------------------------------------------------------------------------------------


                                                          Current      Cumulative
                                                           Unpaid        Unpaid
                           Class                          Interest      Interest
                         --------------------------------------------------------


                         --------------------------------------------------------
                           Total
                         --------------------------------------------------------

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                           Other Related Information

--------------------------------------------------------------------------------
P&I Advances made by:      Beginning      Current                     Ending
                         Unreimbursed      Period    Reimbursed    Unreimbursed
--------------------------------------------------------------------------------

Servicer
Trustee
Fiscal Agent

--------------------------------------------------------------------------------
Total P&I Advances
--------------------------------------------------------------------------------



Summary of Expenses:

Current Period Servicing Fees
Current Period Trustee Fees
Current Period Special Servicing Fees
Principal Recovery Fees
Other Servicing Compensation - Interest on Advances

Total

Net Aggregate PPIS Allocable to the Bonds

Trust Fund Expenses
Current Realized Losses on Mortgage Loans
Cumulative Realized Losses on Mortgage Loans

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                           Other Related Information

--------------------------------------------------------------------------------
REO Property sold of disposed of during the related Collection Period

                                                       Portion         Final
                Realized                             Included in     Recovery
    Loan          Loss          Sale       Other      Available   Determination
   Number     Attributable    Proceeds    Proceeds      Funds          Date
--------------------------------------------------------------------------------
1
2
3
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
REO Property Included in the Trust

                               Most      Aggregate    Aggregare      Portion
                              Recent       Amount       Amount     Included in
    Loan                     Appraisal     of Net      of Other     Available
   Number                    Valuation     Income      Revenues       Funds
--------------------------------------------------------------------------------
1
2
3
--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                           Other Related Information

--------------------------------------------------------------------------------
Mortgaged Properties that became REO during the preceding calendar month

                                                                        Unpaid
                                               Debt                    Principal
                                              Service      Stated       Balance
    Loan                          Property   Coverage     Principal    as of REO
   Number     City      State       Type       Ratio       Balance       Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                          Appraisal Reduction Amounts

    Loan                                       Curent       Total
   Number                                      Period     Reduction
--------------------------------------------------------------------------------
1
2
3
--------------------------------------------------------------------------------
 Totals                                                       0.0
--------------------------------------------------------------------------------

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

Distribution     Delinq 1 Month     Delinq 2 Months    Delinq 3+ Months    Foreclosure/Bankruptcy
    Date        #        Balance   #         Balance   #        Balance       #        Balance
-------------------------------------------------------------------------------------------------
                    0         0        0          0        0         0         0            0
                 0.00%    0.000%    0.00%     0.000%    0.00%    0.000%     0.00%       0.000%


Distribution           REO           Modifications        Prepayments      Curr Weighted Avg.
    Date        #        Balance   #        Balance    #        Balance    Coupon       Remit
---------------------------------------------------------------------------------------------
                    0         0        0          0        0         0
                 0.00%    0.000%    0.00%     0.000%    0.00%    0.000%


Note: Foreclosure and REO Totals are Included in the Appropriate
      Delinquency Aging Category

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                             Delinquent Loan Detail

                   Paid                Outstanding  Out. Property                      Special
Disclosure Doc     Thru   Current P&I      P&I        Protection      Advance          Servicer     Foreclosure   Bankruptcy   REO
  Control #        Date     Advance     Advances**     Advances    Description (1)   Transfer Date      Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------------



A. P&I Advance - Loan in Grace Period
B. P&I Advance - Late Payment but (less than) one month delinq

1. P&I Advance - Loan delinquent 1 month
2. P&I Advance - Loan delinquent 2 months
3. P&I Advance - Loan delinquent 3 months or more
4. Matured Balloon/Assumed Scheduled Payment

** Outstanding P&I Advances include the current period P&I Advance

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                                   Pool Total

                       Distribution of Principal Balances
-------------------------------------------------------------------------------
 (2)  Current Scheduled          Number      (2) Scheduled       Based on
         Balances               of Loans         Balance         Balance
-------------------------------------------------------------------------------
         $0 to    $500,000
   $500,000 to  $1,000,000
 $1,000,000 to  $1,500,000
 $1,500,000 to  $2,000,000
 $2,000,000 to  $2,500,000
 $2,500,000 to  $3,000,000
 $3,000,000 to  $3,500,000
 $3,500,000 to  $4,000,000
 $4,000,000 to  $5,000,000
 $5,000,000 to  $6,000,000
 $6,000,000 to  $7,000,000
 $7,000,000 to  $8,000,000
 $8,000,000 to  $9,000,000
 $9,000,000 to $10,000,000
$10,000,000 to $11,000,000
$11,000,000 to $12,000,000
$12,000,000 to $13,000,000
$13,000,000 to $14,000,000
$14,000,000 to $15,000,000
$15,000,000 &  Above
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------


               Average Scheduled Balance is                           0
               Maximum Scheduled Balance is                           0
               Minimum Scheduled Balance is                           0


                         Distribution of Property Types
-------------------------------------------------------------------------------
                                 Number      (2) Scheduled       Based on
     Property Types             of Loans        Balance          Balance
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------


                    Distribution of Mortgage Interest Rates
-------------------------------------------------------------------------------
     Current Mortgage            Number      (2) Scheduled       Based on
       Interest Rate            of Loans        Balance           Balance
-------------------------------------------------------------------------------
 7.000% or  less
 7.000% to  7.125%
 7.125% to  7.375%
 7.375% to  7.625%
 7.625% to  7.875%
 7.875% to  8.125%
 8.125% to  8.375%
 8.375% to  8.625%
 8.625% to  8.875%
 8.875% to  9.125%
 9.125% to  9.375%
 9.375% to  9.625%
 9.625% to  9.875%
 9.875% to 10.125%
10.125% or  Above
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------

               W/Avg Mortgage Interest Rate is                     0.0000%
               Minimum Mortgage Interest Rate is                   0.0000%
               Maximum Mortgage Interest Rate is                   0.0000%


                            Geographic Distribution
-------------------------------------------------------------------------------
                                 Number      (2) Scheduled       Based on
     Geographic Location        of Loans        Balance          Balance
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                                   Pool Total

                                 Loan Seasoning
-------------------------------------------------------------------------------
                                 Number      (2) Scheduled       Based on
        Number of Years         of Loans        Balance          Balances
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                                Weighted Average Seasoning is        0.0


                         Distribution of Remaining Term
                                Fully Amortizing
-------------------------------------------------------------------------------
    Fully Amortizing             Number      (2) Scheduled       Based on
     Mortgage Loans             of Loans        Balance          Balance
-------------------------------------------------------------------------------
   60 months or less
   61 to 120 months
  121 to 180 months
  181 to 240 months
  241 to 360 months
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------
               Weighted Averge Months to Maturity is               0

                              Distribution of DSCR
-------------------------------------------------------------------------------
      Debt Services              Number      (2) Scheduled       Based on
    Coverage Ratio(1)           of Loans        Balance          Balance
-------------------------------------------------------------------------------
     0.500 or less
     0.500 to 0.625
     0.625 to 0.750
     0.750 to 0.875
     0.875 to 1.000
     1.000 to 1.125
     1.125 to 1.250
     1.250 to 1.375
     1.375 to 1.500
     1.500 to 1.625
     1.625 to 1.750
     1.750 to 1.875
     1.875 to 2.000
     2.000 to 2.125
     2.125 & above
        Unknown
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is                    0.000


                       Distribution of Amortization Type
-------------------------------------------------------------------------------
                                 Number      (2) Scheduled       Based on
   Amortization Type            of Loans        Balance          Balance
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------


                         Distribution of Remaining Term
                                 Balloon Loans
-------------------------------------------------------------------------------
          Balloon                Number      (2) Scheduled       Based on
      Mortgage Loans            of Loans        Balance          Balance
-------------------------------------------------------------------------------
    12 months or less
    13 to 24 months
    25 to 36 months
    37 to 48 months
    49 to 60 months
    61 to 120 months
   120 to 180 months
   181 to 240 months
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------
               Weighted Averge Months to Maturity is               0


                                   NOI Aging
-------------------------------------------------------------------------------
                                 Number      (2) Scheduled       Based on
         NOI Dates              of Loans        Balance          Balance
-------------------------------------------------------------------------------
      1 year or less
       1 to 2 years
     2 Years or More
          Unknown
-------------------------------------------------------------------------------
          Total                     0               0              0.00%
-------------------------------------------------------------------------------


(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
                          ABN AMRO Acct: 99-9999-99-9

                         Specially Serviced Loan Detail
--------------------------------------------------------------------------------
            Beginning                                 Specially
Disclosure  Scheduled  Interest  Maturity  Property    Serviced
Control #    Balance     Rate      Date      Type    Status Code (1)   Comments
--------------------------------------------------------------------------------








(1)  Legend:

     1)   Request for waiver of Prepayment Penalty
     2)   Payment default
     3)   Request for Loan Modification or Workout
     4)   Loan with Borrower Bankruptcy
     5)   Loan in Process of Foreclosure
     6)   Loan now REO Property
     7)   Loans Paid Off
     8)   Loans Returned to Master Servicer

                                                                      Appendix A

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
                          ABN AMRO Acct: 99-9999-99-9

                              Modified Loan Detail
--------------------------------------------------------------------------------
Disclosure     Modification                            Modification
Control #          Date                                Description
--------------------------------------------------------------------------------










                                                                      Appendix B

                     GS Mortgage Securities Corporation II
               GMAC Commercial Mortgage Corp., as Master Servicer
                   Lennar Partners, Inc., as Special Servicer
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1
                          ABN AMRO Acct: 99-9999-99-9

                              Realized Loss Detail

                                         Beginning             Gross Proceeds    Aggregate        Net       Net Proceeds
Dist.  Disclosure  Appraisal  Appraisal  Scheduled   Gross        as a % of     Liquidation   Liquidation    as a % of     Realized
Date   Control #      Date      Value     Balance   Proceeds   Sched Principal   Expenses*      Proceeds   Sched. Balance    Loss
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
Current Total                    0.00                 0.00                          0.00          0.00                        0.00
Cumulative                       0.00                 0.00                          0.00          0.00                        0.00
-----------------------------------------------------------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                      Appendix C

                                   EXHIBIT K-1

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                     FOR TRANSFERS DURING RESTRICTED PERIOD


LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re:      Transferor   of  GS  Mortgage   Securities   Corporation   II,
                  Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 1999-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Transferred Interest was not made to a person in the United States;

     (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

     (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a person acting for the account or benefit of a U.S. Person, and upon completion of the transaction, the Transferred Interest will be held with the Depository through [Euroclear] [CEDEL];**

     (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Trustee, the Master Servicer and the Fiscal Agent.

                                        [Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

**   Select appropriate depository.

                                   EXHIBIT K-2

                    FORM OF REGULATION S TRANSFER CERTIFICATE
                      FOR TRANSFERS AFTER RESTRICTED PERIOD


LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re:      Transferor   of  GS  Mortgage   Securities   Corporation   II,
                  Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 1999-C1, Class __ (the "Certificates") in connection with the transfer by the undersigned (the "Transferor") to _________________ (the "Transferee") of $__________________ [Certificate
Principal Amount] [Notional Amount] of Certificates, in fully registered form (each, an "Individual Certificate"), or a beneficial interest of such aggregate [Certificate Principal Amount] [Notional Amount] in the Regulation S Global Certificate (the "Global Certificate") maintained by The Depository Trust Company or its successor as Depositary under the Pooling and Servicing Agreement (such transferred interest, in either form, being the "Transferred Interest"). Capitalized terms used but not defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

     In connection with such transfer, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and (i) with respect to transfers made in accordance with Regulation S ("Regulation S") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Transferred Interest was not made to a person in the United States;

     (2) [at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Trustee, the Master Servicer and the Fiscal Agent.

                                        [Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT L

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (Pursuant to Section 5.02(c)(ii)(A) of the Pooling and Servicing Agreement)

LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer , LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[_______] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. _________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest for an interest in the Regulation S Global Certificate (CUSIP No. __________) to be held with [Euroclear] [CEDEL]* (Common Code No. ____________) through the Depositary.

----------
*    Select appropriate depository.


     In connection with such request and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly the Transferor does hereby certify that:

     (1) the offer of the Certificates was not made to a person in the United States,

     (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States],*

     (3) the transferee is not a U.S. Person within the meaning of Rule 902(o) of Regulation S nor a Person acting for the account or benefit of a U.S. Person,

     (4) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable,

     (5) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act, and

     (6) upon completion of the transaction, the beneficial interest being transferred as described above will be held with the Depository through [Euroclear] [CEDEL].**

     This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Trustee, the Master Servicer and the Fiscal Agent.

                                        [Insert Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

**   Select appropriate depository.

                                    EXHIBIT M

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM RULE 144A GLOBAL CERTIFICATE TO REGULATION S
                 GLOBAL CERTIFICATE AFTER THE RESTRICTED PERIOD

   (PURSUANT TO SECTION 5.02(C)(II)(B) OF THE POOLING AND SERVICING AGREEMENT)

LaSalle National Bank,
  as Trustee  and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Rule 144A Global Certificate (CUSIP No. ________) with the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation S Global Certificate (Common Code No. ________).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and, (i) with respect to transfers made in reliance on Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that:

     (1) the offer of the Certificates was not made to a person in the United States;

     (2) [at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States] [the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States];*

     (3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

     (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act,

or (ii) with respect to transfers made in reliance on Rule 144 under the Securities Act, the Transferor does hereby certify that the Certificates that are being transferred are not "restricted securities" as defined in Rule 144 under the Securities Act.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Master Servicer, the Trustee and the Fiscal Agent.

                                        [Insert Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
* Insert one of these two provisions, which come from the definition of "off-shore transaction" in Regulation S.

                                    EXHIBIT N

              FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER
                FROM REGULATION S GLOBAL CERTIFICATE TO RULE 144A
                 GLOBAL CERTIFICATE DURING THE RESTRICTED PERIOD

   (PURSUANT TO SECTION 5.02(C)(II)(C) OF THE POOLING AND SERVICING AGREEMENT)

LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re: Transfer of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

     Reference is hereby made to the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer (collectively, the "Servicer"), LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     This letter relates to US $[________] aggregate [Certificate Principal Amount] [Notional Amount] of Certificates (the "Certificates") which are held in the form of the Regulation S Global Certificate (CUSIP No. _______) with [Euroclear] [CEDEL]* (Common Code No. __________) through the Depository in the name of [insert name of transferor] (the "Transferor"). The Transferor has requested a transfer of such beneficial interest in the Certificates for an interest in the Regulation 144A Global Certificate (CUSIP No. ____________).

     In connection with such request, and in respect of such Certificates, the Transferor does hereby certify that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Pooling and Servicing Agreement and (ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Certificates for its own account with respect to which the transferee exercises sole investment discretion and the transferee and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, in each case in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any jurisdiction.

     This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Trustee, the Master Servicer, Fiscal Agent and underwriter and placement agent of the offering of the Certificates.

                                        [Insert Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

----------
*    Select appropriate depository.

                                    EXHIBIT O

                  FORM OF TRANSFER CERTIFICATE FOR REGULATION S
                   GLOBAL CERTIFICATE DURING RESTRICTED PERIOD

   (PURSUANT TO SECTION 5.02(C)(II)(D) OF THE POOLING AND SERVICING AGREEMENT)

LaSalle National Bank,
  as Trustee and Certificate Registrar
135 South LaSalle Street, Suite 1625
Chicago, Illinois  60674-4107

Attention:        Asset Backed Securities
                  Trust Services Group-GS99-C1

         Re:      Transferor   of  GS  Mortgage   Securities   Corporation   II,
                  Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class [____]

Ladies and Gentlemen:

     This certificate is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement, dated as of January 10, 1999 (the "Pooling and Servicing Agreement"), by and among GS Mortgage Securities Corporation II, as Seller, Goldman Sachs Mortgage Company, as a Responsible Party, AMRESCO Capital Limited, Inc., as a Responsible Party, Daiwa Finance Corp., as a Responsible Party, Daiwa Real Estate Finance Corp., as a Responsible Party, GMAC Commercial Mortgage Corporation, as Master Servicer, Lennar Partners, Inc., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, on behalf of the holders of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, 1999-C1 in connection with the transfer by _______________ of a beneficial interest of $___________ [Certificate Principal Amount] [Notional Amount] in a Private Global Certificate during the Restricted Period to the undersigned (the "Transferee"). The Transferee desires to beneficially own such transferred interest in the form of the Regulation S Global Certificate. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

     In connection with such transfer, the Transferee does hereby certify that it is not a "U.S. Person" (within the meaning of Rule 902 Regulation S under the Securities Act of 1933, as amended). This certificate and the statements contained herein are made for your benefit and the benefit of the Seller, the Trustee and the Master Servicer.

                                        [Insert Name of Transferor]


                                        By:  ___________________________________
                                             Name:
                                             Title:

                                        Dated:

                                    EXHIBIT P

                           FORM OF OMNIBUS ASSIGNMENT


[_________________________],  a  [____________________],  having an  address  at
[___________________________]   (the   "Assignor")   for   good   and   valuable
consideration, the receipt and sufficiency of which are acknowledged, hereby sells, transfers, assigns, delivers, sets over and conveys, without recourse, representation or warranty, express or implied, unto LaSalle National Bank, a national banking association, as trustee for the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates Series 1999-C1 (the "Assignee"), having an address at 135 South LaSalle Street, Chicago, Illinois 60674-4107, its successors and assigns, all right, title and interest of the Assignor in and to those security instruments described on Schedule A attached hereto (the "Security Instruments"), the related notes described on Schedule A attached hereto (the "Notes"), those certain assignment of leases and rents given in connection therewith, and all of the Assignor's right, title and interest in any claims, collateral, insurance policies, certificates of deposit, letters of credit, escrow accounts, performance bonds, demands, causes of action and any other collateral arising out of and/or executed and/or delivered in or to or with respect to the Security Instrument and the Note, together with any other documents or instruments executed and/or delivered in connection with or otherwise related to the Security Instrument and the Note.

IN WITNESS WHEREOF, the Assignor has executed this instrument under seal to be effective as of the _____ day of January, 1999.

                                 GOLDMAN SACHS MORTGAGE COMPANY,
                                 a New York limited partnership

                                 By: Goldman Sachs Real Estate Funding Corp.,
                                     a Delaware corporation, its general partner


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 Dated:


                                 By: ___________________________________________
                                     Name:
                                     Title:

                                 Dated:

                                  EXHIBIT Q-1

                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT


                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1998-CF1

                       Comparative Financial Status Report
                                  as of _____


                                                                         Original Underwriting Information
                                                                         ---------------------------------
                                                                     Basis Year

                               Last
                              Property  Scheduled  Paid     Annual   Financial
Prospectus                   Inspection   Loan     Thru      Debt     Info as      %     Total        $      (1)
   ID       City     State     Date      Balance   Date     Service  of Date     Occ    Revenue     NOI      DSCR

                               yy/mm                                  yy/mm

List all loans currently in deal with or without information largest to smallest loan


Total                                    $                  $                   WA       $          $        WA




      2nd Preceding Annual Operating Information          Preceding Annual Operating Information
      ------------------------------------------          --------------------------------------
   As of ________                Normalized            As of ________                Normalized

  Financial                                           Financial
  Info        %      Total       $       (1)          Info        %      Total       $       (1)
   as of     Occ    Revenue     NOI      DSCR          as of     Occ    Revenue     NOI      DSCR
   Date                                                Date

   yy/mm                                               yy/mm


             WA     $           $         WA                     WA     $           $        WA




                Trailing Financial Information             Net Change
                ------------------------------             ----------
                       Month Reported                    Preceding & Basis
 FS         FS                                                       %
Start       End        Total         $          %        %         Total     (1)
Date       Date        Revenue      NOI        DSCR     Occ         Rev     DSCR

yy/mm      yy/mm


           WA          $            $          WA       WA          $       WA

Financial Information:
Current Full Year:
Current Full Yr. received with DSC less than 1:
Prior Full Year:
Prior Full Yr. received with DSC less than 1:


               Received                                  Required
Loans                           Balance            Loans          Balance
#              %                $          %       #       %      $        %

(1) DSCR should match to Operating Statement and is normally calculated using NOI/Debt Service.
(2) Net change should compare the latest year to the underwriting year

                                  EXHIBIT Q-2

                     FORM OF DELINQUENT LOAN STATUS REPORT



                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                          Delinquent Loan Status Report
                                  as of _____



                Short Name                                                             Scheduled       Total P&I         Total
  Prospectus      (When        Property                         Sq Ft or    Paid Thru     Loan        Advances to     Expenses to
      ID        Appropriate)     Type       City       State      Units       Date       Balance          Date           Date

90 + DAYS DELINQUENT


60 + DAYS DELINQUENT


30 + DAYS DELINQUENT


Current & at Special Servicer


 Other                                                                                                       Appraisal
Advances            Current   Current           LTM                                Value using                BPO or    Loss using
(Taxes &   Total    Monthly   Interest   Mat.   NOI             LTM   ***Cap Rate   NOI & Cap    Valuation   Internal   90% Appr. or
 Escrow)  Exposure    P&I       Rate     Date   Date   LTM NOI  DSCR    Assigned      Rate         Date       Value**       BPO(f)



FCL -  Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout Strategy should match the CSSA Loan file using abreviated words in place of a code number such as (FCL - In foreclosure, MOD - Modification, DPO - discount Payoff, NS - Note Sale, BK - Bankruptcy, PP - Payments Plan, TBD - to Be Determined etc...)
 It is possible to combine the status codes if the loan is going in more than one direction (i.e. FCL/Mod, BK/Mod, BK/FCL/DPO)
**App - Appraisal, BPO -Broker opinion, Int - Internal Value
***How to determine the cap rate is agreed upon by Underwriter and special servicer - to be provided by a third party

                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                          Delinquent Loan Status Report
                                  as of _____


                                                                                          Total
                Short Name                                                               Appraisal
  Prospectus      (When        Property                         Sq Ft or    Estimated    Reduction      Transfer     Resolution
      ID        Appropriate)     Type       City       State      Units    Recovery %    Realized        Date           Date

90 + DAYS DELINQUENT


60 + DAYS DELINQUENT


30 + DAYS DELINQUENT


Current & at Special Servicer

             Expected
FCL Start    FCL Sale   Workout
  Date         Date     Strategy   Comments

FCL - Foreclosure
LTM - Latest 12 Months either Last Annual or Trailing 12 months
*Workout strategy should match the CSSa Loan file using abrieviated
 It is possible to combine the status codes if the loan is going in more **App - Appraisal, BPO - Broker opinion, Int - Internal Value
***How to determine the cap rate is agreed upon by Underwriter and

                                  EXHIBIT Q-3

                  FORM OF HISTORICAL LOAN MODIFICATION REPORT




                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

                       Historical Loan Modification Report

                                  as of _____



                                                           Balance
                                                             when     Balance at the
                                 Modification               sent to   Effective Date              # Mths
 Prospectus                          or        Effective    Special         of                   for Rate   New
     ID       City       State    Ext Flag       Date      Servicer   Rehabilitation   Old Rate   Change    Rate  Old P&I   New P&I


THIS REPORT IS HISTORICAL
Information is as of modification. Each line it should not change in the future.
Only new modifications should be added.



Total For All Loans:

Total For Loans In Current Month:

                                                 # of Loans              $ Balance
Modifications:
Maturity Date Extentions:
Total:

                                             (2) Ext. Future
                      Total #                 Interest Loss
                     Mths for   (1) Realized    to Trust $
  Old       New     Change of      Loss to        (Rate
Maturity  Maturity     Mod         Trust $      Reduction)       COMMENT


*The  information in these columns is from a particular point in time and should not change on this report once assigned.
(1)  Actual principal loss taken by bonds.
(2) Expected future loss due to a rate reduction. This is just an estimate calculated at the time of the modification.

                                  EXHIBIT Q-4

                    FORM OF HISTORICAL LOSS ESTIMATE REPORT


                         GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates
                                 Series 1999-C1

         Historical Loss Estimate Report (Reo-Sold or Discounted Payoff)
                                 as of ________


                                                               Latest
                                                              Appraisal                      Net Amount
             Short Name                               % Rec       or      Effective          Received
Prospectus     (When      Property                      from    Brokers   Date of    Sales      from       Scheduled   Total P&I
    ID       Appropriate)   Type      City    State     Sale    Opinion      Sale    Price      Sale       Balance      Advanced

THIS REPORT IS HISTORICAL
All information is from the liquidiation date and does not need to be updated.



Total all Losses:


Current Month Only:

                                                                               Minor
                                                          Date Loss   Minor      Adj                       Loss % of
  Total     Servicing Fees                 Actual Losses    Passed    Adj to   Passed   Total Loss with    Scheduled
Expenses       Expense      Net Proceeds    Passed thru      thru     Trust     thru       Adjustment       Balance

                                  EXHIBIT Q-5

                           FORM OF REO STATUS REPORT

                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                               REO Status Report
                                  as of _____



                                                                                                                   Other
               Short Name                                           Paid   Scheduled    Total P&I       Total     Advances
  Prospectus     (When       Property                    Sq Ft or   thru      Loan     Advances to   Expenses to  (Taxes &    Total
      ID       Appropriate)    Type      City   State      Units    Date    Balance        Date          Date      Escrow)  Exposure



                                                                 Value     Appraisal                              Total
                         LTM                                    using NOI   BPO or     Loss using               Appraisal
  Current     Maturity   NOI    LTM NOI  Cap Rate   Valuation    & Cap     Internal     92% Appr.   Estimated   Reduction   Transfer
Monthly P&I     Date     Date     /DSC     Assign      Date      Rate       Value**    or BPO (f)   Recovery %   Realized     Date



   REO          Pending
Acquisition    Reduction
   Date           Date        Comments





(1) Use the following codes, App - appraisal, BPO - Brokers Opinion, Int - Internal Value

                                  EXHIBIT Q-6

                               FORM OF WATCH LIST



                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                               Servicer Watch List

                                  as of _____



                 Short name                                Scheduled
  Prospectus       (When        Property                     Loan       Paid thru    Maturity             Comment/Reason
      ID        Appropriate)     Type      City    State    Balance       Date         Date    LTM DSCR   on Watch List

List all loans on watch list and reason sorted in decending balance order.









Total:                                                        $
*LTM - Last 12 months either trailing or last annual.

                                  EXHIBIT Q-7

                      FORM OF OPERATING STATEMENT ANALYSIS




                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                       OPERATING STATEMENT ANALYSIS REPORT


                                  as of _____

PROPERTY OVERVIEW:
    Control Number
    Current Balance/Paid to Date
    Property Name
    Property Type
    Property Address, City, State
    Net Rentable Square Feet
    Year Built/Renovated
    Year of Operations           Underwriting        1995           1996           1997         Trailing
    Occupancy Rate*
    Average Rental Rate
                                 *Occupany rates are year end or the ending date of the financial statement for the period.

INCOME:
    No. of Months                                                                            97 Trailing **
    Period Ended                 Underwriting        1995           1996           1997       as of /  /97    1997-Base    1997-1996
    Statement Classification         Basis        Normalized     Normalized     Normalized                     Variance    Variance
    Rental Income (Category 1)
    Rental Income (Category 2)
    Rental Income (Category 3)
    Pass Through/Escalations
    Other Income

    Effective Gross Income

                                  Normalized - Full year financial statements that have been reviewed by the underwriter or Servicer
                                  **Servicer will not be expected to "Normalize" these YTD numbers.
OPERATING EXPENSES:
    Real Estate Taxes
    Property insurance
    Utilities
    General and Administration
    Repairs and Maintenance
    Management Fees
    Payroll and Benefits Expense
    Advertising and Marketing
    Professional Fees
    Other Expenses
    Ground Rent

Total Operating Expenses

Operating Expense Ratio

Net Operating Income

    Leasing Commissions
    Tenant Improvements
    Replacement Reserves
Total Capital Items

N.O.I. after Capital Items

Debt Service (per servicer)
Cash Flow after Debt Service

(1) DSCR: (NOI/Debt Service)

DSCR (after reserves\cap exp)

Source of Financial Data :
                                  (ie. operating statements, financial statements, tax return, other)

The yars shown above will roll always showing a three year history, 1996 is the current year financial, 1995 is the prior year financials.

This report may vary depending on the property type and because of the way information may vary in each borrowers statements.

Rental Income needs to be broken down, differently whenever possible for each property type as follows: Retail: 1) Base rent 2) Percentage rents on cashflow

Hotel: 1) Room Revenue 2) Food/Beverage  Nursing Home: 1) Private 2) Medicaid 3)
Medicare


Income Comments :

Expense Comments :

Capital Items Comments :

(1) Used in the Comparative Financial Status Report

                                  EXHIBIT Q-8

                        FORM OF NOI ADJUSTMENT WORKSHEET

                      GS Mortgage Securities Corporation II
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1999-C1

                   FORM OF NOI ADJUSTMENT WORKSHEET for "year"

                                  as of _____


 PROPERTY OVERVIEW
      Control Number
      Current Balance/Paid to Date
      Property Name
      Property Type
      Property Address, City, State
      Net Rentable Square Feet
      Year Built/Year Renovated
      Year of Operations                       Borrower                  Adjustment                    Normalized

      Occupancy Rate *
      Average Rental Rate
                                         *Occupancy rates are year end or the
                                          ending date of the financial statement
                                          for the period.
  INCOME:
      Number of Mos.Annualized               "Year"
       Period Ended                          Borrower                    Adjustment                    Normalized
      Statement Classification               Actual
      Rental Income (Category 1)
      Rental Income (Category 2)
      Rental Income (Category 3)
      Pass Throughs/Escalations
      Other Income

    Effective Gross Income                   $0.00                            $0.00                         $0.00
                                         Normalized   -  Full   year   financial
                                         statements that have been reviewed by
                                         the Servicer.

  OPERATING EXPENSES:
      Real Estate Taxes
      Property Insurance
      Utilities
      General & Administration
      Repairs and Maintenance
      Management Fees
      Payroll & Benefits Expense
      Advertising & Marketing
      Professional Fees
      Other Expenses
      Ground Rent
   Total Operating Expenses                  $0.00                            $0.00                         $0.00

   Operating Expense Ratio

   Net Operating Income                      $0.00                            $0.00                         $0.00
      Leasing Commissions
      Tenant Improvements
      Replacement Reserve
   Total Capital Items                       $0.00                            $0.00                         $0.00

   N.O.I. After Capital Items                $0.00                            $0.00                         $0.00

Debt Service (per Servicer)                  $0.00                            $0.00                         $0.00
Cash Flow after debt service                 $0.00                            $0.00                         $0.00

(1)DSCR: (NOI/Debt Service)

DSCR: (after reserves\Cap exp.)

   Source of Financial Data:
                                         (ie. operating statements, financial
                                         statements, tax return, other)
Notes and  Assumptions:
--------------------------------------------------------------------------------
This report should be completed by the Servicer for any "Normalization" of the Borrower's numbers. The "Normalized" column is used in the Operating Statement Analysis Report. This report may vary depending on the property type and because of the way information may vary in each borrower's statement.

Income: Comments

Expense: Comments

Capital Items: Comments

(1) Used in the Comparative Financial Status Report

                                  EXHIBIT Q-9

                       CSSA STANDARD REPORTING PARCKAGE 1


                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)


     SPECIFICATION                                 DESCRIPTION/COMMENTS

Acceptable Media Types                  Magnetic Tape, Diskette, Electronic Transfer
Character Set                           ASCII
Field Delineation                       Comma
Density (Bytes-Per-Inch)                1600 or 6250
Magnetic Tape Label                     None (unlabeled)
Magnetic Tape Blocking Factor           10285 (17 records per block)
Physical Media Label                    Servicer Name; Data Type (Collection Period Data); Density
                                          (Bytes-Per-Inch); Blocking Factor; Record Length
Return Address Label                    Required for return of physical media (magnetic tape or diskette)


                                    FIELD                 FORMAT
         FIELD NAME                 NUMBER   TYPE         EXAMPLE                            DESCRIPTION/COMMENTS
Transaction Id                         1       AN          XXX97001       Unique Issue Identification Mnemonic
Group Id                               2       AN          XXX9701A       Unique Indentification Number Assigned To Each Loan
                                                                            Group Within An Issue
Loan Id                                3       AN       00000000012345    Unique Indentification Number Assigned To Each
                                                                            Collateral Item In A Pool
Offering Document Loan Id              4       AN            123          Unique Indentification Number Assigned To Each
                                                                            Collateral Item In The Prospectus
Original Note Amount                   5    Numeric       1000000.00      The Mortgage Loan Balance At Inception Of The Note
Original Term Of Loan                  6    Numeric          240          Original Number Of Months Until Maturity Of Loan
Original Amortization Term             7    Numeric          360          Original Number Of Months Loan Amortized Over
Original Note Rate                     8    Numeric         0.095         The Note Rate At Inception Of The Note
Original Payment Rate                  9    Numeric         0.095         Original Rate Payment Calculated On
First Loan Payment Due Date           10       AN          YYYYMMDD       First Payment Date On The Mortgage Loan
Grace Days Allowed                    11    Numeric           10          Number Of Days From Due Date Borrower Is Permitted
                                                                            To Remit Payment
Interest Only (Y/N)                   12       AN             Y           Y=Yes,  N=No
Balloon (Y/N)                         13       AN             Y           Y=Yes,  N=No
Interest Rate Type                    14    Numeric           1           1=Fixed, 2=Arm, 3=Step, 9=Other
Interest Accrual Method Code          15    Numeric           1           1=30/360, 2=Actual/365, 3=Actual/360,
                                                                            4=Actual/Actual, 5=Actual/366, 6=Simple, 7=78'S
Interest in Arrears (Y/N)             16       AN             Y           Y=Yes,  N=No
Payment Type Code                     17    Numeric           1           See Payment Type Code Legend
Prepayment Lock-out End Date          18       AN          YYYYMMDD       Date After Which Loan Can Be Prepaid
Yield Maintenance End Date            19       AN          YYYYMMDD       Date After Which Loan Can Be Prepaid Without Yield
                                                                            Maintenance
Prepayment Premium End Date           20       AN          YYYYMMDD       Date After Which Loan Can Be Prepaid Without Penalty

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)


                                    FIELD                 FORMAT
         FIELD NAME                 NUMBER    TYPE        EXAMPLE                            DESCRIPTION/COMMENTS
Prepayment Terms Description          21       AN           Text          Description Of Prepayment Terms (Not To Exceed 50
                                                                            Characters)
ARM Index Code                        22       AN            A            See Arm Index Code Legend
First Rate Adjustment Date            23       AN         YYYYMMDD        Date Note Rate Originally Changed
First Payment Adjustment Date         24       AN         YYYYMMDD        Date Payment Originally Changed
ARM Margin                            25    Numeric        0.025          Rate Added To Index Used In The Determination Of The Gross
                                                                            Interest Rate
Lifetime Rate Cap                     26    Numeric         0.15          Maximum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                            The Loan Agreement
Lifetime Rate Floor                   27    Numeric         0.05          Minimum Rate That The Borrower Must Pay On An Arm Loan Per
                                                                            The Loan Agreement
Periodic Rate Increase Limit          28    Numeric         0.02          Maximum Periodic Increase To The Note Rate Allowed Per The
                                                                            Loan Agreement
Periodic Rate Decrease Limit          29    Numeric         0.02          Minimum Periodic Increase To The Note Rate Allowed Per The
                                                                            Loan Agreement
Periodic Pay Adjustment Max-%         30    Numeric         0.03          Maximum Periodic % Increase To The Borrowers P&I Payment
                                                                            Allowed Per The Loan Agreement
Periodic Pay Adjustment Max-$         31    Numeric       5000.00         Maximum Periodic Dollar Increase To The Borrowers P&I
                                                                            Payment Allowed Per The Loan Agreement
Payment Frequency                     32    Numeric          1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rate Reset Frequency In Months        33    Numeric          1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Pay Reset Frequency In Months         34    Numeric          1            1=Monthly, 3=Quarterly, 6=Semi-Annually, 12=Annually...
Rounding Code                         35    Numeric          1            Rounding Method For Sum Of Index Plus Margin (See Rounding
                                                                            Code Legend)
Rounding Increment                    36    Numeric       0.00125         Used In Conjunction With Rounding Code
Index Look Back In Days               37    Numeric          45           Use Index In Effect X Days Prior To Adjustment Date
Negative Amortization Allowed (Y/N)   38       AN            Y            Y=Yes,  N=No
Max Neg Allowed (% Of Orig Bal)       39    Numeric        0.075          Maximum Lifetime Percentage Increase To  The Original
                                                                            Balance Allowed Per The Loan Agreement
Maximum Negate Allowed ($)            40    Numeric       25000.00        Maximum Lifetime Dollar Increase To  The Original Balance
                                                                            Allowed Per The Loan Agreement
Remaining Term At Securitization      41    Numeric         240           Remaining Number Of Months Until Maturity Of Loan At
                                                                            Cutoff
Remaining Amor-Tm At Securitiz'n      42    Numeric         360           Remaining Number Of Months Loan Amortized Over At Cutoff
Maturity Date At Securitization       43       AN         YYYYMMDD        The Scheduled Maturity Date Of The Mortgage Loan At
                                                                            Securitization
Sched Prin Bal At Securitization      44    Numeric      1000000.00       The Scheduled Principal Balance Of The Mortgage Loan At
                                                                            Securitization
Note Rate At Securitization           45    Numeric        0.095          Cutoff Annualized Gross Interest Rate Applicable To The
                                                                            Calculation Of Scheduled Interest
Servicer And Trustee Fee Rate         46    Numeric       0.00025         Cutoff Annualized Fee Paid To The Servicer And Trustee
Fee Rate / Strip Rate 1               47    Numeric       0.00001         Cutoff Annualized Fee/Strip Netted Against  Current Note
                                                                            Rate To Determine Net Pass-Through Rate
Fee Rate / Strip Rate 2               48    Numeric       0.00001         Cutoff Annualized Fee/Strip Netted Against  Current Note
                                                                            Rate To Determine Net Pass-Through Rate
Fee Rate / Strip Rate 3               49    Numeric       0.00001         Cutoff Annualized Fee/Strip Netted Against  Current Note
                                                                            Rate To Determine Net Pass-Through Rate
Fee Rate / Strip Rate 4               50    Numeric       0.00001         Cutoff Annualized Fee/Strip Netted Against  Current Note
                                                                            Rate To Determine Net Pass-Through Rate
Fee Rate / Strip Rate 5               51    Numeric       0.00001         Cutoff Annualized Fee/Strip Netted Against  Current Note
                                                                            Rate To Determine Net Pass-Through Rate
Net Rate At Securitization            52    Numeric        0.0947         Cutoff Annualized Interest Rate Applicable To The
                                                                            Calculation Of Remittance Interest
Periodic P&I Payment At Securitiz'n   53    Numeric       3000.00         The Periodic Scheduled Principal & Interest Payment

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)


                                    FIELD                FORMAT
         FIELD NAME                 NUMBER    TYPE       EXAMPLE                             DESCRIPTION/COMMENTS
# Of Properties                       54    Numeric         13            The Number Of Properties Underlying The Mortgage Loan
Property Name                         55       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property Address                      56       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property City                         57       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property State                        58       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property Zip Code                     59       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property County                       60       AN          Text           If Number Of Properties Is Greater Than  1 Then "Various"
Property Type Code                    61       AN           MF            If Number Of Properties Is Greater Than  1 Then "Various"
                                                                            (See Property Type Code Legend)
Net Square Feet At Securitization     62    Numeric       25000           If Number Of Properties Is Greater Than  1 Then "000000"
# Of Units/Beds/Rms At Securitiz'n    63    Numeric         75            If Number Of Properties Is Greater Than  1 Then "000000"
Year Built                            64       AN          1990           If Number Of Properties Is Greater Than  1 Then "000000"
NOI At Securitization                 65    Numeric     100000.00         Net Operating Income At Securitization
DSCR At Securitization                66    Numeric        2.11           DSCR At Securitization
Appraisal Value At Securitization     67    Numeric     1000000.00        Appraisal Value At Securitization
Appraisal Date At Securitization      68       AN        YYYYMMDD         Appraisal Date At Securitization
Physical Occupancy At Securitization  69    Numeric        0.88           Physical Occupancy At Securitization
Revenue At Securitization             70    Numeric     100000.00         Revenue At Securitization
Operating Expenses At Securitization  71    Numeric     100000.00         Expenses At Securitization
Securitization Financials As Of Date  72       AN        YYYYMMDD         Securitization Financials As Of Date
Recourse (Y/N)                        73       AN           Y             Y=Yes,  N=No
Ground Lease (Y/N)                    74       AN           Y             Y=Yes,  N=No
Cross-Collateralized Loan Grouping    75    Numeric        9(3)           All Loans With The Same Numeric Value Are Crossed
Collection Of Escrows (Y/N)           76       AN           Y             Y=Yes,  N=No
Collection Of Other Reserves (Y/N)    77       AN           Y             Y=Yes,  N=No
Lien Position At Securitization       78    Numeric         1             1=First, 2=Second...

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                             CSSA "Loan Setup" File
                              (Data Record Layout)


     PAYMENT TYPE CODE                                 ARM INDEX CODE                          ROUNDING CODE
          LEGEND                                          LEGEND                                  LEGEND
1  Fully Amortizing                          A   11 FRLB COF1 (1 Month)                 1  Unrounded
2  Amortizing Balloon                        B   11 FHLB COFI (6 Month)                 2  (Nearest)Percentage Increment
3  Interest Only / Balloon                   C   1 Year CMT Weekly Average Treasury     3  Up To Nearest Percentage Increment
4  Interest Only / Amortizing                D   3 Year CMT Weekly Average Treasury     4  Down To Nearest Percentage Increment
5  Interest Only / Amortizing / Balloon      E   5 Year CMT Weekly Average Treasury
6  Principal Only                            F   Wall Street Journal Prime Rate
9  Other                                     G   1 Month LIBOR
                                             H   3 Month LIBOR
                                             I   6 Month LIBOR
                                             J   National Mortgage Index Rate
                                                 All Others Use Short Text Description

                                                    PROPERTY TYPES CODE
                                                           LEGEND

                                             MF  Multifamily
                                             RT  Retail
                                             HC  Health Care
                                             IN  Industrial
                                             WH  Warehouse
                                             MH  Mobile Home Park
                                             OF  Office
                                             MU  Mixed Use
                                             LO  Lodging
                                             SS  Self Storage
                                             OT  Other

                                  EXHIBIT Q-10

                       CSSA STANDARD REPORTING PACKAGE 2

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)

         SPECIFICATION                        DESCRIPTION/COMMENTS

Acceptable Media Types                 Magnetic Tape, Diskette, Electronic
                                         Transfer
Character Set                          ASCII
Field Delineation                      Comma
Density (Bytes-Per-Inch)               1600 or 6250
Magnetic Tape Label                    None (unlabeled)
Magnetic Tape Blocking Factor          10285 (17 records per block)
Physical Media Label                   Servicer Name; Data Type (Collection
                                         Period Data); Density (Bytes-Per-Inch);
                                         Blocking Factor; Record Length
Return Address Label                   Required for return of physical media
                                         (magnetic tape or diskette)


                                    FIELD                      FORMAT
         FIELD NAME                 NUMBER   TYPE              EXAMPLE                       DESCRIPTION/COMMENTS

Transaction Id                         1      AN               XXX97001       Unique Issue Identification Mnemonic
Group Id                               2      AN               XXX9701A       Unique Identification Number Assigned To Each Loan
                                                                                Group Within An Issue
Loan Id                                3      AN            00000000012345    Unique Identification Number Assigned To Each
                                                                                Collateral Item In A Pool
Prospectus Id                          4      AN                 123          Unique Identification Number Assigned To Each
                                                                                Collateral Item In The Prospectus
Distribution Date                      5      AN               YYYYMMDD       Date Payments  Made To Certificateholders
Current Beginning Sched Balance        6    Numeric           100000.00       Outstanding Scheduled Principal Balance At The
                                                                                Beginning Of The Current Period
Current Ending Scheduled  Balance      7    Numeric           100000.00       Outstanding Scheduled Principal Balance At The End Of
                                                                                The Current Period
Paid To Date                           8      AN               YYYYMMDD       Due Date Of The Last Interest Payment Received
Current Index Rate                     9    Numeric              0.09         Index Rate Used In The Determination Of The Current
                                                                                Period Gross Interest Rate
Current Note Rate                     10    Numeric              0.09         Annualized Gross Rate Applicable To Calculate The
                                                                                Current Period Scheduled Interest
Maturity Date                         11      AN               YYYYMMDD       Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate         12    Numeric            0.00025        Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1                 13    Numeric            0.00001        Annualized Fee/Strip Netted Against Current Note Rate
                                                                                = Net Pass-Through Rate
Fee Rate/Strip Rate 2                 14    Numeric            0.00001        Annualized Fee/Strip Netted Against Current Note Rate
                                                                                = Net Pass-Through Rate
Fee Rate/Strip Rate 3                 15    Numeric            0.00001        Annualized Fee/Strip Netted Against Current Note Rate
                                                                                = Net Pass-Through Rate
Fee Rate/Strip Rate 4                 16    Numeric            0.00001        Annualized Fee/Strip Netted Against Current Note Rate
                                                                                = Net Pass-Through Rate
Fee Rate/Strip Rate 5                 17    Numeric            0.00001        Annualized Fee/Strip Netted Against Current Note Rate
                                                                                = Net Pass-Through Rate
Net Pass-Through Rate                 18    Numeric             0.0897        Annualized Interest Rate Applicable To Calculate The
                                                                                Current Period Remittance Int.
Next Index Rate                       19    Numeric              0.09         Index Rate Used In The Determination Of The Next
                                                                                Period Gross Interest Rate
Next Note Rate                        20    Numeric              0.09         Annualized Gross Interest Rate Applicable To Calc Of
                                                                                The Next Period Sch. Interest
Next Rate Adjustment Date             21      AN               YYYYMMDD       Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date          22      AN               YYYYMMDD       Date Scheduled P&I Amount Is Next Scheduled To Change

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)


                                        FIELD                FORMAT
         FIELD NAME                     NUMBER    TYPE       EXAMPLE                         DESCRIPTION/COMMENTS
Scheduled Interest Amount                 23    Numeric      1000.00      Scheduled Gross Interest Payment Due For The Current
                                                                            Period
Scheduled Principal Amount                24    Numeric      1000.00      Scheduled Principal Payment Due For The Current Period
Total Scheduled P&I Due                   25    Numeric      1000.00      Scheduled Principal And Interest Payment Due For The
                                                                            Current Period
Neg am/Deferred Interest Amount           26    Numeric      1000.00      Negative Amortization/Deferred Interest Amount Due For The
                                                                            Current Period
Unscheduled Principal Collections         27    Numeric      1000.00      Unscheduled Payments Of Principal Received During The
                                                                            Related Collection Period
Other Principal Adjustments               28    Numeric      1000.00      Unscheduled Principal Adjustments For The Related
                                                                            Collection Period
Liquidation/Prepayment Date               29      AN         YYYYMMDD     Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd        30    Numeric      1000.00      Additional Payment Req'd From Borrower Due To Prepayment
                                                                            Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)    31    Numeric      1000.00      Scheduled Gross Interest Applicable To The Prepayment
                                                                            Amount
Liquidation/Prepayment Code               32    Numeric         1         See Liquidation/Prepayment Codes Legend
Most Recent ASER $                        33    Numeric      1000.00      Excess Of The Principal Balance Over The Defined Appraisal
                                                                            Percentage
Most Recent ASER Date                     34      AN         YYYYMMDD     Date ASER  Amount Applied To Loan
Cumulative ASER $                         35    Numeric      1000.00      Cumulative ASER Amount
Actual Balance                            36    Numeric     100000.00     Outstanding Actual Principal Balance At The End Of The
                                                                            Current Period
Total P&I Advance Outstanding             37    Numeric      1000.00      Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding             38    Numeric      1000.00      Outstanding Taxes & Insurance Advances At The End Of The
                                                                            Current Period
Other Expense Advance Outstanding         39    Numeric      1000.00      Other Outstanding Advances At The End Of The Current
                                                                            Period
Status of Loan                            40      AN            1         See Status Of Loan Legend
In Bankruptcy                             41      AN            Y         Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                          42      AN         YYYYMMDD     Date Of Foreclosure
REO Date                                  43      AN         YYYYMMDD     Date Of REO
Bankruptcy Date                           44      AN         YYYYMMDD     Date Of Bankruptcy
Net Proceeds Received on Liquidation      45    Numeric     100000.00     Net Proceeds Rec'd On Liquidation To Be Remitted To The Tr
                                                                            Per The Tr Doc'n
Liquidation Expense                       46    Numeric     100000.00     Expenses Associated With The Liq'n To Be Netted From The
                                                                            Tr Per The Tr Doc'n
Realized Loss to Trust                    47    Numeric      10000.00     Liquidation Balance Less Net Liquidation Proceeds Received
Date of Last Modification                 48      AN         YYYYMMDD     Date Loan Was Modified
Modification Code                         49    Numeric         1         See Modification Codes Legend
Modified Note Rate                        50    Numeric        0.09       Note Rate Loan Modified To
Modified Payment Rate                     51    Numeric        0.09       Payment Rate Loan Modified To
Preceding Fiscal Year Revenue             52    Numeric      1000.00      Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses            53    Numeric      1000.00      Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                 54    Numeric      1000.00      Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.       55    Numeric      1000.00      Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR                56    Numeric        2.55       Preceding Fiscal Yr Debt Svc Cvrge Ratio

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)


                                            Field               Format
         Field Name                         Number   Type       Example                      Description/Comments

Preceding Fiscal Yr Physical Occ'y            57    Numeric       0.85      Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date             58      AN        YYYYMMDD    Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue                   59    Numeric     1000.00     Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses                  60    Numeric     1000.00     Second Preceding Fiscal Year Expenses
Second Preceding FY NOI                       61    Numeric     1000.00     Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service              62    Numeric     1000.00     Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR                      63    Numeric       2.55      Second Preceding Fiscal Year Debt Svc Cvrge Ratio
Sec Preceding FY Physical Occ'y               64    Numeric       0.85      Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Fin'l As of Date             65      AN        YYYYMMDD    Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue                66    Numeric     1000.00     Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses               67    Numeric     1000.00     Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI                    68    Numeric     1000.00     Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service           69    Numeric     1000.00     Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR                   70    Numeric       2.55      Most Recent Fiscal Year To Date Debt Service Coverage
                                                                              Ratio
Most Recent Fiscal YTD Phys. Occ.             71    Numeric       0.85      Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date             72      AN        YYYYMMDD    Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date               73      AN        YYYYMMDD    Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date                    74      AN        YYYYMMDD    The Date Of The Latest  Available Appraisal For The
                                                                              Property
Most Recent Appraisal Value                   75    Numeric    100000.00    The Latest  Available Appraisal Value For The Property
Workout Strategy Code                         76    Numeric        1        See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date            77      AN        YYYYMMDD    Date Transferred To The Special Servicer
Most Recent Master Svc Return Date            78      AN        YYYYMMDD    Date Returned To The Master Servicer
Date Asset Expected to Be Resolved            79      AN        YYYYMMDD    Date Asset Is Expected To Be Resolved
Year Last Renovated                           80      AN          1997      Year Property Last Renovated

New Fields Added:

Cap Rate Assigned                             81    Numeric        10       Cap Rate Assigned
FCL Sale Date (Expected or Actual)            82      AN        YYYYMMDD    FCL Sale Date Expected or Actual

Most Recent Fiscal YTD Figures Are From The Last Financials Processed By The Servicer Pursuant To The Terms Of The Trust Document, And Cover The Period From The Start Date To The End Date.

                      GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                        CSSA "Loan Periodic" Update File
                              (Data Record Layout)


      Liquidation/Prepayment Code            Status of Mortgage Loan                                  Modification Code
               Legend                                   Legend                                               Legend

 1    Partial LIq'n (Curtainment)   A    Payment Not Received But Still in Grace Period         1     Maturity Date Extension
 2    Payoff Prior To Maturity      B    Late Payment But Less Than 1 Month Delinquent          2     Amortization Change
 3    Disposition                   0    Current                                                3     Principal Write-Off
 4    Repurchase                    1    One Month Delinquent                                   4     Combination
 5    Full Payoff At Maturity       2    Two Months Delinquent
 6    DPO                           3    Three Or More Months Delinquent
 7    Liquidation                   4    Assumed Sched Payment (Performing Matured Ball'n)
                                    7    Foreclosure
                                    9    REO

                                            Workout Strategy Code
                                                    Legend

                                    1    Modification
                                    2    Foreclosure
                                    3    Bankruptcy
                                    4    Extension
                                    5    Note Sale
                                    6    DPO
                                    7    REO
                                    8    Resolved
                                    9    Pending Return to Master Servicer
                                   10    Deed In Lieu Of Foreclosure

                                  EXHIBIT Q-11

                       CSSA STANDARD REPORTING PACKAGE 3

                      GS Mortgage Securities Corporation II
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)


                                                 FIELD                  FORMAT
                 FIELD NAME                     NUMBER     TYPE         EXAMPLE

Transaction Id                                     1        AN         XXX97001
Loan ID                                            2        AN         XXX9701A
Prospectus Loan ID                                 3        AN    00000000012345
Property ID                                        4        AN         1001-001
Distribution Date                                  5        AN         YYYYMMDD
Cross-Collateralized Loan Grouping                 6     Numeric         9(3)
Property Name                                      7        AN           Text
Property Address                                   8        AN           Text
Property City                                      9        AN           Text
Property State                                    10        AN            FL
Property Zip Code                                 11        AN           30303
Property County                                   12        AN           Text
Property Type Code                                13        AN            MF
Year Built                                        14        AN           YYYY
Year Last Renovated                               15        AN           YYYY
Net Square Feet At Securitization                 16     Numeric         25000
# Of Units/Beds/Rooms At Securitization           17     Numeric          75
Property Status                                   18        AN             1
Allocated Percentage of Loan at  Securitization   19     Numeric         0.75
Current Allocated Percentage                      20     Numeric         0.75
Current Allocated Loan Amount                     21     Numeric        5900900
Ground Lease (Y/S/N)                              22        AN             N
Other Escrow / Reserve Balances                   23     Numeric         25000
Most Recent Appraisal Date                        24        AN         YYYYMMDD
Most Recent Appraisal Value                       25     Numeric        1000000
Date Asset is Expected to Be Resolved             26        AN         YYYYMMDD
Foreclosure Date                                  27        AN         YYYYMMDD


                                                                                                  CSSA
                                       DESCRIPTION/COMMENTS                                       LOAN

                                                                                                 S1,P1
                                                                                                 S3,P3
 From Offering Document                                                                          S4,P4
 Should contain Prospectus ID and propety identifier, e.g., 1001-001, 1000-002
                                                                                                   P5
 All Loans With The Same Numeric Value Are Crossed                                                S75
                                                                                                  S55
                                                                                                  S56
                                                                                                  S57
                                                                                                  S58
                                                                                                  S59
                                                                                                  S60
                                                                                                  S61
                                                                                                  S64
                                                                                                  P80
 RT, IN, WH, OF, MU, SS,OT = SF                                                                   S62
 MF, MHP, LO, HC = Units                                                                          S63
 1=FCL, 2=REO, 3=Defeased, 4=Partial Release, 5= Released, 6= Same as at securitization
 Issuer to allocate loan % attributable to property for multi-property loans
 Calculation based on Current Allocated Loan Amount and Current SPB for associated loan.
 Maintained by servicer.                                                                           P7
 Either Y=Yes, S=Subordinat, N= No ground lease                                                   S74
                                                                                                  S77
                                                                                                  P74
                                                                                                  P75
 Could be different dates for different properties if foreclosing                                 P79
                                                                                                  P42

                      GS Mortgage Securities Corporation II
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

                                                 FIELD                  FORMAT
                 FIELD NAME                     NUMBER     TYPE         EXAMPLE

REO Date                                          28        AN         YYYYMMDD
Occupancy %                                       29     Numeric         0.75
Occupancy Date                                    30     Numeric       YYYYMMDD
Date Lease Rollover Review                        31        AN         YYYYMMDD
% Sq. Feet expiring 1-12 months                   32     Numeric         0.20
% Sq. Feet  expiring 13-24 months                 33     Numeric         0.20
% Sq. Feet expiring 25-36 months                  34     Numeric         0.20
% Sq. Feet  expiring 37-48 months                 35     Numeric         0.20
% Sq. Feet  expiring 49-60 months                 36     Numeric         0.20
Largest Tenant                                    37        AN           Text
Square Feet of Largest Tenant                     38     Numeric         15000
2nd Largest Tenant                                39        AN           Text
Square Feet of 2nd Largest Tenant                 40     Numeric         15000
3rd Largest Tenant                                41        AN           Text
Square Feet of 3rd Largest Tenant                 42     Numeric         15000
Fiscal Year End Month                             43     Numeric          12
Securitization Financials As Of Date              44        AN         YYYYMMDD
Revenue At Securitization                         45     Numeric        1000000
Operating Expenses At Securitization              46     Numeric        1000000
NOI At Securitization                             47     Numeric        1000000
DSCR At Securitization                            48     Numeric          1.5
Appraisal Value At Securitization                 49     Numeric        1000000
Appraisal Date At Securitization                  50        AN         YYYYMMDD
Physical Occupancy At Securitization              51               Numeric
Date of Last Inspection                           52        AN         YYYYMMDD


                                                                                                      CSSA
                                       DESCRIPTION/COMMENTS                                           LOAN


                                                                                                        P43
Map to "Most Recent Fiscal YTD Phys. Occ." in CSSA                                                      P71
Add a new field to the CSSA Loan file.                                                                  P71
Roll over review to be completed every 12 months





For Office, WH, Retail, Industrial *Only if disclosed in the offering document

For Office, WH, Retail, Industrial *Only if disclosed in the offering document

For Office, WH, Retail, Industrial *Only if disclosed in the offering document

Needed to indicate month ending for borrower's Fiscal Year
                                                                                                        S72
                                                                                                        S70
                                                                                                        S71
                                                                                                        S65
                                                                                                        S66
                                                                                                        S67
                                                                                                        S68
                                                                                                        S69

                      GS Mortgage Securities Corporation II
         Commercial Mortgage Pass-Through Certificates, Series 1999-C1
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

                                                 FIELD                  FORMAT
                 FIELD NAME                     NUMBER     TYPE         EXAMPLE

Preceding FY Financial As of Date                 53        AN         YYYYMMDD
Preceding Fiscal Year Revenue                     54     Numeric        1000000
Preceding Fiscal Year Expenses                    55     Numeric        1000000
Preceding Fiscal Year NOI                         56     Numeric        1000000
Preceding Fiscal Year Debt Service Amt.           57     Numeric        1000000
Preceding Fiscal Year DSCR                        58     Numeric         1.30
Preceding Fiscal Year Physical Occupancy          59     Numeric         0.90
Sec Preceding FY Financial As of Date             60        AN         YYYYMMDD
Second Preceding FY Revenue                       61     Numeric        1000000
Second Preceding FY Expenses                      62     Numeric        1000000
Second Preceding FY NOI                           63     Numeric        1000000
Second Preceding FY Debt Service                  64     Numeric        1000000
Second Preceding FY DSCR                          65     Numeric         1.30
Sec Preceding FY Physical Occupancy               66     Numeric         0.90


                                                                           CSSA
                         DESCRIPTIION/COMMENTS                             LOAN

                                                                           P58
                                                                           P52
                                                                           P53
                                                                           P54
                                                                           P55
                                                                           P56
                                                                           P57
                                                                           P65
                                                                           P59
                                                                           P60
                                                                           P61
                                                                           P62
                                                                           P63
                                                                           P64

                                   GS Mortgage
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)


                 FIELD NAME                                         RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD

Transaction Id                                      Same as CSSA Loan File
Loan ID                                             Same as CSSA Loan File
Prospectus Loan ID                                  Same as CSSA Loan File
Property ID
Distribution Date                                   Same as CSSA Loan File
Cross-Collateralized Loan Grouping
Property Name                                       If Multi-Prop, no rollup to CSSA Loan File.  Populate S55 with"Various."
Property Address                                    If Multi-Prop, no rollup to CSSA Loan File.  Populate S56 with"Various."
Property City                                       If Multi-Prop, and all same then populate S57 with City, otherwise, "Various".
                                                      Missing info= "incomplete"
Property State                                      If Multi-Prop, and all same then populate S58 with State, otherwise, "Various".
                                                      Missing info= "incomplete"
Property Zip Code                                   If Multi-Prop, and all same then populate S59 with Zip, otherwise, "Various".
                                                      Missing info= "incomplete"
Property County                                     If Multi-Prop, and all same then populate S60 with County, otherwise, "Various".
                                                      Missing info= "incomplete"
Property Type Code                                  If Multi-Prop and all same then populate S61 with property type otherwise
                                                      "Various". Missing Info ="incomplete"
Year Built                                          If Multi-Prop, and all same then populate S64 with year otherwise, "000000".
Year Last Renovated                                 If Multi-Prop, and all same then populate P80 with year otherwise, "000000".
Net Square Feet At Securitization                   Roll-up to loan file if populated. If missing one or more than populate with
                                                      "00000"
# Of Units/Beds/Rooms At Securitization             Roll-up to loan file if populated. If missing one or more than populate with
                                                      "00000"
Property Status                                     If multi-prop and all same than populate CSSA Loan file with property, status, otherwise various.
Allocated Percentage of Loan at Securitization      No field needed in Cssa Loan file
Current Allocated Percentage                        No field needed in Cssa Loan file
Current Allocated Loan  Amount                      Roll-up to Current  Ending SPB (P7)
Ground  Lease  (Y/S/N)                              If any property is Y, or S then S74=Y
Other  Escrow / Reserve  Balances                   If any property populated, then S77=Y
Most Recent Appraisal Date                          If Multi-Prop, and all same then populate P74 with date, otherwise, "000000".
Most Recent  Appraisal Value                        Roll-up to CSSA Loan File if populated.  If missing
                                                      any appraisal  value,  than populate P75 with "000000)
Date Asset is Expected to Be  Resolved              If Multi-Prop,  latest date from  affiliated  properties  for P79.
Foreclosure  Date                                   If Multi-Prop,  and all same  then  populate  P42 with  date, otherwise, "000000".

                                   GS Mortgage
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

                 FIELD NAME                                         RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD

REO Date                                            If  Multi-Prop,  and all same then  populate P43 with date,  otherwise,
                                                      "000000".
Occupancy %                                         [Weighted Average]  For P71=Sum((Curr. Allocated % Prop A) *(Occupancy Prop A)
                                                       ...(Curr. Allocated % Prop Z) * (Occupancy Prop Z)).  If missing one, then,
                                                       "00000"
Occupancy Date                                      If Multi-Prop, and all same then populate with date, otherwise, "various+K62".
Date Lease Rollover Review                          No Roll up to the CSSA loan format.
% Sq. Feet expiring 1-12 months                     No Roll up to the CSSA loan format.
% Sq. Feet  expiring 13-24 months                   No Roll up to the CSSA loan format.
% Sq. Feet expiring 25-36 months                    No Roll up to the CSSA loan format.
% Sq. Feet  expiring 37-48 months                   No Roll up to the CSSA loan format.
% Sq. Feet  expiring 49-60 months                   No Roll up to the CSSA loan format.
Largest Tenant                                      No Roll up to the CSSA loan format.
Square Feet of Largest Tenant                       No Roll up to the CSSA loan format.
2nd Largest Tenant                                  No Roll up to the CSSA loan format.
Square Feet of 2nd Largest Tenant                   No Roll up to the CSSA loan format.
3rd Largest Tenant                                  No Roll up to the CSSA loan format.
Square Feet of 3rd Largest Tenant                   No Roll up to the CSSA loan format.
Fiscal Year End Month                               No Roll up to the CSSA loan format.
Securitization  Financials As Of Date               If Multi-Prop,  and all same then populate S72 with date,  otherwise,  "000000".
Revenue At Securitization                           Roll up to the CSSA Loan Format,  if missing any properties  populate S70 with
                                                      "0000"
Operating Expenses  At  Securitization              Roll up to the CSSA Loan  Format,  if missing  any properties  populate S71 with
                                                      "0000"
NOI At Securitization                               Roll up to the CSSA Loan Format, if missing any properties populate S85 with
                                                      "0000"
DSCR At Securitization                              [Weighted Average]  S66=Sum((Allocated % at Sec. Prop A) *(DSCR Prop A)...
                                                       ((Allocated % at Sec. Prop Z) * (DSCR  Prop Z).  If missing one, "00000"
Appraisal Value At Securitization                   Roll up to the CSSA Loan Format, if missing any properties populate S70 with
                                                       "0000"
Appraisal Date At Securitization                    If Multi-Prop, and all same then populate S68 with date, otherwise, "000000".
Physical Occupancy At Securitization                Weighted Average
Date of Last Inspection

                                   GS Mortgage
       Commercial Real Estate Secondary Market Securitization Association
                              CSSA "Property" File
                              (Data Record Layout)

                 FIELD NAME                                         RELATIONSHIP TO CORRESPONDING CSSA 100.1 FIELD

Preceding FY Financial As of Date                   If Multi-Prop,  and all same then populate P58 with date, otherwise,
                                                      "000000+K23K46".K1
Preceding Fiscal Year Revenue No                    Roll up to the CSSA loan format.
Preceding Fiscal Year Expenses                      No Roll up to the CSSA loan format.
Preceding Fiscal Year NOI                           No Roll up to the CSSA loan format.
Preceding Fiscal Year Debt Service Amt.             No Roll up to the CSSA loan format.
Preceding Fiscal Year DSCR                          No Roll up to the CSSA loan format.
Preceding Fiscal Year Physical Occupancy            No Roll up to the CSSA loan format.
Sec Preceding FY Financial As of Date               No Roll up to the CSSA loan format.
Second Preceding FY Revenue                         No Roll up to the CSSA loan format.
Second Preceding FY Expenses                        No Roll up to the CSSA loan format.
Second Preceding FY NOI                             No Roll up to the CSSA loan format.
Second Preceding FY Debt Service                    No Roll up to the CSSA loan format.
Second Preceding FY DSCR                            No Roll up to the CSSA loan format.
Sec Preceding FY Physical Occupancy                 No Roll up to the CSSA loan format.

                                     ANNEX A

                       SCHEDULE OF MORTGAGE LOANS COVERED
                         BY THE ENVIRONMENTAL INSURANCE
                          POLICY AS OF THE CLOSING DATE

                     GS Mortgage Securities Corporation II
          Commercial Mortgage Pass-Through Certificates Series 1999-C1
         Mortgage Loan Schedule Daiwa Environmental Transaction Screens

                                                                Current        Current      Revised       Excess
                                                                Monthly       Interest     Rate (ARD     Rate (ARD
Loan Number                  Borrower Name                      Payment         Rate         Loans         Loans
-------------------------------------------------------------------------------------------------------------------
932         625 West 1st. Street, LLC                           39,137.94      6.9900
582         JH2 Investments, LLC                                26,436.51      7.7500
639         Federated Housing Realty Corp.                      26,572.49      8.5000
935         Jones Street Terrace Associates, LLC                22,649.40      7.6250
636         Professional Investors Security Fund VII            21,370.58      7.7500
573         Roy E. Nelson and Mabel E. Nelson Revocable Trust   17,735.79      7.5000
937         Woodland Apartments, LLC                            17,251.49      7.6250
621         St. Albans Realty, Inc.                             16,810.23      7.3750
938         Creekside Apartments, LLC                           15,174.43      7.6250
510         Dr. Jaroslaw Pikolycky                              14,308.41      8.0000
519         Jeffery Mertens and Kathy Mertens                   13,448.08      7.6250
606         Houston Marquee Apartments, L.L.C.                  13,506.78      8.0000
589         East Crosstimbers Plaza, L.P.                       13,703.33      7.6250
627         Viking Development Company                          12,651.76      7.7500
527         Colonial Village Development,  LLC                  12,598.64      7.8750
569         Wayne Wampler and Dianne L. Wampler                 12,001.22      7.5000
594         72 & 82 Terrace Realty, Inc.                        13,758.85      8.3750
524         Windsor Square Apartments, Inc.                     11,911.44      7.8750
500         358 Realty Associates, LLC                           9,979.54      7.0000
940         Dodeka Realty Corporation                           10,597.75      7.3750
521         John Henry Ragland & Brigid R. Ragland              10,524.67      7.3750
585         Windsor Property Investments                        10,805.43      8.0000
504         West 160 Realty Corp                                10,805.43      8.0000
614         Pinehill Plaza & Apartments, Inc.                   10,531.55      8.1250
586         Dorian Court, Inc., a Pennsylvania corporation      10,219.51      8.1250
622         Professional Investors Security Fund XII, LP         8,556.23      7.1250
623         Professional Investors Security Fund XVI             8,273.26      7.1250
515         Robert & Mary Skorniak, et al                       11,124.15      7.5000
595         Visions in Faith, Inc.                               8,893.31      8.1250
933         V.G.M. Realty Corporation                            8,273.87      8.0000
535         Sycamore Realty Trust                                7,930.95      7.7500
605         BMK Enterprises, LLC                                 7,826.43      7.8750
608         RDK Realty, LLC                                      7,620.84      7.6250
543         Centre Park Properties, L.P.                         7,810.78      8.0000
618         Hunter's Point Center, Ltd.                          8,055.93      7.5000
602         RDB Building, LLC                                    7,389.91      7.5000
511         Delancey Sedgley Associates, L.P.                    7,553.29      7.7500
536         3044 Kingsbridge LLC                                 8,435.45      8.2500
558         Banyan Woods Properties, Incorporated                7,364.46      7.7500
551         Thomas P. Murray & James Murray                      7,326.69      7.7500
578         SFT Family Trust                                     7,411.09      8.1250
592         J & B Taos Partners, General Partnership             7,729.85      8.6250
600         Texas Real Property Holdings, Inc.                   8,009.42      8.2500
554         Fares Salame and Mary Rose Salame                    7,448.35      8.5000
546         Rockaway Parkway, Inc., a New York Corporation       6,946.35      8.0000
601         Douglas Park Partners, L.P.                          6,653.06      8.0000
609         Holiday Property Enterprises, L.P.                   6,637.62      8.0000
501         Steve D, Loi Tan, and Tu Van Nguyen                  6,708.99      8.1250
934         Equity Realty Group, Inc.                            6,560.44      8.0000
549         Rodan Realty Corp.                                   6,916.18      8.6250
528         Mortgage Investment Corporation                      6,552.97      8.1250
598         River Road Co. LTD                                   6,174.53      8.0000
604         370 South Harrison Associates, LLC                   6,042.63      7.7500
508         Robert & Mary Skorniak                               7,416.10      7.5000
635         Jersey Waldo Realty LLC                              6,560.91      8.2500
550         Randolph Properties, Ltd.                            5,976.16      8.3750
616         340 East O'Keefe, LLC                                5,513.90      7.6250
945         Marie Varveris, Inc                                  5,335.42      7.3750
567         Thomas P. Murray                                     5,513.90      7.7500
518         Robert & Mary Skorniak                               6,767.19      7.5000
537         Group I El Monte Properties, Ltd.                    5,261.62      7.5000
576         Third Avenue Bronx Realty Associates                 5,344.88      7.8750
634         354 East 21st Street Realty Corporation              5,296.98      8.1250
542         John G. Miller, trustee of Lawndale Village          5,209.76      8.0000
509         Robert Hammett                                       5,378.54      8.3750
559         K & E Corporation                                    5,101.95      8.1250
568         Carlson Trust                                        4,909.64      7.7500
538         Golden Eagle Apartments LLC                          5,140.69      8.2500
534         Chi-Kung Yu & Judy J. Yu                             5,086.35      8.1250
939         Camelot Properties of Northeast Florida, Inc         4,947.83      7.8750
541         Khorrami Enterprises, Inc.                           5,124.93      8.2500
641         Jane S. Guerin                                       5,046.08      8.2500
588         Dutch Street, Ltd.                                   5,012.00      8.3750
565         Paul Baum and Rachel Baum                            4,669.63      7.6250
577         Station Associates, L.P.                             4,785.26      8.0000
561         Station Associates, L.P.                             4,708.08      8.0000
530         Prospect Square, LLC                                 4,672.95      7.8750
525         506 South Broadway, Inc.                             5,359.60      8.6250
615         Blount Property Management, Inc.                     4,581.32      7.8750
637         Mike Chen                                            4,618.28      8.1250
514         Robert Skorniak and Mary Skorniak                    5,562.07      7.5000
612         Touraine Associates                                  4,323.10      7.5000
579         Laurence Edwards                                     4,437.94      8.0000
596         M & W Investors LLC                                  4,431.05      8.1250
632         Ched Management Company                              4,183.99      7.6250
540         South Jupiter, Ltd., a Texas LP                      4,509.27      8.5000
503         Gary W. Coy                                          4,336.48      8.2500
572         5600 Fernwood Avenue LLC                             4,212.62      8.1250
936         Jersey Kennedy Realty LLC                            4,441.39      8.2500
570         CDM Company, L.L.C                                   3,815.58      8.0000
587         Anthony Vasquez, Jr.                                 4,187.18      8.5000

                                                                                                                    Original
                                                            Original      Original    Remaining    Maturity       Amortization
Loan Number   Interest Accrual Method        Net Rate        Balance      Loan Term   Loan Term      Date             Term
------------------------------------------------------------------------------------------------------------------------------
932         Actual Days / 360 Year-Days        6.9062        6,100,000         120         117      10/1/08            360
582         Actual Days / 360 Year-Days        7.6662        3,500,000         120         116       9/1/08            300
639         Actual Days / 360 Year-Days        8.4162        3,300,000         120         119      12/1/08            300
935         Actual Days / 360 Year-Days        7.5412        3,200,000         120         117      10/1/08            360
636         Actual Days / 360 Year-Days        7.6662        2,983,000         120         118      11/1/08            360
573         Actual Days / 360 Year-Days        7.4162        2,400,000         300         290       3/1/23            300
937         Actual Days / 360 Year-Days        7.5412        2,309,000         120         117      10/1/08            300
621         Actual Days / 360 Year-Days        7.2912        2,300,000         120         117      10/1/08            300
938         Actual Days / 360 Year-Days        7.5412        2,031,000         120         117      10/1/08            300
510         Actual Days / 360 Year-Days        7.9162        1,950,000         360         351       4/1/28            360
519         Actual Days / 360 Year-Days        7.5412        1,900,000         120         110       3/1/08            360
606         Actual Days / 360 Year-Days        7.9162        1,750,000         120         115       8/1/08            300
589         Actual Days / 360 Year-Days        7.5412        1,685,000         180         176       9/1/13            240
627         Actual Days / 360 Year-Days        7.6662        1,675,000         120         116       9/1/08            300
527         Actual Days / 360 Year-Days        7.7912        1,650,000         120         112       5/1/08            300
569         Actual Days / 360 Year-Days        7.4162        1,624,000         120         116       9/1/08            300
594         Actual Days / 360 Year-Days        8.2912        1,600,000         240         233       6/1/18            240
524         Actual Days / 360 Year-Days        7.7912        1,560,000         120         110       3/1/08            300
500         Actual Days / 360 Year-Days        6.9162        1,500,000         120         109       2/1/08            360
940         Actual Days / 360 Year-Days        7.2912        1,450,000         120         117      10/1/08            300
521         Actual Days / 360 Year-Days        7.2912        1,440,000         120         110       3/1/08            300
585         Actual Days / 360 Year-Days        7.9162        1,400,000         120         113       6/1/08            300
504         Actual Days / 360 Year-Days        7.9162        1,400,000         120         109       2/1/08            300
614         Actual Days / 360 Year-Days        8.0412        1,350,000         300         294       7/1/23            300
586         Actual Days / 360 Year-Days        8.0412        1,310,000         120         116       9/1/08            300
622         Actual Days / 360 Year-Days        7.0412        1,270,000         120         114       7/1/08            360
623         Actual Days / 360 Year-Days        7.0412        1,228,000         120         114       7/1/08            360
515         Actual Days / 360 Year-Days        7.4162        1,200,000         180         171       4/1/13            180
595         Actual Days / 360 Year-Days        8.0412        1,140,000         120         116       9/1/08            300
933         Actual Days / 360 Year-Days        7.9162        1,072,000         120         117      10/1/08            300
535         Actual Days / 360 Year-Days        7.6662        1,050,000         120         114       7/1/08            300
605         Actual Days / 360 Year-Days        7.7912        1,025,000         120         116       9/1/08            300
608         Actual Days / 360 Year-Days        7.5412        1,020,000         120         113       6/1/08            300
543         Actual Days / 360 Year-Days        7.9162        1,012,000         120         114       7/1/08            300
618         Actual Days / 360 Year-Days        7.4162        1,000,000          84          81      10/1/05            240
602         Actual Days / 360 Year-Days        7.4162        1,000,000         120         115       8/1/08            300
511         Actual Days / 360 Year-Days        7.6662        1,000,000         120         111       4/1/08            300
536         Actual Days / 360 Year-Days        8.1662          990,000         240         234       7/1/18            240
558         Actual Days / 360 Year-Days        7.6662          975,000         120         114       7/1/08            300
551         Actual Days / 360 Year-Days        7.6662          970,000         120         115       8/1/08            300
578         Actual Days / 360 Year-Days        8.0412          950,000         120         112       5/1/08            300
592         Actual Days / 360 Year-Days        8.5412          950,000         120         111       4/1/08            300
600         Actual Days / 360 Year-Days        8.1662          940,000         240         234       7/1/18            240
554         Actual Days / 360 Year-Days        8.4162          925,000         120         112       5/1/08            300
546         Actual Days / 360 Year-Days        7.9162          900,000         120         114       7/1/08            300
601         Actual Days / 360 Year-Days        7.9162          862,000         120         113       6/1/08            300
609         Actual Days / 360 Year-Days        7.9162          860,000         120         115       8/1/08            300
501         Actual Days / 360 Year-Days        8.0412          860,000         120         109       2/1/08            300
934         Actual Days / 360 Year-Days        7.9162          850,000         120         117      10/1/08            300
549         Actual Days / 360 Year-Days        8.5412          850,000         120         113       6/1/08            300
528         Actual Days / 360 Year-Days        8.0412          840,000         120         112       5/1/08            300
598         Actual Days / 360 Year-Days        7.9162          800,000         120         116       9/1/08            300
604         Actual Days / 360 Year-Days        7.6662          800,000         120         115       8/1/08            300
508         Actual Days / 360 Year-Days        7.4162          800,000         180         171       4/1/13            180
635         Actual Days / 360 Year-Days        8.1662          770,000         240         238      11/1/18            240
550         Actual Days / 360 Year-Days        8.2912          750,000         120         113       6/1/08            300
616         Actual Days / 360 Year-Days        7.5412          738,000         120         118      11/1/08            300
945         Actual Days / 360 Year-Days        7.2912          730,000         120         117      10/1/08            300
567         Actual Days / 360 Year-Days        7.6662          730,000         120         115       8/1/08            300
518         Actual Days / 360 Year-Days        7.4162          730,000         180         171       4/1/13            180
537         Actual Days / 360 Year-Days        7.4162          712,000         180         174       7/1/13            300
576         Actual Days / 360 Year-Days        7.7912          700,000         120         111       4/1/08            300
634         Actual Days / 360 Year-Days        8.0412          679,000         120         118      11/1/08            300
542         Actual Days / 360 Year-Days        7.9162          675,000         120         114       7/1/08            300
509         Actual Days / 360 Year-Days        8.2912          675,000         120         111       4/1/08            300
559         Actual Days / 360 Year-Days        8.0412          654,000         120         114       7/1/08            300
568         Actual Days / 360 Year-Days        7.6662          650,000         120         116       9/1/08            300
538         Actual Days / 360 Year-Days        8.1662          652,000         120         112       5/1/08            300
534         Actual Days / 360 Year-Days        8.0412          652,000         120         111       4/1/08            300
939         Actual Days / 360 Year-Days        7.7912          648,000         120         117      10/1/08            300
541         Actual Days / 360 Year-Days        8.1662          650,000         120         112       5/1/08            300
641         Actual Days / 360 Year-Days        8.1662          640,000         120         118      11/1/08            300
588         Actual Days / 360 Year-Days        8.2912          629,000         120         116       9/1/08            300
565         Actual Days / 360 Year-Days        7.5412          625,000         120         115       8/1/08            300
577         Actual Days / 360 Year-Days        7.9162          620,000         120         115       8/1/08            300
561         Actual Days / 360 Year-Days        7.9162          610,000         120         115       8/1/08            300
530         Actual Days / 360 Year-Days        7.7912          612,000         120         111       4/1/08            300
525         Actual Days / 360 Year-Days        8.5412          612,000         240         230       3/1/18            240
615         Actual Days / 360 Year-Days        7.7912          600,000         120         114       7/1/08            300
637         Actual Days / 360 Year-Days        8.0412          592,000         120         118      11/1/08            300
514         Actual Days / 360 Year-Days        7.4162          600,000         180         171       4/1/13            180
612         Actual Days / 360 Year-Days        7.4162          585,000         120         112       5/1/08            300
579         Actual Days / 360 Year-Days        7.9162          575,000         120         112       5/1/08            300
596         Actual Days / 360 Year-Days        8.0412          568,000         120         115       8/1/08            300
632         Actual Days / 360 Year-Days        7.5412          560,000         120         118      11/1/08            300
540         Actual Days / 360 Year-Days        8.4162          560,000         120         112       5/1/08            300
503         Actual Days / 360 Year-Days        8.1662          550,000         120         110       3/1/08            300
572         Actual Days / 360 Year-Days        8.0412          540,000         120         110       3/1/08            300
936         Actual Days / 360 Year-Days        8.1662          521,250         240         237      10/1/18            240
570         Actual Days / 360 Year-Days        7.9162          520,000         120         115       8/1/08            360
587         Actual Days / 360 Year-Days        8.4162          520,000         120         114       7/1/08            300

                                                                         Number of
                  Remaining                                              Properties  Anticipated
                Amortization   Cut-off Date   Cut-off Date  Servicing     Securing    Repayment
Loan Number         Term          Balance          LTV         Fee          Loan         Date            Seller
-----------------------------------------------------------------------------------------------------------------------
932                  357       5,884,978.41        75         0.0838           1                 DRE
582                  296       3,486,035.03        74         0.0838           2                 DRE
639                  299       3,297,581.68        72         0.0838           1                 DRE
935                  357       3,194,370.91        71         0.0838           1                 DFC (Sutter)
636                  358       2,979,417.38        65         0.0838           1                 DFC (Sutter)
573                  290       2,374,931.23        49         0.0838           1                 DFC (Sutter)
937                  297       2,302,194.93        71         0.0838           1                 DFC (Sutter)
621                  297       2,292,873.31        74         0.0838           1                 DRE
938                  297       2,025,014.27        72         0.0838           1                 DFC (Sutter)
510                  351       1,940,119.15        73         0.0838           1                 DFC (Wingate)
519                  350       1,888,326.45        79         0.0838           4                 DRE
606                  295       1,741,856.07        70         0.0838           1                 DRE
589                  236       1,673,614.89        67         0.0838           1                 DRE
627                  296       1,668,316.76        73         0.0838           1                 DRE
527                  292       1,637,348.21        71         0.0838           1                 DRE
569                  296       1,617,204.84        76         0.0838           1                 DRE
594                  233       1,582,980.63        60         0.0838           1                 DRE
524                  290       1,544,857.49        74         0.0838           1                 DFC (Wingate)
500                  349       1,487,244.01        71         0.0838           1                 DRE
940                  297       1,445,507.10        72         0.0838           1                 DRE
521                  290       1,424,593.62        66         0.0838           1                 DFC (ITLA)
585                  293       1,390,750.49        70         0.0838           1                 DFC (ITLA)
504                  289       1,384,503.94        63         0.0838           1                 DRE
614                  294       1,342,751.11        74         0.0838           1                 DRE
586                  296       1,305,140.22        69         0.0838           1                 DRE
622                  354       1,264,835.66        63         0.0838           1                 DFC (Sutter)
623                  354       1,223,006.50        61         0.0838           1                 DFC (Sutter)
515                  171       1,167,817.13        39         0.0838           1                 DFC (ITLA)
595                  296       1,135,770.89        70         0.0838           1                 DRE
933                  297       1,069,074.98        75         0.0838           1                 DRE
535                  294       1,043,907.88        67         0.0838           1                 DFC (ITLA)
605                  296       1,021,007.50        74         0.0838           1                 DRE
608                  293       1,012,745.68        74         0.0838           1                 DFC (Secore)
543                  294       1,006,422.33        75         0.0838           1                 DRE
618                  237         994,966.85        59         0.0838           1                 DRE
602                  295         994,860.32        62         0.0838           1                 DRE
511                  291         990,983.81        71         0.0838           1                 DRE
536                  234         980,976.99        70         0.0838           1                 DFC
558                  294         969,342.99        75         0.0838           1                 DFC (ITLA)
551                  295         965,253.78        62         0.0838           1                 DRE
578                  292         943,076.72        52         0.0838           1                 DFC (ITLA)
592                  291         942,810.76        63         0.0838           1                 DRE
600                  234         931,432.67        69         0.0838           1                 DFC (Secore)
554                  292         918,766.69        74         0.0838           1                 DRE
546                  294         895,039.58        69         0.0838           1                 DFC (Parmann)
601                  293         856,304.94        74         0.0838           1                 DFC
609                  295         855,997.82        67         0.0838           1                 DRE
501                  289         850,695.11        74         0.0838           1                 DFC (Wingate)
934                  297         847,680.72        69         0.0838           1                 DRE
549                  293         845,057.72        68         0.0838           1                 DRE
528                  292         833,878.30        73         0.0838           1                 DFC (Aries)
598                  296         796,958.63        66         0.0838           1                 DRE
604                  295         796,085.60        72         0.0838           1                 DRE
508                  171         778,544.76        31         0.0838           1                 DFC (ITLA)
635                  238         767,633.14        72         0.0838           1                 DRE
550                  293         745,406.92        75         0.0838           1                 DRE
616                  298         736,501.85        65         0.0838           1                 DFC (Sutter)
945                  297         727,738.06        66         0.0838           1                 DRE
567                  295         726,428.12        69         0.0838           1                 DRE
518                  171         710,422.11        36         0.0838           1                 DFC (ITLA)
537                  294         707,655.82        74         0.0838           1                 DRE
576                  291         693,840.21        73         0.0838           1                 DRE
634                  298         677,749.19        70         0.0838           1                 DFC (Parmann)
542                  294         671,279.70        73         0.0838           1                 DFC (Sutter)
509                  291         669,623.09        70         0.0838           1                 DRE
559                  294         650,488.34        65         0.0838           1                 DRE
568                  296         647,406.50        65         0.0838           1                 DRE
538                  292         647,369.58        72         0.0838           1                 DRE
534                  291         646,538.60        74         0.0838           1                 DRE
939                  297         646,185.39        72         0.0838           1                 DRE
541                  292         645,383.71        72         0.0838           1                 DRE
641                  298         638,849.92        71         0.0838           1                 DRE
588                  296         626,779.57        74         0.0838           1                 DRE
565                  295         621,865.38        62         0.0838           1                 DRE
577                  295         617,114.72        69         0.0838           1                 DRE
561                  295         607,161.24        69         0.0838           1                 DRE
530                  291         606,614.60        61         0.0838           1                 DFC (Progress)
525                  230         602,977.56        67         0.0838           1                 DFC (Wingate)
615                  294         596,606.60        75         0.0838           1                 DFC (Sutter)
637                  298         590,909.45        75         0.0838           1                 DRE
514                  171         583,908.62        42         0.0838           1                 DFC (ITLA)
612                  292         580,168.15        36         0.0838           1                 DFC (Wingate)
579                  292         570,701.14        69         0.0838           1                 DRE
596                  295         565,423.14        74         0.0838           1                 DRE
632                  298         558,863.19        66         0.0838           1                 DRE
540                  292         556,226.33        73         0.0838           1                 DRE
503                  290         545,049.71        68         0.0838           1                 DFC (Wingate)
572                  290         535,014.54        74         0.0838           1                 DFC (ITLA)
936                  237         518,899.07        71         0.0838           1                 DRE
570                  355         518,582.94        74         0.0838           1                 DRE
587                  294         517,422.74        66         0.0838           1                 DRE

                                     ANNEX B

                         REPRESENTATIONS AND WARRANTIES
                       WITH RESPECT TO EACH MORTGAGE LOAN

     With respect to each Mortgage Loan for which it is shown on the Mortgage Loan Schedule as the Responsible Party, except as disclosed in Annex D, each Responsible Party represents and warrants, in each case to the other parties hereto and for the benefit of the Certificateholders, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

     (i) Immediately prior to the transfer thereof by the Responsible Party to the Seller (or, in the case of the Mortgage Loans set forth on Schedule I to this Annex B as to which ACLI is the Responsible Party, immediately prior to the transfer of such Mortgage Loans to GSMC), such Responsible Party was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a servicer or a sub-servicer to service or primary service such Mortgage Loan). Immediately prior to the transfer thereof by GSMC to the Seller of the Mortgage Loans set forth on Schedule I to this Annex B as to which ACLI is the Responsible Party, GSMC was the sole owner and holder of such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a servicer or a sub-servicer to service or primary service such as Mortgage Loan)(assuming the accuracy of the representations and warranties in this paragraph (i) made by ACLI).

     (ii) The Responsible Party had full right and authority to sell, assign and transfer each such Mortgage Loan to the Seller (or, in the case of the Mortgage Loans set forth on Schedule I to this Annex B as to which ACLI is the Responsible Party, to GSMC immediately prior to the transfer of such Mortgage Loans to GSMC). GSMC had full right and authority to sell, assign and transfer the Mortgage Loans as to which ACLI is the Responsible Party, (assuming the accuracy of the representations and warranties in this paragraph (ii) made by
ACLI).

     (iii) The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut-off Date.

     (iv) Each Mortgage Loan was not, as of the Cut-off Date or at any time during the twelve-month period prior thereto, more than 30 days delinquent in respect of any Monthly Payment of principal and/or interest required thereunder, without giving effect to any applicable grace period.

     (v) In reliance upon the title insurance policy (or binding commitment therefor) described in sub-paragraph (vi) below, each Mortgage securing such Mortgage Loan constitutes a valid first lien upon the related Mortgage Property, including, without limitation, all buildings located thereon and all fixtures attached thereto, subject only to (and such Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of such Mortgage, except for) (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) the right of tenants (whether under ground leases or space leases) at the Mortgaged Property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan and other matters to which like properties are commonly subject and (E) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D) and (E) collectively, "Permitted Encumbrances"). Such Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage(s) (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), the current use or value of the related Mortgaged Property, or the current ability of such Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (vi) The lien of each related Mortgage is insured by an ALTA lender's title insurance policy, or its equivalent as adopted in the applicable jurisdiction, issued by a title insurance company qualified to do business in the jurisdiction in which the related Mortgaged Property is located, insuring the originator of the related Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the related Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Mortgage
Loan). Such title policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Responsible Party's knowledge as of the Closing Date, no material claims have been made thereunder and no claims have been paid thereunder (and the Responsible Party has not received notice of any material claims having been made or paid thereunder). No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such title policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such title policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer.

     (vii) Neither the Responsible Party nor any party servicing the Mortgage Loan on behalf of the Responsible Party, has waived any material default, breach, violation or event of acceleration existing under the related Mortgage or mortgage note.

     (viii) There is no valid offset, defense or counterclaim to such Mortgage Loan (or, with respect to each Credit Lease Mortgage Loan, the Credit Lease or Lease Policy).

     (ix)(A) Neither the Responsible Party nor any party Servicing the Mortgaging on behalf of the Responsible Party has received actual notice that there is any proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property and (B) as of the date of origination there was no, and as of the Closing Date the Responsible Party has not received actual notice of, any material damage at the related Mortgaged Property that materially and adversely affects the value of such Mortgaged Property (except in such case where an escrow of funds exists sufficient to effect the necessary repairs and maintenance).

     (x) At origination, such Mortgage Loan complied in all material respects with all requirements of federal, state and local laws, including, without limitation, laws pertaining to usury, relating to the origination of such Mortgage Loan.

     (xi) The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. No Mortgage Loan requires the Originator or any Affiliate of the Originator to make any capital contribution to the Borrower after the Closing Date.

     (xii) The mortgage note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy) and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan are each the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, redemption, fraudulent conveyance, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xiii) The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of such Mortgage Loan in an amount not less than the lesser of (x) the principal amount of the related Mortgage Loan or (y) the full replacement cost of the Mortgaged Property, and in each case in an amount sufficient to avoid the operation of any co-insurance provisions with respect to such Mortgaged Property; such policies provide coverage on a full replacement costs basis with no deduction for depreciation. Each Mortgaged Property is also covered (except if such Mortgaged Property is operated as a mobile home park), by business interruption or rental loss insurance in an amount equal to the gross rentals other than non-continuing expenses for at least a 12-month period. Each Mortgaged Property is covered by comprehensive general liability insurance, and the related Mortgage requires the Borrower to maintain workers' compensation insurance as required by applicable law (or, in the alternative, requires the Borrower to comply with all laws generally) and, except with respect to Mortgage Loans for which ACLI is the Responsible Party, during any construction, renovation or alteration of the Mortgaged Property. No such insurance policy provides that it may be canceled, endorsed, altered or reissued to effect a change in coverage unless such insurer shall have first given the mortgagee under such Mortgage Loan ten days' prior written notice (or less if so required by applicable law), and no notice has been received as of the date hereof; all premiums required to be paid on such policy have been paid; the related Mortgage obligates the Borrower to maintain all such insurance and, at the Borrower's failure to do so, authorizes the mortgagee under such Mortgage Loan to purchase such insurance at the Borrower's cost and expense and to seek reimbursement from such Borrower. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender or that would not otherwise materially and adversely affect the security intended to be provided by the related Mortgage, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender's option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan. In addition, all insurance coverage required under the related Mortgage is in full force and effect with respect to the related Mortgaged Property, and if the related Mortgaged Property is located in a federally designated special flood hazard area where mandatory flood purchase requirements apply, the related Borrower is required to maintain flood insurance in respect of all portions of the Mortgaged Property located in such area (exclusive of any parking lot or unused or undeveloped portion thereof) meeting the requirements of the then current guidelines of the Federal Insurance Administration in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended.

     (xiv) One or more Phase I environmental site assessments ("ESA") or, with respect to the Mortgage Loans set forth on Annex A, environmental transaction screens ("ETS" and, together with each ESA, an "Environmental Report") were performed (or an update of a previously conducted Environmental Report was performed) with respect to the related Mortgaged Property (in no such case more than 18 months prior to the Cut-Off Date) by an experienced professional in the industry, and either (x) no such Environmental Report reveals any known circumstances or conditions with respect to the related Mortgaged Property that rendered such Mortgaged Property, at the date of such Environmental Report, in violation of any applicable environmental laws, or (y) if any such Environmental Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property, then either (i) the same have been remediated in all material respects, or (ii) sufficient funds have been escrowed for purposes of effecting such remediation or (iii) the related Borrower or other responsible entity is currently taking such actions, if any, with respect to such circumstances or conditions as have been recommended by the Environmental Report or required by the applicable governmental regulatory authority (including implementation of an operations and maintenance agreement). With respect to the Mortgage Loans for which an ETS was conducted, the conducting of an ETS rather than an ESA was consistent with prudent commercial lending practices under the circumstances. Each ETS was conducted in a manner which exceeded current
American Society for Testing Materials Standards of an ETS. The Responsible Party, having made no independent inquiry other than reviewing the resulting Environmental Report(s) and/or employing an environmental consultant to perform the ESA(s) or ETS(s) referenced herein, and, with respect to each ETS, conducting any reasonable inquiry based upon such ETS, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related Environmental Report(s). Each Mortgage requires the related Borrower to comply, and to cause the related Mortgaged Property to be in compliance, with all applicable federal, state and local environmental laws and regulations.

     (xv) Except as indicated on the Mortgage Loan Schedule, such Mortgage Loan is not cross-collateralized with other Mortgage Loans in the Mortgage Pool. Such Mortgage Loan is not cross-collateralized with a mortgage loan outside the Mortgage Pool. No single Mortgage Loan or group of Mortgage Loans (by aggregate Stated Principal Balance as of the Cut-Off Date) having the same Borrower (or having Borrowers that are Affiliates) constitutes more than 5% of the total aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

     (xvi) The terms of the mortgage note and Mortgage(s) for such Mortgage Loan (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and
Lease Policy) have not been impaired, waived, altered or modified in any material respect, except for assumptions and modifications made in accordance with the terms of such mortgage note and Mortgage(s) and documentation regarding which modification is in the Mortgage File (or, with respect to any Credit Lease Mortgage Loan, as described in any related tenant estoppel).

     (xvii) There are no delinquent taxes, ground rents, water charges, sewer rents, or other similar outstanding charges affecting the related Mortgaged Property that are not otherwise covered by an escrow of funds sufficient to pay such charges.

     (xviii) The interest of the Borrower in the related Mortgaged Property consists of a fee simple interest in real property and/or the lessee's interest under a ground lease of real property and such other property as set forth in the related Mortgage File.

     (xix) Such Mortgage Loan is a whole loan and not a participation interest.

     (xx) The assignment of the related Mortgage to the Trustee constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the Trustee, and the assignment of the related Assignment of Leases, if any, or of any other agreement executed in connection with such Mortgage Loan to the Trustee constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     (xxi) All escrow deposits (including capital improvements and environmental remediation reserves) relating to such Mortgage Loan that were required to be delivered to the mortgagee under the terms of the related loan documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession, or under the control of the Responsible Party or its agents (which shall include the Master Servicer), and all such payments have been delivered (or will be delivered in accordance with the terms of the Pooling Agreement) to the Master Servicer.

     (xxii) As of the date of origination of such Mortgage Loan the related Mortgaged Property was free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage(s), unless insured against under the related title policy.

     (xxiii) Unless insured against under the related title policy, no improvement that was included for the purpose of determining the appraised value of such Mortgaged Property at the time of origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property to any material extent; no improvements on adjoining properties materially encroach upon such Mortgaged Property to any material extent; and no improvement located on or forming part of such Mortgaged Property is in material violation of any applicable zoning laws or ordinances (except to the extent that they may constitute legal non-conforming uses or structures, in which case the Responsible Party is in possession of written assurances from the applicable municipality received by itself or the originator of such Mortgage Loan to the effect that, or it is the reasonable, good faith judgment of the Responsible Party that, either: (A) such Mortgaged Property may be rebuilt and constitute adequate security for the Mortgage Loan; (B) the probability of such Mortgaged Property being damaged to the extent that it could not be rebuilt to its current state is remote; or (C) such Mortgaged Property is adequately covered by "law or ordinance" insurance).

     (xxiv) To the extent required under applicable law as of the Closing Date and necessary for the enforceability or collectability of the Mortgage Loan, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan.

     (xxv) Such Mortgage Loan does not contain any equity participation by the lender, provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that during the period commencing on the Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (i) additional interest shall accrue and be added to the principal balance of such Mortgage Loan and shall be payable only after the outstanding principal of such Mortgage Loan is paid in full, and (ii) a portion of the cash flow generated by such Mortgaged Property will be applied each month to the principal balance thereof in addition to the principal portion of the related Monthly Payment.

     (xxvi) No holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (or other than amounts paid by the tenant as specifically provided under the related lease), directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first Due Date under the related mortgage note.

     (xxvii) To the Responsible Party's knowledge, based on due diligence customary in the industry, as of the date of origination of such Mortgage Loan,
(A) in the case of each Mortgage Loan, the related Borrower was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership of the related Mortgaged Property, (B) in the case of each Mortgage Loan secured by a lodging or health care facility, the related Borrower or operator, as applicable, was in possession of all material licenses, permits and authorizations required by applicable laws for the operation of the related Mortgaged Property as it was then operated, and (C) all such licenses, permits and authorizations were valid and in full force and effect.

     (xxviii) The related Mortgage(s) or mortgage note (and, with respect to each Credit Lease Mortgage Loan, the Credit Lease and Lease Policy), together with applicable state law, contain customary and enforceable provisions (subject to the exceptions set forth in sub-paragraphs (v) and (xii) above) such as to render the rights and remedies of the holders thereof (and, with respect to each Credit Lease, the lessor) adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxix) Such Mortgage Loan is a "qualified  mortgage"  within the meaning of
Section 860G(a)(3) of the Code.

     (xxx) No fraud with respect to such Mortgage Loan has taken place on the part of the Responsible Party in connection with the origination of such Mortgage Loan.

     (xxxi) The origination, servicing and collection practices used with respect to such Mortgage Loan have been in all material respects legal and have met generally accepted servicing standards for similar commercial and multifamily mortgage loans.

     (xxxii) Any related Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage) creates in favor of the holder, a valid, perfected and enforceable lien of the same priority as the related Mortgage, in the property and rights described therein; provided that the enforceability of such lien is subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally, and by the application of the rules of equity. The Responsible Party has the full right to assign to the Trustee such Assignment of Leases and the lien created thereby as described in the immediately preceding sentence. No Person other than the Borrower owns any interest in any payments due under the related leases. The related Mortgage or such Assignment of Leases provides for the appointment of a receiver for rents or allows the mortgagee to enter into possession to collect rent or provides for rents to be paid directly to the mortgagee in the event of a default.

     (xxxiii) If the related Mortgaged Property securing such Mortgage Loan is encumbered by secured subordinated debt, then (A) the subordinate debt constitutes a "cash flow" mortgage loan (that is, payments are required to be made thereon only to the extent that certain net cash flow from the related Mortgaged Property (calculated in accordance with the related loan documents) is sufficient after payments on such Mortgage Loan have been made and certain expenses have been paid) and (B) the holder of the subordinate debt has agreed not to foreclose on the related Mortgaged Property so long as such Mortgage Loan is outstanding and the Special Servicer on behalf of the Trust is not pursuing a foreclosure action.

     (xxxiv) The Mortgage contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without the prior written consent of the holder of the Mortgage, the property subject to the Mortgage, or any interest therein, is directly or indirectly transferred or sold, subject to those exceptions set forth in the related Mortgage Loan which are consistent with prudent lending standards. Such Mortgage Loan does not permit the related Mortgaged Property to be encumbered subsequent to the Closing Date by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof.

     (xxxv) Each Mortgage and/or mortgage note provides that the related Borrower shall be fully and personally liable for all liabilities, costs, losses, damages, expenses or claims suffered or incurred by the mortgagee by reason of or in connection with and only to the extent of at least the following acts (i) any material fraud or intentional and material misrepresentation by the related Borrower in connection with such Mortgage Loan, (ii) violations of applicable environmental laws by the Borrower, (iii) misapplication or misappropriation of insurance proceeds, condemnation proceeds or (following an event of default under such Mortgage) rents from the Mortgaged Property, or (iv) any physical waste resulting from Borrower actions constituting gross negligence or willful misconduct.

     (xxxvi) The related Borrower is not, to the Responsible Party's best knowledge (or to the best knowledge of any party servicing the Mortgage Loan on behalf of the Responsible Party), a debtor in any state or federal bankruptcy or insolvency proceeding.

     (xxxvii) If such Mortgage Loan is secured by the interest of the related Borrower under a ground lease, then, such ground lease is in full force and effect and, to the Responsible Party's actual knowledge, no material default exists under such ground lease, nor, to the Responsible Party's actual knowledge (or to the best knowledge of any party servicing the Mortgage Loan on behalf of the Responsible Party), is there any existing condition which, but for the passage of time or the giving of notice, would result in a default under the ground lease.

     (xxxviii) Neither the Responsible Party nor any party servicing the Mortgage Loan on behalf of the Responsible Party has any actual knowledge of any pending litigation or other legal proceedings involving the related Borrower or the related Mortgaged Property that can reasonably be expected to materially interfere with the security intended to be provided by the related Mortgage, the current use of the related Mortgaged Property, or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan.

     (xxxix) Except in cases where the related mortgage note or the related Mortgage provide for (A) a release of a portion of the related Mortgaged Property, which portion was not considered material for purposes of underwriting the Mortgage Loan, (B) a release of a portion of the related Mortgaged Property conditioned upon the satisfaction of certain underwriting and legal requirements and/or the payment of a release price, or (C) a defeasance effected in accordance with the Mortgage Loan documents, neither the related mortgage note nor the related Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan.

     (xl) With  respect to any  Mortgage  Loan that is a  Defeasance  Loan,  the related mortgage note or the Mortgage provides that (A) the option of the mortgagee to defease a mortgaged property (the "Defeasance Option") is exercisable (i) no earlier than a date that is at least two years following the Closing Date and (ii) only with substitute collateral constituting "government securities" within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i), (B) the Borrower will not be liable for any shortfalls from the Defeasance Loan except to the extent so liable prior to defeasance, (C) counsel must provide an opinion that the Trustee will have a perfected security interest in the substituted collateral prior to any other claim or interest, and further, contains no provision that would result in a new Borrower on the Defeasance Loan without the consent of the related mortgagee (unless such new Borrower is acquiring the Mortgaged Property that was the initial security for the Defeasance Loan), and (D) the related loan documents provide that the reasonable costs and expenses of exercising the Defeasance Option are required to be paid by the related Borrower.

     (xli) If the Mortgage in respect of any  Mortgage  Loan is a deed of trust,
(A) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (B) except in connection with a trustee's sale after default by the related Borrower, no fees or expenses are payable to such trustee by the Responsible Party or any subsequent mortgagee.

     (xlii) The related mortgage note is not secured by any collateral that is not included in the Trust Fund.

     (xliii) If such Mortgage Loan is secured by the interest of the related Borrower as a lessee under a ground lease covering all or any material portion of the related Mortgaged Property, but not by the related fee interest in such Mortgaged Property or portion thereof:

                  (A) Either (1) the related ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the Mortgage Loan or (2) the related ground lessor has granted the holder of the Mortgage Loan the right to cure any default or breach by the ground lessee (including time to gain possession of the Mortgaged Property). Upon the foreclosure of such Mortgage Loan (or acceptance of a deed in lieu thereof), the related ground lease is assignable to the mortgagee under such Mortgage Loan and its assigns without the consent of the ground lessor thereunder (or such consent, if required, cannot be unreasonably withheld);

                  (B) Such ground lease or a memorandum thereof has been or will be duly recorded, such ground lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such ground lease since its recordation, with the exception of written instruments which are a part of the related Mortgage File;

                  (C) Such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee interest and Permitted Encumbrances, and such ground lease is prior to any mortgage or other lien upon the related fee interest and does not provide by its terms that it shall be subordinate to any other lien;

                  (D) Such ground lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee under such Mortgage Loan (provided that such mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such ground lease), and such ground lease, or an estoppel letter received by such mortgagee from the lessor, further provides that no notice of termination given under such ground lease is effective against the mortgagee unless a copy has been delivered to such mortgagee in the manner described in such ground lease;

                  (E) Such ground lease requires the lessor to enter into a new lease with the mortgagee under such Mortgage Loan upon termination of such ground lease for any reason, including rejection of such ground lease in a bankruptcy proceeding;

                  (F) The terms of such ground lease and the related Mortgage, taken together, require any related insurance proceeds (other than in respect of a total or substantially total loss or taking) be applied either (1) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hood and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (2) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon;

                  (G) Such ground lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender and the lessor thereunder is not permitted to disturb the possession, interest or quiet enjoyment or any sub-tenants of the lessee in the relevant portion of the Mortgaged Property subject to such ground lease for any reason (other than default under the ground lease), or in any manner, which would materially and adversely affect the security provided by the related Mortgage;

                  (H) Such ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, at the Borrower's option, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan; and

                  (I) The lessor under such ground lease has agreed in such ground lease (or in another writing included in the related Mortgage
         File) that such ground lease may not be amended, modified, canceled or terminated in a material manner without the prior written consent of the mortgagee.

     (xliv) Neither the related mortgage note nor the related Mortgage contain provisions limiting the right or ability of the Responsible Party to assign, transfer and convey such documents.

     (xlv) In addition, with respect to each Credit Lease Mortgage Loan:

                  (A) Each Lease Policy is assignable by the Responsible Party and will inure to the benefit of the Trustee and its successors and assigns without the consent of or notice to the issuer thereof. Any subleases entered into by the Tenant will be subject and subordinate to the Credit Lease and will not relieve the Tenant of its obligations under the Credit Lease.

                  (B) Each Credit Lease is in full force and effect, and no default by the Borrower or the Tenant has occurred under such Credit Lease, and to the best of the Responsible Party's knowledge there is no existing condition which, but for the passage of time or the giving of notice, or both, would result in a default under the terms of such Credit Lease.

                  (C) The payments of Basic Rent under the Credit Lease are equal to or greater than the payments due under the Mortgage Loan documents (except if the Credit Lease Mortgage Loan provides for a balloon payment, in which case a Lease Policy is in effect), and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense.

                  (D) The obligations of each tenant under a Credit Lease (a "Tenant"), including, but not limited to, the obligation of the Tenant to pay fixed and additional rent, are not affected by reason of any prohibition, limitation, interruption, cessation, restriction, prevention or interference of the Tenant's use, occupancy or enjoyment of the Mortgaged Property, other than by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any such obligations of the Tenant under such circumstances.

                  (E) The related Borrower does not have any material monetary obligations under the Credit Lease.

                  (F) Every obligation associated with managing, owning, developing and operating the Mortgaged Property (other than structural repairs), including, but not limited to, the costs associated with utilities, taxes, insurance, capital improvements and maintenance is an obligation of the Tenant.

                  (G) The related Borrower does not have any non-monetary obligations (other than exclusivity or parking maintenance or structural repair obligations) under the Credit Lease, the breach of which would result in the abatement of rent, a right of setoff or termination of the Credit Lease.

                  (H) The related Tenant cannot terminate the Credit Lease for any reason (except for a default by the related Borrower under the Credit Lease) prior to the payment in full of: (A) the outstanding principal balance of the Credit Lease Mortgage Loan; (B) all accrued and unpaid interest on the Credit Lease Mortgage Loan; and (C) any other sums due and payable under the Credit Lease Mortgage Loan, as of the termination date, which date is a rent payment date; provided, however, that the related Tenant can terminate the Credit Lease by reason of damage to or destruction of any portion of the Mortgaged Property, any taking of the Mortgaged Property or any part thereof by condemnation or otherwise to the extent that such Mortgaged Property is covered by an insurance policy issued by Chubb Custom Insurance which, by its terms, would cover the payment of any of the Tenant's remaining obligations, including the payment of rent, under such circumstances.

                  (I) In the event the related Tenant assigns or sublets the Mortgaged Property, the Tenant remains primarily obligated under the Credit Lease.

                  (J) The Tenant has agreed to indemnify the related Borrower from any claims of any nature relating to the Credit Lease and the Mortgaged Property arising from any act done or omission or negligence by the Tenant, except to the extent that such claims arise from the negligence or tortious act or omission of the Borrower.

                  (K) The Tenant has agreed to indemnify the related Borrower from any claims of any nature arising as a result of any environmental problem affecting the Mortgaged Property caused by Tenant.

                  (L) Any obligation or liability imposed by any easement or reciprocal easement agreement is an obligation of the Tenant, and is without recourse or liability to the related Borrower.

                  (M) The Tenant is obligated to make payments directly to the mortgagee, which payments are made into a lockbox account over which the related Borrower has no withdrawal or transfer rights.

                  (N) The terms of the related Mortgage Loan documents prohibit material modifications of the terms of the Credit Lease without the consent of the related mortgagee.

                  (O) The mortgagee is entitled to notice of any event of default from the Tenant under the Credit Lease which would give the Tenant the right to cancel or terminate such Credit Lease and the mortgagee shall have the opportunity to cure any such default.

                  (P) Each Credit Lease that is guaranteed is guaranteed by a guarantor (a "Guarantor") pursuant to a guaranty (a "Guaranty"). Each Guaranty represents by its terms the unconditional obligation of the Guarantor, without any right of offset, counterclaim, or defense, and is a guarantee of payment, not merely collection. The rejection of the Credit Lease in a bankruptcy or insolvency of the Tenant shall not affect the Guarantor's obligations under the Guaranty and the Guarantor shall be obligated to pay the Tenant's obligations, subject to limitation as to amount in the event of the Guarantor's bankruptcy, under the Credit Lease notwithstanding such rejection. The Guaranty is binding on the Guarantor, its successors and assigns and may not be amended or released without the mortgagee's consent.

                  (Q) The Credit Lease Assignment creates a valid first priority security interest in favor of the Seller in rights including the right to Basic Rent and, to the extent payable under each Credit Lease, additional rent due under the related Credit Lease, subject only to license granted to the Borrower to exercise certain rights and to perform certain obligations of the lessor under the Credit Lease, including the right to operate the related Mortgaged Property, and no Person other than the Borrower owns any interest in any payments due under such Credit Lease.

                  (R) The Tenant has delivered an estoppel letter with respect to the Credit Lease, verifying, among other things, the rents and terms of the Credit Lease and acknowledging that no rent has been paid in advance.

                  (S) The Mortgaged Property is not subject to any lease other than the Credit Lease, no person has any possessory interest in, or right to occupy the property except under and pursuant to the Credit Lease and the Tenant under the Credit Lease is in occupancy of the Mortgaged Property and the Mortgaged Property is not under construction or substantial rehabilitation.

                  (T) Each Lease Policy, if any, (i) designates as loss payee, the Trustee and all claims proceeds are payable to the loss payee; (ii) has been paid in full as of the effective date and the Lease Policy cannot be terminated prior to its termination date; (iii) has an effective date prior to the Closing Date; (iv) has a termination date of the date upon which the outstanding principal balance of the balance of the related Mortgage Loan is reduced to zero; (v) requires the provider to pay the loss amount up to the insured amount to the loss payee upon notification of a claim which is equal to or greater than the outstanding principal balance of the related Mortgage Loan at the time the claim is made; and (vi) cannot be amended without prior written consent of the Trustee.

     (xlvi) There is no material default, breach, violation or event of acceleration under the mortgage note, Mortgage or Assignment of Leases and to the actual knowledge of the Responsible Party, no event which, with the passage of time or the giving of notice, or both, would constitute a material default or event of acceleration, nor has the Responsible Party waived any such default; no foreclosure action or other form of enforcement is being threatened or has been commenced with respect to any Mortgage.

     (xlvii) The Responsible Party has inspected or caused to be inspected each related Mortgaged Property within the last 18 months.

     (xlviii) Each Mortgaged Property constitutes one or more complete separate tax lots (or will constitute separate tax lots when the next tax maps are issued).

     (xlix)  With  respect  to any  Mortgage  Loan  which is secured by a senior
housing,  nursing  home,  or  other  healthcare-related   facility  ("Healthcare
Facility"), to the best of the Responsible Party's knowledge:

                  (A) Each Borrower and each Healthcare Facility substantially complies with all applicable federal, state, commonwealth and local laws, regulations, quality and safety standards of the applicable state or commonwealth Department of Health or any similar regulatory agency (each a "DOH") and all other federal, state, commonwealth or local governmental authorities having jurisdiction over such Healthcare Facility.

                  (B) All governmental licenses, permits, regulatory agreements or other approvals or agreements necessary for the use and operation of each Healthcare Facility as intended are held by the applicable Borrower or Healthcare Facility operator or manager (each, a "Healthcare Operator") and are in full force and effect, including, without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses").

                  (C) Based upon representations and covenants in the related Mortgage and, where applicable, certificates of government officials, the Licenses, including, without limitation, the CON:

                          (1) May not be,  without the consent of the mortgagee,
                  and have not been, transferred to any location other than the Healthcare Facility;

                          (2) Have not been pledged as  collateral  security for
                  any loan or indebtedness other than the Mortgage; and

                          (3) Are held free from restrictions or known conflicts
                  which would materially impair the use or operation of the Healthcare Facility as intended, and are not provisional, probationary or restricted in any way.

                  (D) So long as the Mortgage remains outstanding, no Borrower or Healthcare Operator is permitted pursuant to the terms of the Mortgage without the consent of the holder of the Mortgage to:

                          (1) rescind, withdraw, revoke, amend, modify, supplement, or otherwise alter the nature, tenor or scope of the Licenses for any Healthcare Facility (other than the addition of services or other matters expanding or improving the scope of such License);

                          (2)  amend  or   otherwise   change   any   Healthcare
                  Facility's authorized bed capacity and/or the number of beds approved by the DOH; or

                          (3) replace or transfer all or any part of any Healthcare Facility's beds to another site or location.

                  (E) Each Healthcare Facility substantially complies with all requirements for participation in Medicare and Medicaid; and each Healthcare Facility is in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, if required, has a current provider agreement which is in full force and effect under Medicare and/or Medicaid.

                  (F) There are no threatened or pending revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any Borrower, or Healthcare Facility or any participation or provider agreement with any third-party payor, including Medicare and Medicaid and any other private commercial insurance managed care and employee assistance program (such programs, the "Third-Party Payors' Programs") to which any Borrower presently is subject.

                  (G) No Borrower in the related Mortgage, no Borrower, Healthcare Operator or Healthcare Facility is the subject of any proceeding by any governmental agency, and no notice of any violation has been received from a governmental agency that would, directly or indirectly, or with the passage of time:

                          (1) Have a material  adverse  impact on any Borrower's
                  ability to accept and/or retain patients or result in the imposition of a fine, a sanction, a lower rate certification or a lower reimbursement rate for services rendered to eligible patients;

                          (2) Modify,  limit or annul or result in the transfer,
                  suspension, revocation or imposition of probationary use of any Borrower's Licenses; or

                          (3) Affect any Borrower's  continued  participation in
                  the Medicaid or Medicare programs or any other of the Third-Party Payors' Programs, or any successor programs thereto, at current rate certifications.

                  (H) Each Healthcare Facility and the use thereof complies in all material respects with all applicable health care, nursing facility and other similar regulatory requirements.

                  (I) No Healthcare Facility has received a "Substandard Quality of Care" (or equivalent) violation, and no statement of charges or material deficiencies has been made or penalty enforcement action has been undertaken against any Healthcare Facility, Healthcare Operator or Borrower, or against any officer, director or stockholder of any Healthcare Operator or Borrower by any governmental agency that is currently pending or, to the Responsible Party's knowledge received during the last three calendar years, and there have been no violations over the past three years which have materially threatened any Healthcare Facility's, any Healthcare Operator's or any Borrower's certification for participation in Medicare or Medicaid or the other Third-Party Payors' Programs.

                  (J) There are no pending or outstanding Medicaid, Medicare or Third-Party Payors' Programs reimbursement audits or appeals pending at any of the Healthcare Facilities concerning allegations of fraud or that might have a material adverse effect on the operations of the Healthcare Facility.

                  (K) There are no pending Medicaid, Medicare or Third-Party Payors' Programs proceedings, suits or investigations at any of the Healthcare Facilities that might have a material adverse effect on the operations of the Healthcare Facility.

                  (L) No Borrower has pledged its receivables as collateral security for any loan or indebtedness other than the related Mortgage which is not subject to a subordination agreement in connection with the Mortgage Loan.

                  (M) There are no patient or resident care agreements with patients or residents or with any other persons which deviate in any material adverse respect from the standard form customarily used at the Healthcare Facilities.

                  (N) All patient or resident records at each Healthcare Facility, including patient or resident trust fund accounts, if any, are true and correct in all material respects.

                  (O) If applicable, the Borrower has represented in the related Mortgage that any existing agreement relating to the management or operation of any Healthcare Facility with respect to any Healthcare Facility is in full force and effect and is not in default by any party thereto.

                  (P) The terms of each Mortgage require that the Healthcare Facility, Healthcare Operator or Borrower shall take no action which will result in a reduction, suspension, recoupment or elimination of reimbursement for services from any Medicare, Medicaid or Third Party Payors' Programs.

     (l) Each Mortgage Loan was originated by the Originator shown on the Mortgage Loan Schedule or by an Affiliate of such Originator.

     (li) The related Borrower for each Mortgage Loan is an entity organized under the laws of a state or territory of the United States.

     (lii) Each Mortgaged Property is located on or adjacent to a dedicated road or street, or has an irrevocable easement permitting ingress and egress. Each Mortgaged Property is served by public or private electric utility service and by public or private water and sewer service or non-public wells and septic systems.

     (liii) (A) With respect to the five largest Mortgage Loans based on percentage of Cut-Off Date Stated Principal Balance, a Uniform Commercial Code financing statement has been sent for filing and/or recording in all places necessary to perfect a valid security interest in certain personal property, and
(B) with respect to each other Mortgage Loan, the applicable closing procedures required that a Uniform Commercial Code financing statement be sent for filing in such places, and the Responsible Party is not aware of any failure to send such a financing statement for any such other Mortgage Loan.

                                     ANNEX C

                                   [RESERVED]

                                     ANNEX D

                             SCHEDULE OF EXCEPTIONS
                         TO REPRESENTATIONS & WARRANTIES

1.       Representation and Warranty (i)

               i. CPC--Van Dresser Building: John B. Levy Company, Inc. is paid a monthly broker's strip.

2.       Representation and Warranty (vii)

               i.   AMRESCO--The   Phillips  Building:   Various  late  mortgage
                    payments.

3.       Representation and Warranty (ix)

               i. Archon--Comfort Inn Biloxi and Comfort Suites Biloxi (2 loans): These properties have suffered recent damage from a hurricane and the amount of insurance proceeds to cover the damage is currently being negotiated with the insurer.
                    Borrower's insurance agent has estimated the aggregate damage to be approximately $250,000. Borrower has not received an anticipated $75,000 advance from his insurance company. Of the estimated $250,000 in damage, Borrower apparently has made only minor repairs. Borrower cannot begin any of the major repairs without the insurance money as there is great demand for contractors and they all require payment in advance.

               ii. Daiwa (DFC)--Carriage House Apartments: This property has suffered damage from a hurricane. The insurance company has issued a check for $620,467 covering initial damage and business interruption which amount is being held by the interim servicer in escrow. Although the Borrower has forwarded invoices for completed repair work, borrower has not yet requested any release of the funds being held in escrow by the interim servicer. Approximately 50% of the repair work has been completed and the remainder of the repair work is expected to be completed in May of 1999. In the event the repairs are not completed by May of 1999, Borrower is entitled to collect additional rent interruption insurance.

               iii. Daiwa (DFC)--Compasse  Pointe Apartments:  This property has suffered damage from a hurricane. The insurance company has issued a check for $990,862 covering initial damage and business interruption which amount is being held by the interim servicer in escrow. Although the Borrower has forwarded invoices for completed repair work, borrower has not yet requested any release of the funds being held in escrow by the interim servicer. Approximately 50% of the repair work has been completed and the remainder of the repair work is expected to be completed in May of 1999. In the event the repairs are not completed by May of 1999, Borrower is entitled to collect additional rent interruption insurance.

4.       Representation and Warranty (xiv)

               i. AMRESCO--Wells Plaza Shopping Center: Above ground storage tank registration recommended by Phase I (no notice of violation received) and required post-closing has not been completed.

5.       Representation and Warranty (xix)

               i. CPC--Van Dresser Building: John B. Levy Company, Inc. is paid a monthly broker's strip.

6.       Representation and Warranty (xxiii)

         a.    Outside the boundaries

               i. Archon--Emery Park Apartments: Building encroaches onto utility easement. Deck and pool pump slid past building line.

               ii. Archon--The Hidden Oaks, Azalea Trails, Kentwood (1 loan, 3 properties): Has material encroachments which could not be insured over.

         b.    In material violation

               i. Archon--The Castro Convertible Buildings: Alterations were made to the buildings without the requisite approvals of the New York Building Departments and Landmarks Commission. Borrower has until 4/15/99 to acquire the approvals.

7.       Representation and Warranty (xxvii)

         a.    (A)

               i. Archon--Walnut Business Park: Not all C/Os obtained because the City of Dallas did not issue or could not find C/Os for tenants who had been in occupancy for ten or more years.

               ii. CPC--Cumberland Airport Center: Shell C/O obtained. Shell C/O contemplates use for 13 individual units of equal size. However, property technically has 14 units although there are only 11 tenants occupying the 14 units. The permitting department indicated that the property is in violation of the permit, but that the city will not require compliance or re-permitting until the property is renovated.

               iii. CPC--Seven  Courts  Apartments:  Only 5 of 9  C/Os  obtained
                    because  C/Os  for  older   apartment   buildings  were  not
                    available.

               iv.  CPC--Harbour  Vines Apartments:  Only 11 of 14 C/Os obtained
                    because  C/Os  for  older   apartment   buildings  were  not
                    available.

               v. CPC--East Cooper: C/Os have been obtained for the three major tenants (Pennsylvania House of Furniture, Twin Rivers Lanes and Fire House Stores) but copies of C/Os for the other tenants are missing or were never issued.

               vi. AMRESCO--Greenbriar Atrium II Office Building: All work necessary to obtain elevator permit, electrical lock permit, structural permit and C/O has been completed and such permits and C/O are expected to be issued shortly.

8.       Representation and Warranty (xl)

         a.    (C)

               i. Archon--Walnut Business Park: Opinion letter of Borrower's counsel is not required for defeasance.

               ii. Archon--Woodlands IV & V Business Center: Opinion letter of Borrower's counsel is not required for defeasance.

9.       Representation and Warranty (xlvi)

               i. AMRESCO--Greenbriar Atrium II Office Building: All work necessary to obtain elevator permit, electrical lock permit, structural permit and C/O has been completed and such permits and C/O are expected to be issued shortly.

               ii.  AMRESCO--The   Phillips  Building:   Various  late  mortgage
                    payments.

10.      Representation and Warranty (xlviii)

               i. CPC--Red Oaks Apartments: Tax parcel includes other property, but Borrower pays taxes on the entire tax parcel and Lender is escrowing for the full amount of taxes on the tax parcel.

11.      Representation and Warranty (xlix)

         a.    (D) (1)

               i. Archon--Country Villa Cheviot Healthcare: Borrower does not make this covenant. However, Borrower does covenant to operate the property "in a prudent manner in [material] compliance w/ applicable laws and regulations... necessary for the use and operation of the property and to cause all licenses, permits... necessary for the use and operation... to remain in effect."

               ii. Archon--Country Villa University Healthcare: Borrower does not make this covenant. However, Borrower does covenant to operate the property "in a prudent manner in [material] compliance w/ applicable laws and regulations... necessary for the use and operation of the property and to cause all licenses, permits... necessary for the use and operation... to remain in effect."

               iii. Archon--Bruckner  Nursing Home:  Borrower does not make this covenant. However, Borrower does covenant to operate the property "in a prudent manner in [material] compliance w/ applicable laws and regulations... necessary for the use and operation of the property and to cause all licenses, permits... necessary for the use and operation... to remain in effect."

               iv. Archon--Cuero Nursing Center: Borrower does not make this covenant. However, Borrower does covenant to operate the property "in a prudent manner in [material] compliance w/ applicable laws and regulations... necessary for the use and operation of the property and to cause all licenses, permits... necessary for the use and operation... to remain in effect."

         b.    (I)

               i. Archon--Cuero Nursing Center: Borrower makes this representation but not with respect to the prior three (3) years. Responsible Party has reviewed the survey history for the prior two (2) years and has not found any violations that appeared to constitute "substandard quality of care" (as defined in 42 C.F.R. Section 488.301).

               ii. Archon--Country Villa Cheviot Healthcare: Borrower makes this representation but not with respect to the prior three
                    (3) years. Responsible Party has reviewed the survey history for the prior two (2) years and has not found any violations that appeared to constitute "substandard quality of care" (as defined in 42 C.F.R. Section 488.301).

               iii. Archon--Bruckner   Nursing   Home:   Borrower   makes   this
                    representation but not with respect to the prior three (3) years. Responsible Party has reviewed the survey history for the prior two (2) years and has not found any violations that appeared to constitute "substandard quality of care" (as defined in 42 C.F.R. Section 488.301).

         c.    (N)

               i. Archon--Country Villa Cheviot Healthcare: Representation by Borrower is limited to best of Borrower's knowledge. An absolute representation is made to this effect by the operator in the operator's agreement.

               ii. Archon--Country Villa University Healthcare: Representation by Borrower is limited to best of Borrower's knowledge. An absolute representation is made to this effect by the operator in the operator's agreement.

         d.    (P)

               i. Archon--Country Villa Cheviot Healthcare: Loan documents do not specifically address this representation. However, Borrower does covenant that the property will be operated in a "prudent manner" and "as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect."

               ii. Archon--Country Villa University Healthcare: Loan documents do not specifically address this representation. However, Borrower does covenant that the property will be operated in a "prudent manner" and "as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect."

               iii. Archon--Bruckner   Nursing  Home:   Loan  documents  do  not
                    specifically address this representation. However, Borrower does covenant that the property will be operated in a "prudent manner" and "as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect."

               iv. Archon--Cuero Nursing Center: Loan documents do not specifically address this representation. However, Borrower covenants that property will be operated in a "prudent manner" and "as may be necessary for participation in the Medicare, Medicaid or other applicable reimbursement programs to remain in effect at the Premises."